                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105935

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2003



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 15, 2003)


[UBS INVESTMENT BANK LOGO]

                                                       [LEHMAN BROTHERS LOGO]


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C7
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C7
                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                          CLASS B, CLASS C AND CLASS D


    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,006,642,000


     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated September 15, 2003. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in October 2003. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2003-C7 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-53 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal
approximately   % of the total initial principal balance of the offered
certificates, plus accrued interest, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.





UBS INVESTMENT BANK                                            LEHMAN BROTHERS

           The date of this prospectus supplement is         , 2003.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C7
         Commercial Mortgage Pass-Through Certificates, Series 2003-C7


[GRAPHIC OMITTED]

OREGON                                      NORTH CAROLINA
2 properties                                3 properties
$8,535,671                                  $11,465,069
0.59% of total                              0.79% of total


CALIFORNIA                                  VIRGINIA
15 properties                               1 property
$306,355,886                                $7,743,560
21.07% of total                             0.53% of total

ARIZONA                                     WASHINGTON, DC
4 properties                                1 property
$62,131,926                                 $16,966,292
4.27% of total                              1.17% of total

COLORADO                                    MARYLAND
1 property                                  2 properties
$2,500,000                                  $123,979,153
0.17% of total                              8.53% of total

NEW MEXICO                                  NEW JERSEY
1 property                                  2 properties
$1,595,409                                  $83,954,725
0.11% of total                              5.77% of total

TEXAS                                       MASSACHUSETTS
12 properties                               5 properties
$163,553,284                                $125,803,722
11.25% of total                             8.65% of total

OKLAHOMA                                    NEW HAMPSHIRE
1 property                                  1 property
$34,950,000                                 $3,939,329
2.40% of total                              0.27% of total

TENNESSEE                                   NEW YORK
3 properties                                3 properties
$13,626,292                                 $240,958,393
0.94% of total                              16.57% of total

ALABAMA                                     PENNSYLVANIA
1 property                                  1 property
$4,486,725                                  $2,592,712
0.31% of total                              0.18% of total

FLORIDA                                     OHIO
17 properties                               1 property
$203,089,568                                $2,994,869
13.97% of total                             0.21% of total

GEORGIA                                     INDIANA
2 properties                                2 properties
$11,371,751                                 $21,550,000
0.78% of total                              1.48% of total


[GRAPHIC OMITTED]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

Industrial/Warehouse        0.44%
Office                     39.78%
Retail                     32.53%
Multifamily                20.03%
Hotel                       7.22%

--------------------------------------------------------------------------------
                   THE BANK OF AMERICA BUILDING, NEW YORK, NY
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                      IMT SOUTH FLORIDA PORTFOLIO, VARIOUS
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                         VALLEY PLAZA, BAKERSFIELD, CA
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                      THE PARKLAWN BUILDING, ROCKVILLE, MD
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
              FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO, VARIOUS
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]




[GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                 WESTFIELD SHOPPINGTOWN SANTA ANITA, ARCADIA, CA
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]



[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                    BERKELEY AND BROWN BUILDINGS, BOSTON, MA
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]




[GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                          SUNCHASE PORTFOLIO, VARIOUS
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]



[GRAPHIC OMITTED]

                               TABLE OF CONTENTS


                                                                  PAGE
                                                                 ------
                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus
  and the Related Registration Statement .......................    S-3
Notice to Residents of the United Kingdom ......................    S-4
Summary of Prospectus Supplement ...............................    S-5
Risk Factors ...................................................   S-53
Capitalized Terms Used in this Prospectus Supplement ...........   S-70
Forward-Looking Statements .....................................   S-70
Description of the Mortgage Pool ...............................   S-71
Servicing Under the Series 2003-C7 Pooling and Servicing
  Agreement ....................................................  S-137
Servicing of the Berkeley & Brown Buildings Loan Group .........  S-164
Description of the Offered Certificates ........................  S-174
Yield and Maturity Considerations ..............................  S-197
Use of Proceeds ................................................  S-201
Federal Income Tax Consequences ................................  S-201
ERISA Considerations ...........................................  S-204
Legal Investment ...............................................  S-207
Method of Distribution .........................................  S-207
Legal Matters ..................................................  S-208
Ratings ........................................................  S-208
Glossary .......................................................  S-210
ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ....................................  A-1-1
ANNEX A-2--Certain Characteristics of
  the Mortgage Pool ............................................  A-2-1
ANNEX A-3--Certain Characteristics of Loan
  Group No. 1 ..................................................  A-3-1
ANNEX A-4--Certain Characteristics of Loan
  Group No. 2 ..................................................  A-4-1
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans ...............................................  A-5-1
ANNEX A-6--Certain Information Regarding Reserves ..............  A-6-1
ANNEX B--Certain Information Regarding Multifamily
  Properties ...................................................    B-1
ANNEX C-1--Price/Yield Tables ..................................  C-1-1
ANNEX C-2--Decrement Tables ....................................  C-2-1
ANNEX D--Form of Payment Date Statement ........................    D-1
ANNEX E--Global Clearance and Tax Documentation
  Procedures ...................................................    E-1

                                     PROSPECTUS

Important Notice About the Information Presented in this
  Prospectus ...................................................      3
Available Information; Incorporation by Reference ..............      3
Summary of Prospectus ..........................................      4
Risk Factors ...................................................     13
Capitalized Terms Used in this Prospectus ......................     29
Description of the Trust Assets ................................     30
Yield and Maturity Considerations ..............................     52
Structured Asset Securities Corporation II .....................     57
Description of the Certificates ................................     57
Description of the Governing Documents .........................     66
Description of Credit Support ..................................     74
Legal Aspects of Mortgage Loans ................................     76
Federal Income Tax Consequences ................................     88
State and Other Tax Consequences ...............................    124
ERISA Considerations ...........................................    125
Legal Investment ...............................................    128
Use of Proceeds ................................................    130
Method of Distribution .........................................    130
Legal Matters ..................................................    131
Financial Information ..........................................    131
Rating .........................................................    131
Glossary .......................................................    133

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
      THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

   o this prospectus supplement, which describes the specific terms of the offered certificates; and

   o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.


                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.


     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.


     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                       SUMMARY OF PROSPECTUS SUPPLEMENT
     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2003-C7 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


          SERIES 2003-C7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



                                    APPROX. %     APPROX. %                   APPROX.
                   TOTAL           OF INITIAL   TOTAL CREDIT                  INITIAL   WEIGHTED
             PRINCIPAL BALANCE      MORTGAGE     SUPPORT AT    PASS-THROUGH    PASS-    AVERAGE                  RATINGS
             OR NOTIONAL AMOUNT       POOL         INITIAL         RATE       THROUGH     LIFE     PRINCIPAL      S&P/
  CLASS     AT INITIAL ISSUANCE    BALANCE(3)    ISSUANCE(3)    DESCRIPTION     RATE    (YEARS)      WINDOW      MOODY'S
--------- ----------------------- ------------ -------------- -------------- --------- --------- -------------  --------
Offered Certificates
A-1          $    170,000,000          11.7%      14.875%        Fixed           %       3.78      10/03-06/08   AAA/Aaa
A-2          $    286,000,000          19.7%      14.875%        Fixed(4)        %       5.83      06/08-08/10   AAA/Aaa
A-3          $    140,000,000           9.6%      14.875%        Fixed(4)        %       7.30      08/10-07/12   AAA/Aaa
A-4          $    354,294,000          24.4%      14.875%        Fixed(4)        %       9.52      07/12-08/13   AAA/Aaa
B            $     18,177,000           1.3%      13.625%          WAC           %       9.85      08/13-08/13   AA+/Aa1
C            $     21,812,000           1.5%      12.125%          WAC           %       9.85      08/13-08/13   AA/Aa2
D            $     16,359,000           1.1%      11.000%          WAC           %       9.85      08/13-08/13   AA-/Aa3
Non-Offered Certificates
A-1b         $    287,546,000          19.8%        N/A          Fixed(4)        %        N/A        N/A         N/A
X            $  1,454,144,338(2)        N/A         N/A        Variable IO       %        N/A        N/A         N/A
E            $     16,359,000           1.1%        N/A            WAC           %        N/A        N/A         N/A
F            $     12,724,000           0.9%        N/A            WAC           %        N/A        N/A         N/A
G            $     23,630,000           1.6%        N/A            WAC           %        N/A        N/A         N/A
H            $     21,812,000           1.5%        N/A            WAC           %        N/A        N/A         N/A
J            $     14,541,000           1.0%        N/A            WAC           %        N/A        N/A         N/A
K            $     14,542,000           1.0%        N/A            WAC           %        N/A        N/A         N/A
L            $     12,724,000           0.9%        N/A            WAC Cap       %        N/A        N/A         N/A
M            $      7,270,000           0.5%        N/A            WAC Cap       %        N/A        N/A         N/A
N            $      3,636,000           0.3%        N/A            WAC Cap       %        N/A        N/A         N/A
P            $      3,635,000           0.2%        N/A            WAC Cap       %        N/A        N/A         N/A
Q            $      3,635,000           0.2%        N/A            WAC Cap       %        N/A        N/A         N/A
S            $      3,636,000           0.3%        N/A            WAC Cap       %        N/A        N/A         N/A
T            $     21,812,338           1.5%        N/A            WAC Cap       %        N/A        N/A         N/A
BA(1)        $      5,800,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
SU-1(1)      $      1,300,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
SU-2(1)      $      1,470,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
SU-3(1)      $      1,730,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
SU-4(1)      $      1,270,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
SU-5(1)      $      1,355,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
SU-6(1)      $      1,625,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
SU-7(1)      $      2,250,000           N/A         N/A          Fixed           %        N/A        N/A         N/A
X-SU(1)      $     11,000,000(2)        N/A         N/A        Variable IO       %        N/A        N/A         N/A

                                APPROX. %     APPROX. %                   APPROX.
                TOTAL          OF INITIAL   TOTAL CREDIT                  INITIAL   WEIGHTED
          PRINCIPAL BALANCE     MORTGAGE     SUPPORT AT    PASS-THROUGH    PASS-    AVERAGE               RATINGS
          OR NOTIONAL AMOUNT      POOL         INITIAL         RATE       THROUGH     LIFE    PRINCIPAL    S&P/
 CLASS   AT INITIAL ISSUANCE   BALANCE(3)    ISSUANCE(3)    DESCRIPTION     RATE    (YEARS)     WINDOW    MOODY'S
------- --------------------- ------------ -------------- -------------- --------- --------- ----------- --------
R-I              N/A               N/A          N/A             N/A         N/A       N/A        N/A        N/A
R-II             N/A               N/A          N/A             N/A         N/A       N/A        N/A        N/A
R-III            N/A               N/A          N/A             N/A         N/A       N/A        N/A        N/A
V                N/A               N/A          N/A             N/A         N/A       N/A        N/A        N/A

----------
(1) The class BA certificates will represent an interest solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Bank of America Building. The portion of The Bank of America Building underlying mortgage loan that is represented by the class BA certificates is considered the non-pooled portion of that mortgage loan. Similarly, the class SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7 and X-SU certificates will represent an interest solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sheraton Universal Hotel. The portion of the Sheraton Universal Hotel underlying mortgage loan that is represented by the class SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7 and X-SU certificates is considered the non-pooled portion of that mortgage loan. The respective remaining portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, which are the respective pooled portions of those mortgage loans, will be pooled with the other underlying mortgage loans to back the other classes of the series 2003-C7 certificates.

(2)   Notional amount.

(3) The approximate percentage of total initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown on the table on page S-5 does not take into account the total principal balances of the class BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates, or the respective portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan (that is, the respective non-pooled portions of those underlying mortgage loans) that are represented by those series 2003-C7 certificates.

(4) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the underlying mortgage loans (without regard to the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan) is below the identified initial pass-through rate for the class A-2, A-3, A-4 or A-1b certificates, as applicable, then the pass-through rate for the subject class of series 2003-C7 certificates for that interest accrual period will be that weighted average rate.

     The series 2003-C7 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2003-C7. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     For purposes of presenting information in this prospectus supplement, the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan are each treated as being a separate mortgage loan that is outside of the trust. Accordingly, unless the context clearly indicates otherwise, statistical information relating to each of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, including principal balances, loan-to-value ratios and debt service coverage ratios, is presented based solely on the related pooled portion of that mortgage loan. In addition, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan) as of September 11, 2003, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

     The governing document for purposes of issuing the series 2003-C7 certificates and forming the trust will be a pooling and servicing agreement to be dated as of September 11, 2003. The series 2003-C7 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with one material exception) and other assets that back the series 2003-C7 certificates.

     The parties to the series 2003-C7 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2003-C7 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying Prospectus and the Related Registration Statement" in this prospectus supplement.


A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......  The class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F,
                            G, H, J, K, L, M, N, P, Q, S, T, BA, SU-1, SU-2,
                            SU-3, SU-4, SU-5, SU-6 and SU-7 certificates will be the series 2003-C7 certificates with principal balances and are sometimes referred to as the series 2003-C7 principal balance certificates. The class SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates are sometimes referred to as the class SU principal balance certificates. The table on page S-5 of this prospectus supplement identifies for each of those classes of series 2003-C7 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2003-C7 principal balance certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of a class of class SU principal balance certificates, the actual size of the non-pooled portion of the Sheraton Universal Hotel underlying mortgage loan or, in the case of a class of class BA certificates, the actual size of the non-pooled portion of The Bank of America Building underlying mortgage loan. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                            The class X and X-SU certificates will not have principal balances and are sometimes referred to as the series 2003-C7 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2003-C7 interest-only certificates will have a notional amount.

                            The total notional amount of the class X
                            certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X certificates will be
                            approximately $        , although it may be as much
                            as 5% larger or smaller.

                            The total notional amount of the class X-SU
                            certificates will equal the total principal balance of the class SU principal balance certificates outstanding from time to time. The total initial notional amount of the class X-SU certificates will
                            be approximately $            .

                            The class R-I, R-II and R-III certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments.

                            The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates.


B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE.......  The respective classes of the series 2003-C7 certificates, other than the class R-I, R-II, R-III and V certificates, will entitle their holders to varying degrees of seniority for purposes of--

                             o receiving payments of interest and, if and when
                               applicable, payments of principal, and

                             o bearing the effects of losses on the underlying
                               mortgage loans (or on a specified underlying mortgage loan), as well as default-related and other unanticipated expenses of the trust.

                            Without regard to the class BA certificates, the class SU principal balance certificates and the class X-SU certificates:

                             o the class A-1, A-2, A-3, A-4, A-1b and X
                               certificates will be the most senior of the series 2003-C7 certificates; and

                             o the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                               Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

                            The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit support to the other series 2003-C7 certificates. The class V certificates will be neither senior nor subordinate to any other series 2003-C7 certificates, but rather entitle holders to collections of additional interest on the underlying mortgage loans with anticipated repayment dates.

                            The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2003-C7 principal balance certificates (other than the class BA certificates and the class SU principal balance certificates). In the case of each class of offered certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2003-C7 principal balance certificates (other than the class BA certificates and the class SU principal balance certificates) that are subordinate to the indicated class.

                            As described under "Description of the Offered Certificates--Payments" in this prospectus supplement:

                             o the class BA certificates will represent a
                               subordinated right to receive, out of payments and other collections (or advances in lieu thereof) on The Bank of America Building underlying mortgage loan, monthly payments of interest at the pass-through rate for that class and, following payment in full of all principal due with respect to the pooled portion of The Bank of America Building underlying mortgage loan, all payments of principal on that underlying mortgage loan;


                             o the class SU principal balance certificates and
                               the class X-SU certificates will represent a subordinated right to receive, out of payments and other collections (or advances in lieu thereof) on the Sheraton Universal Hotel underlying mortgage loan, monthly payments of interest at the respective pass-through rates for those classes; and

                             o the class SU principal balance certificates will
                               represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the Sheraton Universal Hotel underlying mortgage loan, following payment in full of all principal due with respect to the pooled portion of the Sheraton Universal Hotel underlying mortgage loan, all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

C. PASS-THROUGH RATE.....   Each class of the series 2003-C7 certificates,
                            other than the class R-I, R-II, R-III and V certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series
                            2003-C7 certificates will accrue interest.

                            The pass-through rates for the class A-1 certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                            The pass-through rates for the class A-2, A-3, A-4 and A-1b certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (without regard to the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan) is below the fixed pass-through rate for the subject class of series 2003-C7 certificates, then the pass-through rate that will be in effect for the subject class of series 2003-C7 certificates during that interest accrual period will be that weighted average rate.

                            The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, with respect to any interest accrual period, equal a weighted average of certain net interest rates on the underlying mortgage loans (without regard to the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan).

                            The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, with respect to any interest accrual period, equal the lesser of (a) % per annum and
                            (b) a weighted average of certain net interest rates on the underlying mortgage loans (without regard to the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan).

                            The pass-through rate for the class X certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2003-C7 principal balance certificates (exclusive of the class BA certificates and the class SU principal balance certificates). In general, the total principal balance of each class of series 2003-C7 principal balance certificates (exclusive of the class BA certificates and the class SU principal balance certificates) will constitute a separate component of the total notional amount of the class X certificates.

                            For purposes of accruing interest during any interest accrual period on any particular component of the total notional amount of the class X certificates immediately prior to the related payment date, the applicable class X strip rate will equal the excess, if any, of--

                             o the weighted average of certain net interest
                               rates on the underlying mortgage loans (without regard to the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan), over

                             o the pass-through rate in effect during that
                               interest accrual period for the class of series 2003-C7 principal balance certificates whose principal balance makes up that component.

                            The pass-through rates for the class BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                            The pass-through rate for the class X-SU certificates will be a variable rate that is, for any interest accrual period, equal to the excess, if any, of the mortgage interest rate with respect to the Sheraton Universal Hotel underlying mortgage loan in effect as of the date of initial issuance of the offered certificates (net of the total annual rate at which the related master servicing fee, including any primary servicing fee, and the trustee fee are calculated), over the weighted average of the respective pass-through rates of the class SU principal balance certificates for the subject interest accrual period.

                            The references to "certain net interest rates on the underlying mortgage loans" above in this "--Pass-Through Rate" subsection, in connection with the respective pass-through rates on the class A-1b, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L,
                            M, N, P, Q, S, T and X certificates, mean, as to any particular mortgage loan in the trust, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                             o the annual rate at which the related master
                               servicing fee, including (or, in one case, together with) any related primary servicing fee, is calculated; and

                             o the annual rate at which the trustee fee is
                               calculated;

                            provided that, if the subject underlying mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the "related mortgage interest rate" referred to above in this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

D. WEIGHTED AVERAGE LIFE
   AND PRINCIPAL WINDOW..   The weighted average life of any class of offered
                            certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                             o the related borrower timely makes all payments on
                               the mortgage loan,

                             o if the mortgage loan has an anticipated repayment
                               date, as described under "--The Underlying
                               Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                             o that mortgage loan will not otherwise be prepaid
                               prior to stated maturity.

                            The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E. RATINGS...............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and
                            Moody's Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                            The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below.

                            A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                            For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                               RELEVANT PARTIES

WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee on behalf of all the series 2003-C7 certificateholders. See "Description of the Offered
                            Certificates--The Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan, except as discussed under "--Berkeley & Brown
                            Buildings Mortgagee of Record, Master Servicer and
                            Special Servicer" below.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered Certificates--The Fiscal Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...  Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, except as discussed under "--Berkeley & Brown Buildings Mortgagee of Record, Master Servicer and Special Servicer" below. See "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL
 SERVICER.................  Clarion Partners, LLC, a New York limited liability company, will act as the initial special servicer with respect to the underlying mortgage loans, except as discussed under "--Berkeley & Brown Buildings Mortgagee of Record, Master Servicer and Special Servicer" below. See "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

BERKELEY & BROWN BUILDINGS
 MASTER SERVICER, SPECIAL
 SERVICER AND OTHER
 NOTEHOLDERS.............   The underlying mortgage loan secured by the
                            mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Berkeley & Brown
                            Buildings, which mortgage loan has an unpaid principal balance of $75,000,000 and represents 5.2% of the initial mortgage pool balance, is part of a split loan structure comprised of five (5) mortgage loans, whereby the subject underlying mortgage loan and the four mortgage loans that are not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged real properties. The Berkeley & Brown Buildings underlying mortgage loan is: (a) pari passu in right of payment with one of those Berkeley & Brown
                            Buildings non-trust loans, which non-trust loan has an unpaid principal balance of $50,000,000, is currently held by Morgan Stanley Mortgage Capital
                            Inc. and is expected to be included in a separate commercial mortgage securitization; (b) pari passu in right of payment with a second of those Berkeley
                            & Brown Buildings non-trust loans, which non-trust loan has an unpaid principal balance of $25,000,000 and is, together with the two Berkeley & Brown
                            Buildings non-trust loans described in clause (c) below and other commercial and multifamily mortgage loans, expected to be included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc., Commercial
                            Mortgage Pass-Through Certificates, Series 2003-IQ5;
                            and (c) senior in right of payment to the other two
                            Berkeley & Brown Buildings non-trust loans, which other two mortgage loans have an aggregate unpaid principal balance of $30,000,000 and are, together with the Berkeley & Brown Buildings non-trust loan described in clause (b) above and other commercial and multifamily mortgage loans, expected to be included in a commercial mortgage securitization involving the issuance of Morgan Stanley Capital I
                            Inc., Commercial Mortgage Pass-Through Certificates,
                            Series 2003-IQ5. See "Description of the Mortgage
                            Pool--Split Loan Structures" and "--Significant
                            Underlying

                            Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" in this prospectus supplement.

                            In connection with the foregoing, the respective noteholders for the Berkeley & Brown Buildings mortgage loans have executed a co-lender agreement, which generally includes the following provisions--

                             o all five of the above-described mortgage loans
                               secured by the Berkeley & Brown Buildings mortgaged real properties will initially be serviced and administered pursuant to the pooling and servicing agreement relating to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5, which is expected to provide for servicing arrangements that are similar but not identical to those under the series 2003-C7 pooling and servicing agreement and, in that regard--

                               1. LaSalle Bank National Association, which is
                                  the trustee under the series 2003-IQ5 pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to all five of the above-described mortgage loans secured by the Berkeley & Brown Buildings mortgaged real properties;

                               2. GMAC Commercial Mortgage Corporation, which is
                                  the master servicer under the series 2003-IQ5 pooling and servicing agreement, will, in that capacity, be the initial master servicer for the entire Berkeley & Brown Buildings loan group, subject to replacement pursuant to the terms of the series 2003-IQ5 pooling and servicing agreement; and

                               3. Midland Loan Services, Inc., which is the
                                  special servicer under the series 2003-IQ5 pooling and servicing agreement, will, in that capacity, be the initial special servicer for the entire Berkeley & Brown Buildings loan group, subject to replacement pursuant to the terms of the series 2003-IQ5 pooling and servicing agreement and the related co-lender agreement, including, without cause: (a) by the holder of the two Berkeley & Brown Buildings subordinate non-trust loans or its designee, unless and until the aggregate unpaid principal balance of those subordinate non-trust loans, net of any appraisal reduction amount -- that is, in general, any undercollateralization based on, among other things, a percentage of the estimated value of the related mortgaged real property --allocable to those subordinate non-trust loans in accordance with the related co-lender agreement and the series 2003-IQ5 pooling and servicing agreement, has been reduced below 25% of their original aggregate principal balance; and (b) otherwise, by an operating advisor or other representative designated by the most subordinate class of series 2003-IQ5 certificates with a total principal balance equal to at least 25% of its initial total principal balance; provided that the depositor for the series 2003-IQ5 commercial mortgage securitization may, in connection with the securitization of the $50,000,000 Berkeley & Brown Buildings non-trust loan that is currently held by Morgan Stanley Mortgage Capital Inc., arrange for the special servicing of the entire Berkeley & Brown Buildings loan group under a separate servicing agreement by a separate special servicer (although, in such event, there can be no assurance that such separate servicing agreement will provide for special servicing consistent with either the 2003-C7 pooling and servicing agreement or the 2003-IQ5 pooling and servicing agreement);

                             o for so long as the aggregate unpaid principal
                               balance of the two Berkeley & Brown Buildings subordinate non-trust loans, net of any applicable appraisal reduction amount allocable to such non-trust loans, is equal to or greater than 25% of their original aggregate principal balance, the holder of such subordinate non-trust loans has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer under the applicable servicing agreement with respect to various servicing matters affecting the entire Berkeley & Brown Buildings loan group, including the Berkeley & Brown Buildings mortgage loan backing the series 2003-C7 certificates and, further, following the reduction of such aggregate unpaid principal balance of the two Berkeley & Brown Buildings subordinate non-trust loans, net of any applicable appraisal reduction amount allocable to such non-trust loans, to below 25% of their original aggregate principal balance, such ability to advise and direct the master servicer and/or the special servicer under the applicable servicing agreement will belong to the holder of the Berkeley & Brown Buildings senior non-trust loan referred to in clause (a) of the preceding paragraph or its designee;

                             o in addition to the rights of the holders of the
                               Berkeley & Brown Buildings non-trust loans to advise and direct the special servicer under the applicable servicing agreement, as described in the prior bullet, the respective holders of the all of the senior mortgage loans secured by the Berkeley & Brown Buildings mortgaged real properties (including the Berkeley & Brown Buildings senior mortgage loan backing the series 2003-C7 certificates) will each have the right, directly or through a representative, to consult with the master servicer and/or the special servicer under the applicable servicing agreement with respect to various servicing matters affecting the entire Berkeley & Brown Buildings loan group;

                             o the holder of the two subordinate non-trust loans
                               secured by the Berkeley & Brown Buildings mortgaged real properties has an assignable right, following certain events, including the transfer to special servicing of the entire Berkeley & Brown Buildings loan group and the occurrence of certain monetary events of default that continue for 60 days, to purchase all three of the senior mortgage loans in the Berkeley & Brown Buildings loan group, including the Berkeley & Brown Buildings mortgage loan backing the series 2003-C7 certificates, at a price and under the terms and conditions set forth in the related co-lender agreement and the applicable servicing agreement; and

                             o the holder of the two subordinate non-trust loans
                               secured by the Berkeley & Brown Buildings mortgaged real properties has certain limited, assignable cure rights with respect to the Berkeley & Brown Buildings loan group, including with respect to the Berkeley & Brown Buildings mortgage loan backing the series 2003-C7 certificates.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" and "Servicing of the Berkeley & Brown Buildings Loan Group" in this prospectus supplement.

                            Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2003-C7 pooling and servicing agreement unless the context clearly indicates otherwise.

THE WESTFIELD SHOPPINGTOWN
  SANTA ANITA NON-TRUST
  LOAN NOTEHOLDER.........  The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Santa Anita, which has an unpaid principal balance of $75,831,205, representing 5.2% of the initial mortgage pool balance, is part of a split loan structure comprised of two (2) mortgage loans, whereby the subject underlying mortgage loan and a mortgage loan that is not included in the trust fund and is held by a third-party noteholder, are together secured by a single mortgage instrument on the related mortgaged real property. The payment priority between the Westfield Shoppingtown Santa Anita underlying mortgage loan and the Westfield Shoppingtown Santa Anita non-trust loan is such that, prior to the occurrence of certain specified uncured events of default, the underlying mortgage loan and the non-trust loan are pari passu in right of payment and, subsequent to any event of default, the underlying mortgage loan will be senior in right of payment to the non-trust loan. The Westfield Shoppingtown Santa Anita non-trust loan currently has an unpaid principal balance of $57,339,546. However, the related borrower has the right, subject to the satisfaction of specified conditions set forth in the related loan documents, to receive from the holder of the Westfield Shoppingtown Santa Anita non-trust loan additional advances on that non-trust loan, up to a total loan commitment with respect to that non-trust loan of $104,000,000. See "Description of the Mortgage Pool--Split Loan Structures" and "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement.

                            In connection with the foregoing, the respective noteholders for the Westfield Shopping Santa Anita mortgage loans have executed a co-lender agreement, which generally includes the following provisions--

                             o the Westfield Shoppingtown Santa Anita non-trust
                               loan will be serviced under the series 2003-C7 pooling and servicing agreement by the master servicer and the special servicer, in general, as if such non-trust loan were an underlying mortgage loan;

                             o for so long as the unpaid principal balance of
                               the Westfield Shoppingtown Santa Anita non-trust loan, net of any appraisal reduction amount allocable to such non-trust loan (following the occurrence of certain adverse events or circumstances described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Required Appraisals" in, and identified in the glossary to, this prospectus supplement) is equal to or greater than 27.5% of the lesser of (a) the original principal balance of such non-trust loan, plus any additional advances made pursuant to the future funding obligation described in the preceding paragraph on or prior to the due date occurring in December 2004, less any borrower principal payments received on and allocated to such non-trust loan, and (b) the original principal balance of the Westfield Shoppingtown Santa Anita underlying mortgage loan, less any borrower principal payments received on and allocated to such underlying mortgage loan, the holder of the Westfield Shoppingtown Santa Anita non-trust loan will have the ability to advise and direct the special servicer with respect to various servicing matters affecting the entire Westfield Shoppingtown Santa Anita loan pair, including the corresponding underlying mortgage loan;

                             o the holder of the Westfield Shoppingtown Santa
                               Anita non-trust loan has the ability, following certain events, including the transfer to special servicing of the Westfield Shoppingtown Santa Anita loan pair and either (a) the occurrence of certain monetary events of default that continue for 60 days or (b) the imminent loss of certain lead lender rights (including the advisory rights set forth in the preceding bullet), to purchase the subject underlying mortgage loan from the trust; and

                             o the holder of the Westfield Shoppingtown Santa
                               Anita non-trust loan has the ability to cure certain events of default occurring with respect to the Westfield Shoppingtown Santa Anita loan pair, as set forth under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement.

CONTROLLING CLASS OF
 CERTIFICATEHOLDERS........ The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2003-C7 certificates will have the right, subject to the conditions described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" and "--Replacement of the Special Servicer By the Series 2003-C7 Controlling Class" in this prospectus supplement, to--

                             o replace the existing special servicer, with or
                               without cause, or any special servicer that has resigned, been terminated or has otherwise ceased to serve as special servicer, and

                             o select a representative that may direct and
                               advise the master servicer and/or the special servicer, as applicable, on various servicing matters under the series 2003-C7 pooling and servicing agreement (except to the extent that the Westfield Shoppingtown Santa Anita non-trust loan noteholder, the class BA directing certificateholder or the class SU directing certificateholder may otherwise do so).

                            Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2003-C7 certificateholders will be the holders of a non-offered class of series 2003-C7 certificates. The series 2003-C7 controlling class representative will not have any rights to replace or direct the special servicer under the series 2003-IQ5 pooling and servicing agreement or any other applicable servicing agreement with respect to the Berkeley & Brown Buildings underlying mortgage loan.

CLASS BA DIRECTING
 CERTIFICATEHOLDER........  The class BA directing certificateholder will, in general, be designated by the holders or beneficial owners of class BA certificates representing a majority of the voting rights evidenced by all of the class BA certificates. The class BA directing certificateholder will be entitled, subject to the discussion under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita

                            Non-Trust Loan Noteholder" in this prospectus supplement, to exercise the following rights:

                             o following certain events, including the
                               occurrence of a monetary event of default and the transfer of the mortgage loan to special servicing, the class BA directing certificateholder may purchase The Bank of America Building underlying mortgage loan from the trust fund;

                             o the class BA directing certificateholder may cure
                               certain events of default that occur with respect to The Bank of America Building underlying mortgage loan, as further described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder--Additional Rights of the Class BA Directing Certificateholder; Right to Purchase and Right to Cure Default"; and

                             o for so long as the total principal balance of the
                               class BA certificates, net of any appraisal reduction amount with respect to The Bank of America Building underlying mortgage loan, is greater than, or equal to, 50% of the initial total principal balance of the class BA certificates, the class BA directing certificateholder, subject to the rights of the series 2003-C7 controlling class representative, will have a limited right to consult with the master servicer and special servicer, as applicable, with respect to various servicing matters regarding The Bank of America Building underlying mortgage loan.

CLASS SU DIRECTING
 CERTIFICATEHOLDER........  The class SU directing certificateholder, will, in general, be designated by the holders or beneficial owners of class SU principal balance certificates representing a majority of the voting rights evidenced by all of the class SU principal balance certificates. The class SU directing certificateholder will be entitled, subject to the discussion under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement, to exercise the following rights:

                             o following certain events including the occurrence
                               of a monetary event of default and the transfer to special servicing of both the underlying mortgage loan and the non-trust loan in the subject split loan structure, the class SU directing certificateholder may purchase the Sheraton Universal Hotel underlying mortgage loan from the trust fund;

                             o the class SU directing certificateholder may cure
                               certain events of default that occur with respect to the Sheraton Universal Hotel underlying mortgage loan, as further described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholder and the Westfield Santa Anita Non-Trust Loan Noteholder--Additional Rights of the Class SU Directing Certificateholder; Rights to Purchase and to Cure Defaults"; and

                             o for so long as the total principal balance of the
                               class SU principal balance certificates, net of any appraisal reduction amount with respect to the Sheraton Universal Hotel underlying mortgage loan, is greater than, or equal to, 25% of the initial total principal balance of the class SU principal balance certificates, the class SU directing certificateholder may direct and advise the special servicer with respect to various servicing matters regarding both the Sheraton Universal Hotel underlying mortgage loan and the related non-trust loan in the subject split loan structure.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to this offering--

                             o Lehman Brothers Inc. is acting as lead manager
                               and sole bookrunner, and

                             o UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller. See "Method of Distribution" in this prospectus supplement.

                          RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   All of the underlying mortgage loans will be
                            considered part of the trust as of the cut-off date of September 11, 2003. All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust. Accordingly, September 11, 2003 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about October 9, 2003.

PAYMENT DATE.............   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in October 2003. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of the prior calendar month, except that the record date for the first payment date will be the date of initial issuance of the offered certificates. The registered holders of the series 2003-C7 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period--

                             o will relate to a particular payment date,

                             o will be approximately one month long,

                             o will begin immediately after the prior collection
                               period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

                             o will end on the 11th day of the same calendar
                               month as the related payment date or, if that 11th day is not a business day, the following business day.

                            However, because the collection period for any payment date for the Berkeley & Brown Buildings underlying mortgage loan may differ from the collection period with respect to the rest of the mortgage pool for that payment date, there will be two collection periods with respect to each payment date--

                             o one with respect to the Berkeley & Brown
                               Buildings underlying mortgage loan, and

                             o one with respect to the rest of the mortgage
                               pool,

                            which two collection periods will not necessarily coincide with each other. Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to "collection period" will mean, individually and collectively, as applicable, the foregoing two collection periods, for the subject payment date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL PAYMENT DATE... The rated final payment dates for the respective classes of the offered certificates are as follows:

                             o for the class A-1, A-2 and A-3 certificates, the
                               payment date in    ;

                             o for the class A-4 certificates, the payment date
                               in    ; and

                             o for the class B, C and D certificates, the
                               payment date in    .

                            As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                             o timely receipt by the holders of all interest to
                               which they are entitled on each payment date, and

                             o the ultimate receipt by the holders of all
                               principal to which they are entitled by the related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE.............. With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                             o the assumption that each borrower timely makes
                               all payments on its underlying mortgage loan;

                             o the assumption that each underlying mortgage loan
                               with an anticipated repayment date is paid in full on that date;

                             o the assumption that no borrower otherwise prepays
                               its underlying mortgage loan prior to stated maturity; and

                             o the other modeling assumptions referred to under
                               "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                            Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                               MONTH AND YEAR OF
                                                 ASSUMED FINAL
                            CLASS                PAYMENT DATE
                            ---------------   ------------------
                              A-1 .........
                              A-2 .........
                              A-3 .........
                              A-4 .........
                              B ...........
                              C ...........
                              D ...........

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                            You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates-- Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A. GENERAL...............   For purposes of allocating payments on the series
                            2003-C7 certificates, the mortgage pool will be divided into:

                             o a loan group no. 1 consisting of all of the
                               underlying mortgage loans that are secured by property types other than multifamily, together with the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dadeland Vista Apartments; and

                             o a loan group no. 2 consisting of all of the
                               underlying mortgage loans that are secured by multifamily properties, except for the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dadeland Vista Apartments.

                            The trustee will make payments of interest and principal to the following classes of series 2003-C7 certificateholders, sequentially as follows:

                              PAYMENT ORDER            CLASS
                            ----------------   --------------------
                              1st ..........    A-1, A-2, A-3, A-4,
                                                   A-1b and X
                              2nd ..........             B
                              3rd ..........             C
                              4th ..........             D
                              5th ..........             E
                              6th ..........             F
                              7th ..........             G
                              8th ..........             H
                              9th ..........             J
                              10th .........             K
                              11th .........             L
                              12th .........             M
                              13th .........             N
                              14th .........             P
                              15th .........             Q
                              16th .........             S
                              17th .........             T

                            Interest payments with respect to the class A-1, A-2, A-3, A-4, A-1b and X certificates are to be made concurrently:

                             o in the case of the class A-1, A-2, A-3 and A-4
                               certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2003-C7 certificates, from available funds attributable to loan group no. 1;

                             o in the case of the class A-1b certificates, from
                               available funds attributable to loan group no. 2; and

                             o in case of the class X certificates, from
                               available funds attributable to loan group no. 1 and/or loan group no. 2;

                            provided that, if the foregoing would result in a shortfall in the interest payment on any of the class A-1, A-2, A-3, A-4, A-1b and/or X certificates, then payments of interest will be made on those classes of series 2003-C7 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2003-C7 certificates, from available funds attributable to the entire mortgage pool; and provided, further, that the "available funds" referred to above in this sentence do not include amounts attributable to the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan.

                            Allocation of principal payments among the class A-1, A-2, A-3, A-4 and A-1b certificates is described under "--Payments of Principal" below. The class X and class X-SU certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                            As described under "Description of the Mortgage Pool--Pooled and Non-Pooled Portions of Certain Underlying Mortgage Loans" and "Description of the Offered Certificates--Payments" in this prospectus supplement:

                             o the class BA certificates will represent a
                               subordinated right to receive, out of payments and other collections (or advances in lieu thereof) on The Bank of

                               America Building underlying mortgage loan, monthly payments of interest at the pass-through rate for that class and, following payment in full of all principal due with respect to the pooled portion of The Bank of America Building underlying mortgage loan, all payments of principal on that underlying mortgage loan;

                             o the class X-SU certificates and the class SU
                               principal balance certificates will represent a subordinated right to receive, out of payments and other collections (or advances in lieu thereof) on the Sheraton Universal Hotel underlying mortgage loan, monthly payments of interest at the respective pass-through rates for those classes; and

                             o the class SU principal balance certificates will
                               represent a subordinated right to receive, out of payments and other collections (or advances in lieu thereof) on the Sheraton Universal Hotel underlying mortgage loan, following payment in full of all principal due with respect to the pooled portion of the Sheraton Universal Hotel underlying mortgage loan, all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                            See "Description of the Offered Certificates-- Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST.... Each class of series 2003-C7 certificates, other than the class R-I, R-II, R-III and V certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                             o the pass-through rate applicable for the
                               particular class for that interest accrual period,

                             o the total principal balance or notional amount,
                               as the case may be, of the particular class outstanding immediately prior to the related payment date,

                             o other than in the case of the class BA
                               certificates, the class SU principal balance certificates and the class X-SU certificates, the assumption that each year consists of twelve 30-day months, and

                             o in the case of the class BA certificates, the
                               class SU principal balance certificates and the class X-SU certificates, the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days.

                            The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, the resulting shortfall, less--

                             o the amount of the master servicing fee that would
                               have been payable from that uncollected interest, and

                             o in the case of a voluntary prepayment on a
                               non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from voluntary prepayments on non-specially serviced mortgage loans during the related collection period, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2003-C7 certificates, including the offered certificates, but excluding the class BA certificates, the class SU principal balance certificates and the class X-SU certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that--

                             o any such resulting interest shortfall that is
                               attributable to a prepayment of the non-pooled portion of The Bank of America Building underlying mortgage loan would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the class BA certificates, and

                             o any such resulting interest shortfall that is
                               attributable to a prepayment of the non-pooled portion of the Sheraton Universal Hotel underlying mortgage loan would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the class SU principal balance certificates and the class X-SU certificates.

                            On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.
C. PAYMENTS OF
   PRINCIPAL..............  Subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                            The total payments of principal to be made on the series 2003-C7 certificates on any payment date will be a function of--

                             o the amount of scheduled payments of principal due
                               or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent; and

                             o the amount of any prepayments and other
                               unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                            However, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that reimbursement will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal otherwise distributable on the series 2003-C7 principal balance certificates.

                            The trustee must make payments of principal in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                             o no payments of principal will be made to the
                               holders of any of the class E, F, G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates is reduced to zero;

                             o no payments of principal will be made to the
                               holders of the class BA certificates until the holders of the other classes of principal balance certificates (exclusive of the class SU principal balance certificates) have received payments of principal with respect to The Bank of America Building underlying mortgage loan equal to the unpaid principal balance of the pooled portion thereof as of the cut-off date;

                             o no payments of principal will be made to the
                               holders of the class SU principal balance certificates until the holders of the other classes of principal balance certificates (exclusive of the class BA certificates) have received payments of principal with respect to the Sheraton Universal Hotel underlying mortgage loan equal to the unpaid principal balance of the pooled portion thereof as of the cut-off date;

                             o no payments of principal will be made to the
                               holders of the class B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates and the class A-1b certificates is reduced to zero;

                             o except as described in the following paragraph,
                               no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1b certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

                             o except as described in the following paragraph,
                               no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balance of the class A-1b certificates is reduced to zero;

                             o except as described in the following paragraph,
                               no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                             o except as described in the following paragraph,
                               no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

                             o except as described in the following paragraph,
                               no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.


                            Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-1b certificates, or any two or more of those classes, remain outstanding. Under those circumstances, any payments of principal on the class A-1, A-2, A-3, A-4 and/or A-1b certificates will be made on a pro rata basis in accordance with their respective total principal balances.

                            The class X, X-SU, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their holders to payments of principal.


                            See "Description of the Offered
                            Certificates--Payments--Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES....  If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to the non-pooled portion of either The Bank of America Building underlying mortgage loan or the Sheraton Universal Hotel underlying mortgage loan), then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
                            Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                             o the holders of the class X certificates, and/or

                             o the holders of any of the class A-1, A-2, A-3,
                               A-4, A-1b, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

                            If any default prepayment consideration is collected during any particular collection period with respect to The Bank of America Building underlying mortgage loan and/or the Sheraton Universal Hotel underlying mortgage loan, then on the payment date corresponding to that collection period, the trustee will allocate that prepayment consideration between the related pooled portion and the related non-pooled portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the non-pooled portion of The Bank of America Building underlying mortgage loan will be distributed to the holders of the class BA certificates and the portion of any prepayment consideration allocable to the non-pooled portion of the Sheraton Universal Hotel underlying mortgage loan will be distributed to the holders of the class X-SU certificates and the class SU principal balance certificates.


REDUCTIONS OF CERTIFICATE
 PRINCIPAL BALANCES IN
 CONNECTION WITH LOSSES ON
 THE UNDERLYING MORTGAGE
 LOANS AND DEFAULT-RELATED
 AND OTHER UNANTICIPATED
 EXPENSES.................  Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, may fall below the total principal balance of the series 2003-C7 principal balance certificates (exclusive of the class BA certificates and the class SU principal balance certificates). If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2003-C7 certificates on any payment date, the total principal balances of the following classes of series 2003-C7 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                            REDUCTION ORDER          CLASS
                            -----------------   ---------------
                              1st ...........          T
                              2nd ...........          S
                              3rd ...........          Q
                              4th ...........          P
                              5th ...........          N
                              6th ...........          M
                              7th ...........          L
                              8th ...........          K
                              9th ...........          J
                              10th ..........          H
                              11th ..........          G
                              12th ..........          F
                              13th ..........          E
                              14th ..........          D
                              15th ..........          C
                              16th ..........          B
                              17th ..........    A-1, A-2, A-3,
                                                  A-4 and A-1b

                            Any reduction to the respective total principal balances of the class A-1, A-2, A-3, A-4 and A-1b certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                            Notwithstanding the foregoing, as and to the extent described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement--

                             o losses on and/or default related or other
                               unanticipated trust fund expenses with respect to The Bank of America Building underlying mortgage loan will first be allocated to reduce the total principal balance of the class BA certificates, and

                             o losses on and/or default related or other
                               unanticipated trust fund expenses with respect to the Sheraton Universal Hotel underlying mortgage loan will first be allocated to reduce the total principal balance of the class SU principal balance certificates,

                             o in each case, prior to being allocated to reduce
                               the total principal balance of any class in the foregoing table.

                            See "Description of the Offered
                            Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
 MONTHLY DEBT SERVICE
 PAYMENTS.................. Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                            Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan. In addition, none of the master servicer, the trustee or the fiscal agent may make delinquency advances with respect to the Berkeley & Brown Buildings underlying mortgage loan if a comparable non-recoverability determination has been made regarding advances with respect to any pari passu Berkeley & Brown Buildings non-trust loan that has been included in a separate securitization.

                            Subject to the discussion below regarding the Berkeley & Brown Buildings underlying mortgage loan, if any of the adverse events or circumstances that we refer to under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, a new appraisal (or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that--

                             o the principal balance of, and other delinquent
                               amounts due under, the subject underlying mortgage loan, exceed

                             o an amount equal to--

                               1. 90% of the new appraised or estimated value of
                                  that real property (which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information), minus

                               2. the amount of any obligations secured by liens
                                  on the property, which liens are prior to the lien of the mortgage loan, plus

                               3. certain escrows and reserves and any letters
                                  of credit constituting additional security for the mortgage loan,

                            then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will, in general, reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-C7 certificates then outstanding that evidences an interest in the subject underlying mortgage loan.

                            The Berkeley & Brown Buildings underlying mortgage loan is not being serviced under the series 2003-C7 pooling and servicing agreement. Accordingly, the trigger events for when an appraisal of the related mortgaged real property is required will vary from the appraisal trigger events under the series 2003-C7 pooling and servicing agreement. Furthermore, the calculation referred to above must take into account the entire Berkeley & Brown Buildings loan group and the relative payment priorities of the mortgage loans comprising that loan group.

                            See "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Required Appraisals" and "Servicing of the Berkeley & Brown Buildings Loan Group" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.
REPORTS TO
 CERTIFICATEHOLDERS.......  On each payment date, the trustee will provide or make available to the registered holders of the series 2003-C7 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2003-C7 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                            Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                            See "Description of the Offered
                            Certificates--Reports to Certificateholders;
                            Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust when the total principal balance of the related mortgage pool, net of outstanding advances of principal, is less than 1.0% of the total principal balance of all the series 2003-C7 principal balance certificates as of the date of initial issuance.

                            In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2003-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining series 2003-C7 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

                            See "Description of the Offered
                            Certificates--Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                             o "Description of the Mortgage Pool;"

                             o "Risk Factors--Risks Related to the Underlying
                               Mortgage Loans;"

                             o Annex A-1--Certain Characteristics of Individual
                               Underlying Mortgage Loans;

                             o Annex A-2--Certain Characteristics of the
                               Mortgage Pool;

                             o Annex A-3--Certain Characteristics of Loan Group
                               No. 1;

                             o Annex A-4--Certain Characteristics of Loan Group
                               No. 2;

                             o Annex A-5--Certain Monetary Terms of the
                               Underlying Mortgage Loans;

                             o Annex A-6--Certain Information Regarding
                               Reserves; and

                             o Annex B--Certain Information Regarding
                               Multifamily Properties.

                            For purposes of calculating distributions on the respective classes of series 2003-C7 certificates, the pool of mortgage loans backing the offered certificates will be divided into a loan group no. 1 and a loan group no. 2.

                            Loan group no. 1 will consist of all of the mortgage loans backing the series 2003-C7 certificates that are secured by property types other than multifamily, together with the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dadeland Vista Apartments. Loan group no. 1 will consist of 46 mortgage loans, with an initial loan group no. 1 balance of $1,166,597,664, representing approximately 80.2% of the initial mortgage pool balance.

                            Loan group no. 2 will consist of all of the mortgage loans backing the series 2003-C7 certificates that are secured by the mortgaged real properties that constitute multifamily properties (other than the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dadeland Vista Apartments). Loan group no. 2 will consist of 23 mortgage loans, with an initial loan group no. 2 balance of $287,546,674, representing approximately 19.8% of the initial mortgage pool balance. See Annex B--Certain Information Regarding Multifamily Properties.

                            When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that--

                             o All numerical information provided with respect
                               to the underlying mortgage loans is provided on an approximate basis.

                             o References to initial mortgage pool balance mean
                               the aggregate cut-off date principal balance of the underlying mortgage loans, exclusive of the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan. References to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1, exclusive of the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan. References to the loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of each of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, its respective cut-off date principal balance without regard to the non-pooled portion of that mortgage loan) on Annex A-1 to this prospectus supplement.


                             o All weighted average information provided with
                               respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances or, in the case of each of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, unless the context clearly indicates otherwise, based on its respective cut-off date principal balance without regard to the non-pooled portion of that mortgage loan.

                             o When information with respect to mortgaged real
                               properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of each of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, unless the context clearly indicates otherwise, based on its respective cut-off date principal balance without regard to the non-pooled portion of that mortgage loan).

                             o The underlying mortgage loan secured by The Bank
                               of America Building mortgaged real property is a $212,500,000 mortgage loan which is deemed, for the purposes of distributions on the series 2003-C7 certificates, to consist of two portions--

                               1. a pooled portion that has a current principal
                                  balance of $206,700,000; and

                               2. a non-pooled portion that has a current
                                  principal balance of $5,800,000.

                               Unless specifically indicated otherwise, all statistical information with respect to The Bank of America Building underlying mortgage loan, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the pooled portion of that mortgage loan, as if the non-pooled portion of that mortgage loan is a separate subordinated mortgage loan (assumed to have the same annual mortgage interest rate as the entire subject underlying mortgage loan and to provide for interest-only monthly payments) that is not included in the trust fund. The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for The Bank of America Building underlying mortgage loan, including the non-pooled portion thereof, is 54.5% and 2.41x, respectively.

                             o The underlying mortgage loan secured by the
                               Sheraton Universal Hotel is a $31,000,000 mortgage loan which is deemed, for the purposes of distributions on the series 2003-C7 certificates, to consist of two portions--

                               1. a pooled portion that has a current principal
                                  balance of $20,000,000 and accrues interest at 5.170% per annum; and

                               2. a non-pooled portion that has a current
                                  principal balance of $11,000,000 and accrues interest at 5.170% per annum.


                               Unless specifically indicated otherwise, all statistical information with respect to the Sheraton Universal Hotel underlying mortgage loan, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the pooled portion of that mortgage loan, as if the related non-pooled portion of that mortgage loan is a separate subordinated mortgage loan (assumed to have the same annual mortgage interest rate as the entire subject underlying mortgage loan and to provide for interest-only monthly payments) that is not included in the trust fund. The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Sheraton Universal Hotel underlying mortgage loan, including the non-pooled portion thereof, is 62.0% and 1.86x, respectively.

                             o In the case of the Berkeley & Brown Buildings
                               underlying mortgage loan, representing 5.2% of the initial mortgage pool balance, which is one of five (5) mortgage loans that are secured by the same mortgage instrument on the Berkeley & Brown Buildings mortgaged real property, two such mortgage loans that are not included in the trust are pari passu in right of payment with the Berkeley & Brown Buildings mortgage loan in the trust, and the other two such mortgage loans that are not included in the trust are subordinate in right of payment to the Berkeley & Brown Buildings mortgage loan in the trust. Certain statistical information (in particular, information relating to debt service coverage and loan-to-value ratios) in this prospectus supplement regarding the Berkeley & Brown Buildings mortgage loan in the trust takes into account the two corresponding pari passu non-trust loans, but is presented without regard to the two corresponding subordinate non-trust loans. For more information regarding these loans, see "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" in this prospectus supplement.

                             o In the case of the Westfield Shoppingtown Santa
                               Anita underlying mortgage loan, representing 5.2% of the initial mortgage pool balance, which is one of two (2) mortgage loans secured by the same mortgage instrument on the Westfield Shoppingtown Santa Anita mortgaged real property, the Westfield Shoppingtown Santa Anita mortgage loan that is not included in the trust is, in certain default scenarios, subordinate in right of payment to the Westfield Shoppingtown Santa Anita underlying mortgage loan. None of the statistical information regarding that underlying mortgage loan provided in this prospectus supplement includes any numerical information with respect to the corresponding non-trust loan. For more information regarding this loan, see "Description of the Mortgage Pool--Split Loan Structures" and "-- Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement.

                             o If any of the mortgage loans is secured by
                               multiple real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

                             o Statistical information regarding the mortgage
                               loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                             o The general characteristics of the entire
                               mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

                             o Whenever we refer to a particular mortgaged real
                               property by name, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

                            It has been confirmed to us by S&P and Moody's that seven (7) of the mortgage loans that we intend to include in the trust, representing 43.5% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Five (5) of those mortgage loans are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
 MORTGAGE LOANS..........   We are not the originator of any of the mortgage
                            loans that we intend to include in the trust. We will acquire those mortgage loans from two or more separate parties. Each of those mortgage loans was originated by--

                             o the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                             o an affiliate of the related mortgage loan seller,
                               or

                             o a correspondent in the related mortgage loan
                               seller's or its affiliate's conduit lending program.

                            Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller.

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                            Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                            All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.


                            Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except with respect to mortgage loans that have anticipated repayment dates, as described below, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                            Subject, in some cases, to a next business day convention--

                             o one (1) of the mortgage loans that we intend to
                               include in the trust fund, representing 5.2% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the ninth day of each month, and

                             o sixty-eight (68) of the mortgage loans that we
                               intend to include in the trust fund, representing 94.8% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                            Sixty-four (64) of the mortgage loans that we intend to include in the trust, representing 87.1% of the initial mortgage pool balance, of which 41 mortgage loans are in loan group no. 1, representing 84.0% of the initial loan group no. 1 balance, and 23 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, provide for:

                             o amortization schedules that are significantly
                               longer than their respective remaining terms to stated maturity; and

                             o a substantial balloon payment of principal on
                               each of their respective maturity dates.

                            Ten (10) of the 64 balloon mortgage loans identified in the prior paragraph, representing 34.0% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 33.2% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 37.4% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 10 of the 64 balloon mortgage loans identified in the prior paragraph, representing 11.7% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 5.2% of the initial loan group no. 1 balance, and eight (8) mortgage loans are in loan group no. 2, representing 37.7% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

                            Five (5) of the mortgage loans that we intend to include in the trust, representing 12.9% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 16.0% of the initial loan group no. 1 balance, and 0 mortgage loans are in loan group no. 2, representing 0% of the initial loan group no. 2 balance, respectively, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                            The calculation of interest at a rate per annum in excess of the initial mortgage interest rate.

                             o The additional interest in excess of interest at
                               the initial mortgage interest rate will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                             o The application of excess cash flow from the
                               mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan.

                             o The payment of principal from excess cash flow
                               will be in addition to the principal portion, if any, of the normal monthly debt service payment.

                             o The deposit of all cash flow from the related
                               mortgaged real property into a lockbox account under the control of the lender.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS............   Sixty-seven (67) of the mortgage loans that we
                            intend to include in the trust, representing 99.8% of the initial mortgage pool balance, generally contain provisions for the payment of all rents, credit card receipts, accounts receivable payments and/or other income derived from the related mortgaged real properties into a lockbox account.

                            The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                       % OF INITIAL
                                                       NUMBER OF         MORTGAGE
                            TYPE OF LOCKBOX          MORTGAGE LOANS     POOL BALANCE
                         ---------------------   ----------------   -------------
                           Hard ..............   17                      68.3%
                           Springing .........   50                      31.4%

                            A description of "springing" and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT,
 DEFEASANCE AND YIELD
 MAINTENANCE PERIODS....... A prepayment lock-out or prepayment lock-out/defeasance period is currently in effect for 67 of the mortgage loans that we intend to include in the trust, representing 93.9% of the initial mortgage pool balance, of which 44 mortgage loans are in loan group no. 1, representing 92.4% of the initial loan group no. 1 balance, and 23 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively. In all of those cases, as described in the following paragraph, the prepayment lock-out period is followed by a defeasance period. A prepayment lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.

                            Each of the mortgage loans referred to in the preceding paragraph provides for a defeasance period, following the initial prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of U.S. Treasury securities or other government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. None of these 67 mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. See "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

                            Set forth below is information regarding the remaining terms of the prepayment lock-out/defeasance periods, as applicable, for those 67 underlying mortgage loans that currently provide for prepayment lock-out/defeasance periods:


                            MORTGAGE      LOAN GROUP     LOAN GROUP
                              POOL           NO. 1         NO. 2
                          ------------   ------------   -----------
  Maximum remaining
    prepayment
    lock-out/defeasance
    period ..............   177 months     177 months     118 months
  Minimum remaining
    prepayment
    lock-out/defeasance
    period ..............   53 months      53 months      53 months
  Weighted average
    remaining prepayment
    lock-out/defeasance
    period ..............   88 months      95 months      63 months

                            One (1) of the mortgage loans that we intend to include in the trust, representing 5.8% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 7.3% of the initial loan group no. 1 balance, is prepayable with yield maintenance and also provides that after the expiration of two years after the issuance of the series 2003-C7 certificates, the borrower may obtain the release of all or a portion of the mortgaged real property securing such mortgage loan through defeasance. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Interest Rates; Application of Interest and Principal Payments; Prepayments; Defeasance" in this prospectus supplement.

                            In addition, one (1) other mortgage loan that we intend to include in the trust, representing 0.3% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.4% of the initial loan group no. 1 balance, does not provide for a prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date and is currently prepayable together with a yield maintenance charge.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
 CHARACTERISTICS..........  The mortgage pool, loan group no. 1 and loan group
                            no. 2, respectively, will have the following general characteristics as of the cut-off date:

                                           MORTGAGE             LOAN GROUP           LOAN GROUP
                                             POOL                 NO. 1                NO. 2
                                     -------------------   -------------------   -----------------
  Initial mortgage pool/loan
    group balance ................     $1,454,144,338        $1,166,597,664        $287,546,674
  Number of mortgage loans .......               69                    46                  23
  Number of mortgaged real
    properties ...................               81                    53                  28
  Maximum cut-off date
    principal balance ............      $ 206,700,000         $ 206,700,000         $35,000,000
  Minimum cut-off date
    principal balance ............      $   1,039,300         $   1,548,762         $ 1,039,300
  Average cut-off date principal
    balance ......................      $  21,074,556         $  25,360,819         $12,502,029
  Highest mortgage interest
    rate .........................              6.875%                6.875%              6.750%
  Lowest mortgage interest
    rate .........................              3.777%                3.777%              4.500%
  Weighted average mortgage
    interest rate ................              5.113%                5.216%              4.695%
  Longest original term to
    maturity or anticipated
    repayment date ...............        180 months            180 months            120 months
  Shortest original term to
    maturity or anticipated
    repayment date ...............         60 months             60 months             60 months
  Weighted average original
    term to maturity or
    anticipated repayment date....         92 months             98 months             68 months
  Longest remaining term to
    maturity or anticipated
    repayment date ...............        178 months            178 months            119 months
  Shortest remaining term to
    maturity or anticipated
    repayment date ...............         53 months             53 months             53 months
  Weighted average remaining
    term to maturity or
    anticipated repayment date....         90 months             97 months             65 months
  Weighted average
    underwritten debt service
    coverage ratio ...............            1.98 x                2.06 x               1.65 x
  Weighted average cut-off date
    loan-to-value ratio ..........               65.2%                 61.9%               78.4%

                            In reviewing the foregoing table, please note that:


                             o The initial mortgage pool balance, the initial
                               loan group no. 1 balance and the initial loan group no. 2 balance are each subject to a permitted variance of plus or minus 5%. None of those balances reflects the respective non-pooled portions of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan.

                             o Unless specifically indicated otherwise, all
                               statistical information with respect to The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, including related principal balances, loan-to-value ratios and debt service coverage ratios, is being presented in this prospectus supplement based only on the related pooled portions of each of those mortgage loans, as if the related non-pooled portions of each of those mortgage loans is a separate subordinated mortgage loan (assumed to have the same per annum mortgage interest rate as the subject underlying mortgage loan and to provide for interest-only monthly payments) that is not included in the trust fund.

                             o Except as described below in the second
                               succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the first due date following the cut-off date or, if the mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization (exclusive, in the case of each of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, of such part of the interest-only monthly payment that is allocable to the non-pooled portion of that mortgage loan).

                             o Except as described in the following bullet, the
                               cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance (without regard, in the case of each of The Bank of America Building underlying mortgage loan and the Sheraton Universal Hotel underlying mortgage loan, to the related non-pooled portion thereof), divided by the estimated value of the related mortgaged real property as set forth in the related third-party appraisal of the date referenced on Annex A-1 to this prospectus supplement.

                             o The exceptions to the foregoing calculations of
                               underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

                               (1) with respect to The Bank of America Building
                                   underlying mortgage loan, The Parklawn
                                   Building underlying mortgage loan and the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as IMT South Florida Portfolio--Copperfield, IMT South Florida Portfolio--Pembroke Bay, IMT South Florida Portfolio--Polo Chase, IMT South Florida Portfolio--The Pointe, IMT South Florida Portfolio--Mediterranean
                                   Village, IMT South Florida
                                   Portfolio--University Club and Young's Bay
                                   Shopping Center, respectively, each of which provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon 12 times the average of the interest-only payments due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

                               (2) with respect to the Berkeley & Brown
                                   Buildings underlying mortgage loan, which is one of five (5) mortgage loans that are part of a split loan structure and which provides for payments of interest only until the stated maturity date (as described under "Description of the Mortgage
                                   Pool--Significant Underlying Mortgage
                                   Loans--The Berkeley & Brown Buildings
                                   Mortgage Loan" in this prospectus
                                   supplement), (a) the underwritten debt
                                   service coverage ratio and cut-off date
                                   loan-to-value ratio are calculated (i) also taking into account the two non-trust loans secured by that mortgaged real property that are pari passu in right of payment with the Berkeley & Brown Buildings mortgage loan in the trust, and (ii) without regard to the two subordinate non-trust loans secured by that mortgaged real property, and (b) the calculation of underwritten debt service coverage ratio is based upon 12 times the average of the interest-only payments due in respect of that underlying mortgage loan and the two related pari passu non-trust mortgage loans during the 12-month period following the cut-off date;

                               (3) with respect to the Westfield Shoppingtown
                                   Santa Anita underlying mortgage loan, which is one of two (2) mortgage loans that are part of a split loan structure and which provides that, absent a default, (a) prior to January 11, 2006, the monthly debt service payment on the subject underlying mortgage loan and the related non-trust loan will be applied to (i) interest based on the respective interest rates of the subject underlying mortgage loan and the related non-trust loan, and (ii) principal pro rata based on the respective outstanding principal balances of the subject underlying mortgage loan and solely the initial advance of the related non-trust loan, and (b) on and after January 11, 2006 (or, if later, the date the monthly debt service payment is adjusted in connection with the resizing of Westfield Shoppingtown Santa Anita loan pair), the monthly debt service payment on the subject underlying mortgage loan and the related non-trust loan will be applied to (i) interest based on the respective interest rate of the subject underlying mortgage loan and the related non-trust loan and (b) principal pro rata based on the respective outstanding principal balances of the subject underlying mortgage loan and the entire related non-trust loan (as described under "Description of the Mortgage
                                   Pool--Significant Underlying Mortgage
                                   Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement), the calculation of underwritten debt service coverage ratio is based on the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the average of the monthly debt service payments due in respect of the Westfield Shoppingtown Santa Anita underlying mortgage loan (and excluding the related non-trust loan) up to and including the maturity date, assuming that all future additional advances contemplated under the Westfield Shoppingtown Santa Anita non-trust loan are funded and there is no "differential amount" as determined in connection with the resizing of the Westfield Shoppingtown Santa Anita loan pair on

                                   January 11, 2006 (as described under
                                   "Description of the Mortgage Pool--
                                   Significant Underlying Mortgage Loans--The
                                   Westfield Shoppingtown Santa Anita Mortgage
                                   Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement); and

                               (4) with respect to the Sheraton Universal Hotel
                                   underlying mortgage loan, which provides for payments of interest only for the initial 23-month period, then aggregate payments of principal in the amount of $300,000 for the third year of that underlying mortgage loan, and then aggregate annual payments of principal in the amount of $494,000 for the fourth through the seventh years of that underlying mortgage loan, the underwritten debt service coverage ratio is based upon 12 times the average of the interest-only payments due during the 12-month period following the cut-off date (exclusive of the amount of such interest-only payments that represent interest accrued with respect to the non-pooled portion of the Sheraton Universal Hotel underlying mortgage loan).

 B. GEOGRAPHIC
    CONCENTRATION.......... The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated state:



                                                                        % OF INITIAL
                                                          NUMBER OF       MORTGAGE
                            STATE                        PROPERTIES     POOL BALANCE
                            -------------------------   ------------   -------------
                              California ............        15             21.1%
                              New York ..............         3             16.6%
                              Florida ...............        17             14.0%
                              Texas .................        12             11.2%
                              Massachusetts .........         5              8.7%
                              Maryland ..............         2              8.5%
                              New Jersey ............         2              5.8%
                              Arizona ...............         4              4.3%

                            The remaining mortgaged real properties with respect to the mortgage pool are located throughout 13 other states and the District of Columbia. No more than 2.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states or the District of Columbia.

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

                                                                           % OF INITIAL
                                                             NUMBER OF       MORTGAGE
                                                            PROPERTIES     POOL BALANCE
                                                           ------------   -------------
                              Office ........................        17             39.8%
                              Retail ........................        25             32.5%
                                 Regional Malls .............         4             20.3%
                                 Other Anchored Retail ......        16              7.8%
                                 Unanchored Retail ..........         5              4.4%
                                 Multifamily ................        29             20.0%
                              Hotel .........................         8              7.2%
                              Industrial/Warehouse ..........         2              0.4%

D. ENCUMBERED INTERESTS...  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

       ENCUMBERED INTEREST                             % OF INITIAL
        IN THE MORTGAGED               NUMBER OF         MORTGAGE
          REAL PROPERTY             MORTGAGE LOANS     POOL BALANCE
--------------------------------   ----------------   -------------
  Fee Simple ...................          65               86.9%
  Fee Simple/Leasehold .........           1                6.9%
  Leasehold ....................           2                0.4%

                            In addition, one other mortgage loan, that we intend to include in the trust, representing 5.8% of the initial mortgage pool balance, is secured by a mortgage on the borrowers' interest in seven properties, five of which consist of the borrowers' fee simple interest in that property, one of which consists of the borrowers' leasehold interest in that property and another of which consists of the borrowers' fee simple/leasehold interest in that property.

                            It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS.........  The mortgage pool will include eight (8) mortgage loans and/or cross-collateralized groups of mortgage loans that, in each case, has a cut-off date principal balance that is equal to or greater than 5.0% of the initial mortgage pool balance. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement. The following contains summary information regarding those mortgage loans or mortgage loan groups.

THE BANK OF AMERICA BUILDING
  MORTGAGE LOAN..........   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as The Bank of America Building.

  Cut-off date principal balance ..............                     $206,700,000
  Percentage of initial mortgage pool
    balance ...................................                            14.2%
  Cut-off date mortgage interest rate .........                 5.515% per annum
  Maturity date ...............................                  August 11, 2013
  Lock-out/defeasance expiration date .........                February 10, 2013
  Original amortization term ..................                             None
  Cut-off date loan-to-value ratio ............                            53.0%
  Underwritten debt service coverage
    ratio .....................................                            2.47x
  Lockbox .....................................                             Hard
  Sponsor .....................................       Edward L. Milstein and the
                                                                 Milstein family
  Major tenants ...............................         Bank of America, Towers,
                                                       Perrin, Enhance Financial
                                                  Services Group, Inc. (Radian),
                                                       Itochu International, ABN
                                                                       AMRO Bank
  Property type ...............................                           Office
  Property size (approximate net rentable
    area) .....................................             1,111,219 square feet
  Property location ...........................               New York, New York
  Appraised value .............................                     $390,000,000

                            In reviewing the foregoing table, please note that:

                             o The subject underlying mortgage loan provides for
                               interest-only payments up to the maturity date.

                             o The cut-off date principal balance, cut-off date
                               loan-to-value ratio and the underwritten debt service coverage ratio presented in the foregoing table are all based on the pooled portion of the subject underlying mortgage loan. The subject underlying mortgage loan (including the pooled and non-pooled portions thereof) has a cut-off date principal balance of $212,500,000.

                             o The cut-off date mortgage interest rate presented
                               in the foregoing table is the interest rate for the pooled portion of the subject underlying mortgage loan and is based on the assumption that such pooled portion accrues interest at the same rate as the entire subject underlying mortgage loan.

                             o Leases to the five largest tenants (excluding
                               retail space leased to Bank of America) account for 57.5% of the total property square footage.

                             o A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited by the tenants into an account established at a local bank, with such funds to be swept on a daily basis into a borrower operating account, unless a sweep period is in effect, in which case those funds shall be swept on a daily basis into an account controlled by the mortgagee, with such funds to be applied in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

                            S&P and Moody's have confirmed to us that the pooled portion of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Bank of America Building has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA-/Baa1 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Bank of America Building Mortgage Loan" in this prospectus supplement.

THE IMT SOUTH FLORIDA
 PORTFOLIO MORTGAGE LOANS   Set forth below is loan and property information
                            with respect to the six (6) cross-collateralized underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as IMT South Florida
                            Portfolio--Copperfield, IMT South Florida
                            Portfolio--Pembroke Bay, IMT South Florida
                            Portfolio--Polo Chase, IMT South Florida
                            Portfolio--The Pointe, IMT South Florida
                            Portfolio--Mediterranean Village and IMT South
                            Florida Portfolio--University Club, respectively.

  Aggregate cut-off date principal
    balance ...................................                 $107,480,000
  Aggregate percentage of initial
    mortgage pool balance .....................                         7.4%
  Cut-off date mortgage interest rate .........             4.510% per annum
  Maturity date ...............................                June 11, 2008
  Lock-out/defeasance expiration date .........               March 10, 2008
  Original amortization term ..................                         None
  Weighted average cut-off date
    loan-to-value ratio .......................                        80.0%
  Weighted average underwritten debt
    service coverage ratio ....................                        1.90x
  Lockbox .....................................                    Springing
  Sponsors ....................................         Investors Management
                                                  Trust/Lehman Brothers Real
                                                             Estate Partners
  Property type ...............................                  Multifamily
  Property size (number of units) .............                  1,766 units
  Property location ...........................        Miami, Coral Springs,
                                                  Pembroke Pines, Wellington
                                                        and Tamarac, Florida
  Aggregate appraised value ...................                 $134,350,000

                            In reviewing the foregoing table, please note that:

                             o The subject underlying mortgage loans provide for
                               interest-only payments up to maturity.

                             o A springing lockbox means, with respect to the
                               subject underlying mortgage loans, that, upon the occurrence and during the continuance of an event of default, the borrower is required to cause all rents from the related mortgaged real property to be paid directly to the property manager and be deposited by the property manager into a lockbox account controlled by the mortgagee, and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes, insurance premiums, reserve-account deposits and operating expenses.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans" in this prospectus supplement.
THE VALLEY PLAZA
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Valley Plaza Shopping Center.

  Cut-off date principal balance ..............                     $106,708,825
  Percentage of initial mortgage pool
    balance ...................................                             7.3%
  Cut-off date mortgage interest rate .........                 3.900% per annum
  Maturity date ...............................                    July 11, 2033
  Anticipated repayment date ..................                    July 11, 2012
  Lock-out/defeasance expiration date .........                 January 10, 2012
  Original amortization term ..................                         30 years
  Cut-off date loan-to-value ratio ............                            64.7%
  Underwritten debt service coverage
    ratio .....................................                            2.15x
  Lockbox .....................................                             Hard
  Sponsor .....................................  General Growth Properties, Inc.
  Anchors .....................................         Sears, JCPenney, Macy's,
                                                     Robinsons-May, Gottschalk's
  National in-line tenants ....................           Old Navy, Lane Bryant,
                                                            Abercrombie & Fitch,
                                                       Limited/Bath & Body Works
  Property type ...............................                    Regional Mall
  Property size (approximate gross
    leasable area of entire mall) .............            1,154,768 square feet
  Property location ...........................          Bakersfield, California
  Appraised value .............................                    $165,000,000

                            In reviewing the foregoing table, please note that:

                             o The portion of Valley Plaza that secures the
                               subject underlying mortgage loan is comprised of approximately 522,181 square feet.

                             o Sears owns its store and pad, neither of which
                               are part of the collateral for the subject underlying mortgage loan. Each of Macy's, Robinsons-May and JCPenney owns its respective store and leases its respective pad from the borrower; and those pads, but not the stores, are part of the collateral for the subject underlying mortgage loan. Gottschalk's store and pad are both owned by the borrower and are part of the collateral for the subject underlying mortgage loan.

                             o Two outparcel pads and improvements are part of
                               the loan collateral.

                             o A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited into rent accounts controlled by the mortgagee, and, provided certain minimum balances remain in the rent accounts, excess funds are disbursed on a daily basis to the borrower. However, upon the occurrence and during the continuance of an event of default or other lockbox-triggering event, those funds in the rent accounts will be swept to a mortgagee-controlled account and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes, insurance premiums and reserve-account deposits.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Valley Plaza Shopping Center, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated BBB+/Baa2 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Plaza Mortgage Loan" in this prospectus supplement.

THE PARKLAWN BUILDING
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Parklawn Building.

  Cut-off date principal balance ............                     $100,000,000
  Percentage of initial mortgage pool
    balance .................................                             6.9%
  Cut-off date mortgage interest rate .......                 5.350% per annum
  Maturity date .............................                  August 11, 2010
  Lock-out/defeasance expiration date .......                  August 10, 2009
  Original amortization term ................                             None
  Cut-off date loan-to-value ratio ..........                            51.5%
  Underwritten debt service coverage
    ratio ...................................                            2.51x
  Lockbox ...................................                             Hard
  Sponsor ...................................      Cammebys International Ltd.
  Major tenants ............................. U.S. Federal Government - G.S.A.
  Property type .............................                           Office
  Property size (approximate net rentable
    area) ...................................            1,375,229 square feet
  Property location .........................              Rockville, Maryland
  Appraised value ...........................                     $194,000,000

                            In reviewing the foregoing table, please note that:

                             o The underlying mortgage loan provides for
                               interest-only payments up to the maturity date.

                             o The property also includes approximately 194
                               on-site parking spaces and a three-level, below-grade parking garage with 842 parking spaces and two non-contiguous parcels containing, in the aggregate, approximately 1,677 additional parking spaces.

                             o Leases to the single largest tenant account for
                               approximately 98.0% of the total property square footage.

                             o A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited directly by the tenants into an account controlled by the mortgagee, with such funds to be swept on a weekly basis, or at any time that the amount on deposit is equal to or greater than $100,000, in accordance with the related loan documents to satisfy borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Following satisfaction of the foregoing obligations, and assuming no event of default has occurred and is continuing, remaining funds in the lockbox will be swept to an account maintained by a mezzanine lender so long as the related mezzanine loan is outstanding or otherwise to an account controlled by the borrower.

                            S&P and Moody's have confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Parklawn Building has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated BBB-/Baa3 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan" in this prospectus supplement.


THE FISHER BROTHERS/GETTY
  TRUST HOTEL PORTFOLIO
  MORTGAGE LOAN..........   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured by the seven (7) mortgaged real properties identified on Annex A-1 to this prospectus supplement as Fisher Brothers/Getty Trust Hotel
                            Portfolio.

  Cut-off date principal balance ..............                     $ 85,000,000
  Percentage of initial mortgage pool
    balance ...................................                             5.8%
  Cut-off date mortgage interest rate .........                  6.45% per annum
  Maturity date ...............................               September 11, 2008
  Original amortization term ..................                       300 months
  Cut-off date loan-to-value ratio ............                            64.1%
  Underwritten debt service coverage
    ratio .....................................                            1.68x
  Lockbox .....................................                             Hard
  Sponsors ....................................   Fisher Brothers, Getty Family,
                                                                Remington Hotels
  Property type ...............................                            Hotel
  Property size (number of rooms) .............                      1,975 rooms
  Property locations ..........................         Los Angeles, California,
                                                  Houston and Fort Worth, Texas,
                                                      Milford, Massachusetts and
                                                           Indianapolis, Indiana
  Appraised value .............................                     $132,600,000

                            In reviewing the foregoing table, please note that:

                             o A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrowers are required to cause all revenue from the related mortgaged real properties to be deposited into lockbox accounts controlled by the mortgagee. Those funds in the lockbox accounts will be swept to a mortgagee-controlled account, and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy the borrowers' obligation to pay, among other things, ground rent, debt service payments, taxes, insurance premiums and reserve-account deposits.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher
                            Brothers/Getty Trust Hotel Portfolio Mortgage Loan" in this prospectus supplement.


THE WESTFIELD SHOPPINGTOWN
  SANTA ANITA
  MORTGAGE LOAN...........  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Santa Anita.

  Cut-off date principal balance ..............                   $ 75,831,205
  Percentage of initial mortgage pool
    balance ...................................                           5.2%
  Cut-off date mortgage interest rate .........               4.700% per annum
  Maturity date ...............................                  July 11, 2013
  Lock-out/defeasance expiration date .........               January 10, 2013
  Original amortization term ..................                       30 years
  Cut-off date loan-to-value ratio ............                          42.4%
  Underwritten debt service coverage
    ratio .....................................                          2.90x
  Lockbox .....................................                           Hard
  Sponsor .....................................        Westfield America, Inc.
  Anchors .....................................               JCPenney, Macy's
                                                      Robinsons-May, Nordstrom
  National in-line tenants ....................   Old Navy, Limited, Charlotte
                                                   Russe, Express, Lane Bryant
  Property type ...............................                  Regional Mall
  Property size (approximate gross
    leasable area of entire mall) .............          1,092,274 square feet
  Property location ...........................            Arcadia, California
  Appraised value .............................                   $179,000,000

                            In reviewing the foregoing table, please note that:

                             o The subject underlying mortgage loan is secured
                               by the leasehold interest of the related borrower in, and by the fee simple interest of the related ground lessor in, the subject mortgaged real property.

                             o The portion of the Westfield Shoppingtown Santa
                               Anita property that secures the subject
                               underlying mortgage loan is comprised of approximately 387,693 square feet.

                             o Each of the four anchors owns its respective
                               store. Three of the four anchors lease their respective pads from the related ground lessor directly and neither their pads nor their stores are part of the collateral for the subject underlying mortgage loan. The Nordstrom anchor subleases its pad from the related borrower and therefore Nordstrom's pad, but not its store, is part of the collateral for the subject underlying mortgage loan.

                             o The subject underlying mortgage loan is part of a
                               split loan structure comprised of two (2) mortgage loans that are both secured by the same mortgage instrument on the Westfield Shoppingtown Santa Anita mortgaged real property (as described under "Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement). The payment priority between the subject underlying mortgage loan and the related non-trust mortgage loan is such that, prior to the occurrence of certain specified uncured events of default, the subject underlying mortgage loan and the related non-trust loan are pari passu in right of payment and, subsequent to any such event of default, the subject underlying mortgage loan will be senior in right of payment to the related non-trust loan. The related non-trust loan has an unpaid principal balance of $57,339,546. However, the holder of the related non-trust loan is required, subject to the satisfaction of specified conditions related to the construction of expansion space at the subject mortgaged real property set forth in the related loan documents, to make additional advances on that non-trust loan, up to a total loan commitment with respect to that non-trust loan of $104,000,000. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement. The underwritten debt service coverage ratio and cut-off date loan-to-value ratio set forth in the foregoing table are calculated without regard to the non-trust mortgage loan secured by the Westfield Shoppingtown Santa Anita mortgaged real property.

                             o The calculation of underwritten debt service
                               coverage ratio is based on the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the average of the monthly debt service payments due in respect of the subject underlying mortgage loan (excluding the related non-trust loan) up to and including the maturity date, assuming that all future additional construction advances contemplated under the related non-trust loan are funded and there is no "differential amount" as determined in connection with the resizing of the Westfield Shoppingtown Santa Anita loan pair on January 11, 2006 (as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement).

                             o The original amortization term is based on the
                               original amortization term of both the subject underlying mortgage loan and the related non-trust mortgage loan that are together secured by the Westfield Shoppingtown Santa Anita mortgaged real property.

                             o A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited into rent accounts controlled by the mortgagee, and, provided that certain minimum balances remain in the rent accounts, excess funds are disbursed on a daily basis to the borrower. The borrower is also required to deposit ground rents with the mortgagee on a monthly basis. However, upon the occurrence and during the continuance of an event of default or other lockbox-triggering event, those funds in the rent accounts will be swept to a mortgagee-controlled account, and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, ground rent, debt service payments, taxes, insurance premiums and reserve-account deposits.

                            S&P and Moody's have each confirmed to us that the Westfield Shoppingtown Santa Anita underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AAA/Aaa by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Split Loan Structures" and "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement.


THE BERKELEY & BROWN
  BUILDINGS MORTGAGE LOAN.. Set forth below is loan and property information with respect to the underlying mortgage loan secured by the two (2) mortgaged real properties identified on Annex A-1 to this prospectus supplement as Berkeley & Brown Buildings.

  Cut-off date principal balance ..............                   $ 75,000,000
  Percentage of initial mortgage pool
    balance ...................................                           5.2%
  Cut-off date mortgage interest rate .........               5.115% per annum
  Maturity date ...............................                  April 9, 2008
  Lock-out/defeasance expiration date .........               February 8, 2008
  Original amortization term ..................                           None
  Cut-off date loan-to-value ratio ............                          53.6%
  Underwritten debt service coverage
    ratio .....................................                          2.98x
  Lockbox .....................................                           Hard
  Sponsor .....................................       Beacon Capital Strategic
                                                             Partners II, L.P.
  Major tenants ...............................         John Hancock Financial
                                                  Services, Inc., First Union,
                                                             Deloitte & Touche
  Property type ...............................                         Office
  Property size (approximate net rentable
    area) .....................................          1,137,331 square feet
  Property location ...........................          Boston, Massachusetts
  Appraised value .............................                   $280,000,000

                            In reviewing the foregoing table, please note that:

                             o The underlying mortgage loan provides for
                               interest-only payments up to the maturity date.

                             o The property size is an aggregate square footage
                               comprised of two office buildings with 709,018 square feet (exclusive of approximately 45,309 square feet of auditorium and conference center space) and 428,313 square feet, respectively.

                             o First Union is now known as Wachovia.

                             o A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real properties to be deposited into rent accounts controlled by the mortgagee, and, provided that certain minimum balances remain in the rent accounts, excess funds are disbursed on a daily basis to the borrower. However, upon the occurrence and during the continuance of an event of default or other lockbox-triggering event, those funds in the rent accounts will be swept to a mortgagee-controlled account, and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes, insurance premiums and reserve-account deposits.

                             o The subject underlying mortgage loan is one of
                               five (5) mortgage loans that are part of a split loan structure and that are all secured by the same mortgage instrument on the Berkeley & Brown Buildings mortgaged real properties (as described under "Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement). The subject underlying mortgage loan is pari passu in right of payment with two of the Berkeley & Brown Buildings mortgage loans that are not included in the trust, and senior in right of payment to the other two Berkeley & Brown Buildings mortgage loans that are not included in the trust. The underwritten debt service coverage ratio and cut-off date loan-to-value ratio set forth in the foregoing table are calculated (a) also taking into account the two non-trust loans secured by that mortgaged real property that are pari passu in right of payment with the subject mortgage loan in the trust and (b) without regard to either of the two non-trust loans secured by that mortgaged real property that are subordinate in right of payment to the subject mortgage loan in the trust.


                            S&P and Moody's have confirmed to us that the Berkeley & Brown Buildings underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA+/A3 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Split Loan Structures" and "--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" in this prospectus supplement.

THE SUNCHASE PORTFOLIO
  MORTGAGE LOANS.........   Set forth below is loan and property information
                            with respect to the seven (7) cross-collateralized underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sunchase
                            Portfolio--Sunchase of Clearwater, Sunchase
                            Portfolio--Boardwalk, Sunchase Portfolio--Sunchase
                            East, Sunchase Portfolio--Sunchase North, Sunchase
                            Portfolio--Eden Crossing, Sunchase
                            Portfolio--Sunchase of Tampa and Sunchase
                            Portfolio--Raintree, respectively.

  Aggregate cut-off date principal                        $73,500,000
    balance ...................................
  Aggregate percentage of initial
    mortgage pool balance .....................                  5.1%
  Cut-off date mortgage interest rate .........      4.768% per annum
  Maturity date ...............................    September 11, 2010
  Lock-out/defeasance expiration date .........         July 10, 2010
  Original amortization term ..................              30 years
  Weighted average cut-off date
    loan-to-value ratio .......................                 76.5%
  Weighted average underwritten debt
    service coverage ratio ....................                 1.57x
  Lockbox .....................................             Springing

  Sponsor .................................          Lyon Capital Ventures/
                                                            Lehman Brothers
  Property type ...........................                     Multifamily
  Property size (number of units) .........                     1,956 units
  Property location .......................   Clearwater, Tamarac, Orlando,
                                               Tampa and Pensacola, Florida
  Aggregate appraised value ...............                     $96,555,000

                            In reviewing the foregoing table, please note that:

                             o A springing lockbox, with respect to the subject
                               underlying mortgage loans, means that, upon the occurrence of an event of default and continuance thereof for 30 days, the mortgage lender will have the right to require that all rents at the related real properties be paid directly to the related property manager and deposited directly to a designated lockbox account under exclusive control of the lender.

                             o Each of the subject underlying mortgage loans
                               provides for payments of interest only up to and including September 11, 2005 and, thereafter, constant debt service payments based on a 30-year amortization schedule.

                             o The debt service coverage ratio as presented
                               above is based on the monthly constant debt service payments.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans" in this prospectus supplement.


                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust as multiple real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Three of those multiple REMICs are as follows:

                             o REMIC I, which will consist of, among other
                               things, the underlying mortgage loans, but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                             o REMIC II, which will hold the regular interests
                               in REMIC I; and

                             o REMIC III, which will hold the regular interests
                               in REMIC II.

                            Any assets of the trust not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                            The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                            The class      certificates will, and the other
                            classes of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                             o the underlying mortgage loans with anticipated
                               repayment dates will be paid in full on those dates,

                             o no mortgage loan in the trust will otherwise be
                               prepaid prior to maturity, and

                             o there will be no extension of maturity for any
                               mortgage loan in the trust.

                            For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                             o Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                             o section 4975 of the Internal Revenue Code of
                               1986, as amended,

                            will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                            If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.........   Upon initial issuance, all of the offered
                            certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market
                            Enhancement Act of 1984, as amended.

                            You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.
INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                            Holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2.

                            The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS
     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C and D Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of series 2003-C7 certificates, including the A-1, A-2, A-3, A-4, A-1b and X classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

   o the payment priorities of the respective classes of the series 2003-C7 certificates,

   o the order in which the principal balances of the respective classes of the series 2003-C7 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

   o the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

   o the price you paid for your offered certificates, and

   o the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

   o the pass-through rate for, and other payment terms of, your offered certificates;

   o the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

   o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

   o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

   o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

   o servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1.

     See "Description of the Mortgage Pool," "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement," "Servicing of the Berkeley & Brown Buildings Loan Group," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Two (2) Mortgage Loans That We Intend to Include in the Trust Are Each Secured By the Same Mortgage Instrument That Also Secures One or More Related Mortgage Loans Than Are Not Included In the Trust; The Respective Holders of Those Non-Trust Loans Have Certain Rights With Respect to the Corresponding Underlying Mortgage Loans and Those Holders May Have Interests that Conflict with Your Interests. The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Berkeley & Brown Buildings, which mortgage loan has an unpaid principal balance of $75,000,000 and represents 5.2% of the initial mortgage pool balance, is part of a split loan structure comprised of five (5) mortgage loans, whereby the subject underlying mortgage loan and the four related mortgage loans that are not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged real properties. The Berkeley & Brown Buildings underlying mortgage loan is: (a) pari passu in right of payment with one of those Berkeley & Brown Buildings non-trust loans, which non-trust loan has an unpaid principal balance of $50,000,000, is currently held by Morgan Stanley Mortgage Capital Inc. and is expected to be included in a separate commercial mortgage securitization; (b) pari passu in right of payment with a second of those Berkeley & Brown Buildings non-trust loans, which non-trust loan has an unpaid principal balance of $25,000,000 and is, together with the two non-trust loans described in clause (c) below and other commercial and multifamily mortgage loans, expected to be included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5; and (c) senior in right of payment to the other two Berkeley & Brown Buildings non-trust loans, which other two mortgage loans have an aggregate unpaid principal balance of $30,000,000 and are, together with the pari passu non-trust loan described in clause (b) above and other commercial and multifamily mortgage loans, expected to be included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5. See "Description of the Mortgage Pool--Split Loan Structures" and "--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" in this prospectus supplement.

     In the foregoing case, the respective initial noteholders for the Berkeley & Brown Buildings mortgage loans are expected to execute a co-lender agreement, which will generally provide that: (a) all of the mortgage loans secured by the Berkeley

& Brown Buildings mortgaged real properties will be serviced and administered pursuant to the pooling and servicing agreement relating to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5 (or a substantially similar successor servicing agreement), which provides for servicing arrangements that are similar but not identical to those under the series 2003-C7 pooling and servicing agreement (although the depositor for the series 2003-IQ5 commercial mortgage securitization has retained the right to arrange for special servicing of the Berkeley & Brown Buildings loan group under the servicing agreement relating to the securitization of the Berkeley & Brown Buildings non-trust loan described in clause (a) of the prior paragraph);
(b) for so long as the aggregate unpaid principal balance of the two Berkeley & Brown Buildings subordinate non-trust loans, net of any appraisal reduction amount allocable to such non-trust loans in accordance with the related co-lender agreement and the series 2003-IQ5 pooling and servicing agreement, is equal to or greater than 25% of their original aggregate principal balance, the holder of such subordinate non-trust loans has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer under the applicable servicing agreement with respect to various servicing matters affecting the entire Berkeley & Brown Buildings loan group, including the Berkeley & Brown Buildings mortgage loan backing the series 2003-C7 certificates and, further, following the reduction of such aggregate unpaid principal balance of the two Berkeley & Brown Buildings subordinate non-trust loans, net of any applicable appraisal reduction amount allocable thereto, to below 25% of their original aggregate principal balance, such ability to advise and direct the master servicer and/or the special servicer under the applicable servicing agreement will belong to the holder of the Berkeley & Brown Buildings senior non-trust loan referred to in clause (a) of the preceding paragraph or its designee; (c) the holder of the two subordinate non-trust loans secured by the Berkeley & Brown Buildings mortgaged real properties has an assignable right, following certain events, including the transfer to special servicing of all of the mortgage loans in the subject split loan structure and the occurrence of a monetary event of default that continues for 60 days, to purchase all three of the senior mortgage loans in the subject split loan structure, including the Berkeley & Brown Buildings mortgage loan backing the series 2003-C7 certificates, at a price and under the terms and conditions set forth in the related co-lender agreement and the 2003-IQ5 pooling and servicing agreement (or any successor servicing agreement); and (d) the holder of the subordinate non-trust loans secured by the Berkeley & Brown Buildings mortgaged real properties has the limited, assignable right to cure certain events of default that are susceptible of cure by the payment of money, within 10 business days of the later of (i) receipt by such non-trust loan mortgage noteholder of notice of the monetary mortgage event of default or (ii) the expiration of the applicable grace period for the subject event of default. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" in this prospectus supplement.

     In addition, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Santa Anita, with an unpaid principal balance of $75,831,205, representing 5.2% of the initial mortgage pool balance, is part of a split loan structure comprised of two (2) mortgage loans, whereby the subject underlying mortgage loan and a mortgage loan that is not included in the trust fund and is held by a third-party noteholder, are together secured by a single mortgage instrument on the related mortgaged real property. The payment priority between the Westfield Shoppingtown Santa Anita underlying mortgage loan and the Westfield Shoppingtown Santa Anita non-trust mortgage loan is such that, prior to the occurrence of certain specified uncured events of default, the subject underlying mortgage loan and the related non-trust loan are pari passu in right of payment and, subsequent to such an event of default, the subject underlying mortgage loan will be senior in right of payment to the related non-trust loan. Although the Westfield Shoppingtown Santa Anita non-trust loan has an unpaid principal balance of $57,339,546, the holder of the Westfield Shoppingtown Santa Anita subordinate non-trust loan is required, subject to the satisfaction of specified conditions set forth in the related loan documents, to make additional advances on that non-trust loan, up to a total loan commitment with respect to such subordinate non-trust loan of $104,000,000. See "Description of the Mortgage Pool--Split Loan Structures" and "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement.

     In connection with the foregoing, the respective initial noteholders for the Westfield Shoppingtown Santa Anita mortgage loans have executed a co-lender agreement, which generally provides that: (a) the Westfield Shoppingtown Santa Anita non-trust loan will be serviced under the series 2003-C7 pooling and servicing agreement by the master servicer and the special servicer, in general, as if such non-trust loan were an underlying mortgage loan; (b) for so long as the unpaid principal balance of the Westfield Shoppingtown Santa Anita non-trust loan, net of any appraisal reduction amount allocable to such non-trust loan, is equal to or greater than 27.5% of the lesser of (i) the original principal balance of such non-trust loan (including any additional advances made pursuant to the future funding obligation described in the preceding paragraph on or prior to the due date occurring in December 2004), less any borrower principal payments received on and allocated to such non-trust loan and (ii) the original principal balance of the Westfield Shoppingtown Santa Anita underlying mortgage loan, less any borrower principal payments received on and allocated to such underlying mortgage loan, the holder of the Westfield Shoppingtown Santa Anita non-trust loan will have the ability to advise and direct the special servicer with respect to various servicing matters affecting the entire Westfield Shoppingtown Santa Anita loan pair, including the corresponding underlying mortgage loan; (c) the holder of the Westfield Shoppingtown Santa Anita non-trust loan has the ability, following certain events, including the transfer to special servicing of the Westfield Shoppingtown Santa Anita loan pair and either (i) the occurrence of certain monetary events of default that continue for 60 days or (ii) the imminent loss of certain lead lender rights (including the advisory rights set forth in the preceding bullet), to purchase the subject underlying mortgage loan from the trust at a price generally equal to the unpaid principal balance of the subject underlying mortgage loan, plus accrued unpaid interest thereon at the regular interest rate, plus any servicing compensation, servicing advances and interest on all related advances payable thereon pursuant to the series 2003-C7 pooling and servicing agreement; and (d) the holder of the Westfield Shoppingtown Santa Anita non-trust loan has the limited ability to cure certain events of default that are susceptible of cure by the payment of money, within 10 business days of the later of (i) receipt by such non-trust loan noteholder of notice of the monetary mortgage event of default or (ii) the expiration of the applicable grace period for the subject event of default. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement-- The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement.

     In connection with exercising any of the foregoing rights afforded to it, the holder of any of the above-described non-trust loans (or, if applicable, any designee or assignee thereof with respect to the particular right) may have interests that conflict with your interests. If any such non-trust loan is included in a securitization, then the designee or assignee exercising any of the rights of the holder of that non-trust loan may be a securityholder, an operating advisor or other comparable party or a servicer from that securitization.

     One (1) of the Mortgage Loans That We Intend to Include in the Trust Is Being Serviced and Administered Pursuant to the Pooling and Servicing Agreement for the Securitization of a Non-Trust Mortgage Loan Secured by the Same Mortgage Instrument That Secures the Subject Underlying Mortgage Loan; Therefore, the Series 2003-C7 Certificateholders Will Have Limited Ability To Control the Servicing of That Underlying Mortgage Loan and Parties with Control Over the Servicing of That Underlying Mortgage Loan May Have Interests that Conflict with Your Interests. The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Berkeley & Brown Buildings, which mortgage loan has an unpaid principal balance of $75,000,000 and represents 5.2% of the initial mortgage pool balance, is part of a split loan structure comprised of five (5) mortgage loans, all of which are secured by those mortgaged real properties, and four
(4) of which are not included in the trust. The intercreditor agreement that governs the relationship between the holders of the Berkeley & Brown Buildings mortgage loans generally provides that such mortgage loans will all be serviced and administered pursuant to the series 2003-IQ5 pooling and servicing agreement (the governing document for the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, series 2003-IQ5 commercial mortgage securitization), which is expected to provide for servicing arrangements that are similar but not identical to those under the series 2003-C7 pooling and servicing agreement. Consequently, the trustee as holder of the Berkeley & Brown Buildings underlying mortgage loan will not have the ability to control the servicing or administration of that underlying mortgage loan. In addition, the legal and/or beneficial owners of the other non-trust loans secured by the Berkeley & Brown Buildings mortgaged real property have certain rights, directly or through representatives, under the series 2003-IQ5 pooling and servicing agreement, including with respect to arranging for and directing the servicing thereof and the appointment of a special servicer with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests. In addition, the depositor for the series 2003-IQ5 commercial mortgage securitization, subject to receipt of rating confirmations, may transfer special servicing of the various Berkeley & Brown Buildings mortgage loans to a servicer under a separate servicing agreement, thereby creating additional conflicts of interest. There can be no assurance as to what extent such new servicing agreement will provide for special servicing comparable to that provided for under the series 2003-C7 pooling and servicing agreement and/or the series 2003-IQ5 pooling and servicing agreement.

     The Interests of the Series 2003-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the controlling class of series 2003-C7 certificates will be entitled to: (a) appoint a representative having the rights and powers described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement; and (b) replace the special servicer, subject to satisfaction of the conditions described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Replacement of the Special Servicer by the Series

2003-C7 Controlling Class" in this prospectus supplement. Among other things, the series 2003-C7 controlling class representative may direct the special servicer to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund that the series 2003-C7 controlling class representative may consider advisable (except to the extent that the Westfield Shoppingtown Santa Anita non-trust loan noteholder or the class SU directing certificateholder may otherwise do so, except in the case of the Berkeley & Brown Buildings underlying mortgage loan or any related foreclosure property, and except that, in the case of The Bank of America Building Mortgage Loan, such right is subject to the Class BA certificateholder's consultation rights.).

     In the absence of significant losses on the underlying mortgage loans, the series 2003-C7 controlling class will be a non-offered class of series 2003-C7 certificates. The series 2003-C7 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2003-C7 controlling class certificateholder will exercise its rights and powers on behalf of the series 2003-C7 controlling class certificateholders, and it will not be liable to any other class of series 2003-C7 certificateholders for so doing.

     The Interests of the Holders of the Class BA Certificates and the Class SU Principal Balance Certificates and Class X-SU Certificates May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of certificates representing a majority interest in the class BA certificates will be entitled to designate a directing class BA certificateholder having the rights and powers with respect to The Bank of America Building underlying mortgage loan described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement. For so long as the total principal balance of the class BA certificates, net of any appraisal reduction amount with respect to The Bank of America Building underlying mortgage loan, is greater than, or equal to, 50% of the initial total principal balance of the class BA certificates, the class BA directing certificateholder, subject to the rights of the controlling class representative, can consult with the special servicer regarding various servicing actions with respect to The Bank of America Building underlying mortgage loan. Further, the holders of certificates representing a majority interest in the class SU principal balance certificates will be entitled to designate a directing class SU principal balance certificateholder having the rights and powers with respect to the Sheraton Universal Hotel underlying mortgage loan described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement. For so long as the total principal balance of the class SU principal balance certificates, net of any appraisal reduction amount with respect to the Sheraton Universal Hotel underlying mortgage loan, is greater than, or equal to, 25% of the initial total principal balance of the class SU principal balance certificates, the class SU directing certificateholder can direct and advise the special servicer regarding various servicing actions with respect to the Sheraton Universal Hotel underlying mortgage loan.

     None of the class BA certificates, class SU principal balance certificates or class X-SU certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the class BA directing certificateholder will exercise its rights and powers on behalf of the class BA certificateholders and the class SU directing certificateholder will exercise its rights and powers rights on behalf of the class SU principal balance certificateholders, and neither of those directing certificateholders will be liable to any other class of series 2003-C7 certificateholders for so doing.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

   o office

   o regional malls,

   o other anchored retail,

   o unanchored retail,

   o multifamily rental,

   o hotel, and

   o industrial/warehouse.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

   o the successful operation and value of the related mortgaged real property, and

   o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     Risks Associated with Commercial Condominium Ownership. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Jefferson Office Park, which mortgage loan represents 0.6% of the initial mortgage pool balance, are each secured by the related borrower's interest in one or more condominium units in the related building.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have a significant impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgage real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2003-C7 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

   o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

   o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 23 mortgaged real properties, securing 26.3% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of six (6) of those properties, securing 9.6% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan

     Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

   o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Office, Retail and Multifamily. Seventeen (17) of the mortgaged real properties, securing 39.8% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

     A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     1. the strength, stability, number and quality of the tenants;

     2. accessibility from surrounding highways/streets;

     3. the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     4. whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     5. the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Twenty-five (25) of the mortgaged real properties, securing 32.5% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     1. the strength, stability, number and quality of the tenants;

     2. tenants' sales;

     3. tenant mix;

     4. whether the subject property is in a desirable location;

     5. the physical condition and amenities of the subject building in relation to competing buildings;

     6. competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     7. whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     8. the financial condition of the owner of the subject property.

     We consider 20 of the subject retail properties, securing 28.1% of the initial mortgage pool balance, to be anchored, including shadow anchored; and five (5) of the subject retail properties, securing 4.4% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Twenty-nine (29) of the mortgaged real properties, securing 20.0% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     1. the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

     2. the physical condition and amenities of the subject apartment building in relation to competing buildings;

     3. the subject property's reputation;

     4. applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     5. local factory or other large employer closings;

     6. the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     7. compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     8. distance from employment centers and shopping areas; and

     9. the financial condition of the owner of the subject property.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

   o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--California, New York, Florida, Texas, Massachusetts, Maryland and New Jersey. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                     % OF INITIAL
                                       NUMBER OF       MORTGAGE
STATE                                 PROPERTIES     POOL BALANCE
----------------------------------   ------------   -------------
  California .....................        15             21.1%
  New York .......................         3             16.6%
  Florida ........................        17             14.0%
  Texas ..........................        12             11.2%
  Massachusetts ..................         5              8.7%
  Maryland .......................         2              8.5%
  New Jersey .....................         2              5.8%

     The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

   o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. Sixty-four (64) mortgage loans, representing 87.1% of the initial mortgage pool balance, of which 41 mortgage loans are in loan group no. 1, representing 84.0% of the initial loan group no. 1 balance, and 23 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans. Ten (10) of those balloon mortgage loans, representing 34.0% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 33.2% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 37.4% of the initial loan group no. 2 balance, respectively, are interest only balloon loans. In addition, five (5) mortgage loans, representing 12.9% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 16.0% of the initial loan group no. 1 balance, and 0 mortgage loans are in loan group no. 2, representing 0% of the initial loan group no. 2 balance, respectively, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest only loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

   o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 41.7% of the initial mortgage pool balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 64.9% of the initial mortgage pool balance. It has been confirmed to us by S&P and Moody's, however, that seven (7) mortgage loans in the mortgage pool each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Five (5) of those investment grade mortgage loans are among the seven (7) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, and the remaining two (2) of those investment grade mortgage loans are among the nineteen (19) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust. See "Description of the Mortgage Pool--General," "--Cross-Collateralized

     Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

   o The Mortgage Pool Will Include Leasehold Mortgage Loans. Three (3) mortgage loans, representing 7.2% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the related mortgaged real property, but not by the corresponding fee interest in the portion of the property that is subject to the ground lease. In addition, the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Fisher Brothers/Getty Trust Hotel Portfolio, representing 5.8% of the initial mortgage pool balance, is secured by a mortgage on the borrowers' interest in seven properties, one of which consists of the borrower's leasehold interest in the subject property and another of which consists of the borrower fee/leasehold interests in the subject property. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

   o Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Seven (7) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The five (5) largest of these separate groups represent 11.7%, 10.7%, 5.1%, 2.8% and 0.6%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. Two (2) of the foregoing groups of mortgage loans are also described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans," and "--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans," respectively, in this prospectus supplement.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and

     "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Two (2) of the seven (7) largest mortgage loans and/or groups of cross-collateralized mortgage loans in the trust, which are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" and "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan," respectively, in this prospectus supplement, and which represent 5.2% and 5.2%, respectively, of the initial mortgage pool balance, are each part of a split loan structure comprised one or more additional mortgage loans (not included in the trust) that are secured by the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. In that regard--

     (a) the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Berkeley & Brown Buildings are encumbered by a mortgage instrument that secures:

        (i) the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of $75,000,000, representing approximately 5.2% of the initial mortgage pool balance;

        (ii) two (2) other mortgage loans that will not be part of the trust fund, which mortgage loans are expected to have an aggregate principal balance as of the cut-off date of approximately $75,000,000, and which are pari passu in right of payment with the subject underlying mortgage loan; and

        (iii) two (2) other mortgage loans that will not be part of the trust fund, which mortgage loans are expected to have an aggregate principal balance as of the cut-off date of approximately $30,000,000, and which are subordinate in right of payment to the mortgage loans referred to in the preceding clauses (i) and (ii); and

     (b) the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Santa Anita is encumbered by a mortgage instrument that secures:

        (i) the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $75,831,205, representing 5.2% of the initial mortgage pool balance; and

        (ii) another subordinate mortgage loan that will not be part of the trust fund, which other mortgage loan has a principal balance as of the cut-off date of approximately $57,339,546, but respecting which the related borrower has the right to additional advances, subject to the satisfaction of certain conditions set forth in the related loan documents, up to a total loan amount for such subordinate loan of $104,000,000.


     The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged real property:

     1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2. reduced cash flow could result in deferred maintenance at the particular real property;

     3. if the holder of the subordinate debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

     With respect to each of the following mortgage loans that we intend to include in the trust, 100% of the direct or indirect equity interests in the related borrower have also been pledged to secure a related mezzanine loan or affiliate loan, in each case as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

     1. the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Fisher Brothers/Getty Trust Hotel Portfolio, which mortgage loan represents 5.8% of the initial mortgage pool balance, as to which the equity owners of the related borrower have pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $15,000,000;

     2. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Parklawn Building, which represents 6.9% of the initial mortgage pool balance, as to which there is a related mezzanine loan in the original principal amount of $61,640,100;

     3. seven (7) cross-collateralized and cross-defaulted underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sunchase Portfolio--Sunchase of Clearwater, Sunchase Portfolio--Boardwalk, Sunchase Portfolio--Sunchase East, Sunchase Portfolio--Sunchase North, Sunchase Portfolio--Eden Crossing, Sunchase Portfolio--Sunchase of Tampa and Sunchase Portfolio--Raintree, which mortgage loans collectively represent 5.1% of the initial mortgage pool balance, as to which there is a related mezzanine loan in the aggregate original principal amount of $13,828,000; and

     4. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Copper Point, which mortgage loan represents 0.4% of the initial mortgage pool balance, as to which there is a related mezzanine loan in the original principal amount of $1,700,000.

     Further, with respect to the following 10 mortgage loans that we intend to include in the trust, the equity holders of each of the related borrower have a right to obtain mezzanine financing from an approved lender, secured by a pledge of the direct or indirect ownership interests in that borrower, provided that certain requirements are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

     1. six (6) cross-collateralized and cross-defaulted underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as IMT South Florida Portfolio--Copperfield, IMT South Florida Portfolio--Pembroke Bay, IMT South Florida Portfolio--Polo Chase, IMT South Florida Portfolio--The Pointe, IMT South Florida Portfolio--Mediterranean Village and IMT South Florida Portfolio--University Club, respectively, which mortgage loans collectively represent 7.4% of the initial mortgage pool balance;


     2. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 10 Milk Street, which mortgage loan represents 2.6% of the initial mortgage pool balance;

     3. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Cherry Hill Centre, which mortgage loan represents 0.1% of the initial mortgage pool balance;

     4. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Heritage Drive Industrial, which mortgage loan represents 0.3% of the initial mortgage pool balance; and

     5. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rozelle Crossing Shopping Center, which mortgage loan represents 0.5% of the initial mortgage pool balance.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. The affiliate debt is secured by an entity's indirect ownership interest in the related borrower. While the mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and affiliate financing reduces the indirect equity of some or all of the principals of the related borrower in the subject mortgaged real property.

     Further, with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Bank of America Building, which represents 14.2% of the initial mortgage pool balance, the related borrower has the right to incur up to $5,000,000 in future unsecured loans from the direct or indirect owners of the equity interests in the related borrower solely for capital expenditures at the related property provided that, without limitation, those loans (a) are incurred in the ordinary course of business, (b) are not evidenced by a note, (c) do not exceed (in the aggregate) $5,000,000, (d) are payable only to the extent of available net cash, (e) automatically convert to equity if not repaid within a specified period of time (not to exceed one year) after being advanced and (f) are totally subordinated to The Bank of America Building underlying mortgage loan, with the subordinate lender having no right or remedy to enforce collection of its loan.

     See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Valley Plaza Shopping Center, Shops at Gainey Village, The Ridges and The Crescent, The Shops at Dynamite Creek and Young's Bay Shopping Center, respectively, which secure mortgage loans that collectively represent 12.8% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, A-3, A-4, B, C or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates, which have the shortest weighted average life of the offered certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of four (4) mortgaged real properties, securing 0.5% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates, transaction screens or document reviews referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other material follow-up measures, such Phase II environmental site assessment or other follow-up was performed.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where a material amount of these substances were present, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation or mitigation program to address the issue. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. In these cases, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified and/or some confirmation was sought that the responsible party was undertaking appropriate measures at the problem site.


     If the environmental investigations described above identified material or significant problems at or with respect to any of the respective mortgaged real properties, then:

   o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

   o the related borrower was required to take investigative and/or remedial action if no third party was identified as being responsible for the remediation;

   o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation;

   o a letter was obtained or was being sought from the applicable regulatory authority stating that no further action was required; and/or

   o the related borrower was required to obtain an environmental insurance policy.

     In the case of one (1) mortgaged real property, securing 1.1% of the initial mortgage pool balance, a Phase I consultant reported that the former operations of a neighboring property have impacted that mortgaged real property with subsurface petroleum constituents. A governmental agency provided a letter indicating that (a) the neighboring property is eligible for state funded cleanup and (b) the state will be responsible for the cleanup on the neighboring property (including any off-site migration of the petroleum).

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

   o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

   o the results of the environmental testing were accurately evaluated in all cases;

   o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

   o the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

   o the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks; and/or

   o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected all 81 of the mortgaged real properties, securing 100% of the initial mortgage pool balance, during the 12-month period preceding the cut-off date, to assess--

   o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

   o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover these costs.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

   o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

   o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

   o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

   o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     One (1) multi-property mortgage loan that we intend to include in the trust, representing 5.8% of the initial mortgage pool balance, is secured by mortgaged real properties located in two or more states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2003-C7 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-C7 certificates.

     Prior Bankruptcies. We are aware of four (4) mortgage loans that we intend to include in the trust, representing 2.3% of the initial mortgage pool balance, where the related borrower or a controlling principal in the related borrower has been a party to prior bankruptcy proceedings within the last 10 years. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding and others may, in the future, be a party to a bankruptcy proceeding.

     Additional Tenant Matters Related to the Berkeley & Brown Buildings Mortgaged Real Properties. With respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Berkeley & Brown Buildings, John Hancock Financial Services, Inc. leases approximately 61.8% of the aggregate net rentable area at those mortgaged real properties. In connection therewith, John Hancock Financial Services, Inc. has been provided with: (a) a right of first offer in connection with a sale of those mortgaged real properties, which may also apply to, and consequently could delay, a sale following a foreclosure of those properties; and (b) a right of first opportunity with respect to the leasing of any vacant space at the Berkeley & Brown Buildings mortgaged real properties. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Right of First Offer; Right of First Opportunity; Further Restrictions" in this prospectus supplement.

     John Hancock Life Insurance Company, an affiliate of John Hancock Financial Services, Inc., and the Berkeley & Brown Buildings borrower are parties to two property restriction and trademark license agreements, one for each building, which agreements, among other things, (a) restrict the right of the Berkeley & Brown Buildings borrower to lease more than two floors of the respective building on that mortgaged real property to a competitor of John Hancock Life Insurance Company, (b) restrict the right of the borrower to lease any space in the Berkeley & Brown Buildings mortgaged real properties to any domestic or foreign government or governmental agency, (c) require the Berkeley & Brown Buildings borrower to use the names "Stephen L. Brown Building" and "200 Berkeley Street" for the related properties, (d) limit the use of the marks and trademarks of "John Hancock", and (e) impose certain requirements on the Berkeley & Brown Buildings borrower with respect to the operation of the related mortgaged real property including, but not limited to, operating, maintaining and providing services in a manner comparable to similar first class office buildings in the geographic area, maintaining all permits, licenses and consents and prohibiting certain uses of and alterations of the related mortgaged real property. In the event of a default by the Berkeley & Brown Buildings borrower under either agreement, John Hancock Life Insurance Company has the right to collect liquidated damages in the aggregate amount under both agreements of $20,000,000 (as adjusted by the consumer price index). The payment of liquidated damages may adversely affect the Berkeley & Brown Buildings borrower's ability to make debt service coverage payments under the related underlying mortgage loan. In addition, John Hancock Life Insurance Company has the right to terminate the agreements within 30 days of certain events or upon 90 days prior written notice, without cause. Upon any termination of the agreements, the Berkeley & Brown Buildings borrower is required to refrain from referring to the building as the "Stephen L. Brown Building" and "200 Berkeley Street." This may adversely effect the marketability of the office space therein. However, the lender has notice and cure rights with respect to a default by the related borrower under that agreement. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--License Agreement" in this prospectus supplement.

     Further, pursuant to the two space leases at the Berkeley & Brown Buildings mortgaged real properties between John Hancock Financial Services, Inc. as tenant and the Berkeley & Brown Buildings borrower, and a certain space lease at the nearby property known as John Hancock Tower between John Hancock Financial Services, Inc. as tenant and the owner of John Hancock Tower, John Hancock Financial Services, Inc., has the right to an aggregate of 1,077 parking spaces at a nearby garage, as tenant in the three buildings. Those three leases do not allocate the aggregate 1,077 parking space entitlement among the three buildings or the respective tenants, nor do they apportion the parking space requirement among the respective lessors under each of those space leases. As a result, there could be conflicting claims with respect to those 1,077 parking spaces, especially if the leases are assigned to third parties. In the event that John Hancock Financial Services, Inc. makes a claim for the entire 1,077 parking spaces under its leases with the Berkeley & Brown Buildings borrower, and the borrower is unable to provide those spaces, John Hancock Financial Services, Inc. or its successor may be able to assert that the Berkeley & Brown Buildings borrower is in default under one or both of the space leases at the Berkeley & Brown Buildings mortgaged real property. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Parking Spaces" in this prospectus supplement.

     Future Terrorist Attacks and Military Actions May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the mortgaged real properties. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                       DESCRIPTION OF THE MORTGAGE POOL
GENERAL

     We intend to include the 69 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance (which excludes The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion) of $1,454,144,338. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     Loan group no. 1 will consist of all of the mortgage loans backing the series 2003-C7 certificates that are secured by property types other than multifamily, together with the Dadeland Vista Apartments Mortgage Loan. Loan group no. 1 will consist of 46 mortgage loans, with an Initial Loan Group No. 1 Balance of $1,166,597,664, representing approximately 80.2% of the Initial Mortgage Pool Balance.

     Loan group no. 2 will consist of all of the mortgage loans backing the series 2003-C7 certificates that are secured by multifamily properties (other than the Dadeland Vista Apartments Mortgage Loan). Loan group no. 2 will consist of 23 mortgage loans, with an Initial Loan Group No. 2 Balance of $287,546,674, representing approximately 19.8% of the Initial Mortgage Pool Balance. See Annex B--Certain Information Regarding Multifamily Properties.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of the mortgage loans included in the trust (exclusive of The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion), the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1 (exclusive of The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion), and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (exclusive of The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,039,300 to $206,700,000, and the average of those cut-off date principal balances is $21,074,556.

     Each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller from whom we acquired the mortgage loan, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Subject to the discussion under "--Split Loan Structures" below, that mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that seven (7) of the mortgage loans that we intend to include in the trust, representing 43.5% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

   o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

   o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of each of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the related Pooled Portion).

   o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

   o When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of each of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the related Pooled Portion).

   o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

   o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

THE POOLED AND NON-POOLED PORTIONS OF THE BANK OF AMERICA BUILDING MORTGAGE LOAN AND THE SHERATON UNIVERSAL HOTEL MORTGAGE LOAN

     The Bank of America Building Pooled and Non-Pooled Portions. For purposes of distributions on the series 2003-C7 certificates, The Bank of America Building Mortgage Loan will be treated as if it consists of two portions, which we refer to as The Bank of America Building Pooled Portion and The Bank of America Building Non-Pooled Portion, respectively. The Bank of America Building Pooled Portion consists of $206,700,000 of the entire cut-off date principal balance of The Bank of America Building Mortgage Loan and The Bank of America Building Non-Pooled Portion consists of the remaining $5,800,000 of the cut-off date principal balance of The Bank of America Building Mortgage Loan. The class BA certificates represent beneficial ownership of The Bank of America Building Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on The Bank of America Building Mortgage Loan that are allocable to The Bank of America Building Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 2003-C7 certificates will be entitled to receive collections of principal and interest on The Bank of America Building Mortgage Loan that are allocable to The Bank of America Building Pooled Portion. As and to the extent described under "--The Bank of America Building Pooled and Non-Pooled Portions--Allocation of Payments" below, the rights of the holders of the class BA certificates to receive payments of principal and interest to which they are entitled with respect to The Bank of America Building Mortgage Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2003-C7 certificates to receive payments of principal and interest to which they are entitled with respect to The Bank of America Building Mortgage Loan.

     Allocation of Payments. On or prior to each payment date, amounts received during the related collection period with respect to The Bank of America Building Mortgage Loan, together with any amounts advanced with respect to The Bank of America Building Mortgage Loan, subject to adjustment for interest reserve amounts with respect to The Bank of America Building Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to The Bank of America Building Mortgage Loan under the series 2003-C7 pooling and servicing agreement, will be applied as follows:

   o first, for inclusion in Available P&I Funds, as interest accrued with respect to The Bank of America Building Pooled Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of The Bank of America Building Pooled Portion, through but not including the then-most recent due date for The Bank of America Building Mortgage Loan, to the extent not previously received or advanced;

   o second, for inclusion in Available P&I Funds, as principal on The Bank of America Building Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of The Bank of America Building Pooled Portion immediately prior to the subject payment date and (2) the entire portion of the Total Principal Payment Amount for the subject payment date that is allocable to The Bank of America Building Mortgage Loan;

   o third, for inclusion in the Available P&I Funds, as a reimbursement with respect to The Bank of America Building Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to The Bank of America Building Mortgage Loan that were not otherwise borne by the holders of the class BA certificates and that have not been previously reimbursed;

   o fourth, for inclusion in the Class BA Available P&I Funds, as interest with respect to The Bank of America Building Non-Pooled Portion, accrued (on an Actual/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of The Bank of America Building Non-Pooled Portion, through but not including the then-most recent due date for The Bank of America Building Mortgage Loan, to the extent not previously received or advanced;

   o fifth, for inclusion in the Class BA Available P&I Funds, as principal of The Bank of America Building Non-Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of The Bank of America Building Non-Pooled Portion immediately prior to the subject payment date and (2) the excess, if any, of (a) the entire portion of the Total Principal Payment Amount for the subject payment date that is allocable to The Bank of America Building Mortgage Loan, over (b) the payments of principal to be made with respect to The Bank of America Building Pooled Portion on that payment date in accordance with clause second above; and

   o sixth, for inclusion in the Class BA Available P&I Funds, as a reimbursement with respect to The Bank of America Building Non-Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to The Bank of America Building Mortgage Loan that were borne by the holders of the class BA certificates and that have not been previously reimbursed.

     The Sheraton Universal Hotel Pooled and Non-Pooled Portions. For purposes of distributions on the series 2003-C7 certificates, the Sheraton Universal Hotel Mortgage Loan will be treated as if it consists of two portions, which we refer to as the Sheraton Universal Hotel Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion, respectively. The Sheraton Universal Hotel Pooled Portion consists of $20,000,000 of the entire cut-off date principal balance of the Sheraton Universal Hotel Mortgage Loan and the Sheraton Universal Hotel Non-Pooled Portion consists of the remaining $11,000,000 of the cut-off date principal balance of the Sheraton Universal Hotel Mortgage Loan. The Class SU Principal Balance Certificates and the class X-SU certificates represent beneficial ownership of the Sheraton Universal Hotel Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Sheraton Universal Hotel Mortgage Loan that are allocable to the Sheraton Universal Hotel Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 2003-C7 certificates will be entitled to receive collections of principal and interest on the Sheraton Universal Hotel Mortgage Loan that are allocable to the Sheraton Universal Hotel Pooled Portion. Each of the Sheraton Universal Hotel Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion will be deemed to accrue interest at the same rate and on the same terms as the Sheraton Universal Hotel Mortgage Loan. As and to the extent described under "--The Sheraton Universal Hotel Pooled and Non-Pooled Portions--Allocation of Payments" below, the rights of the holders of the Class SU Principal Balance Certificates and the class X-SU certificates to receive payments of principal and interest to which they are entitled with respect to the Sheraton Universal Hotel Mortgage Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2003-C7 certificates to receive payments of principal and interest to which they are entitled with respect to the Sheraton Universal Hotel Mortgage Loan.

     Allocation of Payments. On or prior to each payment date, amounts received during the related collection period with respect to the Sheraton Universal Hotel Mortgage Loan, together with any amounts advanced with respect to the Sheraton Universal Hotel Mortgage Loan, subject to adjustment for interest reserve amounts with respect to the Sheraton Universal Hotel Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the Sheraton Universal Hotel Mortgage Loan under the series 2003-C7 pooling and servicing agreement, will be applied as follows:

   o first, for inclusion in Available P&I Funds, as interest accrued with respect to the Sheraton Universal Hotel Pooled Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Sheraton Universal Hotel Pooled Portion, through but not including the then-most recent due date for the Sheraton Universal Hotel Mortgage Loan, to the extent not previously received or advanced;

   o second, for inclusion in Available P&I Funds, as principal on the Sheraton Universal Hotel Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Sheraton Universal Hotel Pooled Portion immediately prior to the subject payment date and (2) the entire portion of the Total Principal Payment Amount for the subject payment date that is allocable to the Sheraton Universal Hotel Mortgage Loan;

   o third, for inclusion in the Available P&I Funds, as a reimbursement with respect to the Sheraton Universal Hotel Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Sheraton Universal Hotel Mortgage Loan that were not otherwise borne by the holders of the Class SU Principal Balance Certificates and that have not been previously reimbursed;

   o fourth, for inclusion in the Class SU Available P&I Funds, as interest with respect to the Sheraton Universal Hotel Non-Pooled Portion, accrued (on an Actual/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Sheraton Universal Hotel Non-Pooled Portion, through but not including the then-most recent due date for the Sheraton Universal Hotel Mortgage Loan, to the extent not previously received or advanced;

   o fifth, for inclusion in the Class SU Available P&I Funds, as principal of the Sheraton Universal Hotel Non-Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Sheraton Universal Hotel Non-Pooled Portion immediately prior to the subject payment date and
     (2) the excess, if any, of (a) the entire portion of the Total Principal Payment Amount for the subject payment date that is allocable to the Sheraton Universal Hotel Mortgage Loan, over (b) the payments of principal to be made with respect to the Sheraton Universal Hotel Pooled Portion on that payment date in accordance with clause second above; and

   o sixth, for inclusion in the Class SU Available P&I Funds, as a reimbursement with respect to the Sheraton Universal Hotel Non-Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Sheraton Universal Hotel Mortgage Loan that were borne by the holders of the Class SU Principal Balance Certificates and that have not been previously reimbursed.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 16 mortgage loans, representing 25.1% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represent at least 1.0% of the Initial Mortgage Pool Balance.

                                                                                                                     % OF INITIAL
                                                                                                   NUMBER OF           MORTGAGE
                      CROSS-COLLATERALIZED GROUPS/PROPERTY NAMES                                 MORTGAGE LOANS      POOL BALANCE
---------------------------------------------------------------------------------------------   ----------------     -------------
IMT South Florida Portfolio (IMT South Florida Portfolio--Copperfield, IMT South
 Florida Portfolio--Pembroke Bay, IMT South Florida Portfolio--Polo Chase, IMT South
 Florida Portfolio--The Pointe, IMT South Florida Portfolio--Mediterranean Village and
 IMT South Florida Portfolio--University Club) .......................................                  6                7.4%
Sunchase Portfolio (Sunchase Portfolio--Sunchase of Clearwater, Sunchase
 Portfolio--Boardwalk, Sunchase Portfolio--Sunchase East, Sunchase Portfolio--Sunchase
 North, Sunchase Portfolio--Eden Crossing, Sunchase Portfolio--Sunchase of Tampa and
 Sunchase Portfolio--Raintree) .......................................................                  7                5.1%

     The following table identifies, by the name of the property or property group set forth on Annex A-1 to this prospectus supplement, each multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

                                                                                                              % OF INITIAL
                                                                                               NUMBER OF       MORTGAGE
                   MULTI-PROPERTY MORTGAGE LOAN/PROPERTY NAME                                  PROPERTIES     POOL BALANCE
--------------------------------------------------------------------------------------------   ------------   -------------
Fisher Brothers/Getty Trust Hotel Portfolio (Radisson-Fort Worth, Radisson-
 Indianapolis, Crowne Plaza Beverly Hills, Embassy Suites Houston, Hilton Nassau
 Bay, Radisson-Indianapolis Airport and Radisson-Milford) ......................                         7             5.8%
Berkeley & Brown Buildings (200 Berkeley Street and Stephen L. Brown Building) .                         2             5.2%
US Housing Portfolio (Kenneth Park Apartments, Sunrise Meadows Apartments, Grove
 at Manzanita Apartments, Granite Springs Apartments, The Summit at Fair Oaks
 Apartments and Ridgestone Apartments ..........................................                         6             1.6%

     The following table identifies four (4) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans or groups of mortgage loans that may or may not be cross-collateralized but represent at least 1.0% of the Initial Mortgage Pool Balance.

                                                                                                                 % OF INITIAL
                                                                                                 NUMBER OF         MORTGAGE
                                      PROPERTY NAMES                                          MORTGAGE LOANS     POOL BALANCE
------------------------------------------------------------------------------------------   ----------------   -------------
IMT South Florida Portfolio (IMT South Florida Portfolio--Copperfield, IMT South
 Florida Portfolio--Pembroke Bay, IMT South Florida Portfolio--Polo Chase, IMT South
 Florida Portfolio--The Pointe, IMT South Florida Portfolio--Mediterranean Village and
 IMT South Florida Portfolio--University Club), Chimney Rock Apartments, Westward
 Square Apartments, Bryton Hill Apartments and Wilshire Apartments .......................          10               11.7%
Valley Plaza Shopping Center and Visalia Mall ............................................           2               10.7%
Sunchase Portfolio (Sunchase Portfolio--Sunchase of Clearwater, Sunchase
 Portfolio--Boardwalk, Sunchase Portfolio--Sunchase East, Sunchase Portfolio--Sunchase
 North, Sunchase Portfolio--Eden Crossing, Sunchase Portfolio--Sunchase of Tampa and
 Sunchase Portfolio--Raintree) ...........................................................           7                5.1%
Northwest Marketplace and Hillview Shopping Center .......................................           2                2.8%

     Except for one multi-property mortgage loan, representing 1.6% of the Initial Mortgage Pool Balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through one of the following: (a) delivery of an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) delivery of an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance. All of the cross-collateralized mortgage loans that allow for defeasance, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     With respect to six (6) cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust, five of which have the same borrower and one of which has a related borrower, secured by the IMT South Florida Portfolio Mortgaged Properties, collectively representing 7.4% of the Initial Mortgage Pool Balance, each of those mortgage loans provides the applicable borrower with a one-time right to transfer the related mortgaged real property separately from the other IMT South Florida Portfolio Mortgaged Properties, and obtain a release of the related loan from the cross-collateralizing and cross-defaulting provisions, upon the satisfaction of certain conditions, including, without limitation: (a) no event of default exists, (b) in the lender's reasonable determination, the proposed transferee or its "principals" (managing members, general partners, principal shareholders, or holders of at least 10% ownership interest in transferee) have demonstrated expertise in owning and operating similar properties; (c) the transferee or its principals have aggregate net worth and liquidity reasonably acceptable to the lender; (d) the transferee assumes the obligations of the applicable borrower under the related loan documents; (e) the transferee designates principals with aggregate net worth and liquidity reasonably acceptable to the lender to execute a guaranty and environmental indemnity in favor of the lender; and (f) each applicable rating agency has confirmed that the transfer will not result in a downgrade, qualification or withdrawal of any ratings then assigned by such rating agencies to any class of series 2003-C7 certificates. Upon such transfer and assumption, the original borrower and the original guarantors will be released from liability under the loan documents for the applicable loan accruing after the transfer. The original borrowers and original guarantors shall remain liable for contamination of the applicable mortgaged real property with hazardous substances occurring prior to such transfer.

     With respect to the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance, the related loan documents allow for the release of certain of the related mortgaged real properties and a termination of the cross-collateralization and cross-defaulting provisions with respect to the mortgaged real properties being released, subject to a prepayment with a yield maintenance premium or through partial or full defeasance, as set forth in "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance" in this prospectus supplement.

     With respect to seven (7) cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust, having related borrowers and secured by the Sunchase Portfolio Mortgaged Properties, collectively representing 5.1% of the Initial Mortgage Pool Balance, each of those mortgage loans provides the applicable borrower with a one-time right to transfer the related mortgaged real property separately from the related mortgaged real properties which are cross-collateralized therewith, and obtain a release of the related loan from the cross-collateralizing and cross-defaulting provisions, upon the satisfaction of certain conditions, including, without limitation: (a) no event of default exists; (b) in the lender's reasonable determination, the proposed transferee or its "principals" (managing members, general partners, principal shareholders, or holders of at least 15% ownership interest in transferee) have demonstrated expertise in owning and operating similar properties; (c) the transferee or its principals have aggregate net worth and liquidity reasonably acceptable to the lender; (d) the transferee assumes the obligations of the applicable borrower under the related loan documents; (e) the transferee designates principals with aggregate net worth and liquidity reasonably acceptable to the lender to execute a guaranty and environmental indemnity in favor of the lender; and (f) the mezzanine loan is prepaid or defeased as required in the mezzanine loan documents. Upon such transfer and assumption the original borrower and the original guarantors will be released from liability under the loan documents for the applicable loan, except to the extent pertaining to contamination of the properties with hazardous substances prior to such transfer.

ADDITIONAL PARTIAL RELEASES

     With respect to The Parklawn Building Mortgage Loan, representing 6.9% of the Initial Mortgage Pool Balance, the related loan documents allow for the release of certain parking lots from the lien of the mortgage as set forth in "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Description of Fee and Leasehold Mortgage" in this prospectus supplement.

     In addition, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates.  Subject, in some cases, to a next business day convention--

   o one (1) of the mortgage loans that we intend to include in the trust, representing 5.2% of the Initial Mortgage Pool Balance, provides for scheduled debt service payments to be due on the ninth day of each month, and

   o sixty-eight (68) of the mortgage loans that we intend to include in the trust, representing 94.8% of the Initial Mortgage Pool Balance, provide for scheduled debt service payments to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

   o a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

   o that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 3.777% per annum to 6.875% per annum, and the weighted average of those mortgage interest rates was 5.113% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

     Balloon Loans. Sixty-four (64) of the mortgage loans that we intend to include in the trust, representing 87.1% of the Initial Mortgage Pool Balance, of which 41 mortgage loans are in loan group no. 1, representing 84.0% of the Initial Loan Group No. 1 Balance, and 23 mortgage loans are in loan group no. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by--

   o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

   o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Ten (10) of the Balloon Loans identified in the prior paragraph, representing 34.0% of the Initial Mortgage Pool Balance, of which four (4) mortgage loans are in loan group no. 1, representing 33.2% of the Initial Loan Group No. 1 Balance, and six (6) mortgage loans are in loan group no. 2, representing 37.4% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 10 of the Balloon Loans identified in the prior paragraph, representing 11.7% of the Initial Mortgage Pool Balance, of which two (2) mortgage loans are in loan group no. 1, representing 5.2% of the Initial Loan Group No. 1 Balance, and eight (8) mortgage loans are in loan group no. 2, representing 37.7% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. Five (5) of the mortgage loans that we intend to include in the trust, representing 12.9% of the Initial Mortgage Pool Balance, of which five
(5) mortgage loans are in loan group no. 1, representing 16.0% of the Initial Loan Group No. 1 Balance, and 0 mortgage loans are in loan group no. 2, representing 0% of the Initial Loan Group No. 2 Balance, respectively, are ARD Loans and are characterized by the following features:

   o A maturity date that is at least 25 years following origination.

   o The designation of an anticipated repayment date that is generally five to fifteen years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

   o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than twelve months prior to the related anticipated repayment date.

   o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

   o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

   o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

   o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     In the case of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                                                                                    ALL
                                         BALLOON LOANS                ARD LOANS               MORTGAGE LOANS
                                   -------------------------- -------------------------- -------------------------
                                                LOAN    LOAN               LOAN    LOAN               LOAN   LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- ------- ---------- ------- ------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     180      180     120       180      180   NA          180      180    120
Minimum ..........................      60       60      60        78       78   NA           60       60     60
Weighted Average .................      91       98      68        99       99   NA           92       98     68

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................     177      177     119       178      178   NA          178      178    119
Minimum ..........................      53       53      53        76       76   NA           53       53     53
Weighted Average .................      89       97      65        97       97   NA           90       97     65

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360       360      360   NA          360      360    360
Minimum ..........................     300      300     360       300      300   NA          300      300    360
Weighted Average .................     344      340     360       343      343   NA          344      340    360

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360       359      359   NA          360      360    360
Minimum ..........................     296      296     353       298      298   NA          296      296    353
Weighted Average .................     343      338     359       341      341   NA          343      339    359

     The calculation of original and remaining amortization terms in the foregoing table does not take into account: (a) The Bank of America Building Mortgage Loan, The Parklawn Building Mortgage Loan, the IMT South Florida Portfolio Mortgage Loans, the Berkeley & Brown Buildings Mortgage Loan and the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Young's Bay Shopping Center, each of which provides for payments of interest only until the related stated maturity date; and (b) the Sheraton Universal Hotel Mortgage Loan, which provides for a non-standard amortization schedule following an initial interest-only period. In addition, with respect to nine (9) other mortgage loans that we intend to include in the trust, representing 10.3% of the Initial Mortgage Pool Balance, of which one (1) mortgage loan is in loan group no. 1, representing 3.5% of the Initial Loan Group No. 1 Balance, and eight (8) mortgage loans are in loan group no. 2, representing 37.7% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. The mortgage loans that we intend to include in the trust generally provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

   o a prepayment lock-out/defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

   o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium, a premium calculated as a percentage (which can decline over time) of the amount prepaid, or other additional consideration for the prepayment, and

   o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     Sixty-seven (67) of the mortgage loans that we intend to include in the trust, representing 93.9% of the Initial Mortgage Pool Balance, of which 44 mortgage loans are in loan group no. 1, representing 92.4% of the Initial Loan Group No. 1 Balance, and 23 mortgage loans are in loan group no. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, currently provide for a prepayment lockout/defeasance period.

     The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance, which mortgage loan is in loan group no. 1 and represents 7.3% of the Initial Loan Group No. 1 Balance, is prepayable with yield maintenance and also provides that after the expiration of two years after the issuance of the series 2003-C7 certificates, the borrower may obtain the release of all or a portion of the related Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties through defeasance. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Interest Rates; Application of Interest and Principal Payments; Prepayments; Defeasance" in this prospectus supplement.

     One (1) of the other mortgage loans that we intend to include in the trust, representing 0.3% of the Initial Mortgage Pool Balance, which mortgage loan is in loan group no. 1 and represents 0.4% of the Initial Loan Group No. 1 Balance, does not provide for a prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date and is currently prepayable together with a yield maintenance charge.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans-- Prepayment Provisions--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans," most of the underlying mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or, if applicable, properties from the related mortgage lien by delivering Government Securities. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, 67 of the mortgage loans that we intend to include in the trust provide for prepayment lock-out periods. The initial prepayment lock-out period for each such underlying mortgage loan is followed by a prepayment lock-out/defeasance period during which principal prepayments are still prohibited, except in certain cases during the final one to twelve months of the loan term during which the open prepayment period is in effect. Set forth below is information regarding the remaining terms of the prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently provide for a prepayment lockout period--

   o the maximum remaining prepayment lock-out/defeasance period as of the cut-off date is 177 months with respect to the entire mortgage pool, 177 months with respect to loan group no. 1 and 118 months with respect to loan group no. 2,

   o the minimum remaining prepayment lock-out/defeasance period as of the cut-off date is 53 months with respect to the entire mortgage pool, 53 months with respect to loan group no. 1 and 53 months with respect to loan group no. 2, and

   o the weighted average remaining prepayment lock-out/defeasance period as of the cut-off date is 88 months with respect to the entire mortgage pool, 95 months with respect to loan group no. 1 and 63 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans-- Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Two (2) of the mortgage loans that we intend to include in the trust, representing 6.1% of the Initial Mortgage Pool Balance, both of which mortgage loans are in loan group no. 1, representing 7.6% of the Initial Loan Group No. 1 Balance, do not provide for a prepayment lockout or prepayment lockout/defeasance period as of the cut-off date and are currently prepayable with the payment of an additional amount equal to the greater of--

   o an amount calculated based on a yield maintenance formula, and

   o 1.0% of the amount prepaid.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. Fifty-three (53) of the mortgage loans that we intend to include in the trust, representing 95.2% of the Initial Mortgage Pool Balance, of which 32 mortgage loans are in loan group no. 1, representing 94.8% of the Initial Loan Group No. 1 Balance, and 21 mortgage loans are in loan group no. 2, representing 96.7% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period. That open prepayment period generally begins not more than twelve months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

     With respect to the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance, the related loan documents allow for the release of certain of the related mortgaged real properties, subject to a prepayment with a yield maintenance premium, as set forth in "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance" in this prospectus supplement.

     Defeasance Loans. Sixty-seven (67) of the mortgage loans that we intend to include in the trust, representing 93.9% of the Initial Mortgage Pool Balance, of which 44 mortgage loans are in loan group no. 1, representing 92.4% of the Initial Loan Group No. 1 Balance, and 23 mortgage loans are in loan group no. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

   o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

   o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

     Most of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be defeased or partially defeased during the applicable defeasance period, whereupon the mortgage on the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower must deliver one of the following : (a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of

(i) 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     With respect to the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance, the related loan documents allow for the release of the related mortgaged real properties through partial or full defeasance at a time when principal prepayments are permitted, all as described in "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance" in this prospectus supplement.

     All of the cross-collateralized mortgage loans that allow for defeasance, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust, provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2003-C7 certificates.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

   o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

   o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.


     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

   o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

     1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

     2. the reasonable acceptability of the transferee to the lender;

   o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

   o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

   o issuance by the borrower of new partnership or membership interests;

   o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

   o a transfer of non-controlling ownership interests in the related borrower;

   o a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain conditions specified in the related mortgage loan documents;

   o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

   o other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURES

     The mortgage pool will include two (2) mortgage loans that are each part of a separate split loan structure. Each of those split loan structures consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular split loan structure is evidenced by a separate promissory note. The aggregate debt, however, represented by the entire split loan structure is secured by a single mortgage or deed of trust on the related mortgaged real property. The mortgage loans constituting a particular split loan structure are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a split loan structure, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement and/or may be effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a split loan structure.

     The following two (2) underlying mortgage loans are each part of a separate split loan structure:

  1. The Berkeley & Brown Buildings Mortgage Loan, which has an unpaid principal balance of $75,000,000 and represents 5.2% of the Initial Mortgage Pool Balance, is part of a split loan structure comprised of five
     (5) mortgage loans that are all secured by the Berkeley & Brown Buildings Mortgaged Properties. The Berkeley & Brown Buildings Mortgage Loan is: (a) pari passu in right of payment with one of the Berkeley & Brown Buildings Non-Trust Pari Passu Loans, which has an unpaid principal balance of $50,000,000, is currently held by Morgan Stanley Mortgage Capital Inc. and is expected to be included in a separate commercial mortgage securitization; (b) pari passu in right of payment with the second Berkeley & Brown Buildings Non-Trust Pari Passu Loan, which has an unpaid principal balance of $25,000,000 and is, together with the two Berkeley & Brown Buildings Non-Trust Subordinate Loans and other commercial and multifamily mortgage loans, expected to be included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5; and (c) senior in right of payment to the two Berkeley & Brown Buildings Berkeley & Brown Buildings Non-Trust Subordinate Loans, which have an aggregate unpaid principal balance of $30,000,000, are pari passu in right of payment with each other and are, together with the $25,000,000 Berkeley & Brown Buildings Non-Trust Pari Passu Loan and other commercial and multifamily mortgage loans, expected to be included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5. The series 2003-IQ5 certificates are expected to be issued prior to the initial issuance of the series 2003-C7 certificates. See "--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" below in this prospectus supplement.

  2. The Westfield Shoppingtown Santa Anita Mortgage Loan, with an unpaid principal balance of $75,831,205, representing 5.2% of the Initial Mortgage Pool Balance, is part of a split loan structure comprised of two (2) mortgage loans that are both secured by the Westfield Shoppingtown Santa Anita Mortgaged Property. The payment priority between the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan is such that, prior to the occurrence of certain specified uncured events of default, the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan are pari passu in right of payment and, subsequent to such an event of default, the Westfield Shoppingtown Santa Anita Mortgage Loan will be senior in right of payment to the Westfield Shoppingtown Santa Anita Non-Trust Loan. See "--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" below in this prospectus supplement.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include eight (8) mortgage loans and/or groups of cross-collateralized mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5.0% of the Initial Mortgage Pool Balance.

 THE BANK OF AMERICA BUILDING MORTGAGE LOAN

     General. The Bank of America Building Pooled Portion has a cut-off date principal balance of $206,700,000, representing 14.2% of the Initial Mortgage Pool Balance. The Bank of America Building Mortgage Loan is secured by a first priority mortgage lien on the fee interest of The Bank of America Building Borrower in The Bank of America Building Mortgaged Property. The Bank of America Building Mortgaged Property is a class A office building aggregating approximately 1,111,219 square feet consisting of an office building, which includes approximately 58,553 square feet of retail/storage space located at 335 Madison Avenue in midtown Manhattan, New York, New York. See "--The Mortgaged Property" below.

     For purposes of distributions on the series 2003-C7 certificates, The Bank of America Building Mortgage Loan will be treated as if it consists of two portions, which we refer to as The Bank of America Building Pooled Portion and The Bank of America Building Non-Pooled Portion, respectively. The Bank of America Building Pooled Portion consists of $206,700,000 of the entire cut-off date principal balance of The Bank of America Building Mortgage Loan and The Bank of America Building Non-Pooled Portion consists of the remaining $5,800,000 of the cut-off date principal balance of The Bank of America Building Mortgage Loan. The class BA certificates represent the beneficial ownership of the Bank of America Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Bank of America Mortgage Loan that are allocable to the Bank of America Non-Pooled Portion. See "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Bank of America Building Pooled and Non-Pooled Portions" and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement.

     S&P and Moody's have confirmed to us that The Bank of America Building Pooled Portion has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA-/Baa1 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The Bank of America Building Borrower is 335 Madison Avenue LLC, a Delaware limited liability company. The Bank of America Building Borrower is a single member limited liability company ultimately owned by Milstein Family Holdings, LLC, whose principals are members of the Milstein family, including Edward L. Milstein.

     The sponsor of The Bank of America Building Borrower ("The Bank of America Building Sponsor") is Edward L. Milstein and the Milstein Family. The Milstein Family real estate portfolio includes office, residential and hotel properties in the United States.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Bank of America Building Mortgage Loan is a ten-year, interest-only loan with a stated maturity date of August 11, 2013. The Bank of America Building Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity date, in the absence of default, The Bank of America Building Mortgage Loan will accrue interest at 5.515% per annum.

     On the eleventh day of each month ending prior to the stated maturity date, The Bank of America Building Borrower is required to make an interest-only payment on The Bank of America Building Mortgage Loan. The Bank of America Building Borrower is also required to make the reserve and escrow payments as described under "--Reserves and Escrows" below.

     The Bank of America Building Borrower is prohibited from voluntarily prepaying The Bank of America Building Mortgage Loan in whole or in part prior to February 11, 2013. From and after February 11, 2013, The Bank of America Building Borrower may prepay The Bank of America Building Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Bank of America Building Borrower may defease The Bank of America Building Mortgage Loan, in whole only, at any time after the expiration of two years following the date of initial issuance of the series 2003-C7 certificates and prior to its optional prepayment date (the date on which it may voluntarily prepay without payment of any consideration), and by doing so obtain the release of The Bank of America Building Mortgaged Property. A defeasance will be effected by The Bank of America Building Borrower's pledging substitute collateral that consists of non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of The Bank of America Building Borrower under The Bank of America Building Mortgage Loan and that are sufficient to pay off The Bank of America Building Mortgage Loan in its entirety on its optional prepayment date. The Bank of America Building Borrower's right to defease The Bank of America Building Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C7 certificates by such rating agency.

     Other Subordinate Debt. The Bank of America Building Borrower has the right to incur up to $5,000,000 in future unsecured loans from the direct or indirect owners of equity interests in The Bank of America Building Borrower solely for capital expenditures, provided that, without limitation, those loans
(a) are incurred in the ordinary course of business, (b) are not evidenced by a note, (c) do not exceed (in the aggregate) $5,000,000, (d) are payable only to the extent of available net cash, (e) automatically convert to equity if not repaid within a specified period of time (not to exceed one year) after being advanced, and (f) are totally subordinated to The Bank of America Building Mortgage Loan, with the subordinate lender having no right or remedy to enforce collection of its loan.

     The Mortgaged Property. The Bank of America Building Mortgaged Property is a class A office building containing a total of approximately 1,111,219 rentable square feet, consisting of approximately 1,052,666 square feet of office space and approximately 58,553 square feet of retail/storage space located in the vicinity of Grand Central Station in midtown Manhattan, New York, New York. The Bank of America Building was originally built in 1913 and was substantially renovated in 1983. The Bank of America Building features an interior atrium/courtyard providing natural light through the central core of all floors. The location of the Bank of America Building Mortgaged Property offers convenient accessibility to the area's primary transportation facilities, shopping and local attractions, including Rockefeller Center, Empire State Building and Fifth Avenue. Office tenants include The Bank of America, Towers, Perrin, Forster & Crosby, Inc. Enhance Financial Services Group, Inc. (Radian), Itochu International and ABN AMRO Bank. As of June 30, 2003, The Bank of America Building was 99.0% leased and 93.6% occupied.

     The table below provides the indicated tenant and lease information at The Bank of America Building as of June 30 2003.

    FIVE LARGEST TENANTS AT THE BANK OF AMERICA BUILDING MORTGAGED PROPERTY

                                                    % OF TOTAL       % OF TOTAL        RATINGS         LEASE
TENANT                             SQUARE FEET     SQUARE FEET     BASE REVENUES     S&P/MOODY'S     EXPIRATION
-------------------------------   -------------   -------------   ---------------   -------------   -----------
Bank of America ...............      165,016           14.8%            12.8%       A+/Aa2           12/31/13
Towers, Perrin, Forster &
 Crosby, Inc. .................      136,405           12.3             12.3        NR/NR             3/31/08
Enhance Financial Services
 Group, Inc. (Radian) .........      121,093           10.9             12.3        A/A2              8/31/15
Itochu International ..........      119,365           10.7             10.1        BB+/Ba3          10/31/06
ABN AMRO Bank .................       97,427            8.8              8.0        AA-/Aa3          12/31/06
                                     -------           ----             ----
TOTAL .........................      639,306           57.5%            55.6%

     The following should be noted with respect to the table above--

   o The total square foot percentage and the total base revenues percentage presented above may not reflect the exact sum of the information in the related columns due to rounding.

   o Bank of America leases 165,016 square feet of office space, with the majority of the space (145,615 square feet) expiring in December 2013 and the balance (19,401 square feet) expiring in December 2006.

   o The Bank of America space excludes the square footage and rent for the executed retail/storage lease, which is expected to be in occupancy within six months and is included as square feet leased. This lease expires on December 31, 2018.

   o ABN AMRO no longer occupies its space. It has sublet the 17th floor and is marketing the 16th floor and part of the 14th floor.

 LEASE EXPIRATION SCHEDULE FOR THE BANK OF AMERICA BUILDING MORTGAGED PROPERTY

                                          APPROXIMATE         AS % OF TOTAL
YEAR                                 EXPIRING SQUARE FEET      SQUARE FEET     CUMULATIVE %
---------------------------------   ----------------------   --------------   -------------
2003 ............................                  0                0.0%            0.0%
2004 ............................                  0                0.0             0.0%
2005 ............................                  0                0.0             0.0%
2006 ............................            288,882               26.0            26.0%
2007 ............................             49,986                4.5            30.5%
2008 ............................            215,487               19.4            49.9%
2009 ............................                  0                0.0            49.9%
2010 ............................             35,712                3.2            53.1%
2011 ............................            138,908               12.5            65.6%
2012 ............................             14,334                1.3            66.9%
2013 and beyond .................            356,871               32.1            99.0%
Vacant ..........................             11,039                1.0           100.0%
                                             -------              -----
TOTAL ...........................          1,111,219              100.0%
5 year average rollover .........             67,774
7 year average rollover .........             79,194

     The following should be noted with respect to the table above--

   o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

     Property Management. The Bank of America Building Mortgaged Property is managed by Milstein Brothers Real Estate LLC, a property management company that is an affiliate of The Bank of America Building Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in June 1, 2003 by a third-party appraiser, the appraised value of The Bank of America Building Mortgaged Property is $390,000,000. Based upon that appraised value, The Bank of America Building Pooled Portion has a Cut-off Date Loan-to-Value Ratio of 53.0%, and The Bank of America Building Mortgage Loan (including the Pooled and Non-Pooled Portions thereof) has a Cut-off Date Loan-to-Value Ratio of 54.5%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of The Bank of America Building Mortgaged Property was calculated to be $28,602,337. Based on that U/W Net Cash Flow, The Bank of America Building Pooled Portion has an Underwritten Debt Service Coverage Ratio of 2.47x, and The Bank of America Building Mortgage Loan (including the Pooled and Non-Pooled Portions thereof) has an Underwritten Debt Service Coverage Ratio of 2.41x.

     Lockbox. The Bank of America Building Borrower is required to cause all income from The Bank of America Building Mortgaged Property to be deposited into a lockbox account and, provided no "The Bank of America Building Sweep Period" is in effect, all such funds are distributed on a daily basis to The Bank of America Building Borrower's operating account. However, upon the occurrence and during the continuance of an event of default or other lockbox triggering events (each, a "The Bank of America Building Sweep Period"), those funds in the lockbox account will be swept on a daily basis into mortgagee-controlled cash collateral accounts and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy The Bank of America Building Borrower's obligations to pay, among other things, debt service payments, taxes, insurance premiums and reserve-account deposits.

     Reserves and Escrows. The Bank of America Building Borrower is required to make: (a) on each monthly payment date, escrow payments to a tax and insurance reserve account, except that in lieu of escrow payments for real estate taxes, The Bank of America Building Borrower has the option of delivering a letter of credit in an amount equal to six months of real estate taxes, and in lieu of escrow payments for insurance premiums, The Bank of America Building Borrower has the option of delivering a letter of credit equal to twelve months of insurance premiums; (b) on each monthly payment date, escrow payments in the amount of one-twelfth of the product obtained by multiplying the aggregate rentable square footage of The Bank of America Building Mortgaged Property by $0.25 to a replacement reserve account; and (c) on or before December 31, 2005, an escrow payment in the amount of $5,000,000, which may either be in the form of cash or a letter of credit, to a rollover reserve account; and if at any time during the term of The Bank of America Building Mortgage Loan, the aggregate square footage of vacant space at The Bank of America Building Mortgaged Property exceeds 125,000 square feet, then The Bank of America Building Borrower is required to make additional deposits to the rollover reserve account or increase the rollover reserve letter of credit, as applicable, by an amount equal to such excess square footage multiplied by $40 per foot; provided, however, that in lieu of the foregoing, Edward L. Milstein and Howard P. Milstein, as guarantors under The Bank of America Building Mortgage Loan, may elect to guaranty such additional rollover reserve amounts for so long as they maintain an aggregate net worth of at least $200,000,000. In addition, The Bank of America Building Borrower has the option in lieu of the preceding procedure regarding the rollover reserve account to make monthly deposits to the rollover reserve account equal to $131,250 per month (with a make up payment for the months accruing prior to The Bank of America Building Borrower's election of this option).

     Additional Collateral. $4,228,650 was posted by The Bank of America Borrower as additional collateral in connection with a lease at The Bank of America Building Mortgaged Property to an affiliate of The Bank of America Building Borrower, which amount will be reduced periodically in accordance with the schedule set forth in the loan documentation and will be fully released by August 2006. The Bank of America Borrower may replace such cash deposit with a letter of credit.

     Terrorism Insurance. The Bank of America Building Borrower is required to carry terrorism insurance with coverage equal to 100% of the replacement cost of The Bank of America Building Mortgaged Property; provided, however, that The Bank of America Building Borrower is not required to spend more than $1,200,000 on the annual premium to obtain such insurance ("The Bank of America Building Terrorism Cap").

 THE IMT SOUTH FLORIDA PORTFOLIO MORTGAGE LOANS

     General. The six (6) IMT South Florida Portfolio Mortgage Loans have a cut-off date aggregate principal balance of $107,480,000, representing 7.4% of the Initial Mortgage Pool Balance. The IMT South Florida Portfolio Mortgage Loans are each evidenced by a separate note and primarily secured by a first priority mortgage lien on the fee simple interest of the related IMT South Florida Portfolio Borrower in the respective IMT South Florida Portfolio Mortgaged Property. Each IMT South Florida Portfolio Mortgage Loan is cross-collateralized and cross-defaulted with each other IMT South Florida Portfolio Mortgage Loan. The IMT South Florida Portfolio Mortgaged Properties consist of six multifamily residential, garden apartment properties, with a total of 1,766 units, located in South Florida.

     The Borrowers and the Sponsors. IMT--LB Pointe LLC is the borrower (the "IMT Pointe Borrower") under the IMT South Florida Portfolio Mortgage Loan secured by the IMT South Florida Portfolio Mortgaged Property identified on the chart below under "--IMT South Florida Portfolio" as The Pointe. IMT-LB South Florida LLC (the "IMT South Florida Borrower") is the borrower under each of the other five IMT South Florida Portfolio Mortgage Loans. The IMT Pointe Borrower and the IMT South Florida Borrower together constitute the "IMT South Florida Portfolio Borrowers" and each, an "IMT South Florida Portfolio Borrower."

     IMT Florida I LLC, a Delaware limited liability company (the "IMT South Florida Managing Member"), is the owner of a 1% interest in and is the manager of the IMT South Florida Borrower. IMT-LB South Florida Mezzanine LLC, a Delaware limited liability company (the "IMT South Florida Member"), is the owner of a 99% interest in the IMT South Florida Borrower. The IMT South Florida Member also owns 100% of the interests in the IMT South Florida Managing Member. IMT Florida II LLC, a Delaware limited liability company ("IMT II"), owns a 10% interest in and is the administrative managing member of the IMT South Florida Member. LB South Florida LLC, a Delaware limited liability company ("LB South Florida"), owns a 90% interest in the IMT South Florida Member and is both a special member or managing member and non-managing member of the IMT South Florida Member. IMT II is ultimately owned and sponsored by numerous investors, including the Thabit Family Trust, the Tesoriero Family Trust and the Scher Family Trust (collectively, the "IMT Principals").

     IMT Pointe LLC, a Delaware limited liability company (the "IMT Pointe Managing Member"), is the owner of a 1% interest and is the manager of the IMT Pointe Borrower. IMT-LB Pointe Mezzanine LLC, a Delaware limited liability company (the "IMT Pointe Member"), is the owner of a 99% interest in the IMT Pointe Borrower. The IMT Pointe Member also owns 100% of the interests in the IMT Pointe Managing Member. IMT Pointe Investors LLC, a Delaware limited liability company ("IMT Investors"), owns a 10% interest in and is the administrative managing member of the IMT Pointe Member. LB South Florida Pointe LLC, a Delaware limited liability company ("LB Pointe"), owns a 90% interest in the IMT Pointe Member and is both a special member or managing member and non-managing member of the IMT Pointe Member. IMT Investors is owned and sponsored by numerous investors, including the IMT Principals.

     With respect to the IMT South Florida Portfolio Mortgage Loans, an affiliate of the Lehman Mortgage Loan Seller indirectly owns 90% of the ownership interests in the related IMT South Florida Portfolio Borrowers, including a 0.1% special or managing member ownership interest in each of the IMT South Florida Member and the IMT Pointe Member.

     Investors Management Trust, ultimately controlled by Cory Thabit, Bryan Scher and John Tesoriero, and Lehman Brothers Real Estate Partners are sponsors of IMT South Florida Portfolio Borrower. The IMT Principals have over ten years of experience in purchasing, renovating and managing apartment properties. As of May 2003, Investors Management Trust reported that it owned approximately 14,000 multifamily units located in Texas, Florida and California.

     Interest Rate; Application of Payments; Prepayments; Defeasance. Each of the IMT South Florida Portfolio Mortgage Loans is a five-year balloon loan with a stated maturity of June 11, 2008. Up to its stated maturity date, in the absence of default, each IMT South Florida Portfolio Mortgage Loan will accrue interest at the rate of 4.51% per annum. Interest will be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360-day year.

     On the eleventh day of each month to the stated maturity date of the IMT Mortgage Loans on June 11, 2008, the IMT South Florida Portfolio Borrowers are required to make interest only debt service payments on the outstanding principal balance of the IMT South Florida Portfolio Mortgage Loans. The IMT South Florida Portfolio Borrowers are also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     Each of the IMT South Florida Portfolio Mortgage Loans may be defeased, in whole only, at any time after the expiration of two years and one day following the date of initial issuance of the series 2003-C7 certificates, and by doing so the IMT South Florida Portfolio Mortgaged Property which serves as the primary security for the IMT South Florida

Portfolio Mortgage Loan being defeased will be released from the lien of its respective mortgage and that IMT South Florida Portfolio Mortgage Loan will no longer be cross-collateralized or cross-defaulted with the remaining IMT South Florida Portfolio Mortgage Loans. A defeasance will be effected by the related borrower pledging substitute collateral, consisting of fixed rate non-callable United States Treasury obligations or other obligations that are "Government Securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations under the related IMT South Florida Portfolio Mortgage Loan. The ability of an IMT South Florida Portfolio Borrower to pledge Government Securities, other than certain pre-approved Government Securities identified in the promissory notes evidencing the IMT South Florida Portfolio Mortgage Loans, is subject to confirmation from S&P and Moody's that such pledge would not result in a qualification, downgrade or withdrawal of the ratings then assigned to the series 2003-C7 certificates by such rating agency.

     The IMT South Florida Portfolio Borrowers are prohibited from voluntarily prepaying the IMT South Florida Portfolio Loans, in whole or in part, prior to March 11, 2008. From and after March 11, 2008, provided that no event of default exists, any one of the IMT South Florida Portfolio Borrowers may prepay any one or more of its loans in whole only, without payment of any prepayment consideration. Upon prepayment of an IMT South Florida Portfolio Mortgage Loan, the IMT South Florida Portfolio Mortgaged Property which served as the primary security for such IMT South Florida Portfolio Mortgage Loan will be released from the lien of its respective mortgage and no longer be subject to the provisions of the loan documents which provide for the cross-collateralization and cross-defaulting of the IMT South Florida Portfolio Mortgage Loans.

     Right to Unwind Cross-Collateralization, Cross-Default Upon Sale. Each IMT South Florida Portfolio Borrower has the right to sell any of its properties separately from the other IMT South Florida Portfolio Mortgaged Properties and terminate the cross-collateralization and cross-defaulting of the loan primarily secured by the mortgage encumbering the IMT South Florida Portfolio Mortgaged Property to be sold with the other IMT South Florida Portfolio Mortgage Loans, provided the transfer meets certain customary assumption criteria, including that the transferee and its principals have demonstrated expertise in owning and operating similar properties as reasonably determined by the mortgage lender and have a net worth and liquidity reasonably acceptable to the mortgage lender.

     IMT South Florida Portfolio. The IMT South Florida Portfolio consists of six multifamily properties, totaling 1,766 units, located in South Florida, with three projects in Broward County, two projects Miami Dade County and one project in Palm Beach County. The IMT South Florida Portfolio Mortgaged Properties are two or three story garden apartment complexes, each comprised of several buildings on well-landscaped sites. The unit mix for the IMT South Florida Portfolio Mortgage Loans identified on Annex A-1 to this prospectus supplement as IMT South Florida Portfolio--Copperfield and IMT South Florida Portfolio--Polo Chase is one, two and three bedroom units. The unit mix for the other four IMT South Florida Portfolio Mortgaged Properties is one and two bedroom units. The IMT South Florida Portfolio Mortgaged Properties are each located in established neighborhoods. The parking ratios for the complexes range from 1.54 to 2.27 spaces per unit. Unit amenities include: refrigerators, range/oven, dishwasher, with washer/dryer or hook-ups, ceiling fan in dining rooms, garbage disposal, microwave oven and high-speed internet access. Site amenities at the properties include: at least one swimming pool, fitness center, clubhouse, business center, tennis courts, volleyball courts, car care center, air conditioned racquetball courts and tot lot. The table below provides specific property information for each IMT South Florida Portfolio Mortgaged Property as of May 31, 2003.

                IMT SOUTH FLORIDA PORTFOLIO MORTGAGED PROPERTIES

                                                                 YEAR                               APPRAISED          LOAN
PROPERTY                                    LOCATION            BUILT     UNITS     OCCUPANCY         VALUE           AMOUNT
--------------------------------   -------------------------   -------   -------   -----------   --------------   --------------
Copperfield ....................     Coral Springs, Florida    1990         352        94.9%      $ 27,100,000     $ 21,680,000
Pembroke Bay ...................    Pembroke Pines, Florida    1990         358        97.2         26,800,000       21,440,000
Polo Chase .....................      Wellington, Florida      1991         320        91.9         25,500,000       20,400,000
The Pointe .....................         Miami, Florida        1987         320        98.4         23,000,000       18,400,000
Mediterranean Village ..........         Miami, Florida        1988         252        99.2         19,750,000       15,800,000
University Club ................        Tamarac, Florida       1988         164        96.3         12,200,000        9,760,000
                                                                            ---        ----       ------------     ------------
TOTAL/WEIGHTED AVERAGE .........                                          1,766        96.2%      $134,350,000     $107,480,000

     The following should be noted with respect to the immediately foregoing table--

   o The properties are ranked by cut-off date loan amount.

   o The weighed average occupancy is weighted based on cut-off date loan amount.

     Property Management. Each of the IMT South Florida Portfolio Mortgaged Properties is managed by Investors Management Trust Real Estate Group, Inc., an affiliate of the IMT South Florida Portfolio Borrowers.

     Cut-off Date Loan-to-Value Ratio. Based on appraisals conducted in May 2003 by a third-party appraiser, the current aggregate appraised value of the IMT South Florida Portfolio Mortgaged Properties, as of May 2003, is $134,350,000. The IMT South Florida Portfolio Mortgage Loans have a Cut-off Date Loan-to-Value Ratio (calculated as a weighted average based on loan amount) of 80.0%.

     Underwritten Debt Service Coverage Ratio. The aggregate U/W Net Cash Flow for the IMT South Florida Portfolio Mortgaged Properties was calculated to be $9,362,517. The IMT South Florida Portfolio Mortgage Loans have an Underwritten Debt Service Coverage Ratio (calculated as a weighted average based on loan amount) of 1.90x.

     Reserves and Escrows. The IMT South Florida Portfolio Borrowers are required to make monthly escrow payments for the payment of taxes, insurance and replacements to their respective properties, provided that no replacement reserve deposits shall be required for so long as the balance in the replacement reserve account exceeds the applicable cap amount. For so long as
(a) an IMT South Florida Portfolio Borrower maintains a blanket insurance policy, which policy satisfies the insurance requirements set forth in its mortgage, (b) no event of default has occurred and is continuing, (c) the blanket insurance policy requires that the issuers thereof give written notice to the lender if such blanket insurance policy has not been renewed at least 30 days prior to its expiration, and (d) the mortgage lender has not received a non-renewal notice as aforesaid, such IMT South Florida Portfolio Borrower will not be required to make monthly escrow deposits for insurance premiums.

     Lockbox. Upon the occurrence and during the continuance of an event of default, the mortgage lender will have the right to require that all rents for the IMT South Florida Portfolio Mortgaged Properties be paid directly to the related property manager and deposited directly to a designated lockbox account under the exclusive control of the mortgage lender. The mortgage lender will be authorized to apply those funds in accordance with the related loan documents to satisfy the IMT South Florida Portfolio Borrowers' obligation to pay, among other things, debt service payments, taxes, insurance premiums, reserve-account deposits and operating expenses.

     Permitted Mezzanine Financing. Pursuant to the related loan documents, Lehman Brothers Holdings Inc. or any entity owned or controlled by it may pledge its direct or indirect membership interests in either IMT South Florida Portfolio Borrower in favor of a "qualified transferee", as defined in such loan documents, without the mortgagee's consent, in order to secure the issuance of commercial securities sponsored by Lehman Brothers Holdings Inc. or with respect to cash management facilities of Lehman Brothers Holdings Inc.

 THE VALLEY PLAZA MORTGAGE LOAN

     General. The Valley Plaza Mortgage Loan has a cut-off date principal balance of $106,708,825, representing 7.3% of the Initial Mortgage Pool Balance. The Valley Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Valley Plaza Borrower in the Valley Plaza Mortgaged Property. The Valley Plaza Mortgaged Property, which is comprised of approximately 522,181 square feet, consists of a portion of Valley Plaza, an approximately 1,154,768 square-foot, super-regional mall located in Bakersfield, California. The Valley Plaza Mortgaged Property consists of 335,845 square feet of in-line mall space, the 94,102 square-foot Gottschalk's anchor space, a vacant improved outparcel with 28,362 square feet and a 16-screen, stadium seating Pacific Theatre with 63,872 square feet. Valley Plaza is anchored by five national department stores, one of which owns its store and pad, three of which each owns its respective store and leases its pad from the Valley Plaza Borrower, and one of which leases both its store and pad from the Valley Plaza Borrower.

     S&P and Moody's have confirmed to us that the Valley Plaza Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics with that of an obligation rated BBB+/Baa2 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The borrower under the Valley Plaza Mortgage Loan (the "Valley Plaza Borrower") is comprised of Bakersfield Mall LLC, a Delaware limited liability company, and RASCAP Realty Ltd., a New York corporation, as co-borrowers. Bakersfield Mall LLC and RASCAP Realty Ltd. are each a single-purpose entity sponsored and controlled by General Growth Properties, Inc. General Growth Properties, Inc., headquartered in Chicago, Illinois, is an owner, developer and manager of regional shopping centers located throughout the United States. As of July 2003, General Growth Properties, Inc. reported it has an ownership interest in, or management responsibility for, approximately 150 shopping centers in 41 states with more than 135 million square feet of space. General Growth Properties, Inc. (rated BBB-/Ba1 by S&P and Moody's, respectively) is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol GGP.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Valley Plaza Mortgage Loan is an ARD Loan with an anticipated repayment date of July 11, 2012, and a stated maturity date of July 11, 2033. The Valley Plaza Mortgage Loan will accrue interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Valley Plaza Mortgage Loan will accrue interest at the rate of 3.900% per annum. From and after its anticipated repayment date, in the absence of default, the Valley Plaza Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 8.900% per annum and (b) a specified treasury rate plus 5%.

     On the eleventh day of each month through and including its anticipated repayment date, the Valley Plaza Borrower is required to make a constant monthly debt service payment on the Valley Plaza Mortgage Loan equal to $504,685 (based on a 30-year amortization schedule). The Valley Plaza Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     From and after its anticipated repayment date, the Valley Plaza Borrower must apply net cash flow after debt service (calculated in accordance with the related loan documents as gross revenues, less operating expenses, capital expenditures and debt service) from the Valley Plaza Mortgaged Property toward additional principal reduction of the Valley Plaza Mortgage Loan. Payment of any Post-ARD Additional Interest on the Valley Plaza Mortgage Loan will be deferred and added to the principal balance of the Valley Plaza Mortgage Loan. To the extent permitted by law, such Post-ARD Additional Interest will compound at the revised interest rate.

     The Valley Plaza Borrower is prohibited from voluntarily prepaying the Valley Plaza Mortgage Loan, in whole or in part, prior to January 11, 2012. From and after January 11, 2012, the Valley Plaza Borrower may prepay the Valley Plaza Mortgage Loan, in whole only, on a regularly scheduled payment date, without payment of any prepayment consideration.

     The Valley Plaza Borrower may defease the Valley Plaza Mortgage Loan, in whole only, on any due date after the earlier to occur of (a) the expiration of two years following the date of initial issuance of the series 2003-C7 certificates, and (b) the expiration of three years following the closing of the Valley Plaza Mortgage Loan, but in any event prior to its anticipated repayment date, and by doing so obtain the release of the Valley Plaza Mortgaged Property. A defeasance will be effected by the Valley Plaza Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Valley Plaza Borrower under the Valley Plaza Mortgage Loan and that are sufficient to pay off the Valley Plaza Mortgage Loan in its entirety on its anticipated repayment date.

     The Valley Plaza Borrower's right to defease the Valley Plaza Mortgage Loan is subject to S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C7 certificates by such rating agency.

     Valley Plaza. Valley Plaza is an approximately 1,154,768 square-foot, fully enclosed, single-story super-regional mall located in Bakersfield, California, in the Central Valley region. Valley Plaza was built in 1967, with expansions completed in 1988 and most recently in 1999, with the expansion of Gottschalk's and the addition of the Pacific Theatre. In 2002, a complete interior renovation was completed. The five anchors occupy an aggregate of 726,689 square feet or 62.9% of the total gross leasable area. One anchor owns its store and pad, three other anchors each owns its respective store and leases its respective pad from the Valley Plaza Borrower, and the fifth anchor leases its store and pad from the Valley Plaza Borrower. The Valley Plaza Mortgaged Property is comprised of approximately 522,181 square feet consisting of 335,845 square feet of in-line mall space, the 94,102 square-foot Gottschalk's anchor space, a 28,362 square-foot improved vacant outparcel and the 16-screen, stadium seating Pacific Theatre with 63,872 square feet.

     In-line tenants include a wide variety of national tenants including Bombay Company, Abercrombie & Fitch, American Eagle Outfitters, Children's Place, Gap, Hot Topic, Old Navy and Vans. Comparable in-line mall store sales for the trailing twelve months ending March 31, 2003 were approximately $363 per square foot, and occupancy costs for in-line tenants were 12.0% at year-end 2002. As of May 1, 2003, based on square footage leased, in-line occupancy at Valley Plaza was 93.6% and overall mall occupancy was 95.7%.

     GROSS LEASABLE AREA (GLA) OVERVIEW OF THE VALLEY PLAZA SHOPPING CENTER

                                APPROXIMATE     AS % OF     ANCHOR LEASE
STORE                           SQUARE FEET       GLA        EXPIRATION
----------------------------   -------------   ---------   -------------
ANCHORS
 Sears .....................       217,000        18.8%         NAP
 JCPenney ..................       148,405        12.9      11/30/2016
 Macy's ....................       143,771        12.5       1/31/2021
 Robinsons-May .............       123,411        10.7       3/31/2008
 Gottschalk's ..............        94,102         8.1       2/28/2017
                                   -------       -----
TOTAL ANCHOR SPACE .........       726,689        62.9%
In-Line Mall Space .........       335,845        29.1
Pacific Theatre ............        63,872         5.5
Outparcel ..................        28,362         2.5
                                   -------       -----
TOTAL GLA ..................     1,154,768       100.0%

     The following should be noted with respect to the table above--

   o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o Sears owns its store and pad which are not part of the collateral.

   o Macy's, Robinsons-May and JCPenney own their respective stores, which are not part of the collateral, and lease their pads from the Valley Plaza Borrower, which are part of the collateral.

   o Gottschalk's store and pad are owned by the Valley Plaza Borrower, and are part of the collateral.

   o Robinsons-May's lease has seven, 10-year renewal options.

   o The Pacific Theatre and the outparcel pad with its improvements are part of the loan collateral.

   o NAP means not applicable as the anchor owns its store and pad.

        FIVE LARGEST IN-LINE TENANTS AT THE VALLEY PLAZA SHOPPING CENTER

TENANT                            SQUARE FEET     LEASE EXPIRATION
------------------------------   -------------   -----------------
  Old Navy ...................       13,646          1/31/2007
  Express ....................       12,685          1/31/2007
  Anchor Blue ................        9,009          1/31/2011
  Western Wearhouse ..........        8,315          8/31/2004
  Lane Bryant ................        8,247          1/31/2013
                                     ------
  TOTAL ......................       51,902

LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE VALLEY PLAZA MORTGAGED
                                    PROPERTY

                                                                  AS % TOTAL
                                             APPROXIMATE           IN-LINE
YEAR                                    EXPIRING SQUARE FEET     SQUARE FEET     CUMULATIVE %
------------------------------------   ----------------------   -------------   -------------
   2003 ............................            10,071                3.0%            3.0%
   2004 ............................            32,521                9.7            12.7%
   2005 ............................            19,664                5.9            18.5%
   2006 ............................            33,854               10.1            28.6%
   2007 ............................            58,607               17.5            46.1%
   2008 ............................            23,542                7.0            53.1%
   2009 ............................            23,747                7.1            60.1%
   2010 ............................            23,157                6.9            67.0%
   2011 ............................            29,455                8.8            75.8%
   2012 ............................            39,167               11.7            87.5%
   2013 and beyond .................            20,455                6.1            93.6%
   Vacant ..........................            21,605                6.4           100.0%
                                                ------              -----
   TOTAL ...........................           335,845              100.0%
   5 Year Average Rollover .........            30,943                9.2%
   7 Year Average Rollover .........            28,858                8.6%

     The following should be noted with respect to the table above--

   o 2003 includes any month-to-month tenants.

   o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     Property Management. The Valley Plaza Mortgaged Property is managed by the Valley Plaza Borrower, an affiliate of General Growth Properties, Inc.

     Cut-Off Date Loan-to-Value Ratio. Based on an appraisal conducted in June 2003 by a third-party appraiser, the appraised value of the Valley Plaza Mortgaged Property is $165,000,000. Based upon that appraised value, Valley Plaza Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 64.7%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Valley Plaza Mortgaged Property was calculated to be $13,050,903. Based on that U/W Net Cash Flow, the Valley Plaza Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.15x.

     Lockbox. The Valley Plaza Borrower is required to cause the tenants to deposit all rents derived from the Valley Plaza Mortgaged Property directly into a segregated lockbox account which will remain under the control of the Valley Plaza Borrower prior to the occurrence and continuance of any one or more of the following events (each, a "Valley Plaza Lockbox Event"):

   o an event of default under the Valley Plaza Mortgage Loan;

   o the anticipated repayment date; or

   o a decline in the debt service coverage ratio for the Valley Plaza Mortgage Loan, calculated pursuant to the related loan documents, falling below 1.25x;

and thereafter remain under the sole control of the lender until the Valley Plaza Lockbox Event terminates.

     Reserves and Escrows. The Valley Plaza Borrower is required to make monthly escrow payments for the payment of taxes and, subject to the discussion in the next paragraph, insurance premiums.

     Notwithstanding the foregoing, if (a) a Valley Plaza Lockbox Event has not yet occurred, or is no longer continuing, and (b) the Valley Plaza Borrower provides satisfactory evidence to the mortgagee that the insurance policies required to be maintained under the Valley Plaza Mortgage Loan are maintained under blanket insurance policies in respect of which premiums have been prepaid for not less than one year in advance (or for such lesser period of coverage under the policies as to which certificates have been provided at closing), the Valley Plaza Borrower will not be required to make monthly deposits for the payment of insurance premiums. As of the cut-off date, the Valley Plaza Borrower provided satisfactory evidence to the mortgagee and thus is not required to make these monthly payments.

     In addition, upon the occurrence and continuance of a Valley Plaza Lockbox Event, the Valley Plaza Borrower will be required to make monthly payments to a replacement/rollover reserve account in an amount equal to one-twelfth of $1.00 per square foot of the mall shop gross leasable square footage of the Valley Plaza Mortgaged Property. Notwithstanding the foregoing, the Valley Plaza Borrower's obligation to make deposits will be suspended during any period in which the amounts on deposit in the replacement/rollover reserve account equal or exceed $335,845. At any time the amount on deposit in that account falls below $335,845, the Valley Plaza Borrower's obligation to make deposits into the replacement/rollover reserve account will resume until such time as the amount on deposit in such account equals or exceeds $335,845.

     Seismic Assessment. A seismic risk assessment was performed on the Valley Plaza Mortgaged Property in June 2003. The resulting seismic report, dated June 10, 2003, concluded that the expected aggregate probable maximum loss estimate (expressed as a percentage of the replacement cost of the subject improvements) for the Valley Plaza Mortgaged Property is 18%. The Valley Plaza Mortgaged Property is covered by earthquake insurance.

THE PARKLAWN BUILDING MORTGAGE LOAN

     General. The Parklawn Building Mortgage Loan has a cut-off date principal balance of $100,000,000, representing 6.9% of the Initial Mortgage Pool Balance. The Parklawn Building Mortgage Loan is secured by a first priority deed of trust lien on the fee and leasehold interest of The Parklawn Building Borrower in The Parklawn Building Mortgaged Property. The Parklawn Building Mortgaged Property is a class "B" office complex aggregating approximately 1,375,229 square feet consisting of a single "E" shaped 18 story office building and a separate child day care center, an 842 vehicle parking garage, and several contiguous and non-contiguous surface parking lots aggregating approximately 1,871 additional parking spaces located in Rockville, Maryland. See "--The Parklawn Building Mortgage Loan--Parklawn" below.

     S&P and Moody's have confirmed to us that The Parklawn Building Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics with that of an obligation rated BBB-/Baa3 by S&P and Moody's respectively.

     The Borrower and Sponsor. The borrower under The Parklawn Building Mortgage Loan (the "Parklawn Building Borrower") is Fishers Lane LLC, a Delaware limited liability company. The Parklawn Building Borrower is a single member limited liability company ultimately owned by CAM-ELM, LLC, a New York limited liability company whose managing members are Eli Schron and Avi Schron, each a child of Rubin Schron, the guarantor of the non-recourse carve-out obligations of The Parklawn Building Borrower, and whose non-managing members are six other children of Rubin Schron.

     The sponsor of The Parklawn Building Borrower ("The Parklawn Building Sponsor") is Cammebys International, Ltd., a privately-held real estate investment firm formed over 20 years ago and based in New York, New York. The Parklawn Building Sponsor purchases office and other type properties located in the New York City and Northeast regions of the United States. According to reports by senior management of Cammeby's International, Ltd., the principals of The Parklawn Building Sponsor have nearly 40 years of real estate transaction and investment experience. The Parklawn Building Sponsor reports that it currently owns and manages over 14,000 residential units either directly or through affiliated entities and over 10,000,000 square feet of commercial and industrial space.

     Description of Fee and Leasehold Mortgage. The Parklawn Building Mortgaged Property consists of several parcels of land and improvements which consist primarily of three major elements: (a) an approximately 1,375,229 square foot "E" shaped 18 story building consisting of 15 office floors above a three-level 842-vehicle parking garage ("The Parklawn Office Building") with approximately 194 on-site parking spaces and a separate child day care center; (b) approximately 10 acres of land to the north of The Parklawn Office Building providing approximately 1,139 additional parking spaces for use by tenants of The Parklawn Office Building ("The Parklawn Building North Lot"); and (c) approximately four acres of land to the south of The Parklawn Office Building providing approximately 538 additional parking spaces for use by tenants of The Parklawn Office Building ("The Parklawn Building South Lot").

     The Parklawn Building Borrower is the fee owner of The Parklawn Office Building and the ground tenant under long-term ground leases of The Parklawn Building North Lot and The Parklawn Building South Lot. The Parklawn Building North Lot is owned by Parklawn North Lot LLC, an affiliate of The Parklawn Building Borrower. The Parklawn Building South Lot is owned by Parklawn South Lot LLC, an affiliate of The Parklawn Building Borrower. The related deed of trust for The Parklawn Building Mortgage Loan encumbers The Parklawn Building Borrower's fee interest in The Parklawn Office Building and The Parklawn Building Borrower's leasehold interests in The Parklawn Building North Lot and The Parklawn Building South Lot, respectively. Like The Parklawn Office Building Borrower, Parklawn North Lot LLC and Parklawn South Lot LLC are ultimately owned by CAM-ELM, LLC. Each ground lease is for an initial term of approximately seven years with four options of five years each. Such options are unilaterally exercisable by The Parklawn Building Borrower and by The Parklawn Building Mortgage Loan lender (in the case of the lender, pursuant to a power of attorney).

     Upon satisfaction of certain conditions, including, without limitation, an amendment of the lease with the United States of America ("The Parklawn Building GSA Lease") which removes the obligation that parking be provided at all or any portion of The Parklawn Building North Lot and/or The Parklawn Building South Lot, as applicable, The Parklawn Building Borrower is permitted to obtain a release of The Parklawn Building North Lot and/or The Parklawn Building South Lot (or portion thereof), as applicable, from the lien of the related deed of trust. Other conditions to such release include compliance with zoning laws, delivery of updated surveys, title endorsements and other customary release conditions. The Parklawn Building Borrower is permitted to modify The Parklawn Building GSA Lease in order to cause all or any portion of The Parklawn Building North Lot and/or The Parklawn Building South Lot to cease being subject to The Parklawn Building GSA Lease in exchange for The Parklawn Building Borrower providing satisfactory parking for the tenant under The Parklawn Building GSA Lease in a lawful manner; however, that amendment may not reduce any rents payable thereunder, reduce the term thereof or contain any material alterations, amendments or modifications to the material economic terms thereof. In order to provide satisfactory parking for the tenant under The Parklawn Building GSA Lease, The Parklawn Building

Borrower, upon satisfaction of certain conditions (including the posting of additional collateral in the form of cash, acceptable letter of credit or performance and surety bond from an acceptable issuer), may construct (or cause to be constructed) a parking garage or other improvement on The Parklawn Building Mortgaged Property, the cost of which will be paid for by capital reserves of The Parklawn Building Borrower or equity contributions made by members of The Parklawn Building Borrower.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Parklawn Building Mortgage Loan is a seven-year, interest-only loan with a stated maturity date of August 11, 2010. The Parklawn Building Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity date, The Parklawn Building Mortgage Loan will accrue interest at 5.350% per annum.

     On the eleventh day of each month ending prior to the stated maturity date, The Parklawn Building Borrower is required to make an interest-only payment on The Parklawn Building Mortgage Loan. The Parklawn Building Borrower is also required to make the reserve and escrow payments as described under "--Reserves and Escrows" below.

     The Parklawn Building Borrower is prohibited from voluntarily prepaying The Parklawn Building Mortgage Loan in whole or in part prior to August 11, 2009. From and after August 11, 2009, The Parklawn Building Borrower may prepay The Parklawn Building Mortgage Loan, in whole, without payment of any prepayment consideration.

     The Parklawn Building Borrower may defease The Parklawn Building Mortgage Loan, in whole only, on any due date after the expiration of two years following the date of initial issuance of the series 2003-C7 certificates and prior to its optional prepayment date (the date on which it may voluntarily prepay without payment of any consideration), and by doing so obtain the release of The Parklawn Building Mortgaged Property. A defeasance will be effected by The Parklawn Building Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of The Parklawn Building Borrower under The Parklawn Building Mortgage Loan and that are sufficient to pay off The Parklawn Building Mortgage Loan in its entirety on its optional prepayment date. The Parklawn Building Borrower's right to defease The Parklawn Building Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C7 certificates by such rating agency.

     Mezzanine Financing. Fishers Lane Member LLC, Parklawn South Lot Member LLC, Parklawn North Lot Member LLC and Parklawn Holdco LLC collectively constitute "The Parklawn Building Mezzanine Borrower". The Parklawn Building Mezzanine Borrower has incurred mezzanine financing ("The Parklawn Building Mezzanine Loan") in the initial principal amount of $61,640,100, which accrues interest at a fixed rate of interest. The Parklawn Building Mezzanine Loan is secured, among other things, by a pledge of 100% of The Parklawn Building Mezzanine Borrower's direct and indirect limited liability company interests in The Parklawn Building Borrower and the fee owners of The Parklawn Building North Lot and The Parklawn Building South Lot (collectively, "The Parklawn Building Mezzanine Loan Collateral"). "The Parklawn Building Mezzanine Lender" is currently UBS Real Estate Investments Inc. The Parklawn Building Mezzanine Loan matures August 11, 2010, which is also the maturity date of The Parklawn Building Mortgage Loan. The Parklawn Building Mezzanine Loan requires The Parklawn Building Mezzanine Borrower to make monthly interest-only payments on each monthly payment date. After payment of approved operating expenses and the distribution of a fixed return to The Parklawn Building Mezzanine Borrower, The Parklawn Building Mezzanine Lender is entitled to 100% of all excess cash flow to be applied to amortize The Parklawn Building Mezzanine Loan.

     Upon the earlier to occur of (i) August 11, 2010 and (ii) any acceleration of The Parklawn Building Mezzanine Loan, The Parklawn Building Mezzanine Borrower is required to either (i) pay The Parklawn Building Mezzanine Lender an amount equal to 49% of the net equity value of The Parklawn Building Mortgaged Property or (ii) transfer to The Parklawn Building Mezzanine Lender a 49% ownership interest in Parklawn Holdco LLC, an indirect owner of The Parklawn Building Borrower and each of the fee owners of The Parklawn Building North Lot and The Parklawn Building South Lot. If The Parklawn Building Mezzanine Borrower requires additional financing to pay brokerage commissions and/or tenant improvement costs associated with the future renewal, extension or execution of new or additional leases, or if gross revenues are not sufficient to pay for all capital expenditures required in connection with the ownership and operation of The Parklawn Building Mortgaged Property, then, in either such event, subject to approval of The Parklawn Mortgage Loan lender, The Parklawn Building Mezzanine Lender may make one or more additional loans to The Parklawn Building Mezzanine Borrower, in an amount equal to a portion of the necessary costs, accruing interest at a fixed rate of interest which additional loans will mature on the later of (x) August 11, 2010, or (y) the third anniversary of the date on which such loan was made. If The Parklawn Building Mezzanine Lender declines to make any such loan, The Parklawn Building Mezzanine Lender's 49% entitlement described above (either in the form of payment or an equity interest) will be reduced to 25%.

     Intercreditor Agreement. The Parklawn Building Mortgage Loan lender and The Parklawn Building Mezzanine Lender have entered into an intercreditor agreement ("The Parklawn Building Intercreditor Agreement"), that sets forth the relative priorities between The Parklawn Building Mortgage Loan and The Parklawn Building Mezzanine Loan. The Parklawn Building Intercreditor Agreement provides, among other things, that (a) under certain conditions, The Parklawn Building Mezzanine Lender is entitled to receive current payments of principal and interest due and payable under the terms of The Parklawn Building Mezzanine Loan; (b) The Parklawn Building Mezzanine Lender is prohibited from transferring more than 49% of its interest in The Parklawn Building Mezzanine Loan or foreclosing on The Parklawn Building Mezzanine Loan Collateral unless the proposed transferee is a qualified transferee as set forth in The Parklawn Building Mezzanine Loan documents; (c) The Parklawn Building Mezzanine Lender has the right to receive notice of any event of default under The Parklawn Building Mortgage Loan and certain rights to cure such defaults; and (d) The Parklawn Building Mezzanine Lender shall have the right to purchase, in whole but not in part, The Parklawn Building Mortgage Loan, at par, upon the acceleration of The Parklawn Building Mortgage Loan.

     The Parklawn Building. The Parklawn Building is a class "B" office building aggregating approximately 1,375,229 square feet of office, restaurant and retail space, approximately 194 on-site parking spaces and a three-level, below-grade parking garage with 842 parking spaces and two non-contiguous parcels containing, in the aggregate, approximately 1,677 additional parking spaces, located in Rockville, Maryland. The Parklawn Building was built in 1969 and the child care center was built in 1992.

     The table below provides the indicated tenant and lease information at The Parklawn Building as of August 1, 2003.

        FOUR LARGEST TENANTS AT THE PARKLAWN BUILDING MORTGAGED PROPERTY

                                                                   % OF TOTAL       % OF TOTAL         LEASE
TENANT                                            SQUARE FEET     SQUARE FEET     BASE REVENUES      EXPIRATION
----------------------------------------------   -------------   -------------   ---------------   -------------
   U.S. Federal Government -- G.S.A. .........     1,348,184          98.0%            99.1%         7/31/2010
   I.L. Creation .............................        23,563           1.7              0.5          7/31/2010
   MJM Designs/ "Secrets of Beauty" ..........         1,641           0.1              0.1         12/31/2005
   Video World Et Cetera .....................           923           0.1              0.1          3/31/2007
                                                   ---------          ----             ----
   TOTAL .....................................     1,374,311          99.9%            99.8%

     The following should be noted with respect to the table above--

   o The total square feet percentage and the total base revenues percentage presented above may not reflect the exact sum of the information in the related columns due to rounding.

     LEASE EXPIRATION SCHEDULE FOR THE PARKLAWN BUILDING MORTGAGED PROPERTY

                           APPROXIMATE         AS % OF TOTAL
YEAR                  EXPIRING SQUARE FEET      SQUARE FEET     CUMULATIVE %
------------------   ----------------------   --------------   -------------
  2003 ...........                  0                0.0%            0.0%
  2004 ...........                  0                0.0             0.0%
  2005 ...........              1,641                0.1             0.1%
  2006 ...........                  0                0.0             0.0%
  2007 ...........                923                0.1             0.2%
  2008 ...........                  0                0.0             0.0%
  2009 ...........                  0                0.0             0.0%
  2010 ...........          1,372,665               99.8           100.0%
  Vacant .........                  0                0.0           100.0%
                            ---------              -----
  TOTAL ..........          1,375,229              100.0%

     The following should be noted with respect to the table above--

   o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     Property Management. The Parklawn Building Mortgaged Property is currently managed by Westwood Management Corporation, a third-party property management company that is not an affiliate of The Parklawn Building Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal dated June 3, 2003 by a third-party appraiser, the appraised value of The Parklawn Building Mortgaged Property is $194,000,000. Based upon that appraised value, the Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 51.5%. The appraisal was performed on The Parklawn Office Building only and does not include a valuation of the North and South Parking Lots.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of The Parklawn Building Mortgaged Property was calculated to be $13,617,670. Based on that U/W Net Cash Flow, The Parklawn Building Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.51x.

     Lockbox. The Parklawn Building Borrower is required to deposit, or cause to be deposited, all gross income from The Parklawn Building Mortgaged Property into a lockbox account under the sole control of the mortgagee. On the last business day of each week or at any time that the amount on deposit is equal to or greater than $100,000, the lockbox bank will sweep the lockbox account to a cash collateral account maintained by The Parklawn Building Mortgage Loan lender with a deposit bank. On the first business day of each collection period, the deposit bank will apply the funds on deposit in the lockbox account in the following order: first, to the tax and insurance account in the amount of the required monthly tax and insurance payments due; second, to the debt service account in the amount of the required monthly debt service amount due under The Parklawn Building Mortgage Loan; third, to the debt service account in the amount of any other amounts due to the lender under The Parklawn Building Mortgage Loan; fourth, to the replacement reserve account in the amount of the required monthly deposit for replacement reserves; fifth, to the rollover reserve account in the amount of the required monthly deposit for rollover reserves, sixth, provided that no event of default exists, to the mezzanine account (as an automatic deposit on behalf of The Parklawn Building Borrower) in an amount equal to a fixed rate of interest; seventh, to the operating expense account in an amount equal to the approved operating expenses; eighth, to The Parklawn Building Borrower, in an amount equal to a fixed return; and ninth, to the mezzanine account in an amount equal to all excess cash flow, provided The Parklawn Building Mezzanine Loan is outstanding.

     Reserves and Escrows. The Parklawn Building Borrower is required to make on each monthly payment date: (a) escrow payments to a tax and insurance reserve account; (b) escrow payments in the amount of $11,460.25 to a replacement reserve account; and (c) escrow payments to a rollover reserve in the amount of $4,166.67.

     In addition to the foregoing, at the loan closing The Parklawn Building Borrower deposited $46,288.75 into a deferred maintenance account to be used for the repair and remediation of certain deferred maintenance items at The Parklawn Building Mortgaged Property.

 THE FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MORTGAGE LOAN

     General. The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan has a cut-off date principal balance of $85,000,000, representing 5.8% of the Initial Mortgage Pool Balance. The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee and/or ground lease interest of the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers (as defined below) in the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties.

     The Borrower and Sponsor. The Borrowers under the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan are New Beverly Hills Hotel Limited Partnership, a Delaware limited partnership ("Beverly Hills Borrower"), New Fort Tower II Hotel Limited Partnership ("Fort Tower Fee Borrower"), New Fort Tower I Hotel Limited Partnership ("Fort Tower Leasehold Borrower," and together with Fort Tower Fee Borrower, "Fort Tower Borrower"), New Indianapolis Airport Hotel Limited Partnership ("Indianapolis Airport Borrower"), New Indianapolis Downtown Hotel Limited Partnership ("Indianapolis Downtown Borrower"), New Houston Hotel Limited Partnership ("Houston Borrower"), New Clear Lake Hotel Limited Partnership ("Clear Lake Borrower"), New Milford Hotel Limited Partnership ("Milford Borrower," and together with Beverly Hills Borrower, Fort Tower Borrower, Indianapolis Airport Borrower, Indianapolis Downtown Borrower, Houston Borrower, Clear Lake Borrower and Milford Borrower, collectively, the "Fisher Brothers/Getty Trust Hotel Portfolio Borrower" or "Fisher Brothers/Getty Trust Hotel Portfolio Borrowers"). Each of the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers is a single-purpose Delaware limited partnership formed for the purpose of owning its mortgaged real property. The sole general partner of each of the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers is a single-purpose, single-member Delaware limited liability company (each a "Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan GP"). Each Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan GP has two independent managers and a special member. The 100% owner of the limited partnership interests in the Fort Tower Borrower, the Indianapolis Airport Borrower, the Indianapolis Downtown Borrower, the Houston Borrower, the Clear Lake Borrower and the Milford Borrower is FGSB New Mezzanine I Limited Partnership, a single-purpose Delaware limited partnership ("FGSB LP Mezzanine Borrower"). The 100% owner of the general partnership interests in the Fort Tower Borrower, the Indianapolis Airport Borrower, the Indianapolis Downtown Borrower, the Houston Borrower, the Clear Lake Borrower and the Milford Borrower is FGSB New GP Holding LLC, a single-purpose Delaware liability company ("FGSB GP Mezzanine Borrower"). The 100% owner (either directly or indirectly) of the Beverly Hills Borrower and its general partner is BH Mezzanine Limited Partnership, a single-purpose Delaware limited partnership ("BH Mezzanine Borrower" and together with FGSB LP Mezzanine Borrower and FGSB GP Mezzanine Borrower, collectively, the "Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Borrower" or "Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Borrowers"). Each of the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Borrowers is controlled and partially owned by members of the Fisher family and the Gordon P. Getty Family Trust.

     Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance. The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan is a five-year fixed rate loan with a stated maturity date of September 11, 2008. On the eleventh day of each month commencing on October 11, 2003 through and including August 11, 2008, the Fisher Brothers/Getty Trust Hotel Portfolio Borrower is required to make a constant monthly principal (calculated based on a 25-year amortization schedule) and interest payment of $571,273.25 and on September 11, 2008 the Fisher Brothers/Getty Trust Hotel Portfolio Borrower is required to make a balloon payment in addition to its monthly principal and interest payment on the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan. The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan will accrue interest on an Actual/360 Basis. Until its stated maturity date, in the absence of default, the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan will accrue interest at an interest rate of 6.450% per annum.

     The Fisher Brothers/Getty Trust Hotel Portfolio Borrower may prepay the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, in whole or in part, at any time. Any prepayment prior to March 11, 2008 must be accompanied by a yield maintenance premium. From and after March 11, 2008, the Fisher Brothers/Getty Trust Hotel Portfolio Borrower may prepay the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan in whole, but not in part, without payment of any prepayment consideration.

     The Fisher Brothers/Getty Trust Hotel Portfolio Borrower may obtain the release of one or more Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties by either (a) partially defeasing a portion of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, as further described below, or (b) partially prepaying the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, in whole or in part, at any time in accordance with the loan documents (which prepayment, if prior to March 11, 2008, must include payment of a yield maintenance premium). The Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties owned by the Beverly Hills Borrower, the Clear Lake Borrower or the Fort Tower Borrower, however, may only be released through partial defeasance.

     The Fisher Brothers/Getty Trust Hotel Portfolio Borrowers may defease the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, in whole or in part, on any due date from and after the second anniversary of the date of initial issuance of the series 2003-C7 certificates and prior to March 11, 2008. Defeasance will be effected by the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers' pledging substitute collateral that consists of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, producing payments which replicate the payment obligations of the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers under the defeased portion of Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan (which in the case of partial defeasance will equal the applicable Release Amount (as defined below)) on or prior to, but as close as possible to, each due date up through March 11, 2008 and are sufficient to pay off the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan in its entirety (or in the case of partial defeasance, the Release Amount) on March 11, 2008.

     The Fisher Brothers/Getty Trust Hotel Portfolio Borrowers' right to (a) defease (partially or entirely) the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan and (b) partially release certain Fisher Brother/Getty Trust Hotel Portfolio Mortgage Properties, are subject to satisfaction of various conditions, including the receipt of a confirmation from both S&P and Moody's that the defeasance (or release) would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C7 certificates.

     "Release Amount" means, with respect to any Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Property, the sum equal to the greater of (a) 120% of the allocated loan amount for such Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Property and (b) the amount necessary to reduce the outstanding principal balance of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan such that after giving effect to such release, the debt service coverage ratio for all of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties then remaining subject to the liens of the related mortgages shall be no less than the greater of (i) the debt service coverage ratio for all of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties immediately preceding such release, and (ii) 1.68x (which was the debt service coverage ratio for all of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties on the closing date of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan).

     Mezzanine Financing. Concurrent with the origination of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, Capital Trust, Inc. (the "Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Lender") originated a $15,000,000 mezzanine loan (the "Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan") to BH Mezzanine Limited Partnership, FGSB New Mezzanine I Limited Partnership and FGSB GP Holding Mezzanine LLC, which collectively are owners of 100% of the direct and/or indirect ownership interest in the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers. The Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan is secured by a pledge of such ownership interests in the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers. The Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan accrues interest at a fixed rate, amortizes on a 25 year amortization schedule, and matures concurrently with the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan.

     Intercreditor Agreement. The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan lender and the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Lender have entered into an intercreditor agreement (the "Fisher Brothers/Getty Trust Hotel Portfolio Intercreditor Agreement") that sets forth the relative priorities between the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan and the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan. The Fisher Brothers/Getty Trust Hotel Portfolio Intercreditor Agreement provides, among other things, that (a) under certain conditions, the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Lender is entitled to receive current payments of principal and interest due and payable under the terms of the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan; (b) the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Lender is prohibited from transferring more than 49% of its interest in the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan or foreclosing on the collateral for the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan unless the proposed transferee is a qualified transferee as set forth in the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Loan documents or the lender under the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan has received confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2003-C7 certificates; (c) the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Lender has the right to receive notice of any event of default under the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan and certain rights to cure such defaults; and (d) the Fisher Brothers/Getty Trust Hotel Portfolio Mezzanine Lender shall have the right to purchase, in whole but not in part, the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan under certain circumstances including the acceleration of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan.

     The Mortgaged Properties. Set forth below is a description of the respective Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties.

     Crowne Plaza Beverly Hills. The subject property is comprised of an approximately 1.64-acre site, improved with a 258-room, full service hotel located at 1150 South Beverly Drive, Los Angeles, California. The improvements were constructed in 1973 and renovated in 2001. The subject property consists of two buildings, a 12-story structure that houses the hotel facilities and guest rooms and a separate five-story concrete parking structure located immediately south of the hotel building. The subject property contains 258 guest rooms, approximately 4,717 square feet of meeting space, a restaurant, a lobby lounge, an outdoor swimming pool and whirlpool, an exercise room, a concierge/tour desk and a gift shop. The subject property has decreased its room count from 260 guest rooms in 2001 to 258 rooms in 2002, as a result of the conversion of the subject property from a Holiday Inn Select to a Crowne Plaza Hotel, during which two guest rooms on the 12th floor were converted to a clubroom.

     Embassy Suites Houston. The subject property is comprised of an approximately 1.67-acre site, improved with a 150-room, full service hotel located at 2911 Sage Road, Houston, Texas. The improvements were constructed in 1998 and renovated in 2003. The subject property contains 150 guest rooms, approximately 1,400 square feet of meeting facilities, a restaurant, a lounge, an indoor swimming pool and whirlpool, an exercise room, a convenience shop and appropriate back-of-the-house facilities. Rooms at the subject property are single-loaded arranged around a central atrium.

     Hilton Nassau Bay. The subject property is comprised of an approximately 5.90-acre site, improved with a 243-room, full service hotel located at 3000 NASA Road One, Houston, Texas. The hotel improvements include a 14-story hotel, a two-story house, a two-story guardhouse and a two-story parking garage that were constructed in 1982 and renovated in 2001. The subject property contains 243 guest rooms, approximately 13,706 square feet of meeting space, a restaurant and bar, a gift shop, an outdoor swimming pool, an exercise room, a business center and an 84-slip marina.

     Radisson -- Fort Worth. The subject property is comprised of an approxiamtely 2.50-acre site, improved with a 517-room, full service hotel located at 815 Main Street, Fort Worth, Texas. The improvements were originally constructed in 1921. A second guest room tower was added in 1969 and was renovated in 1991. The subject property contains 291 guest rooms in the west tower and 226 guest rooms in the east tower, approximately 62,000 square feet of meeting space, two restaurants, a fitness room, a heated rooftop swimming pool and a gift shop.

     Radisson -- Indianapolis. The subject property is comprised of an approximately 0.78-acre site, improved with a 375-room, full service hotel located at 31 West Ohio Street, Indianapolis, Indiana. The improvements were constructed in 1968 and renovated in 2002. The subject property consists of 375 guest rooms, 18,000 square feet of meeting space, a restaurant, a bar, a Starbucks, a fitness room, a business center, a gift shop and an outdoor pool.

     Radisson -- Indianapolis Airport. The subject property is comprised of an approximately 6.00-acre site, improved with a 259-room, full service hotel located at 2500 South High School Road, Indianapolis, Indiana. The improvements were constructed in 1963. At that time, the subject property consisted of a three-story guest room structure now known as the east wing. In 1973, a six-story tower and a ballroom were added and the property's entrance and public space were reconfigured. The subject property was renovated in 2002 and contains 259 guest rooms, 12,684 square feet of meeting space, a restaurant, a lobby lounge, a fitness room and a gift shop. The subject property has decreased its room count from 288 guest rooms in 2001 to 261 rooms in 2002 to 259 rooms in 2003.

     Radisson -- Milford. The subject property is comprised of an approximately 7.23-acre site, improved with a 173-room, full service hotel located at 11 Beaver Street, Milford, Massachusetts. The hotel improvements were constructed in 1984 and renovated in 2002. The subject property consists of 173 guest rooms, nine meeting and banquet rooms totaling approximately 9,800 square feet, a restaurant, a lounge, an indoor swimming pool, two saunas and a fitness center.

      THE FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MORTGAGED PROPERTIES

                                              YEAR BUILT/            AVERAGE                              APPRAISED
          PROPERTY               LOCATION      RENOVATED    ROOMS   OCCUPANCY      ADR        REVPAR        VALUE
---------------------------- --------------- ------------- ------- ----------- ----------- ----------- --------------
Crowne Plaza Beverly Hills     Los Angeles,  1973/2001        258      67.50%    $ 88.69     $ 59.87    $ 21,000,000
                                California
Embassy Suites Houston           Houston,    1998/2003        150      74.71      133.94      100.07      18,500,000
                                  Texas
Hilton Nassau Bay                Houston,    1982/2001        243      66.75       96.52       64.43      18,500,000
                                  Texas
Radisson-Fort Worth             Ft. Worth,   1921/1991        517      60.78       87.09       52.93      31,500,000
                                  Texas
Radisson-Indianapolis         Indianapolis,  1968/2002        375      65.63       81.61       53.56      24,600,000
                                 Indiana
Radisson-Indianapolis         Indianapolis,  1963/2002        259      56.64       74.86       42.40       7,500,000
 Airport                         Indiana
Radisson-Milford                 Milford,    1984/2002        173      53.49       78.69       42.09      11,000,000
                              Massachusetts
                                                              ---      -----     -------     -------    ------------
TOTAL/WTD. AVG.                                             1,975      63.18%    $ 89.61     $ 56.62    $132,600,000

     The following should be noted with respect to the immediately foregoing table--

   o ADR and Occupancy are based on a trailing 12 months ending July 31, 2003.


     Property Management. Each of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties is managed by an affiliate of the Remington Hotel Corporation (as set forth in the chart below), which is controlled by Archie Bennett, Jr. and Monty Bennett.

             PROPERTY                                MANAGER
--------------------------------- ---------------------------------------------
     Crowne Plaza Beverly Hills            Remington Hospitality, Inc.
       Embassy Suites Houston           Remington Suites Hotel Corporation
         Hilton Nassau Bay          Remington Employers Management Corporation
        Radisson-Fort Worth                Remington Hospitality, Inc.
       Radisson-Indianapolis       Remington Indianapolis Employers Corporation
   Radisson-Indianapolis Airport   Remington Indianapolis Employers Corporation
          Radisson-Milford               Remington Employers Corporation

     Cut-off Date Loan-to-Value Ratio. The appraised values set forth in the chart above are based on appraisals conducted between June 2003 and July 2003 by a third-party appraiser. Based on those appraised values, the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 64.1%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties was calculated to be $11,549,692. Based on that U/W Net Cash Flow, the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.68x.

     Lockbox. Each Fisher Brothers/Getty Trust Hotel Portfolio Borrower has established a lockbox account into which all rents, income and revenues received by or on behalf of such Fisher Brothers/Getty Trust Hotel Portfolio Borrower in respect of its mortgaged real property are deposited. All income in the form of credit card receipts will be wired directly to the cash management account established with the servicer. All other income will be deposited by the Fisher Brothers/Getty Trust Hotel Portfolio Borrowers within two business days of receipt. All funds on deposit in the lockbox account are to be swept into the cash management account controlled by the mortgage lender. On each monthly payment date, amounts on deposit in the cash management account are to be applied in respect of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan and the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties in the manner specified in the related loan documents.

     Reserves and Escrows. The Fisher Brothers/Getty Trust Hotel Portfolio Borrowers established the following accounts at closing: the ground rent account, the FF&E account, the debt service account, the insurance account, the tax account, the casualty and condemnation account, the operating expense account, the cash collateral account, and the mezzanine debt service account. The Fisher Brothers/Getty Trust Hotel Portfolio Borrowers are required to make monthly escrow payments for the payment of ground rent, insurance, real estate taxes, FF&E expenditures, operating expenses and mezzanine debt service with respect to the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties.

     Additional Collateral. A $3,000,000 letter of credit was posted as additional collateral, which will be released when the actual debt service coverage ratio reaches 1.7465x for two consecutive quarters on a trailing 12-month basis.

     Cash Trap. If the actual debt service coverage ratio falls below 1.60x, excess cash will be held by the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan lender as additional collateral for the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan until the debt service coverage ratio reaches 1.60x for two consecutive calendar quarters on a trailing 12-months basis.

     Terrorism Insurance. The Fisher Brothers/Getty Trust Hotel Portfolio Borrowers are required to carry terrorism insurance with coverage equal to the lesser of (i) $50,000,000 per occurrence and (ii) the maximum amount of coverage that can be obtained for an annual premium of $100,000.

 THE WESTFIELD SHOPPINGTOWN SANTA ANITA MORTGAGE LOAN

     General. The Westfield Shoppingtown Santa Anita Mortgage Loan, which has a cut-off date principal balance of $75,831,205, and represents 5.2% of the Initial Mortgage Pool Balance, is one of two (2) mortgage loans secured by the same mortgage instrument on the Westfield Shoppingtown Santa Anita Mortgaged Property. The other mortgage loan, which will not be included in the trust, is identified in this prospectus supplement as the Westfield Shoppingtown Santa Anita Non-Trust Loan. The Westfield Shoppingtown Santa Anita Mortgage Loan is senior in right of payment to the Westfield Shoppingtown Santa Anita Non-Trust Loan, which has an unpaid principal balance of $57,339,546, as of the cut-off date, with a total loan commitment (taking into account future advances) of $104,000,000. The Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan, which together constitute the Westfield Shoppingtown Santa Anita Loan Pair, are both secured, pursuant to a single mortgage instrument, by a first priority mortgage lien on the ground lease interest of the Westfield Shoppingtown Santa Anita Borrower and the fee simple interest of the Westfield Shoppingtown Santa Anita Ground Lessor in the Westfield Shoppingtown Santa Anita Mortgaged Property. The mortgage loans in the Westfield Shoppingtown Santa Anita Loan Pair are both obligations of the Westfield Shoppingtown Santa Anita Borrower and are cross-defaulted.

     The Westfield Shoppingtown Santa Anita Mortgaged Property, which comprises approximately 387,693 square feet, consists of a portion of Westfield Shoppingtown Santa Anita, an approximate 1,092,274 square-foot, super-regional mall located in Arcadia, California. The Westfield Shoppingtown Santa Anita Mortgaged Property's 387,693 square feet consist of in-line mall space and one of the four anchor pads at Westfield Shoppingtown Santa Anita. Westfield Shoppingtown Santa Anita is anchored by four national department stores, all of which own their stores. Those stores are not part of the Westfield Shoppingtown Santa Anita Mortgaged Property. Nordstrom subleases its pad, which is part of the Westfield Shoppingtown Santa Anita Mortgaged Property, from the Westfield Shoppingtown Santa Anita Borrower. The three other anchors separately lease their pads from the Westfield Shoppingtown Santa Anita Ground Lessor and, therefore, those three anchor pads are not included in the Westfield Shoppingtown Santa Anita Mortgaged Property. The Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder is obligated, pursuant to the related loan documents, to fund costs related to the construction of an approximate 307,000 square foot expansion of the Westfield Shoppingtown Santa Anita Mortgaged Property, provided certain conditions related to the construction are met by the Westfield Shoppingtown Santa Anita Borrower.

     S&P and Moody's have confirmed to us that the Westfield Shoppingtown Santa Anita Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics with that of an obligation rated AAA/Aaa by S&P and Moody's respectively.

     The Westfield Shoppingtown Santa Anita Borrower and Sponsor. The Westfield Shoppingtown Santa Anita Borrower is Santa Anita Shoppingtown LP, a Delaware limited partnership, which is a single purpose entity, and is sponsored and controlled by Westfield America, Inc. which is the Westfield Shoppingtown Santa Anita Sponsor. The Westfield Shoppingtown Santa Anita Sponsor owns an approximate 81.8% indirect interest in the Westfield Shoppingtown Santa Anita Borrower and other limited partnership investors own in the aggregate an approximate 18.2% indirect interest in the Westfield Shoppingtown Santa Anita Borrower. Westfield America, Inc. is the U.S.-based affiliate of Westfield America Trust, which is the second largest publicly traded property trust in Australia, with shares listed on the Australian Stock Exchange under the symbol WFA. As of September 11, 2003, Westfield America Trust reported that it had interests in 63 Westfield Shoppingtown-branded shopping centers comprised of super-regional and regional malls and power centers, located across the United States. The portfolio comprises approximately 65.1 million square feet of gross leaseable space with approximately 8,400 retailers.

     Interest Rate; Application of Payments; Prepayments; Defeasance. Each of the mortgage loans in the Westfield Shoppingtown Santa Anita Loan Pair is an amortizing loan with a stated maturity date of July 11, 2013, and each accrues interest on an Actual/360 Basis. In the absence of default, the Westfield Shoppingtown Santa Anita Mortgage Loan will accrue interest at the rate of 4.700% per annum. The initial advance of the Westfield Shoppingtown Santa Anita Non-Trust Loan (the "Westfield Shoppingtown Santa Anita Non-Trust Loan Initial Advance"), an amount equal to $24,000,000, will accrue interest at 5.200%, and additional advances under the Westfield Shoppingtown Santa Anita Non-Trust Loan ("Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances") will accrue interest at 5.730%. One such Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advance, in the amount of $19,047,200, was made on the closing of the Westfield Shoppingtown Santa Anita Non-Trust Loan and another such Westfield Shoppingtown Santa Anita Additional Advance, in the amount of $14,345,650, was made on September 11, 2003, such that the current outstanding principal balance of the Westfield Shoppingtown Santa Anita Non-Trust Loan is $57,339,546. The Westfield Shoppingtown Santa Anita Borrower has the right to request further Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances, subject to certain construction related conditions set forth in the related loan documents, such that the aggregate principal amount of the Westfield Shoppingtown Santa Anita Non-Trust Loan will not exceed $104,000,000. Such further Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances are only permitted on the due dates in December 2003 and in March, June, September and December 2004.

     On the 11th day of each month, up to but excluding the maturity date, the Westfield Shoppingtown Santa Anita Borrower is required to make a constant monthly debt service payment equal to $525,875 (based on a 30-year amortization schedule), which payment is, through December 11, 2005, on the first $100,000,000 funded (comprised of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan Initial Advance), plus an interest-only payment on the Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances. Prior to January 11, 2006, the monthly debt service payment of $525,875 on the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan will be applied to (a) interest based on the respective interest rates of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan Initial Advance, and (b) principal pro rata based on the respective outstanding principal balances of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan Initial Advance. As described in the following two paragraphs, on and after the date on which the monthly debt service payment is adjusted in connection with the loan resizing as described below, or on January 11, 2006, if the Westfield Shoppingtown Santa Anita Differential Amount (as defined below) is zero, the monthly debt service payment on the Westfield Shoppingtown Santa Anita Loan Pair will be applied to (a) interest based on the respective interest rates of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan and (b) principal pro rata based on the respective outstanding principal balances of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     On January 11, 2006, the Westfield Shoppingtown Santa Anita Loan Pair will be resized to an amount (the "Westfield Shoppingtown Santa Anita Resized Loan Amount") which is equal to the lesser of : (i) the "stabilized value" of the Westfield Shoppingtown Santa Anita Mortgaged Property as set forth in an appraisal prepared at the time of such resizing, multiplied by 65% and (ii) the underwritten net cash flow for the Westfield Shoppingtown Santa Anita Mortgaged Property as determined by the lender in accordance with the terms of the related loan agreement divided by (A) a capitalization rate of 8.25% and (B) multiplied by 69%. To the extent that such resized loan amount is less than the then outstanding principal balance of the entire Westfield Shoppingtown Santa Anita Loan Pair, such difference being referred to herein as the "Westfield Shoppingtown Santa Anita Differential Amount," the Westfield Shoppingtown Santa Anita Borrower will be obligated to prepay (without any prepayment premium) the amount of such Westfield Shoppingtown Santa Anita Differential Amount to the holder of the Westfield Shoppingtown Santa Anita Non-Trust Loan which prepayment is to be applied to Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances. The Westfield Shoppingtown Santa Anita Borrower may prepay such Westfield Shoppingtown Santa Anita Differential Amount in full or commit to make such prepayment in 24 monthly installments commencing on January 11, 2006, provided that payment of such monthly installments are guaranteed by the Westfield Shoppingtown Santa Anita Sponsor. Notwithstanding the foregoing, under certain circumstances set forth in the related loan agreement, the Westfield Shoppingtown Santa Anita Borrower has the option, in lieu of prepaying such Westfield Shoppingtown Santa Anita Differential Amount, of causing Westfield America Limited Partnership to provide, as additional security for the Westfield Shoppingtown Santa Anita Non-Trust Loan, a letter of credit, with a one-year term, in an amount equal to 125% of the Westfield Shoppingtown Santa Anita Differential Amount plus the interest accruing on such Westfield Shoppingtown Santa Anita Differential Amount at the rate applicable to Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances. During the term of such letter of credit the Westfield Shoppingtown Santa Anita Borrower may request the holder of the Westfield Shoppingtown Santa Anita Non-Trust Loan to re-evaluate the Westfield Shoppingtown Santa Anita Differential Amount and, in connection therewith, to reduce such letter of credit from time to time. At the expiration of the term of that letter of credit, either a draw will be made thereon to prepay the Westfield Shoppingtown Santa Anita Differential Amount or the Westfield Shoppingtown Santa Anita Borrower may elect to prepay the Westfield Shoppingtown Santa Anita Differential Amount in 12 monthly installments as set forth in the related loan agreement. In the event of such a prepayment as set forth in this paragraph, a portion of the Westfield Shoppingtown Santa Anita Non-Trust Loan would be prepaid at a time when the Westfield Shoppingtown Santa Anita Mortgage Loan is still outstanding. The provisions of the related loan documents do not cover whether or in what manner (and whether such prepayment would require a prepayment premium) a prepayment of any portion of the Westfield Shoppingtown Santa Anita Loan Pair would be permitted in the event the amount of the Westfield Shoppingtown Santa Anita Differential Amount exceeds the amount of the Westfield Shoppingtown Santa Anita Additional Advances and/or the then outstanding balance of the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     Upon receipt by the holder of the Westfield Shoppingtown Santa Anita Non-Trust Loan of the Westfield Shoppingtown Santa Anita Differential Amount, if any, either through payment thereof or in the form of a draw on a letter of credit, if any, posted in lieu of prepayment (or if, as of January 11, 2006, there is no Westfield Shoppingtown Santa Anita Differential Amount), the monthly debt service payment on both loans comprising the Westfield Shoppingtown Santa Anita Loan Pair, as resized, will be recalculated to equal an amount which, if paid monthly, would fully amortize such resized loan amount over the remaining amortization term (calculated based on the original 30-year amortization term) of the Westfield Shoppingtown Santa Anita Loan Pair with interest at the weighted average (based on the aggregate loan balance of both loans in the Westfield Shoppingtown Santa Anita Loan Pair) of the applicable interest rates. Such recalculated monthly debt service payment amount shall take effect as of the next payment date after payment in full of the Westfield Shoppingtown Santa Anita Differential Amount. If the Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances equal $80,000,000 and the Westfield Shoppingtown Santa Anita Resized Loan Amount is equal to or greater than the outstanding principal balance of the Westfield Shoppingtown Santa Anita Loan Pair, on January 11, 2006, the resized monthly debt service payment will be increased to $1,007,884.79.

     Pursuant to the Westfield Shoppingtown Santa Anita Co-Lender Agreement, prior to the occurrence and continuance of certain events of default with respect to the Westfield Shoppingtown Santa Anita Loan Pair or if the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder has exercised its cure rights as described under "--Westfield Shoppingtown Santa Anita Co-Lender Agreement" below, payments of scheduled principal and interest received on the Westfield Shoppingtown Santa Anita Loan Pair will be allocated (after application to certain unreimbursed costs and expenses) generally in the following manner:

  (a) first, pro rata, (i) to the Westfield Shoppingtown Santa Anita Mortgage Loan in an amount equal to all accrued and unpaid interest on the principal balance thereof; and (ii) to the Westfield Shoppingtown Santa Anita Non-Trust Loan in an amount equal to all accrued and unpaid interest on the unpaid principal balance thereof;

  (b) second, pro rata, to the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan in an amount equal to the scheduled principal payments on each of those mortgage loans (as set forth on the amortization schedule attached to the related loan agreement from time to time); and

  (c) third, pro rata, to the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan any remaining amount in accordance with the respective initial principal balance of each such mortgage loan (including, in the case of the Westfield Shoppingtown Santa Anita Non-Trust Loan, any Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances actually made).

     Pursuant to the Westfield Shoppingtown Santa Anita Co-Lender Agreement, subsequent to the occurrence and continuance of certain events of default with respect to the Westfield Shoppingtown Santa Anita Loan Pair and provided that the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder has not exercised its cure rights as described under "--Westfield Shoppingtown Santa Anita Co-Lender Agreement" below, payments of scheduled principal and interest received on the Westfield Shoppingtown Santa Anita Loan Pair will be allocated (after application to certain unreimbursed costs and expenses) generally in the following manner:

  (a) first, to the Westfield Shoppingtown Santa Anita Mortgage Loan in an amount equal to accrued and unpaid interest (other than Default Interest) on the principal balance thereof;

  (b) second, to the Westfield Shoppingtown Santa Anita Mortgage Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

  (c) third, to the Westfield Shoppingtown Santa Anita Non-Trust Loan in an amount equal to accrued and unpaid interest (other than Default Interest) on the principal balance thereof;

  (d) fourth, to the Westfield Shoppingtown Santa Anita Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero; and

  (e) fifth, to the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan, pro rata, in accordance with the respective initial principal balance of each such mortgage loan (including, in the case of the Westfield Shoppingtown Santa Anita Non-Trust Loan, any Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances actually made).

     The Westfield Shoppingtown Santa Anita Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Westfield Shoppingtown Santa Anita Borrower is prohibited from voluntarily prepaying the Westfield Shoppingtown Santa Anita Mortgage Loan, in whole or in part, prior to January 11, 2013 (except as permitted under the related loan documents). The Westfield Shoppingtown Santa Anita Non-Trust Loan may be voluntarily prepaid, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2003-C7 certificates and prior to January 11, 2013, only if the Westfield Shoppingtown Santa Anita Borrower pays a penalty and defeases the Westfield Shoppingtown Santa Anita Mortgage Loan in full. From and after January 11, 2013, the Westfield Shoppingtown Santa Anita Borrower may prepay the Westfield Shoppingtown Santa Anita Mortgage Loan Pair, in whole only, without payment of any prepayment consideration.

     The Westfield Shoppingtown Santa Anita Borrower may obtain the release of the Westfield Shoppingtown Santa Anita Mortgaged Property on any due date after the later of (a) one year following the final disbursement date or (b) the earlier of (i) the expiration of two years following the date of initial issuance of the series 2003-C7 certificates and (ii) July 7, 2006, and prior to January 11, 2013, by defeasing the Westfield Shoppingtown Santa Anita Mortgage Loan, in whole only, and simultaneously prepaying the Westfield Shoppingtown Santa Anita Non-Trust Loan in full (together with a specified prepayment premium) and by doing so obtain the release of the Westfield Shoppingtown Santa Anita Mortgaged Property. A defeasance will be effected by the Westfield Shoppingtown Santa Anita Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Westfield Shoppingtown Santa Anita Borrower under the Westfield Shoppingtown Santa Anita Mortgage Loan and that are sufficient to pay off the Westfield Shoppingtown Santa Anita Mortgage Loan in its entirety on January 11, 2013.

     The Westfield Shoppingtown Santa Anita Borrower's right to defease the Westfield Shoppingtown Santa Anita Mortgage Loan is subject to (a) S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C7 certificates by such rating agency and (b) the concurrent prepayment in full of the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     The Westfield Shoppingtown Santa Anita Co-Lender Agreement. The Westfield Shoppingtown Santa Anita Co-Lender Agreement that has been executed, as of July 7, 2003, between the respective holders of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan, generally provides that:

   o the master servicer and special servicer will service and administer both mortgage loans in the Westfield Shoppingtown Santa Anita Loan Pair pursuant to the series 2003-C7 pooling and servicing agreement for so long as the Westfield Shoppingtown Santa Anita Mortgage Loan is part of the trust fund;

   o if the Westfield Shoppingtown Santa Anita Loan Pair becomes specially serviced and a scheduled payment on the Westfield Shoppingtown Santa Anita Loan Pair is at least 60 days delinquent or, immediately prior to the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder losing its rights to advise and direct the special servicer with respect to certain specified actions, as set forth below, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder has the option to purchase the Westfield Shoppingtown Santa Anita Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Westfield Shoppingtown Santa Anita Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest) at the related mortgage interest rate to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2003-C7 pooling and servicing agreement pursuant thereto (no prepayment consideration will be payable in connection with such a purchase of the Westfield Shoppingtown Santa Anita Mortgage Loan);

   o for so long as the unpaid principal balance of the Westfield Shoppingtown Santa Anita Non-Trust Loan, net of any appraisal reduction amount allocable to such non-trust loan, is equal to or greater than 27.5% of the lesser of (a) the Westfield Shoppingtown Santa Anita Non-Trust Loan Initial Advance, plus any Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances made on or prior to the due date occurring in December 2004, less any principal payments made by the Westfield Shoppingtown Santa Anita Borrower and received on and allocated to the Westfield Shoppingtown Santa Anita Non-Trust Loan and (b) the original principal balance of the Westfield Shoppingtown Santa Anita Mortgage Loan, less any principal payments made by the Westfield Shoppingtown Santa Anita Borrower and received on and allocated to the Westfield Shoppingtown Santa Anita Mortgage Loan, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder will have the ability to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or material modification of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan

     (however, the special servicer is to ignore any such advice or direction that may cause the special servicer to violate applicable law, the related loan documents or any provision of the series 2003-C7 pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard); and

   o the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder has the right to cure a monetary default or a default susceptible to cure by the payment of money within 10 business days of the later of (a) receipt by such non-trust loan noteholder of notice of the monetary mortgage event and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the Westfield Shoppingtown Santa Anita Loan Pair, (ii) no more than four consecutive cure events are permitted and
     (iii) no more than five cure events are permitted within any twelve-month period.

     Westfield Shoppingtown Santa Anita. Westfield Shoppingtown Santa Anita is an approximately 1,092,274 square-foot, two-level enclosed super-regional mall located in Arcadia, California, in Los Angeles County, adjacent to the Santa Anita Racetrack. Westfield Shoppingtown Santa Anita was built in 1974, with subsequent phases completed in 1975, 1988 and 1994. In spring 2003, an approximate $95.8 million expansion of Westfield Shoppingtown Santa Anita started which is projected to be completed by October 2004. The expansion will add an entertainment component to Westfield Shoppingtown Santa Anita centered around a new 16-screen AMC theater, Borders Books and Sports Chalet. Approximately 307,000 square feet will be added which will provide for approximately 30 new in-line stores, a relocated and repositioned food court, and the addition of several sit-down restaurants, plus the theater. Upon completion of the expansion, the Westfield Shoppingtown Santa Anita total mall area will be approximately 1,399,274 square feet.

     The four anchors currently occupy an aggregate of 704,581 square feet or 64.5% of the total gross leasable area. Each of the four anchors owns its respective store. Three of the four anchors lease their respective pads from the Westfield Shoppingtown Santa Anita Ground Lessor directly and neither their pads nor their stores are included in the Westfield Shoppingtown Santa Anita Mortgaged Property. The Nordstrom anchor subleases its pad from the Westfield Shoppingtown Santa Anita Borrower and therefore Nordstrom's pad, but not its store, is included in the Westfield Shoppingtown Santa Anita Mortgaged Property. The Westfield Shoppingtown Santa Anita Mortgaged Property is presently comprised of approximately 387,693 square feet of in-line mall space and the Nordstrom anchor's pad and will include, upon its completion, the approximate 307,000 square-foot expansion.

     In-line tenants include a wide variety of national tenants including Abercrombie & Fitch, Ann Taylor, California Pizza Kitchen, Old Navy, Gap/Baby Gap/Gap Kids and Williams-Sonoma. Comparable mall in-line store sales for the trailing twelve months ending March 31, 2003 were approximately $366 per square foot, and occupancy costs for in-line tenants were 13.1% for the same period. As of May 31, 2003, based on square footage leased, in-line occupancy at Westfield Shoppingtown Santa Anita was 94.2% and overall mall occupancy was 98.0%.

  GROSS LEASABLE AREA (GLA) OVERVIEW OF THE WESTFIELD SHOPPINGTOWN SANTA ANITA

                                                              AS %       ANCHOR LEASE
STORE                           APPROXIMATE SQUARE FEET      OF GLA       EXPIRATION
----------------------------   -------------------------   ----------   -------------
ANCHORS
  JCPenney .................             215,000               19.7%     10/19/2007
  Macy's ...................             188,200               17.2       1/01/2009
  Robinsons-May ............             164,997               15.1      10/19/2007
  Nordstrom ................             136,384               12.5       2/28/2014
                                         -------              -----
TOTAL ANCHOR SPACE .........             704,581               64.5
In-Line Mall Space .........             387,693               35.5
                                         -------              -----
TOTAL GLA ..................           1,092,274              100.0%

     The following should be noted with respect to the table above--

   o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o All of the anchors own their respective stores, which are not part of the collateral. JCPenney, Macy's and Robinsons-May lease their pads from the Westfield Shoppingtown Santa Anita Ground Lessor and therefore those pads are not part of the collateral. Nordstrom subleases its pad, which is part of the collateral, from the Westfield Shoppingtown Santa Anita Borrower.

   o JCPenney's lease has two, 10-year renewal options.

   o Macy's lease has two, 10-year, one 11-year and four, 5-year renewal options

   o Robinsons-May's lease has six, 10-year renewal options.

   o Nordstrom's lease has seven, 10-year renewal options.


FIVE LARGEST IN-LINE TENANTS AT WESTFIELD SHOPPINGTOWN SANTA ANITA MORTGAGED
                                    PROPERTY

TENANT                           SQUARE FEET     LEASE EXPIRATION
-----------------------------   -------------   -----------------
  Old Navy ..................       23,712          7/31/2005
  Limited ...................       10,342          1/31/2008
  Charlotte Russe ...........        9,910          1/31/2004
  Express ...................        9,318          1/31/2005
  Todai Restaurant ..........        9,185          1/31/2013
                                    ------
  TOTAL .....................       62,467

                LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT
           THE WESTFIELD SHOPPINGTOWN SANTA ANITA MORTGAGED PROPERTY

                                                                 AS % OF TOTAL
                                             APPROXIMATE            IN-LINE
YEAR                                    EXPIRING SQUARE FEET      SQUARE FEET     CUMULATIVE %
------------------------------------   ----------------------   --------------   -------------
   2003 ............................            18,126                 4.7%            4.7%
   2004 ............................            50,173                12.9            17.6%
   2005 ............................            69,560                17.9            35.6%
   2006 ............................            37,759                 9.7            45.3%
   2007 ............................            25,108                 6.5            51.8%
   2008 ............................            39,936                10.3            62.1%
   2009 ............................            17,622                 4.5            66.6%
   2010 ............................            14,953                 3.9            70.5%
   2011 ............................            25,952                 6.7            77.2%
   2012 ............................            36,438                 9.4            86.6%
   2013 and beyond .................            29,769                 7.7            94.2%
   Vacant ..........................            22,297                 5.8           100.0%
                                                ------               -----
   TOTAL ...........................           387,693               100.0%
   5 Year Average Rollover .........            40,145                10.4%
   7 Year Average Rollover .........            36,898                 9.5%

     The following should be noted with respect to the table above--

   o 2003 includes any month-to-month tenants.

   o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     Ground Lease. The "Westfield Shoppingtown Santa Anita Ground Lessor" is Santa Anita Fashion Park LP, an affiliate of the Westfield Shoppingtown Santa Anita Borrower. The Westfield Shoppingtown Santa Anita Ground Lessor has pledged its fee simple interest to the mortgagee under the Westfield Shoppingtown Santa Anita Loan.

     Property Management. The Westfield Shoppingtown Santa Anita Mortgaged Property is managed by Westfield Corporation Inc., an affiliate of the Westfield Shoppingtown Santa Anita Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in May 2003 by a third-party appraiser, the current appraised value of the Westfield Shoppingtown Santa Anita Mortgaged Property, is $179,000,000. Based upon that appraised value, Westfield Shoppingtown Santa Anita Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 42.4%, and the combined Cut-off Date Loan-to-Value Ratio for the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan Initial Advance (treated as if they were a single underlying mortgage loan) is 55.7%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Westfield Shoppingtown Santa Anita Mortgaged Property was calculated to be $13,551,825. Based on the U/W Net Cash Flow, the Westfield Shoppingtown Santa Anita Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.90x as of the cut-off date (based on the arithmetic annual average of the debt service, which includes the fluctuating allocated principal amount on the Westfield Shoppingtown Santa Anita Mortgage Loan over the entire term of the Westfield Shoppingtown Santa Anita Mortgage Loan, subject to various assumptions). Based on the U/W Net Cash Flow, the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan Initial Advance have a combined Underwritten Debt Service Coverage Ratio of 2.15x as of the cut-off date (based on the monthly debt service payment of $525,875).

     Lockbox. The Westfield Shoppingtown Santa Anita Borrower is required to cause the tenants to deposit all rents derived from the Westfield Shoppingtown Santa Anita Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee; provided that prior to the occurrence of and following the termination of a Westfield Shoppingtown Santa Anita Lockbox Event (as defined below), the Westfield Shoppingtown Santa Anita Borrower may direct the funds on deposit in the lockbox account to be swept to an account controlled and maintained by the Westfield Shoppingtown Santa Anita Borrower. Following the occurrence and during the continuance of any one or more of the following events (a "Westfield Shoppingtown Santa Anita Lockbox Event"):

   o an event of default ; or

   o a decline in the debt service coverage ratio, calculated pursuant to the related loan documents, falling below 1.10x;

and thereafter the funds on deposit in the lockbox account shall be swept on a daily basis to a cash management account under the sole control of the mortgagee until the Westfield Shoppingtown Santa Anita Lockbox Event terminates in accordance with the related loan agreement. A Westfield Shoppingtown Santa Anita Lockbox Event resulting from a failure to achieve a debt service coverage ratio (calculated pursuant to the related loan documents) of at least 1.10x may be terminated as follows, but only once during the term of the loan pair, as to each of the following: (1) if, provided no event of default shall have occurred and be continuing, the Westfield Shoppingtown Santa Anita Borrower deposits cash or a letter of credit in an amount equal, in lender's sole discretion, to the amount of the loan pay down which would be required to immediately achieve a debt service coverage ratio (calculated in accordance with the related loan documents) of 1.25x and (2) if the debt service coverage ratio (calculated in accordance with the related loan documents) has been 1.10x or higher for three consecutive quarters and no event of default has occurred and is continuing.

     Prior to the termination of the Westfield Shoppingtown Lockbox Event, provided that no event of default has occurred and is continuing, funds on deposit in the cash management account shall be allocated as follows: (1) monthly tax and insurance amounts, to the tax and insurance account; (2) monthly ground rent to the ground rent reserve account; (3) cash management fees to the fee agent; (4) monthly debt service payment amount to the debt service reserve account; (5) monthly operating expenses to the operating expense account; (6) monthly replacement and rollover expense deposit to the replacement and rollover reserve account; and (7) to Borrower unless an event of default has occurred and is continuing.

     Reserves and Escrows. The Westfield Shoppingtown Santa Anita Borrower is required to make monthly escrow payments for the payment of taxes and, subject to the discussion in the next paragraph, insurance premiums.

     If (a) no Westfield Shoppingtown Santa Anita Lockbox Event has occurred and is continuing, (b) the Westfield Shoppingtown Santa Anita Sponsor satisfies the liquidity requirements imposed under the related loan agreement, (c) the guaranty by the Westfield Shoppingtown Santa Anita Sponsor of the payment of insurance premiums remains in full force and effect, and (d) the debt service coverage ratio (calculated in accordance with the related loan documents) is not less than 1.10x, the Westfield Shoppingtown Santa Anita Borrower will not be required to make monthly deposits for the payment of insurance premiums. As of the cut-off date, the conditions have been met, and thus the Westfield Shoppingtown Santa Anita Borrower is not required to make these monthly payments. Upon the failure of any of the foregoing conditions, the Westfield Shoppingtown Santa Anita Borrower's obligation to make such deposits will be reinstated for the duration of such failure.

     In addition, upon the occurrence and during the continuance of a Westfield Shoppingtown Santa Anita Lockbox Event, the Westfield Shoppingtown Santa Anita Borrower will be required to make monthly payments to the ground rent reserve account in an amount equal to one-twelfth of the annual ground rent and, upon the occurrence and during the continuation of an event of default, the failure of the debt service coverage ratio (calculated in accordance with the related loan documents) to meet 1.10x, the failure of the Westfield Shoppingtown Santa Anita Sponsor to satisfy the liquidity requirements imposed by the related loan agreement, or the failure of such sponsor's guaranty of payment of rollover and replacement costs to be in full force and effect, the Westfield Shoppingtown Santa Anita Borrower will be required to make monthly deposits into a replacement/rollover reserve account in an amount equal to one-twelfth of $1.20 per square foot of the total in-line square footage of the Westfield Shoppingtown Santa Anita Mortgaged Property.

     Performance Guaranty. The Westfield Shoppingtown Santa Anita Sponsor has executed a performance guaranty (the "Westfield Shoppingtown Santa Anita Performance Guaranty") in favor of both the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder and the Westfield Shoppingtown Santa Anita Mortgage Loan mortgagee, collectively as lender. Under such guaranty, the Westfield Shoppingtown Santa Anita Sponsor guarantees the payment of all related costs and the lien free completion of the expansion project at the Westfield Shoppingtown Santa Anita Mortgaged Property. The Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder will release the Westfield Shoppingtown Santa Anita Sponsor from liability under this performance guaranty upon the satisfaction of certain conditions to the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder's satisfaction. Pursuant to such guaranty, the "lender" named therein agrees that so long as the guarantor continues to perform under the guaranty and provided that no uncured event of default (other than an event of default personal to the Westfield Shoppingtown Santa Anita Borrower, following which such guarantor diligently seeks a replacement for borrower) exists, the Westfield Shoppingtown Santa Anita Additional Advances will continue to be made in accordance with and subject to the terms of the related loan agreement.

     Additional Amount Guaranty. The Westfield Shoppingtown Santa Anita Sponsor has also executed a guaranty (the "Westfield Shoppingtown Santa Anita Additional Amount Guaranty") in favor of the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder guaranteeing the payment of Westfield Shoppingtown Santa Anita Additional Advances. This guaranty will terminate on January 11, 2006, concurrently with resizing of the Westfield Shoppingtown Santa Anita Loan Pair, provided that no event of default exists, and the Westfield Shoppingtown Santa Anita Borrower has prepaid the Westfield Shoppingtown Santa Anita Differential Amount, or has caused the Westfield Shoppingtown Santa Anita Sponsor to have delivered a guaranty of payment of the amount of any differential resulting from the resizing or Westfield America Limited Partnership to have delivered a letter of credit, as required on the resizing date, and the Westfield Shoppingtown Santa Anita Borrower has delivered to the rating agencies confirmations with respect to the termination of the Westfield Shoppingtown Santa Anita Additional Amount Guaranty. Pursuant to the related loan agreement, amounts guaranteed under such guaranty or under any payment guaranty delivered in connection with the loan resizing are excluded from the calculation of debt service coverage ratios.

     Terrorism Insurance. The Westfield Shoppingtown Santa Anita Borrower is required, pursuant to the related loan documents, to maintain all-risk property insurance which does not exclude liability for acts of terrorism or to obtain separate insurance against acts of terrorism in an amount equal to 100% of the outstanding principal balance of the Westfield Shoppingtown Santa Anita Loan Pair, to the extent commercially available; provided, the Westfield Shoppingtown Santa Anita Borrower is not required to maintain such coverage in excess of what would be available for an annual premium of $300,000 or less. In any event, the failure to maintain insurance coverage for terrorist acts in the amount of the outstanding principal balance of the Westfield Shoppingtown Santa Anita Loan Pair will not constitute an event of default so long as the Westfield Shoppingtown Santa Anita Terrorism Guaranty shall be in full force and effect. The Westfield Shoppingtown Santa Anita Sponsor may on behalf of the Westfield Shoppingtown Santa Anita Borrower obtain and maintain a policy insuring the Westfield Shoppingtown Santa Anita Mortgaged Property against terrorist acts that satisfies the requirements of the loan documents.

     Terrorism Guaranty. The Westfield Shoppingtown Santa Anita Sponsor has executed a guaranty (the "Westfield Shoppingtown Santa Anita Terrorism Guaranty") in favor of the mortgagee, under which, if (a) the Westfield Shoppingtown Santa Anita Borrower maintains any insurance policy that contains a terrorism exclusion and fails to obtain a terrorism insurance policy from a qualified carrier in an amount not less than the outstanding principal amount of the Westfield Shoppingtown Santa Anita Mortgage Loan and otherwise satisfying the applicable terms of the related loan documents and (b) any loss or damage to the Westfield Shoppingtown Santa Anita Mortgaged Property caused by any terrorist act occurs, then the Westfield Shoppingtown Santa Anita Sponsor guarantees to the mortgagee the full and prompt payment (in accordance with the terms of the Westfield Shoppingtown Santa Anita Terrorism Guaranty, and subject to the limitations on individual Westfield Shoppingtown Santa Anita Sponsor liability described below) of the amount of any loss or damage with respect to the Westfield Shoppingtown Santa Anita Mortgaged Property caused by any terrorist act that is not covered by any policies maintained by the Westfield Shoppingtown Santa Anita Borrower or the Westfield Shoppingtown Santa Anita

Sponsor at the time of the occurrence, which loss or damage would have otherwise been insured if the Westfield Shoppingtown Santa Anita Borrower had maintained all insurance policies required pursuant to the related loan documents without any terrorism exclusion, up to the outstanding principal amount of the Westfield Shoppingtown Santa Anita Mortgage Loan. In the event that Westfield Shoppingtown Santa Anita Sponsor's net worth (determined in accordance with the related loan documents) at any time falls below $2,000,000,000, the Westfield Shoppingtown Santa Anita Sponsor is required to provide a replacement guarantor with a net worth equal to or greater than $2,000,000,000.

     Seismic Assessment. A seismic risk assessment was performed on the Westfield Shoppingtown Santa Anita Mortgaged Property in May 2003. The resulting seismic report, dated May 27, 2003, concluded that the expected aggregate probable maximum loss estimate (expressed as a percentage of the replacement cost of the subject improvements) for the Westfield Shoppingtown Santa Anita Mortgaged Property is 20%. The Westfield Shoppingtown Santa Anita Mortgaged Property is covered by earthquake insurance.

 THE BERKELEY & BROWN BUILDINGS MORTGAGE LOAN

     General. The Berkeley & Brown Buildings Mortgage Loan has a cut-off date principal balance of $75,000,000 representing 5.2% of the Initial Mortgage Pool Balance. The Berkeley & Brown Buildings Mortgage Loan is one of three pari passu mortgage loans secured by two office buildings, the Berkeley & Brown Buildings Mortgaged Properties. The other pari passu mortgage loans, which will not be included in the trust, are identified in this prospectus supplement as the Berkeley & Brown Buildings Non-Trust Pari Passu Loans. In addition, two subordinate loans are also secured by the Berkeley & Brown Buildings Mortgaged Properties. Those two subordinate mortgage loans, which will not be included in the trust, are identified in this prospectus supplement as the Berkeley & Brown Buildings Non-Trust Subordinate Loans.

     The Berkeley & Brown Buildings Mortgaged Properties consist of two office buildings with an aggregate of 1,137,331 square feet of net rentable area. The buildings are 200 Berkeley Street, with 709,018 square feet of net rentable area, and the Stephen L. Brown Building, with 428,313 square feet of net rentable area (together, the "Berkeley & Brown Buildings"), and are located in Boston, Massachusetts. See "--Berkeley & Brown Buildings" below.

     The Berkeley & Brown Buildings Mortgage Loan, the Berkeley & Brown Buildings Non-Trust Pari Passu Loans and the Berkeley & Brown Buildings Non-Trust Subordinate Loans, which in total constitute the Berkeley & Brown Buildings Loan Group, are all secured by a first priority mortgage lien on the fee interest of the Berkeley & Brown Buildings Borrower in the Berkeley & Brown Buildings Mortgaged Properties. The mortgage loans in the Berkeley & Brown Buildings Loan Group are all obligations of the Berkeley & Brown Buildings Borrower and are cross-defaulted.

     S&P and Moody's have confirmed to us that the Berkeley & Brown Buildings Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA+/A3 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The borrower under the Berkeley & Brown Buildings Mortgage Loan (the "Berkeley & Brown Buildings Borrower") is 200 Berkeley & 197 Clarendon LLC, a Delaware limited liability company sponsored by Beacon Capital Strategic Partners II, L.P. Beacon Capital Strategic Partners II, L.P. is an approximate $740 million closed-end commingled fund that had its final close in July 2002. The investment strategy for the fund has a primary focus on office buildings located in a select number of target markets including Boston, Washington, D.C., New York, Los Angeles, San Francisco, Denver and Chicago. Beacon Capital Strategic Partners II is managed by Beacon Capital Partners, LLC, a Boston-based privately held real estate investment firm formed in 1998. The company's founding principals have nearly 60 years of experience in the construction, development, acquisition, management and financing of real estate assets. At origination of the Berkeley & Brown Buildings Loan Group, the Berkeley & Brown Buildings Borrower was approximately 66% owned by an affiliate of the Lehman Mortgage Loan Seller, which affiliate no longer holds such interest.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Berkeley & Brown Buildings Mortgage Loan (as well as each Berkeley & Brown Buildings Non-Trust Loan) is a five-year, interest-only loan with a stated maturity date of April 9, 2008. The Berkeley & Brown Buildings Mortgage Loan (as well as each Berkeley & Brown Buildings Non-Trust Loan) will accrue interest on an Actual/360 Basis. Up to the stated maturity date, in the absence of default, the Berkeley & Brown Buildings Mortgage Loan and the Berkeley & Brown Buildings Non-Trust Loans will each accrue interest at a rate of 5.115% per annum.

     On the ninth day of each month to and including the stated maturity date, the Berkeley & Brown Buildings Borrower is required to make an interest-only payment in arrears on the Berkeley & Brown Buildings Loan Group.

     Pursuant to the Berkeley & Brown Buildings Co-Lender Agreement (which is expected to be executed), prior to the occurrence and continuance of an event of default with respect to the Berkeley & Brown Buildings Loan Group or if any Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder has exercised its cure rights as described under "--The Berkeley & Brown Buildings Co-Lender Agreement" below, all amounts received in respect of the Berkeley & Brown Buildings Loan Group will be allocated in accordance with the related loan documents and, to the extent such allocation is not provided for in the loan documents, generally in the following manner:

  (a) first, as scheduled payments of interest on the Berkeley & Brown Buildings Senior Loans (which include the Berkeley & Brown Buildings Mortgage Loan and the two Berkeley & Brown Buildings Non-Trust Pari Passu Loans) on a pro rata and pari passu basis;

  (b) second, as scheduled payments of interest on the Berkeley & Brown Buildings Non-Trust Subordinate Loans, on a pro rata and pari passu basis;

  (c) third, as principal of the Berkeley & Brown Buildings Senior Loans on a pro rata and pari passu basis, up to the amount of any prepayments thereof;

  (d) fourth, on the maturity date of the Berkeley & Brown Buildings Loan Group, as principal on the Berkeley & Brown Buildings Senior Loans, on a pro rata and pari passu basis, until each such principal balance is reduced to zero;

  (e) fifth, as principal of the Berkeley & Brown Buildings Non-Trust Subordinate Loans, on a pro rata and pari passu basis, up to the amount of any prepayments thereof;

  (f) sixth, on the maturity date of the Berkeley & Brown Buildings Loan Group, as principal on the Berkeley & Brown Buildings Non-Trust Subordinate Loans, on a pro rata and pari passu basis, until each such principal balance is reduced to zero;

  (g) seventh, as prepayment premiums due with respect to the Berkeley & Brown Buildings Senior Loans until paid in full; and then as prepayment premiums due with respect to the Berkeley & Brown Buildings Non-Trust Subordinate Loans, until paid in full; and

  (h) eighth, as late payment charges and Default Interest due with respect to the Berkeley & Brown Buildings Senior Loans until paid in full; and then as late payment charges and Default Interest due with respect to the Berkeley & Brown Buildings Non-Trust Subordinate Loans, until paid in full.

     Pursuant to the Berkeley & Brown Buildings Co-Lender Agreement, subsequent to the occurrence and continuance of an event of default with respect to the Berkeley & Brown Buildings Loan Group and provided that no Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder has exercised its cure rights as described under "--The Berkeley & Brown Buildings Co-Lender Agreement" below, all amounts received with respect to the Berkeley & Brown Buildings Loan Group will be allocated (after being allocated to the payment of certain reimbursements, costs and expenses due under the related loan documents and the applicable servicing agreement with respect to the Berkeley & Brown Buildings Loan Group) generally in the following manner:

  (a) first, as accrued interest with respect to the Berkeley & Brown Buildings Senior Loans, on a pro rata and pari passu basis, until all such interest is paid;

  (b) second, as principal on the Berkeley & Brown Buildings Senior Loans, on a pro rata and pari passu basis, until the entire aggregate principal balance of such mortgage loans is reduced to zero;

  (c) third, as accrued interest with respect to the Berkeley & Brown Buildings Non-Trust Subordinate Loans, on a pro rata and pari passu basis, until all such interest is paid;

  (d) fourth, as principal on the Berkeley & Brown Buildings Non-Trust Subordinate Loans, on a pro rata and pari passu basis, until the entire aggregate principal balance of such mortgage loans is reduced to zero; and

  (e) fifth, as prepayment premiums, late payment charges and Default Interest, allocated as provided in clauses seventh and eighth in the preceding paragraph.

     The Berkeley & Brown Buildings Borrower is prohibited from voluntarily prepaying the Berkeley & Brown Buildings Mortgage Loan in whole or in part prior to February 9, 2008. From and after February 9, 2008, the Berkeley & Brown Buildings Borrower may prepay the Berkeley & Brown Buildings Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Berkeley & Brown Buildings Borrower may defease the Berkeley & Brown Buildings Mortgage Loan, in whole or in part, at any time after the earlier to occur of the third anniversary of the closing date of the Berkeley & Brown Buildings Loan Group and the date that is two years after the date of the last securitization involving a mortgage loan in the Berkeley & Brown Buildings Loan Group, and prior to February 9, 2008. The Berkeley & Brown Buildings Borrower's right to totally or partially defease the Berkeley & Brown Buildings Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C7 certificates then outstanding.

     The Berkeley & Brown Buildings Borrower may totally defease the Berkeley & Brown Buildings Mortgage Loan, and by doing so, obtain the release of the Berkeley & Brown Buildings Mortgaged Properties. A total defeasance will be effected by the Berkeley & Brown Buildings Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Berkeley & Brown Buildings Borrower under the Berkeley & Brown Buildings Mortgage Loan and that are sufficient to pay off the Berkeley & Brown Buildings Mortgage Loan in its entirety on the stated maturity date.

     The Berkeley & Brown Buildings Borrower may partially defease the Berkeley & Brown Buildings Mortgage Loan, and by doing so, obtain the release of either the Stephen L. Brown Building or the 200 Berkeley Street Building, by delivering an amount sufficient to purchase government securities which provide payments equal to the scheduled principal and interest payments for the defeased notes, as described in the following sentence. If (a) the Stephen L. Brown Building is being released, then the aggregate principal balance of all of the defeased notes will be equal to 115% of allocated loan amount, and (b) the 200 Berkeley Street Building is being released, then the aggregate principal balance of all of the defeased notes will be equal to 100% of the allocated loan amount; provided, however, that in either case, the aggregate principal balance of all of the defeased notes will be no less than the amount necessary to ensure that after such release, the aggregate debt service coverage ratio of the undefeased portion of the Berkeley & Brown Buildings Mortgage Loan and the undefeased portion of the Berkeley & Brown Buildings Non-Trust Loans is no less than a specified minimum. A partial defeasance will be effected by the Berkeley & Brown Buildings Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Berkeley & Brown Buildings Borrower under the defeased notes and that are sufficient to pay off the defeased notes in their entirety on the stated maturity date. A partial defeasance is further subject to the satisfaction of certain specified criteria, including an amendment to the existing cross easements agreement, or the creation of other reciprocal easements, for ingress, egress, parking maintenance and utilities between the Berkeley & Brown Buildings.

     The Berkeley & Brown Buildings Mortgage Loan is (a) pari passu in right of payment with each of the Berkeley & Brown Buildings Non-Trust Pari Passu Loans, which two (2) mortgage loans have an aggregate unpaid principal balance as of the cut-off date of $75,000,000, are currently held by Morgan Stanley Mortgage Capital, Inc. and are each expected to be included in separate commercial mortgage securitizations and (b) senior in right of payment to each of the Berkeley & Brown Buildings Non-Trust Subordinate Loans, which two mortgage loans have an aggregate unpaid principal balance as of the cut-off date of $30,000,000, are pari passu in right of payment with each other, and are, together, expected to be included in a commercial mortgage securitization. The two Berkeley & Brown Buildings Non-Trust Subordinate Loans and one of the Berkeley & Brown Buildings Non-Trust Pari Passu Loans are all expected to back the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5.

     The Berkeley & Brown Buildings Co-Lender Agreement. The Berkeley & Brown Buildings Co-Lender Agreement will govern the respective rights and powers of the noteholders of the Berkeley & Brown Buildings Loan Group. The Berkeley & Brown Buildings Co-Lender Agreement is expected to provide, in general, that:

  1. All five of the mortgage loans in the Berkeley & Brown Buildings Loan Group, including the Berkeley & Brown Buildings Mortgage Loan, will be serviced and administered pursuant to the pooling and servicing agreement relating to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5 (or a substantially similar successor servicing agreement), which provides for servicing arrangements that are similar but not identical to those under the series 2003-C7 pooling and servicing agreement; provided that the depositor for the series 2003-IQ5 commercial mortgage securitization has retained the right to arrange for the special servicing of the Berkeley & Brown Buildings Loan Group under a separate servicing agreement. See "Servicing of the Berkeley & Brown Buildings Loan Group" in this prospectus supplement.

  2. For so long as the aggregate unpaid principal balance of the two Berkeley & Brown Buildings Non-Trust Subordinate Loans, net of any appraisal reduction amount allocable to such non-trust loans (in accordance with the Berkeley & Brown Buildings Co-Lender Agreement and the series 2003-IQ5 pooling and servicing agreement), is equal to or greater than 25% of their original aggregate principal balance, the Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer under the series 2003-IQ5 pooling and servicing agreement (or other applicable servicing agreement) with respect to various servicing matters affecting the entire Berkeley & Brown Buildings Loan Group, including the Berkeley & Brown Buildings Mortgage Loan and, further, following the reduction of such aggregate unpaid principal balance of the two Berkeley & Brown Buildings Non-Trust Subordinate Loans, net of any appraisal reduction amount allocable to those loans, to below 25% of their original aggregate principal balance, such ability to advise and direct the master servicer and/or the special servicer under the series 2003-IQ5 pooling and servicing agreement (or other applicable servicing agreement) will belong to the Berkeley & Brown Buildings Note A1 Lender or its designee.

  3. In addition to the rights of the holders of the Berkeley & Brown Buildings Non-Trust Subordinate Loans to advise and direct the special servicer under the applicable servicing agreement, as described in the preceding paragraph no. 2, the respective holders of the Berkeley & Brown Buildings Senior Loans will each have the right directly or through a representative (which includes the servicer with respect to any related securitization), to consult with the special servicer under the series 2003-IQ5 pooling and servicing agreement (or other applicable servicing agreement) with respect to various servicing matters affecting the Berkeley & Brown Buildings Loan Group.

  4. The Berkeley & Brown Non-Trust Subordinate Loan Noteholder has an assignable ability, following certain events, including the transfer to special servicing of all of the mortgage loans in the Berkeley & Brown Loan Group and the occurrence of a monetary event of default that continues for 60 days, to purchase the two Berkeley & Brown Non-Trust Pari Passu Loans together with the Berkeley & Brown Mortgage Loan, at a price generally equal to the unpaid principal balance of each of the Berkeley & Brown Mortgage Loan and the Berkeley & Brown Non-Trust Pari Passu Loans, plus accrued unpaid interest on each such mortgage loan at the related net mortgage interest rate (other than Default Interest), plus any servicing compensation, servicing advances and interest on advances payable with respect thereto.

  5. The Berkeley & Brown Non-Trust Subordinate Loan Noteholder has an assignable right to cure certain events of default with respect to the Berkeley & Brown Mortgage Loan and the two Berkeley & Brown Non-Trust Pari Passu Loans that may be cured by the payment of money, within 10 business days of the later of (a) receipt by such Berkeley & Brown Non-Trust Subordinate Loan Noteholder of notice of the subject mortgage event of default and (b) the expiration of the applicable grace period for the subject event of default.

  6. The Berkeley & Brown Buildings Note A2 Lender and the holder of the Berkeley & Brown Buildings Mortgage Loan have authorized, pursuant to the Berkeley & Brown Buildings Co-Lender Agreement, the series 2003-IQ5 special servicer (or other applicable servicer) to sell their respective mortgage loans, together with the Berkeley & Brown Buildings Note A1 Loan, at the fair value price and under the terms and conditions set forth in the series 2003-IQ5 pooling and servicing agreement (or other applicable servicing agreement), if the Berkeley & Brown Buildings Senior Loans are specially serviced mortgage loans under the series 2003-IQ5 pooling and servicing agreement.

     The Berkeley & Brown Buildings. The Berkeley & Brown Buildings are two office buildings located in Boston, Massachusetts that were part of a group of four properties originally developed by and owned by John Hancock Life Insurance Company until March 2003. The Berkeley & Brown Buildings are comprised of 200 Berkeley Street (the "Berkeley Building") and the Stephen L Brown Building (the "Brown Building") located at 197 Clarendon Street with an aggregate of 1,137,331 square feet of net rentable area. The Berkeley & Brown Buildings are located in Boston's Back Bay submarket, an area that offers access to various amenities and public transportation. The buildings are next to each other and are connected to each other as well as to the 60-story John Hancock Tower (which is under the same sponsorship) through an underground concourse. The Berkeley & Brown Buildings and the John Hancock Tower have been allocated, in the aggregate, 1,077 parking spaces for use by a common tenant, John Hancock Financial Services, Inc. ("Hancock Financial Services"), in a nearby parking garage that is owned by an affiliate of the sponsor of the Berkeley & Brown Buildings Borrower.

                        THE BERKELEY & BROWN BUILDINGS

                                       SQUARE         ALLOCATED         APPRAISED
PROPERTY                                FEET         LOAN AMOUNT          VALUE         OCCUPANCY
---------------------------------   ------------   ---------------   ---------------   ----------
Berkeley Building ...............      709,018      $120,000,000      $181,700,000         97.8%
Brown Building ..................      428,313        60,000,000        98,300,000         94.0
                                       -------      ------------      ------------         ----
TOTAL/WEIGHTED AVERAGE ..........    1,137,331      $180,000,000      $280,000,000         96.5%

     The following should be noted with respect to the table above--

   o The allocated loan amount is based on the aggregate of the Berkeley & Brown Buildings Mortgage Loan, the Berkeley & Brown Buildings Non-Trust Pari Passu Mortgage Loans and the Berkeley & Brown Buildings Non-Trust Subordinate Loans.

   o Weighted average occupancy, as of April 30, 2003, is weighted based on allocated loan amount.

   o The Berkeley Building also includes approximately 45,309 square feet of auditorium and conference center space not included above.

     The Berkeley & Brown Buildings are occupied by three major tenants which represent 92.8% of the total square footage of the properties and 95.2% of the total base revenues of the combined properties. The single largest tenant at the Berkeley & Brown Buildings is Hancock Financial Services (rated A/A3) which leases space in both buildings for an aggregate of 703,260 square feet or 61.8% of the total square footage and approximately 68.1% of the aggregate base rental revenues of the combined properties. As of April 30, 2003, based on square footage leased, the weighted average occupancy of the Berkeley & Brown Buildings was 96.5%.

            THREE LARGEST TENANTS AT THE BERKELEY & BROWN BUILDINGS

                                                     SQUARE        % OF TOTAL       % OF TOTAL                     LEASE
TENANT                                                FEET        SQUARE FEET     BASE REVENUES     RATINGS     EXPIRATION
-----------------------------------------------   ------------   -------------   ---------------   ---------   ------------
                                                                                                               3/31/2013 &
John Hancock Financial Services, Inc. .........      703,260          61.8%            68.1%          A/A3      3/31/2018
First Union ...................................      192,038          16.9             14.3          A/Aa3      9/30/2006
Deloitte & Touche .............................      160,333          14.1             12.8          NR/NR      10/31/2009
                                                     -------          ----             ----
TOTAL .........................................    1,055,631          92.8%            95.2%

     The following should be noted with respect to the table above--

   o The percentages of total square feet and of total base revenues presented above are based on the combined total square footage and total base revenues of the two properties.

   o The total percentage may not reflect the exact sum of the information in the related columns due to rounding.

   o John Hancock Financial Services Inc.'s lease expiration is comprised of 37,656 square feet and 269,400 square feet in the Berkeley Building expiring on March 31, 2008 and March 31, 2013, respectively, and 396,204 square feet in the Brown Building expiring on March 31, 2018.

   o First Union is now known as Wachovia.

   o Credit ratings are by S&P and Moody's, respectively.

     Set forth below is a brief description of each of the Berkeley & Brown Buildings including tenant and lease information based on the April 30, 2003 rent roll, including certain information on the two properties combined.

     The Berkeley Building is a 30-story class A office building with 709,018 square feet of net rentable area that was built in 1947 and most recently renovated in 1994. The art deco building has a pyramid-shaped roof that is topped with a weather beacon that is a well watched indicator of Boston weather. Adjacent to the Brown Building, which is directly across the street from the 60-story John Hancock Tower, the Berkeley Building is occupied by several financial and professional services companies, most notably its largest tenant, Hancock Financial Services which leases 307,056 square feet, or 43.3% of the building's space, and accounts for 48.8% of the building's total base rental revenues. The major portion of the space leased by Hancock Financial Services in the Berkeley Building expires in March 2013 except for 37,656 square feet which is leased under a five-year non-cancellable lease, with no termination rights even in the case of casualty or condemnation and no rights to sublease the space, that expires in March 2008. The two other major tenants at the Berkeley Building are First Union (rated A/Aa3) and Deloitte & Touche (not rated) occupying 27.1% and 22.6%, respectively, of the Berkeley Building's space. As of April 30, 2003, based on square footage leased, the Berkeley Building was 97.8% occupied.

                THREE LARGEST TENANTS AT THE BERKELEY BUILDING

                                                     SQUARE      % OF TOTAL       % OF TOTAL                    LEASE
TENANT                                                FEET      SQUARE FEET     BASE REVENUES     RATINGS     EXPIRATION
------------------------------------------------   ---------   -------------   ---------------   ---------   -----------
John Hancock Financial Services, Inc. ..........   307,056          43.3%            48.8%          A/A3      3/31/2013
First Union ....................................   192,038          27.1             23.2          A/Aa3      9/30/2006
Deloitte & Touche ..............................   160,333          22.6             20.7          NR/NR     10/31/2009
                                                   -------          ----             ----
TOTAL ..........................................   659,427          93.0%            92.7%

     The following should be noted with respect to the table above--

   o The total square feet percentage and the total base revenues percentage presented above may not reflect the exact sum of the information in the related columns due to rounding.

   o Credit ratings are by S&P and Moody's, respectively. NR means not rated.

   o 37,656 square feet of John Hancock Financial Services, Inc.'s space expires on March 31, 2008.

   o John Hancock Financial Services, Inc.'s lease has five, 5-year renewal options.

   o First Union is now known as Wachovia.

   o Deloitte & Touche's lease has two, five-year renewal options.

     The Brown Building is a 12-story office building containing 428,313 square feet of net rentable area that was built in 1923 and renovated in 1984. Hancock Financial Services is the primary tenant at the Brown Building, leasing 396,204 square feet, or 92.5% of the building's space under a long-term lease that expires in March 2018. The remaining five other tenants at the property range in size from 815 square feet to 1,674 square feet for an aggregate of 6,606 square feet and include insurance, financial and other professional services firms such as Marsh & McLennan (rated AA-/A2) and Ernst & Young (not rated). As of April 30, 2003, based on square footage leased, the Brown Building was 94.0% occupied.

                       MAJOR TENANT AT THE BROWN BUILDING

                                                                     % OF TOTAL       % OF TOTAL                    LEASE
TENANT                                              SQUARE FEET     SQUARE FEET     BASE REVENUES     RATINGS     EXPIRATION
------------------------------------------------   -------------   -------------   ---------------   ---------   -----------
John Hancock Financial Services, Inc. ..........   396,204              92.5%            99.3%          A/A3      3/31/2018
                                                   -------              ----             ----
TOTAL ..........................................   396,204              92.5%            99.3%

     The following should be noted with respect to the table above--

   o The total square feet percentage and the total base revenues percentage presented above may not reflect the exact sum of the information in the related columns due to rounding.

   o John Hancock Financial Services, Inc.'s lease has five, 5-year renewal options.

   o Credit ratings are by S&P and Moody's, respectively.

          LEASE EXPIRATION SCHEDULE FOR THE BERKELEY & BROWN BUILDINGS

                                     APPROXIMATE       AS % OF
                                       EXPIRING         TOTAL
YEAR                                 SQUARE FEET     SQUARE FEET     CUMULATIVE %
---------------------------------   -------------   -------------   -------------
2003 ............................             0           0.0%            0.0%
2004 ............................         1,422           0.1             0.1%
2005 ............................             0           0.0             0.1%
2006 ............................       224,290          19.7            19.8%
2007 ............................         3,314           0.3            20.1%
2008 ............................        40,977           3.6            23.7%
2009 ............................       160,333          14.1            37.8%
2010 ............................             0           0.0            37.8%
2011 ............................             0           0.0            37.8%
2012 ............................             0           0.0            37.8%
2013 and beyond .................       665,604          58.5            96.4%
Vacant ..........................        41,391           3.6           100.0%
                                        -------         -----
TOTAL ...........................     1,137,331         100.0%
5 year average rollover .........        45,805           4.0%
7 year average rollover .........        61,477           5.4%

     The following should be noted with respect to the table above--

   o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The percent of vacant square feet is based on aggregate square feet, without any weighting by allocated loan amount.

   o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

     Property Management. The Berkeley & Brown Buildings Mortgaged Properties are managed by Back Bay Manager II LLC, an affiliate of the Berkeley & Brown Buildings Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in April 2003 by a third-party appraiser, the appraised value of the Berkeley & Brown Buildings Mortgaged Properties is $280,000,000. Based upon that appraised value, the Berkeley & Brown Buildings Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 53.6% (taking into account the Berkeley & Brown Buildings Non-Trust Pari Passu Loans, but without regard to the Berkeley & Brown Buildings Non-Trust Subordinate Loans).

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the Berkeley & Brown Buildings Mortgaged Properties was calculated to be $23,150,881. Based on that U/W Net Cash Flow, the Berkeley & Brown Buildings Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.98x (taking into account the Berkeley & Brown Buildings Non-Trust Pari Passu Loans, but without regard to the Berkeley & Brown Buildings Non-Trust Subordinate Loans).

     Lockbox. The Berkeley & Brown Buildings Borrower is required to cause all income from the Berkeley & Brown Buildings Mortgaged Properties to be deposited into rent accounts under the control of the mortgagee and, provided that no Berkeley & Brown Buildings Trigger Event has occurred and is continuing, those funds are distributed on a daily basis to the Berkeley & Brown Buildings Borrower. Upon the occurrence and continuance of either one or both of the following events (each, a "Berkeley & Brown Buildings Trigger Event"):

  (a)        an event of default, or

  (b)        at any time the debt service coverage ratio is less than 1.25x,

those funds in the rent accounts will be swept to a mortgagee-controlled account and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes, insurance premiums, reserve-account deposits, operating expenses and mezzanine loan payments.

     Reserves and Escrows. Upon the occurrence and continuance of a Berkeley & Brown Buildings Trigger Event, as discussed above, the Berkeley & Brown Buildings Borrower will be required to make (a) monthly escrow payments for taxes and insurance, (b) monthly payments in the amount of $23,686.08 for capital expenditures, and (c) monthly payments equal to $0.125 per rentable square feet for tenant improvements and leasing commissions. In addition, the Berkeley & Brown Buildings Borrower will be required to deposit any fees or payments received from any tenant, in excess of $500,000, relating to or in exchange for the termination of such tenant's lease.

     Terrorism Insurance. The Berkeley & Brown Buildings Borrower is required to maintain terrorism insurance coverage: (a) during any period that the Terrorism Risk Insurance Act of 2002 is in effect, if "acts of terrorism" or other similar acts or events are hereafter excluded from Berkeley & Brown Buildings Borrower's comprehensive all risk insurance policy (including business income), to the extent such policy or endorsement is available, in an amount determined by the lender in its sole discretion (but in no event more than an amount equal to the sum of 100% of the construction costs associated with the reconstruction of the improvements and 12 months of business interruption insurance), provided, however, the total annual premium payable by the Berkeley & Brown Buildings Borrower for such terrorism coverage will not exceed $1,000,000 for such coverage; or (b) during any period that the Terrorism Risk Insurance Act of 2002 is not in effect, if "acts of terrorism" or other similar acts or events are excluded from Berkeley & Brown Buildings Borrower's comprehensive all risk insurance policy (including business income), to the extent such policy or endorsement is available, in an amount determined by lender in its sole discretion (but in no event more than an amount equal to the sum of 100% of the construction costs associated with the reconstruction of the improvements and 12 months of business interruption insurance), provided, however, the total annual premium payable by Berkeley & Brown Buildings Borrower for such terrorism coverage will not exceed $2,600,000 for such coverage.

     Parking Spaces. The Berkeley & Brown Buildings Borrower and the owner of the John Hancock Tower (the "Hancock Tower Owner"), which is a nearby property whose owner is under the same sponsorship as the Berkeley & Brown Buildings Borrower, have entered into a Garage Facilities Adjustment and Reservation Agreement, dated July 9, 2003 (the "Garage Facilities Adjustment and Reservation Agreement"), pursuant to which a maximum of 750 parking spaces was allocated to the Berkeley & Brown Buildings Borrower, and the Berkeley & Brown Buildings Borrower has agreed to pay certain parking fees to the Hancock Tower Owner for the number of those spaces requested each month by the Berkeley & Brown Buildings Borrower, up to the 750-space maximum. The allocated parking spaces are located at a nearby parking garage structure (the "Hancock Garage") which is owned by John Hancock Mutual Life Insurance Company (now known as John Hancock Life Insurance Company) ("Hancock Life"). Hancock Life leases the space in which the garage is situated pursuant to a certain Lease of Premises between the Massachusetts Turnpike Authority and Hancock Life, dated May 1, 1969 (the "Air Rights Lease"). The Air Rights Lease initially expires on May 28, 2009, with three 15-year extension options and one 14-year extension option, and does not provide for a new lease in favor of the leasehold mortgagee in the event of its termination, including through a rejection in a tenant bankruptcy. Hancock Life has entered into a certain Garage Sublease Agreement with the Hancock Tower Owner, dated as of March 13, 2003, wherein Hancock Life sublet to the Hancock Tower Owner substantially all of the Hancock Garage, containing approximately 1,991 parking spaces.

     Pursuant to the two space leases at the Berkeley & Brown Buildings Mortgaged Properties between Hancock Financial Services and the Berkeley & Brown Buildings Borrower, and a certain space lease at the nearby John Hancock Tower between Hancock Financial Services and the Hancock Tower Owner, Hancock Financial Services has the right to an aggregate of 1,077 parking spaces at the Hancock Garage, as tenant in the three buildings. Those three leases (each a "John Hancock Financial Lease") do not allocate the aggregate 1,077 parking space entitlement among the three buildings or the respective tenants, nor do they apportion the parking space requirement among the respective lessors under each John Hancock Financial Lease. As a result, there could be conflicting claims with respect to those parking spaces, especially if those space leases are assigned to third parties. The John Hancock Financial Leases provide that, in the event of a conflicting claim under those leases for the 1,077 parking spaces, first, the tenant that is then the Hancock Financial Services tenant (or its successor) will prevail and if none, the then tenant of the Hancock Tower Owner will prevail. In connection with the foregoing, in the event that
(a) the Hancock Tower Owner fails to provide adequate parking spaces pursuant to its Hancock Financial Lease, and the Berkeley & Brown Buildings Borrower is then unable to provide the aggregate required 1,077 parking spaces, and/or (b) Hancock Financial Services or its successor is no longer a tenant at the John Hancock Tower, but continues to be a tenant at the Berkeley & Brown Buildings Mortgaged Properties and thereby, in accordance with the terms of the Hancock Financial Leases, makes a prevailing claim against the Berkeley & Brown Buildings Borrower for all of the 1,077 parking spaces which the Berkeley & Brown Buildings Borrower is then unable to provide, the Hancock Financial Tenant or its successor may be able to assert that the Berkeley & Brown Buildings Borrower is in default under one or both of the Hancock Financial Leases at the Berkeley & Brown Buildings Mortgaged Properties.


     Right of First Offer; Right of First Opportunity; Further Restrictions. The space leases with Hancock Financial Services provide Hancock
Financial Services with a right of first offer, under which the Berkeley & Brown Buildings Borrower must notify Hancock Financial Services of its intention to sell the Berkeley & Brown Buildings Mortgaged Properties, following which Hancock Financial Services has 15 business days to respond with an offer to purchase the property. If the Berkeley & Brown Buildings Borrower refuses such offer, the Berkeley & Brown Buildings Borrower may thereafter sell the Berkeley & Brown Buildings Mortgaged Properties to a third party for a period of one year at a price equal to 95% or more of the amount tendered by Hancock Financial Services, otherwise the Berkeley & Brown Buildings Borrower must reoffer the property to Hancock Financial Services. The foregoing right of first offer may also apply to, and consequently could delay, a sale following a foreclosure of the Berkeley & Brown Buildings Mortgaged Properties.


     The space leases with Hancock Financial Services also provide Hancock Financial Services with a right of first opportunity with respect to the leasing of any vacant space at the Berkeley & Brown Buildings Mortgaged Properties, pursuant to which the Berkeley & Brown Borrower must notify Hancock Financial Services of the terms on which it intends to lease such vacant property and Hancock Financial Services has 30 days to respond. If Hancock Financial Services fails to respond to the offer from the Berkeley & Brown Borrower within such 30-day period, the Berkeley & Brown Borrower may thereafter lease such space to a third party for a period of one year at a price equal to 95% or more of the effective rent offered to Hancock Financial Services, otherwise the Berkeley & Brown Borrower must reoffer to lease the property to Hancock Financial Services.


     Naming Rights Agreement. The Berkeley & Brown Buildings Borrower and Hancock Life entered into two property restriction and trademark license agreements (the "Berkeley & Brown Buildings Naming Rights Agreements"), which Berkeley & Brown Buildings Naming Rights Agreements, among other things, (a) restrict the right of the Berkeley & Brown Buildings Borrower to lease more than two floors of either building to a competitor of Hancock Life and to lease any space in the Berkeley & Brown Buildings Mortgaged Property to any domestic or foreign government or governmental agency, (b) require the Berkeley & Brown Buildings Borrower to use the names "Stephen L. Brown Building" and "200 Berkeley Street" for the properties, (c) limit the use of the name "John Hancock" and "John Hancock" marks and trademarks, and (d) impose requirements on the Berkeley & Brown Buildings Borrower with respect to the operation of the Berkeley & Brown Buildings to ensure that such operation does not negatively impact the "John Hancock" name, including, but not limited to, operating, maintaining and providing services in a manner comparable to similar first class office buildings in the geographic area, maintaining all permits, licenses and consents and prohibiting certain uses of and alterations of the Berkeley & Brown Buildings. In the event of a default by the Berkeley & Brown Buildings Borrower under the Berkeley & Brown Buildings Naming Rights Agreements, Hancock Life is entitled to a liquidated damage payment in the aggregate amount of $20,000,000 (as adjusted by the consumer price index). In addition, Hancock Life has the right to terminate the Berkeley & Brown Buildings Naming Rights Agreements within 30 days of certain events or upon 90 days prior written notice, without cause.

 THE SUNCHASE PORTFOLIO MORTGAGE LOANS

     General. The Sunchase Portfolio Mortgage Loans are seven (7) cross-defaulted and cross-collateralized mortgage loans with an aggregate cut-off date principal balance of $73,500,000, representing 5.1% of the Initial Mortgage Pool Balance. Each of the Sunchase Portfolio Mortgage Loans is evidenced by a separate note and secured by a first priority mortgage on the related Sunchase Portfolio Mortgaged Property. As of the cut-off date, the principal balance of the Sunchase Portfolio Mortgage Loans were $16,500,000, $13,000,000, $12,900,000, $10,240,000, $8,785,000, $8,075,000 and $4,000,000,
respectively. The Sunchase Portfolio Mortgaged Properties are seven class B garden-style apartment complexes with an aggregate of 1,956 residential units located in various locations in Florida. See "--The Sunchase Portfolio Mortgaged Properties" below.

     The Borrower and Sponsor. The borrowers under the Sunchase Portfolio Mortgage Loans (the "Sunchase Portfolio Borrowers") are Jasmine at Clearwater, LLC, Jasmine at Tamarac, LLC, Jasmine at Orlando East, LLC, Jasmine at Maitland, LLC, Jasmine Creek, LLC, Jasmine at Tampa, LLC, and Jasmine Court, LLC, each a single-purpose, single-member Delaware limited liability company. All seven borrowers are fully owned by Lyon Jasmine Holdings, LLC, a Delaware limited liability company that is also the borrower under the mezzanine loan (the "Sunchase Portfolio Mezzanine Borrower"). The Sunchase Portfolio Mezzanine Borrower is owned by Lyon Housing (Jasmine) XVII, LLC, a California limited liability company, and LB Sunchase, LLC, a Delaware limited liability company. Lyon Housing (Jasmine) XVII, LLC owns a 10% interest in the Sunchase Portfolio Mezzanine Borrower and is the initial "administrative member" of the Sunchase Portfolio Mezzanine Borrower. LB Sunchase, LLC owns a 90% interest in the Sunchase Portfolio Mezzanine Borrower and is the initial "managing member" of the Sunchase Portfolio Mezzanine Borrower.

     Lyon Housing (Jasmine) XVII, LLC is ultimately owned and sponsored by General William Lyon and by Frank Suryan, Jr., a principal of Lyon Capital Ventures, the multifamily investment company for the William Lyon Companies. LB Sunchase, LLC is owned by an affiliate of the Lehman Mortgage Loan Seller.

     Interest Rate; Application of Payments; Prepayments; Defeasance. Each of the Sunchase Portfolio Mortgage Loans is a seven-year balloon loan with a stated maturity date of September 11, 2010. Up to its stated maturity date, in the absence of default, each Sunchase Portfolio Mortgage Loan will accrue interest on an Actual/360 Basis at the rate of 4.768% per annum.

     On the eleventh day of each month through and including the payment date in September 2005, the Sunchase Portfolio Borrowers are required to make monthly interest-only payments and thereafter, on the eleventh day of each month to the stated maturity date, the Sunchase Portfolio Borrowers are required to make constant monthly debt service payments on the Sunchase Portfolio Mortgage Loans equal to an aggregate of $384,208.64 (based on a 30-year amortization schedule). The Sunchase Portfolio Borrowers are also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Sunchase Portfolio Borrowers are prohibited from voluntarily prepaying each Sunchase Portfolio Mortgage Loan, in whole or in part, prior to July 11, 2010. From and after July 11, 2010, each of the Sunchase Portfolio Borrowers may prepay its respective Sunchase Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

     Each of the Sunchase Portfolio Mortgage Loans may be defeased, in whole only, at any time after the expiration of two years and one day following the date of initial issuance of the series 2003-C7 certificates, and by doing so the related Sunchase Portfolio Mortgaged Property shall be released from the lien of its respective mortgage and the related loan shall no longer be cross-collateralized or cross-defaulted with the remaining Sunchase Portfolio Mortgage Loans. A defeasance will be effected by the related borrower pledging substitute collateral, consisting of fixed rate non-callable United States Treasury obligations or obligations that are "Government Securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations under the related Sunchase Portfolio Mortgage Loan. The ability of a Sunchase Portfolio Borrower to pledge such substitute defeasance collateral (other than any such collateral that constitutes United States Treasury obligations) is subject to confirmation from S&P and Moody's that the pledge of such collateral would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the series 2003-C7 certificates by such rating agency. The defeasance of a Sunchase Portfolio Mortgage Loan is also conditioned upon the simultaneous repayment of the portion of the Sunchase Portfolio Mezzanine Financing (hereinafter defined) allocated to the related property. See "--Mezzanine Financing" below.

     Right to Unwind Cross-Collateralization, Cross-Default Upon Sale. Each Sunchase Portfolio Borrower has the right to sell its property separately from the other Sunchase Portfolio Mortgaged Properties and terminate the cross-collateralization and cross-defaulting of its loan with the other Sunchase Portfolio Mortgage Loans, provided the transfer meets certain customary assumption criteria, including that the transferee and its principals have demonstrated expertise in owning and operating similar properties as reasonably determined by the mortgage lender and have a net worth and liquidity reasonably acceptable to the mortgage lender. Each such sale and termination of the cross-collateralization/ cross-default provisions of the related loan shall also be conditioned upon the prepayment of the portion of the Mezzanine Loan allocated to the related property.

     Mezzanine Financing. Simultaneously with the closing of the Sunchase Portfolio Mortgage Loans, the Sunchase Portfolio Mezzanine Borrower obtained financing from Lehman Brothers Holdings Inc. (the "Sunchase Portfolio Mezzanine Lender"), in the initial principal amount of $13,828,000 (the "Sunchase Portfolio Mezzanine Loan"). The Sunchase Portfolio Mezzanine Loan accrues interest at a fixed rate during the term of the loan (that increases after the fifth loan year) and the Sunchase Portfolio Mezzanine Borrower is required to make monthly interest-only payments. The Sunchase Portfolio Mezzanine Loan matures on October 11, 2010. The Sunchase Portfolio Mezzanine Borrower may prepay the Sunchase Portfolio Mezzanine Loan in whole only at any time after August 22, 2005. The Sunchase Portfolio Mezzanine Borrower also has the right to sell up to five Sunchase Portfolio Mortgaged Properties upon prepayment of the Sunchase Portfolio Mezzanine Loan in an amount equal to the greater of 110% of the Sunchase Portfolio Mezzanine Loan allocated to the property to be sold and 90% of the net proceeds of sale. The right of the Sunchase Portfolio Mezzanine Borrower to sell a property is subject to other conditions, including that the remaining properties meet a certain debt service coverage ratio.

     In connection with the Sunchase Portfolio Mezzanine Loan, the Sunchase Portfolio Mezzanine Lender has executed an intercreditor agreement (the "Sunchase Portfolio Intercreditor Agreement") with the mortgagee that provides, among other things: (a) the mortgagee will give the Sunchase Portfolio Mezzanine Lender notice of defaults under the related Sunchase Portfolio Mortgage Loans and the Sunchase Portfolio Mezzanine Lender will be entitled to cure such defaults; (b) the payment of the Sunchase Portfolio Mezzanine Loan is subordinate to the payment of the related Sunchase Portfolio Mortgage Loan; (c) with respect to the related equity collateral, the Sunchase Portfolio Mezzanine Lender will not take an enforcement action without receipt of confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2003-C7 certificates, unless (i) the transferee of title is a "Qualified Transferee," as that term is defined in the Sunchase Portfolio Intercreditor Agreement, (ii) the related property will continue to be managed by a "Qualified Manager," as that term is defined in the Sunchase Portfolio Intercreditor Agreement, and (iii) hard cash management and adequate reserves for related property and operating expenses exist or are implemented; (d) the Sunchase Portfolio Mezzanine Lender will not accept or receive payments on the Sunchase Portfolio Mezzanine Loan if an event of default exists under the related Sunchase Portfolio Mortgage Loan; (e) without the other's consent, neither the mortgagee nor the Sunchase Portfolio Mezzanine Lender will modify the debt owed it by the applicable Sunchase Portfolio Borrower to increase any monetary obligations, shorten the maturity date, convert or exchange the type or level of indebtedness, or cross default the applicable loan with any other indebtedness (except that the Sunchase Portfolio Mezzanine Loan is and may remain cross-defaulted with the Sunchase Portfolio Mortgage Loan); (f) the Sunchase Portfolio Mezzanine Lender is not permitted to transfer more than 49% of its beneficial interest in the Sunchase Portfolio Mezzanine Loan unless the transfer is to a transferee meeting specified requirements or unless a confirmation has been received from each rating agency to the effect that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2003-C7 certificates; and (g) if a related Sunchase Portfolio Mortgage Loan is accelerated or becomes a specially serviced Sunchase Portfolio Mortgage Loan or if the related mortgagee under the subject Sunchase Portfolio Mortgage Loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or Sunchase Portfolio Mortgaged Property, the Sunchase Portfolio Mezzanine Lender has the right to purchase the subject Sunchase Portfolio Mortgage Loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and any advances made by the mortgagee or its servicer under the subject Sunchase Portfolio Mortgage Loan and any interest thereon. Further, pursuant to the foregoing Sunchase Portfolio Intercreditor Agreement, the mortgagee has consented to the Sunchase Portfolio Mezzanine Lender's pledge of the Sunchase Portfolio Mezzanine Loan and the collateral therefore to any entity pledgee which has extended a credit facility to the Sunchase Portfolio Mezzanine Lender, which pledgee is a "Qualified Transferee," as that term is defined in the Sunchase Portfolio Intercreditor Agreement, (or, if not, rating agency confirmation has been obtained) or a financial institution whose long-term unsecured debt has a rating of A or better. The mortgagee will give that pledgee notices of defaults under the Sunchase Portfolio Mortgage Loans and the Sunchase Portfolio Intercreditor Agreement, and pledge will be entitled to cure such defaults. In the event the pledgee realizes against the collateral pledged to it, the mortgagee will recognize the pledgee as the Sunchase Portfolio Mezzanine Lender.

     The Sunchase Portfolio Mortgaged Properties. The Sunchase Portfolio Mortgaged Properties are comprised of seven class B garden-style apartment properties, all of which are located in Florida. The properties are multi-building complexes of one, two or three story garden style apartment buildings containing an aggregate of 1,956 units. The properties offer a mix of units ranging in size from studio apartments to one bedroom with one bath units to three bedroom with two bath units. With the exception of one property that was built in 1973, all of the properties were built in the 1980s. The properties offer a number of features including landscaped acres with a number of amenities such as swimming pools, fitness centers, tennis courts, racquetball courts, laundry facilities and clubhouses. Each property provides on-site surface parking and many of the units have features that include among others, ceiling fans, central-air conditioning, patios or balconies, washer/dryers or hook-ups, and in a select number of units, fireplaces. As of May 18, 2003, the overall weighted average occupancy of the Sunchase Portfolio Mortgaged Properties was 94.2%.

     The tables below provide the indicated information regarding the Sunchase Portfolio Mortgaged Properties.

                  THE SUNCHASE PORTFOLIO MORTGAGED PROPERTIES

                                                             YEAR                               APPRAISED          LOAN
PROPERTY                                  LOCATION          BUILT     UNITS     OCCUPANCY         VALUE           AMOUNT
--------------------------------   ---------------------   -------   -------   -----------   --------------   --------------
Sunchase of Clearwater .........    Clearwater, Florida     1985        461        92.8%      $20,900,000      $16,500,000
Boardwalk ......................      Tamarac, Florida      1987        291        94.2        19,500,000       13,000,000
Sunchase East ..................      Orlando, Florida      1984        296        94.6        16,500,000       12,900,000
Sunchase North .................      Orlando, Florida      1984        324        94.8        12,800,000       10,240,000
Eden Crossing ..................     Pensacola, Florida     1986        200        97.0        11,100,000        8,785,000
Sunchase of Tampa ..............       Tampa, Florida       1985        216        93.5        10,175,000        8,075,000
Raintree .......................     Pensacola, Florida     1973        168        92.3         5,580,000        4,000,000
                                                                        ---        ----       -----------      -----------
TOTAL/WEIGHTED AVERAGE .........                                      1,956        94.2%      $96,555,000      $73,500,000

     The following should be noted with respect to the immediately foregoing table--

   o The properties are ranked by cut-off date loan amount.

   o The weighed average occupancy is weighted based on cut-off date loan amount.

     Property Management. The Sunchase Portfolio Mortgaged Properties are managed by Waterton Property Management L.L.C., a third party property management company not affiliated with the Sunchase Portfolio Borrowers, except for the property known as Boardwalk, which is managed by Lyon Management Group, Inc., an affiliate of the Sunchase Portfolio Borrowers.

     Cut-off Date Loan-to-Value Ratio. Based on appraisals conducted in June and July 2003 with respect to each of the Sunchase Portfolio Mortgaged Properties by a third-party appraiser, the aggregate appraised value of the Sunchase Portfolio Mortgaged Properties is $96,555,000. Based upon that aggregate appraised value, the Sunchase Portfolio Mortgage Loans have a Cut-off Date Loan-to-Value Ratio (calculated as a weighted average based on loan amount) of 76.5%.

     Underwritten Debt Service Coverage Ratio. The aggregate U/W Net Cash Flow for the Sunchase Portfolio Mortgaged Properties was calculated to be $7,225,412. Based on that aggregate U/W Net Cash Flow, the Sunchase Portfolio Mortgage Loans have an Underwritten Debt Service Coverage Ratio (calculated as a weighted average based on loan amount) of 1.57x.

     Restrictive Covenants. The Sunchase Portfolio Mortgaged Properties located in Clearwater, Tampa, Tamarac and Pensacola, Florida and the Sunchase Portfolio Mortgaged Property known as Sunchase North, located in Orlando, Florida, are encumbered by restrictive covenants generally requiring all of the dwelling units at the properties to be leased to persons whose income does not exceed 150% of the median income for the relevant project statistical area and 20% of the completed dwelling units to be rented to lower-income tenants. The agreements also require the approval of a purchaser of each property by the Florida Housing Finance Corporation or the applicable municipal housing finance authority; however, those transfer restrictions will not apply to a transfer of a project by foreclosure. The restrictive covenants with respect to the properties located in Clearwater, Tampa and Orlando expire in February 2004. The restrictive covenants with respect to the Tamarac property expire in August 2006. The restrictive covenants with respect to the property located in Pensacola expire at the end of a "restricted period" but in no event earlier than August 2007.

     Reserves. Each of the Sunchase Portfolio Borrowers are required to make,
(a) on each monthly payment date for their respective properties, escrow payments for the payment of taxes and insurance, and (b) starting on the monthly payment date in September 2004, escrow payments for replacement costs. Each Sunchase Portfolio Borrower also established escrow reserves upon origination of the loans for (a) certain improvements or other work required to be completed within one year of closing and (b) such capital improvements as the related Sunchase Portfolio Borrower may elect to perform at its respective property.

     Lockbox. Upon the occurrence of an event of default and continuance thereof for 30 days, the mortgage lender will have the right to require that all rents at the Sunchase Portfolio Mortgaged Properties be paid directly to the related property manager and deposited directly to a designated lockbox account under exclusive control of the lender. The lender will be authorized to apply those funds in accordance with the related loan documents to satisfy the Sunchase Portfolio Borrowers' obligation to pay, among other things, debt service payments, taxes, insurance premiums, reserve account deposits and operating expenses.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

   o Twenty-three (23) of the mortgaged real properties, securing 26.3% of the Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupy at least 25% of the net rentable area of the particular property.

   o Six (6) of the mortgaged real properties, securing 9.6% of the Initial Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

   o A number of companies are major tenants at more than one of the mortgaged real properties.

   o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

   o Three (3) of the mortgaged real properties, securing 1.8% of the Initial Mortgage Pool Balance, are, in each case, a multifamily rental property that has a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

   o Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

   o Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

   o Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

   o Eight (8) of the mortgaged real properties, securing 2.2% of the Initial Mortgage Pool Balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise. These mortgaged real properties are subject to Housing Assistance Payment Contracts (which may expire during the term of the applicable mortgage loan), which may create additional risks to the trust, including delays in foreclosing upon a subject property.

     Ground Leases. Three (3) of the mortgage loans that we intend to include in the trust, representing 7.2% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the corresponding mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. In addition, the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance, is secured by a mortgage on the borrowers' interest in seven properties, one of which consists of the borrower's leasehold interest in the subject property, and another of which consists of the borrower's fee/leasehold interest in the subject property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. In the case of the Berkeley & Brown Buildings Mortgage Loan, which is described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" in this prospectus supplement, and which represents 5.2% of the Initial Mortgage Pool Balance, the Berkeley & Brown

Buildings Mortgaged Property also secures the four Berkeley & Brown Buildings Non-Trust Loans. Two of the Berkeley & Brown Buildings Non-Trust Loans are pari passu in right of payment to the Berkeley & Brown Buildings Mortgage Loan, and the other two Berkeley & Brown Buildings Non-Trust Loans are subordinate in right of payment to the Berkeley & Brown Buildings Mortgage Loan. The Berkeley & Brown Buildings Non-Trust Loans are not included in the trust.

     Further, as discussed under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement, in the case of the Westfield Shoppingtown Santa Anita Mortgage Loan, which represents 5.2% of the Initial Mortgage Pool Balance, the Westfield Shoppingtown Santa Anita Mortgaged Property also secures the Westfield Shoppingtown Santa Anita Non-Trust Loan. The Westfield Shoppingtown Santa Anita Non-Trust Loan is, as of the cut-off date, in the principal amount of $57,339,546, but is subject to a future advance obligation on the part of the holder of such non-trust loan up to a total loan commitment of $104,000,000. The Westfield Shoppingtown Santa Anita Non-Trust Loan is pari passu in right of payment to the Westfield Shoppingtown Santa Anita Mortgage Loan until the occurrence of an event of default with respect to the Westfield Shoppingtown Santa Anita Loan Pair and, subsequent to an event of default, the Westfield Shoppingtown Santa Anita Non-Trust Loan is subordinate to the Westfield Shoppingtown Santa Anita Mortgage Loan. The Westfield Shoppingtown Santa Anita Non-Trust Loan is not included in the trust.

     With respect to The Bank of America Building Mortgage Loan, which represents 14.2% of the Initial Mortgage Pool Balance, The Bank of America Borrower is permitted to incur up to $5,000,000 in future unsecured loans from the direct or indirect owner of equity interests in The Bank of America Building Borrower solely for capital expenditures, subject to certain conditions. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Bank of America Building Mortgage Loan--Other Subordinate Debt" in this prospectus supplement.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any secured subordinate debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been pledged to secure mezzanine or affiliate debt. "Mezzanine debt" is debt secured by the principal's direct ownership interest in a related borrower, and the affiliate debt referred to in this "--Other Financing" section is secured by an entity's indirect ownership interest in a related borrower.

     With respect to The Parklawn Building Mortgage Loan, which represents 6.9% of the Initial Mortgage Pool Balance, the equity owners of the borrower have pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $61,640,100, made by UBS Real Estate Investments Inc. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     With respect to the Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, which represents 5.8% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $15,000,000, made by Capital Trust, Inc., a Maryland corporation. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     With respect to the Sunchase Portfolio Mortgage Loans, which are seven (7) cross-collateralized and cross-defaulted mortgage loans, having related borrowers, collectively representing 5.1% of the Initial Mortgage Pool Balance, entities directly and indirectly owning the related borrowers have obtained a mezzanine loan from Lehman Brothers Holdings Inc. in the original principal amount of $13,828,000, secured by 100% of the direct or indirect ownership interests in the property owning borrowers. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans--Mezzanine Financing."

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Copper Point, which represents 0.4% of the Initial Mortgage Pool Balance, all of the direct equity interests in the related borrower have been pledged to secure a loan to the related borrower in the original principal amount of $1,700,000. Copper Point Limited Partnership, an Ontario limited partnership has executed an intercreditor agreement with the mortgagee that provides, among other things, that (a) such loan is subordinate in right of payment to the subject underlying mortgage loan; provided that Copper Point Limited Partnership may receive payments so long as there is no event of default in existence under the subject underlying mortgage loan and (b) Copper Point Limited Partnership may not transfer interests in such loan unless such transfer is approved by the mortgagee or is to a qualified transferee meeting specified criteria.

     With respect to six (6) cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust, five (5) of which have the same borrower and one of which has a related borrower, secured by the IMT South Florida Portfolio Mortgaged Properties, collectively representing 7.4% of the Initial Mortgage Pool Balance, Lehman Brothers Holdings Inc. or any entity owned or controlled by it may pledge its direct or indirect membership interests in either borrower in favor of a "qualified transferee", as defined in the loan documents for the IMT South Florida Portfolio Mortgage Loans, without the mortgage lender's consent, in order to secure the issuance of commercial securities sponsored by Lehman Brothers Holdings Inc. or with respect to cash management facilities of Lehman Brothers Holdings Inc.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 10 Milk Street, which represents 2.6% of the Initial Mortgage Pool Balance, the equity holders of the related borrower have a right to obtain mezzanine financing from an approved lender, secured by ownership interests in the borrower, provided that certain requirements are satisfied, including the following, among others: (a) achievement of a combined 1.10x debt service coverage ratio and a combined 85% loan-to-value ratio, and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee in all respects. If the mezzanine loan is floating rate, mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the transferee upon a default under the mezzanine financing without payment of the assumption fee otherwise due in accordance with the related loan documents.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Cherry Hill Shopping Center, which represents 0.1% of the Initial Mortgage Pool Balance, the equity holders of the related borrower have a right to obtain mezzanine financing from an approved lender, secured by ownership interests in the borrower, provided that certain requirements are satisfied, including the following, among others:
(a) achievement of a combined 1.15x debt service coverage ratio and a combined 85% loan-to-value ratio, and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee in all respects. If the mezzanine loan is floating rate, mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the transferee without payment of the assumption fee otherwise due in accordance with the related loan documents.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Heritage Drive Industrial, which represents 0.3% of the Initial Mortgage Pool Balance, the equity holders of the borrower have a right to obtain mezzanine financing from an approved lender, secured by all of the ownership interests in the borrower, provided that certain requirements are satisfied, including the following, among others: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 85% loan-to-value ratio, and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee in all respects. If the mezzanine loan is floating rate, mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the transferee without payment of the assumption fee otherwise due in accordance with the related loan documents.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rozelle Crossing Shopping Center, which represents 0.5% of the Initial Mortgage Pool Balance, the equity holders of the related borrower has a right to obtain mezzanine financing from an approved lender, secured by ownership interests in the borrower, provided that certain requirements are satisfied, including the following, among others: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 85% loan-to-value ratio, and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee in all respects. If the mezzanine loan is floating rate, mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the transferee upon a default under the mezzanine financing without payment of the assumption fee otherwise due in accordance with the related loan documents.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, other than that mentioned in the preceding paragraphs, in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

   o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

   o determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

   o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

   o required law and ordinance insurance.

     Lockboxes. Sixty-seven (67) mortgage loans that we intend to include in the trust fund, representing approximately 99.8% of the Initial Mortgage Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes:

   o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account are disbursed either--

     1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

     2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

   o SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

     1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

     2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

     3. a failure to meet a specified debt service coverage ratio; or

     4. an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     The 67 mortgage loans referred to above provide for lockbox accounts as follows:

                                                     % OF INITIAL
                                     NUMBER OF         MORTGAGE
TYPE OF LOCKBOX                   MORTGAGE LOANS     POOL BALANCE
------------------------------   ----------------   -------------
  Hard .......................   17                      68.3%
  Springing ..................   50                      31.4%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

   o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

     1. the outstanding principal balance of the subject underlying mortgage loan (and, in the case of an underlying mortgage loan that is part of a split loan structure, the other non-trust loan(s) that are part of the same split loan structure), and

     2. the full insurable replacement cost of the improvements located on the insured property;

   o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

     1. the outstanding principal balance of the subject underlying mortgage loan (and, in the case of an underlying mortgage loan that is part of a split loan structure, the other non-trust loan(s) that are part of the same split loan structure),

     2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

     3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

     4. the full insurable replacement cost of the improvements located on the mortgaged real property;

   o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

   o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Twenty-nine (29) of the mortgaged real properties, securing 25.2% of the Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2003-C7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. The dates of the most recent appraisals for the respective underlying mortgage loans, or appraisal updates, that are available to us are indicated on Annex A-1 to this prospectus supplement. With some exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment, updated a previously conducted Phase I environmental site assessment or, in the case of four (4) mortgaged real properties, securing 0.5% of the Initial Mortgage Pool Balance, conducted a transaction screen, with respect to each of the mortgaged real properties underlying the pooled mortgage loans. All of the environmental site assessment, update, transaction screen or document review reports were completed during the 12-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required--

   o the continuation or the establishment of an operation and maintenance plan to address the issue, or

   o the implementation of a remediation or mitigation program to address the issue.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In certain cases where the environmental consultant recommended that action be taken in respect of an adverse or potentially adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

  1. to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

  2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 125% of the estimated cost to complete the remedial measures; or

  3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

  4. to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

  5. to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance).

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, serious environmental problems at nearby properties. Such assessment generally indicated, however, that--

   o the mortgaged real property had not been affected or had been minimally affected,

   o the potential for the problem to affect the mortgaged real property was limited, or

   o a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans are, in each case, covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

  1. If during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive.

  2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

  3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance" above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, we will acquire--

   o 49 mortgage loans, totaling $869,408,858, from the Lehman Mortgage Loan Seller, and

   o 20 mortgage loans, totaling $584,735,480, from the UBS Mortgage Loan
     Seller.


     We will transfer all of the underlying mortgage loans to the trust.


     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

   o either--

     1. the original promissory note evidencing that mortgage loan, or

     2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

   o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

   o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

   o either--

     1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

     2. a certified copy of that assignment as sent for recording;

   o either--

     1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

     2. a certified copy of that assignment as sent for recording; and

   o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy;

  provided that, in the case of the Berkeley & Brown Buildings Mortgage Loan, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan and a copy of the Berkeley & Brown Buildings Co-Lender Agreement.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2003-C7 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the Berkeley & Brown Buildings Mortgage Loan (with the exception of the original mortgage note evidencing the Berkeley & Brown Buildings Mortgage Loan and a copy of the Berkeley & Brown Buildings Co-Lender Agreement) have been delivered to the trustee under the series 2003-IQ5 pooling and servicing agreement, which governs the securitization of one of the Berkeley & Brown Buildings Non-Trust Pari Passu Loans.

     If, as provided in the series 2003-C7 pooling and servicing agreement--

   o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

   o that omission or defect materially and adversely affects the interests of the series 2003-C7 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

   o the date on which the offered certificates are initially issued, and

   o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

   o The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2003-C7 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the related due date in September 2003.

   o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

   o To the knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

   o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

   o The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
     (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

   o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a split loan structure also secures one or more other mortgage loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

   o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

   o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

   o To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the mortgaged real property and could constitute liens on the mortgaged real property prior to the lien of the related mortgage, and that prior to the related due date in September 2003 became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

   o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

   o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant with an investment grade rating is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.

   o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

   o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2003-C7 pooling and servicing agreement--

   o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

   o that breach materially and adversely affects the interests of the series 2003-C7 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

   o to remedy that material breach or material document defect, as the case may be, in all material respects, or

   o to repurchase the affected mortgage loan at a price generally equal to the sum of--

     1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

     2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

     3. all unreimbursed servicing advances made under the series 2003-C7 pooling and servicing agreement with respect to that mortgage loan, plus

     4. all unpaid interest accrued on advances made under the series 2003-C7 pooling and servicing agreement with respect to that mortgage loan, plus

     5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which we or the UBS Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2003-C7 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

   o determining the materiality of the subject breach or document defect, and


   o the repurchase remedy.

     The cure/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedy available to the series 2003-C7 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust.

     No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect or an early defeasance, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.


CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.


     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the series 2003-C7 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

      SERVICING UNDER THE SERIES 2003-C7 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2003-C7 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Berkeley & Brown Buildings Mortgage Loan) as well as the servicing and administration of the Westfield Shoppingtown Santa Anita Non-Trust Loan and any REO Properties acquired by the special servicer on behalf of the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2003-C7 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2003-C7 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The series 2003-C7 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Westfield Shoppingtown Santa Anita Non-Trust Loan, directly or through sub-servicers, in accordance with--

   o any and all applicable laws,

   o the express terms of the series 2003-C7 pooling and servicing agreement and, in the case of the Westfield Shoppingtown Santa Anita Loan Pair, the related co-lender agreement,

   o the express terms of the subject mortgage loans, and

   o to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Berkeley & Brown Buildings Mortgage Loan)--

   o as to which no Servicing Transfer Event has occurred, or

   o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Berkeley & Brown Buildings Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     If the master servicer or special servicer is responsible for servicing the Westfield Shoppingtown Santa Anita Mortgage Loan, then it will likewise be responsible for servicing the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     Despite the foregoing, the series 2003-C7 pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Berkeley & Brown Buildings Mortgage Loan) and, otherwise, to render other incidental services with respect to any specially serviced loans (other than the Berkeley & Brown Buildings Mortgage Loan). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Berkeley & Brown Buildings Mortgage Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2003-C7 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2003-C7 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. The occurrence of a Servicing Transfer Event with respect to either mortgage loan in the Westfield Shoppingtown Santa Anita Loan Pair will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loan in that loan pair.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, for so long as the Westfield Shoppingtown Santa Anita Mortgage Loan is included in the trust, the Westfield Shoppingtown Santa Anita Non-Trust Loan will be serviced and administered under the series 2003-C7 pooling and servicing agreement as if it was an underlying mortgage loan.

     Notwithstanding the foregoing, the Berkeley & Brown Buildings Mortgage Loan will not be serviced under the series 2003-C7 pooling and servicing agreement. Under the terms of the Berkeley & Brown Buildings Co-Lender Agreement, for so long as the Berkeley & Brown Buildings Note A1 is part of the series 2003-IQ5 commercial mortgage securitization, the Berkeley & Brown Buildings Loan Group will be serviced and administered by the master servicer and special servicer for that securitization (subject to replacement of each such party), in accordance with the series 2003-IQ5 pooling and servicing agreement (or any permitted successor servicing agreement). See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan" and "Servicing of the Berkeley & Brown Buildings Loan Group" in this prospectus supplement. The discussion below regarding servicing relates solely to the servicing of the underlying mortgage loans (other than the Berkeley & Brown Buildings Mortgage Loan) and the Westfield Shoppingtown Santa Anita Non-Trust Loan, under the series 2003-C7 pooling and servicing agreement. However, the servicing arrangements under the series 2003-IQ5 pooling and servicing agreement (with respect to the Berkeley & Brown Buildings Mortgage Loan) are, in each case, similar but not identical to those servicing arrangements under the series 2003-C7 pooling and servicing agreement, as described under "Servicing of the Berkeley & Brown Buildings Loan Group" in this prospectus supplement.


THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2003-C7 pooling and servicing agreement. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075.

     As of June 30, 2003, Wachovia and its affiliates were responsible for master or primary servicing approximately 9,054 commercial and multifamily loans, totaling approximately $76.5 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2003-C7 pooling and servicing agreement, the series 2003-C7 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Clarion Partners, LLC, a New York limited liability company, will initially be appointed as special servicer under the series 2003-C7 pooling and servicing agreement. The principal executive offices of Clarion Partners, LLC are located at 230 Park Avenue, 12th Floor, New York, New York 10169.

     Clarion Partners, LLC was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands. Clarion manages a portfolio of over $12.6 billion in commercial real estate investments and is currently named special servicer on over $3.7 billion of CMBS transactions. Clarion, with a staff of over 500 employees located in offices in major cities across the country, has been approved as special servicer by S&P, Fitch and Moody's. Clarion will make no representations as to the validity or sufficiency of the series 2003-C7 pooling and servicing agreement, the series 2003-C7 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Clarion Partners, LLC has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Berkeley & Brown Buildings Mortgage
Loan) and the Westfield Shoppingtown Santa Anita Non-Trust Loan, including each such mortgage loan--

   o that is being specially serviced;

   o as to which the corresponding mortgaged real property has become an REO Property; or

   o that has been defeased.

     Except as provided in the following paragraph, in the case of each mortgage loan in the trust, the master servicing fee will--

   o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

   o accrue at the related master servicing fee rate,

   o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

   o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     Notwithstanding the foregoing, in the case of The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion, the master servicing fee will be calculated on the basis of the actual number of days elapsed in a year assumed to consist of 360 days.

     The master servicing fee rate with respect to the underlying mortgage loans will vary on a loan-by-loan basis and ranges from 0.0300% per annum to 0.1150% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0367% as of the cut-off date. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Berkeley & Brown Buildings Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2003-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period (but, in the case of the Berkeley & Brown Buildings Mortgage Loan, only to the extent that such items are passed through to the trust) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2003-C7 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

   o to pay the master servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to that mortgage loan or the related mortgaged real property,

   o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan or the related mortgaged real property, and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

   o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to that mortgage loan or the related mortgaged real property from a source other than late payment charges and Default Interest collected with respect to that mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Westfield Shoppingtown Santa Anita Non-Trust Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2003-C7 pooling and servicing agreement.

     Prepayment Interest Shortfalls. The series 2003-C7 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Berkeley & Brown Buildings Mortgage Loan) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

   o the total amount of those Prepayment Interest Shortfalls, and

   o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

     1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

     2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.015% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2003-C7 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2003-C7 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Berkeley & Brown Buildings Mortgage Loan) and the Westfield Shoppingtown Santa Anita Non-Trust Loan will be--

   o the special servicing fee,

   o the workout fee, and

   o the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan serviced under the series 2003-C7 pooling and servicing agreement--

   o that is being specially serviced, or

   o as to which the corresponding mortgaged real property has become an REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

   o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

   o accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee for each such specially serviced underlying mortgage loan of $4,000 per month,

   o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

   o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan serviced under the series 2003-C7 pooling and servicing agreement that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

   o interest, other than Default Interest and Post-ARD Additional Interest,

   o principal, and

   o prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause) or resigns, then it will retain the right to receive any and all workout fees payable with respect to each underlying mortgage loan serviced under the series 2003-C7 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2003-C7 certificateholders.

     Any workout fees in respect of the Westfield Shoppingtown Santa Anita Non-Trust Loan will be payable solely out of collections on the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Berkeley & Brown Buildings Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Berkeley & Brown Buildings Mortgage Loan or any related REO Property) as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

   o the repurchase of any mortgage loan in the trust by us or the UBS
     Mortgage Loan Seller, due to a breach of representation or warranty or for defective or deficient mortgage loan documentation, within the applicable cure period (as that cure period may be extended), as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

   o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

   o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement;

   o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2003-C7 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

   o following the date on which the total principal balances of the class
     A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F and G certificates are reduced to zero, the exchange of all the remaining series 2003-C7 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of exchange, subject to the conditions set forth in the series 2003-C7 pooling and servicing agreement;

   o the purchase of The Bank of America Building Mortgage Loan by the Class BA Directing Certificateholder, as described under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement;

   o the purchase of the Sheraton Universal Hotel Mortgage Loan by the Class SU Directing Certificateholder, as described under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" in this prospectus supplement; and

   o the purchase of the Westfield Shoppingtown Santa Anita underlying mortgage loan by the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder as described under "Description of the Mortgage
     Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-C7 certificateholders.

     Any liquidation fees in respect of the Westfield Shoppingtown Santa Anita Non-Trust Loan will be payable solely out of collections on the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Berkeley & Brown Buildings Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2003-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period (but, in the case of the Berkeley & Brown Buildings Mortgage Loan, only to the extent that such items are passed through to the trust) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2003-C7 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

   o to pay the master servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period with respect to that mortgage loan or the related mortgaged real property,

   o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan or the related mortgaged real property, and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

   o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to that mortgage loan or the related mortgaged real property from a source other than late payment charges and Default Interest collected with respect to that mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Westfield Shoppingtown Santa Anita Non-Trust Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2003-C7 pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2003-C7 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2003-C7 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the series 2003-C7 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer does not have any obligation to make servicing advances. However, if it does in its sole discretion make any such advance, it would be entitled to reimbursement thereof (with interest) in the same manner as the master servicer.

     The special servicer will be required to request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2003-C7 pooling and servicing agreement. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2003-C7 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request.

     If the master servicer is required under the series 2003-C7 pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

   o if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

   o if the failure continues for three more business days, to make the servicing advance.

     The series 2003-C7 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time, with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2003-C7 certificateholders to the detriment of other classes of series 2003-C7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2003-C7 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2003-C7 certificateholders.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the series 2003-C7 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-C7 certificateholders (or, if the subject specially serviced asset is the Westfield Shoppingtown Santa Anita Loan Pair or any related REO Property, the best interests of the series 2003-C7 certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder), as a collective whole.

     The master servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

   o first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

   o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2003-C7 CONTROLLING CLASS REPRESENTATIVE, THE CLASS BA AND CLASS SU DIRECTING CERTIFICATEHOLDERS AND THE WESTFIELD SHOPPINGTOWN SANTA ANITA NON-TRUST LOAN NOTEHOLDER

     Series 2003-C7 Controlling Class. As of any date of determination, the controlling class of series 2003-C7 certificateholders will be the holders of the most subordinate class of series 2003-C7 principal balance certificates then outstanding, other than the class BA certificates and the class SU principal balance certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2003-C7 principal balance certificates, exclusive of the class BA certificates and the class SU principal balance certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2003-C7 certificateholders will be the holders of the most subordinate class of series 2003-C7 principal balance certificates then outstanding, other than the class BA certificates and the class SU principal balance certificates, that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-4 and A-1b certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2003-C7 certificates.

     Selection of the Series 2003-C7 Controlling Class Representative. The series 2003-C7 pooling and servicing agreement permits the holder or holders of series 2003-C7 certificates representing a majority of the voting rights allocated to the series 2003-C7 controlling class to select a representative from whom the special servicer will seek advice and approval and take direction under the circumstances described below in this "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" section. In addition, if the series 2003-C7 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2003-C7 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2003-C7 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders of a majority of the voting rights allocated to the series 2003-C7 controlling class that a series 2003-C7 controlling class representative is no longer designated, the series 2003-C7 controlling class certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the series 2003-C7 controlling class certificates will be the series 2003-C7 controlling class representative.

     If the series 2003-C7 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2003-C7 controlling class representative may be an expense of the trust.

     Rights and Powers of the Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder. The special servicer or master servicer, as applicable, will, in general, not be permitted to take any of the following actions with respect to the mortgage pool as to which the series 2003-C7 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

   o any proposed or actual foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

   o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

   o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) and related unreimbursed servicing advances thereon;

   o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

   o any determination to bring an REO Property, or the mortgaged real property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

   o any release of collateral for a mortgage loan in the trust, other than as required by the terms of that mortgage loan (with no material discretion by the mortgagee);

   o any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than as required by the terms of that mortgage loan (with no material discretion by the mortgagee);

   o any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

   o any determination by the special servicer that a Servicing Transfer Event, of the type described in clause 2. of the definition of "Servicing Transfer Event," has occurred;

   o any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

   o any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan;

   o any acceptance of a change in the property management company or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust, subject to certain thresholds set forth in the series 2003-C7 pooling and servicing agreement;

   o any release of a letter of credit posted in lieu of an earnout reserve with respect to a mortgaged real property, other than as required by the terms of the related mortgage loan, subject to certain thresholds set forth in the series 2003-C7 pooling and servicing agreement;

   o solely in the case of a delinquency in the making of a balloon payment, the granting of certain grace periods prior to the occurrence of, and as set forth in the definitions of, "Appraisal Trigger Event" and "Servicing Transfer Event," respectively;

   o any extension of the maturity date of a mortgage loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of such mortgage loan; and

   o any extension by the master servicer of the maturity date of an underlying mortgage loan that is not a specially serviced mortgage loan;

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take an action will violate the Servicing Standard, the special servicer or the master servicer, as applicable, may take any such action (other than an action contemplated by the ninth and/or fourteenth bullets above) without waiting for the series 2003-C7 controlling class representative's or any other party's response.

     In addition, the series 2003-C7 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund that the series 2003-C7 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2003-C7 pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2003-C7 controlling class representative, as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer, as applicable, to violate any other provision of the series 2003-C7 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including such servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code.

Furthermore, the special servicer will not be obligated to seek approval from the series 2003-C7 controlling class representative for any actions to be taken by such servicer with respect to the workout or liquidation of any particular mortgage loan in the trust fund if--

   o the special servicer has, as described above, notified the series 2003-C7 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

   o for 60 days following the first of those notices, the series 2003-C7 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Also, notwithstanding the foregoing:

   o the rights and powers of the series 2003-C7 controlling class representative described above will in no event apply to the Berkeley & Brown Buildings Loan Group or any related REO Property, although it will be entitled to consult with (but not direct) the series 2003-IQ5 special servicer regarding various servicing actions with respect thereto;

   o the special servicer or master servicer, as applicable, will, in general, not be permitted to take any actions listed in the first eight bullets of the first paragraph of this "--Rights and Powers of the Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" section with respect to The Bank of America Building Mortgage Loan, as to which the Class BA Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action; provided that, if, during the 30-day period following such objection the Class BA Directing Certificateholder, the master servicer or special servicer, as applicable, has not been able to obtain consent of both the series 2003-C7 controlling class representative and the Class BA Directing Certificateholder to a proposed action, the master servicer or special servicer, as applicable, will be permitted to take the proposed action without regard to the objections of the Class BA Directing Certificateholder (but subject to the consent of the series 2003-C7 controlling class representative, as set forth herein);

   o if the total principal balance of the Class SU Principal Balance Certificates, net of any Appraisal Reduction Amount with respect to the Sheraton Universal Hotel Mortgage Loan, is equal to or greater than 25% of the initial total principal balance of the Class SU Principal Balance Certificates, then the series 2003-C7 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to the Sheraton Universal Hotel Mortgage Loan and, instead, the Class SU Directing Certificateholder will generally be entitled to exercise those rights and powers with respect to the Sheraton Universal Hotel Mortgage Loan; and

   o so long as the unpaid principal balance of the Westfield Shoppingtown Santa Anita Non-Trust Loan, net of any existing related Appraisal Reduction Amount with respect to the Westfield Shoppingtown Santa Anita Loan Pair, is equal to or greater than 27.5% of the lesser of (a) the original principal balance of the Westfield Shoppingtown Santa Anita Non-Trust Loan, plus any Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advances made on or prior to the due date occurring in December 2004, less any borrower principal payments received on and allocated to the Westfield Shoppingtown Santa Anita Non-Trust Loan and (b) the original principal balance of the Westfield Shoppingtown Santa Anita Mortgage Loan, less any borrower principal payments received on and allocated to the Westfield Shoppingtown Santa Anita Mortgage Loan, then the series 2003-C7 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to the Westfield Shoppingtown Santa Anita Loan Pair and, instead, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder or its designee will generally be entitled to exercise some or all of those rights and powers with respect to the Westfield Shoppingtown Santa Anita Loan Pair, as well as certain of the following additional rights and powers:

     (1) any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required thereunder;

     (2) the approval of a material capital expenditure, if such approval is required under the related loan documents;

     (3) a replacement of the property manager, if such approval is required under the related loan documents;

     (4) the approval of the additional indebtedness secured by a mortgaged real property, if such approval is required under the related loan documents; and

     (5) any adoption or approval of a plan in bankruptcy of the related mortgagor.

     Notwithstanding the foregoing, during the time that the series 2003-C7 controlling class representative is not entitled to exercise the rights and powers described in the first paragraph of this "--Rights and Powers of the Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" section with respect to the Westfield Shoppingtown Santa Anita Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, the series 2003-C7 controlling class representative will have certain consultation rights with respect thereto.

     Limitation on Liability of the Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder. The series 2003-C7 controlling class representative will not be liable to the trust or the series 2003-C7 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2003-C7 controlling class representative will not be protected against any liability to a series 2003-C7 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2003-C7 certificateholder acknowledges and agrees, by its acceptance of its series 2003-C7 certificates, that:

   o the series 2003-C7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2003-C7 certificates;

   o the series 2003-C7 controlling class representative may act solely in the interests of the holders of the series 2003-C7 controlling class;

   o the series 2003-C7 controlling class representative does not have any duties or liability to the holders of any class of series 2003-C7 certificates other than the series 2003-C7 controlling class;

   o the series 2003-C7 controlling class representative may take actions that favor the interests of the holders of the series 2003-C7 controlling class over the interests of the holders of one or more other classes of series 2003-C7 certificates;

   o the series 2003-C7 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2003-C7 controlling class; and

   o the series 2003-C7 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2003-C7 controlling class, and no series 2003-C7 certificateholder may take any action whatsoever against the series 2003-C7 controlling class representative for having so acted.

     The Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder or its designee, the Class BA Directing Certificateholder and the Class SU Directing Certificateholder, in connection with exercising the rights and powers described under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder--Rights and Powers of the Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" above with respect to the applicable underlying mortgage loan(s) will be entitled to substantially the same limitations on liability to which the series 2003-C7 controlling class representative is entitled.

     Additional Rights of the Class BA Directing Certificateholder; Right to Purchase and Right to Cure Defaults. The Class BA Directing Certificateholder will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on The Bank of America Building Mortgage Loan, and after The Bank of America Building Mortgage Loan has become a specially serviced mortgage loan, to purchase The Bank of America Building Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of The Bank of America Building Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest) at the related mortgage interest rate and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2003-C7 pooling and servicing agreement pursuant thereto.

     The Class BA Directing Certificateholder has the right, with respect to The Bank of America Building Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within four days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that (x) no more than three consecutive cures of defaulted scheduled payments in any 12-month period are permitted, and (y) no more than five cures of defaulted scheduled payments in the aggregate in any 12-month period are permitted.

     Right to Purchase The Westfield Shoppingtown Santa Anita Mortgage Loan. If the Westfield Shoppingtown Santa Anita Mortgage Loan has become a specially serviced mortgage loan and, further, if any scheduled payment of principal and/or interest on that mortgage loan or the Westfield Shoppingtown Santa Anita Non-Trust Loan is at least 60 days delinquent, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder or its designee will be entitled to purchase the Westfield Shoppingtown Santa Anita Mortgage Loan as, and at the price, described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement.

     Additional Rights of the Class SU Directing Certificateholder; Right to Purchase and Right to Cure Defaults. The Class SU Directing Certificateholder will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the Sheraton Universal Hotel Mortgage Loan, and after the Sheraton Universal Hotel Mortgage Loan has become a specially serviced mortgage loan, to purchase the Sheraton Universal Hotel Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of the Sheraton Universal Hotel Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest) at the related mortgage interest rate and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2003-C7 pooling and servicing agreement pursuant thereto.

     The Class SU Directing Certificateholder has the right, with respect to the Sheraton Universal Hotel Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within four days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that (x) no more than three consecutive cures of defaulted scheduled payments in any 12-month period are permitted, and (y) no more than five cures of defaulted scheduled payments in the aggregate in any 12-month period are permitted.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2003-C7 CONTROLLING CLASS

     Series 2003-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2003-C7 controlling class may--

   o terminate an existing special servicer without cause, and

   o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2003-C7 certificates, and

      2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2003-C7 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2003-C7 pooling and servicing agreement against the proposed special servicer.

     If the controlling class of series 2003-C7 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2003-C7 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2003-C7 controlling class.

     The Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder will not have any similar rights to terminate or appoint the special servicer under the series 2003-C7 pooling and servicing agreement.

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ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" above, the special servicer, in the case of a specially serviced mortgage loan in the trust fund, and the master servicer, in the case of any other underlying mortgage loan (other than the Berkeley & Brown Buildings Mortgage Loan), each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under that mortgage loan may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause or due-on-sale clause unless either (a) it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2003-C7 certificates or (b) the size of the subject mortgage loan is below any minimum threshold allowed by those rating agencies as set forth in the series 2003-C7 pooling and servicing agreement. Furthermore, a master servicer may not waive its rights or grant its consent under any such due-on-sale clause without the consent of the special servicer, who will have a limited time period to grant or deny that consent.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan serviced under the series 2003-C7 pooling and servicing agreement (other than a specially serviced mortgage loan), and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges and/or Post-ARD Additional Interest, the granting of a one-year or less extension of the maturity date of certain non-specially serviced mortgage loans as described below or the waiver of a due-on-sale or due-on-encumbrance clause as described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above--

   o affect the amount or timing of any of the payment terms of the mortgage loan,

   o result in the release of the related borrower from any material terms of the mortgage loan,

   o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

   o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

   o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause.

     To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters, although it must obtain the special servicer's approval before approving the change of a management company in a case where the successor property manager is affiliated with the related borrower or is not a nationally or regionally recognized manager of similar properties or the related mortgage loan represents 2% or more of the then aggregate principal balance of the mortgage pool. Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan; or (2) it has received prior written confirmation from each rating agency that such action will not result in an adverse rating event.

     Notwithstanding the foregoing, the master servicer may, subject to the Servicing Standard and subject to the discussion under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder", extend the maturity date of certain underlying mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of two such one-year extensions); provided that a default with respect to the subject mortgage loan is reasonably foreseeable.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2003-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The series 2003-C7 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

   o is consistent with the Servicing Standard, and

   o except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and/or "--Maintenance of Insurance" below, will not--

      1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

      2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

      3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

      4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" above, the special servicer may--

   o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

   o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

   o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

   o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

   o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

      1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

      2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2003-C7 certificateholders (or, if the Westfield Shoppingtown Santa Anita Loan Pair is involved, to the series 2003-C7 certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder), as a collective whole, on a present value basis,

      3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2003-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

      4. the special servicer has no authority with respect to the Berkeley & Brown Buildings Loan Group.

  In no event, however, will the master servicer or the special servicer be permitted to:

   o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

   o extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

   o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, subject to special servicer consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if--

   o that ARD Loan is not being specially serviced,

   o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

   o the master servicer reasonably believes that it is waiving an amount of the Post-ARD Additional Interest in excess of the amount of such interest that the related borrower is likely to pay and has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2003-C7 certificateholders (or, if the Westfield Shoppingtown Santa Anita Loan Pair is involved, to the series 2003-C7 certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder), as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series 2003-C7 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2003-C7 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of the Westfield Shoppingtown Santa Anita Loan Pair will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the Westfield Shoppingtown Santa Anita Co-Lender Agreement, such that neither the trust as holder of the Westfield Shoppingtown Santa Anita Mortgage Loan nor the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder gains a priority over the other such holder that is not reflected in the related loan documents and the Westfield Shoppingtown Santa Anita Co-Lender Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the Westfield Shoppingtown Santa Anita Non-Trust Loan:

   o no waiver, reduction or deferral of any amounts due on the Westfield Shoppingtown Santa Anita Mortgage Loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Westfield Shoppingtown Santa Anita Non-Trust Loan; and

   o no reduction of the mortgage interest rate of the Westfield Shoppingtown Santa Anita Mortgage Loan may be effected prior to the reduction of the mortgage interest rate of the Westfield Shoppingtown Santa Anita Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans, other than the Berkeley & Brown Buildings Mortgage Loan, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2003-C7 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

   o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

   o the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until the Appraisal Reduction Amount ceases to exist.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, other than the Berkeley & Brown Buildings Mortgage Loan, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

   o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

   o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

   o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     Subject to the Servicing Standard, the special servicer will be permitted to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage
Loan), the series 2003-C7 controlling class representative (and, at any time that an Appraisal Reduction Amount exists with respect to the Sheraton Universal Hotel Mortgage Loan, the Class SU Directing Certificateholder and, at any time that an Appraisal Reduction Amount exists with respect to The Bank of America Building Mortgage Loan, the Class BA Directing Certificateholder) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2003-C7 controlling class representative, the Class SU Directing Certificateholder and the Class BA Directing Certificateholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Payments and collections received in respect of the Westfield Shoppingtown Santa Anita Non-Trust Loan will not be deposited in the custodial account. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2003-C7 pooling and servicing agreement.

     Deposits. Under the series 2003-C7 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2003-C7 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

   o all payments on account of principal on the underlying mortgage loans, including principal prepayments;

   o all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

   o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

   o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

   o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

   o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy maintained by it as described under "--Maintenance of Insurance" below;

   o any amount required to be transferred from the special servicer's REO account; and

   o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon its receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     The obligation of the master servicer to deposit the amounts identified in this "--Deposits" section with respect to the Berkeley & Brown Buildings Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering the Berkeley & Brown Buildings Loan Group.

     Notwithstanding the foregoing, amounts received on the Westfield Shoppingtown Santa Anita Mortgage Loan will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

  1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

     (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

     (b) payments and other collections received after the end of the related collection period, and

     (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2003-C7 certificateholders in accordance with any of clauses 3. through
                23. below;

  2. to apply amounts held for future distribution on the series 2003-C7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered
     Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

  3. to reimburse the fiscal agent, the trustee or itself, as applicable, for any unreimbursed advances made by that party under the series 2003-C7 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

  4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

  5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan), that is either--

     (a)        a specially serviced mortgage loan, or

     (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

  6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan), which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

  7. to reimburse the fiscal agent, the trustee or itself, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2003-C7 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

  8. to pay the fiscal agent, the trustee or itself, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2003-C7 pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

  9. to pay unpaid expenses (other than interest on advances which is covered by clause 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan with respect to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

  10. in connection with the reimbursement of advances as described in clause
      3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee or itself, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

  11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

  12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

  13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above;

  14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

  15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

  16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee as discussed under "--Fair Value Option" below;

  17. in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the series 2003-IQ5 servicers with respect to the Berkeley & Brown Buildings Mortgage Loan to make a recoverability determination with respect to required P&I Advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

  18. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series 2003-C7 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2003-C7 certificateholders without cause, all as set forth in the series 2003-C7 pooling and servicing agreement;

  19. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

  20. to make any required payments (other than normal monthly remittances) due under the related co-lender agreement from the trust, as holder of an underlying mortgage loan that is part of a split loan structure;

  21. to reimburse, on a subordinated basis, cure payments made with respect to any underlying mortgage loan out of related collections;

  22. to pay any other items described in this prospectus supplement as being payable from the custodial account;

  23. to withdraw amounts deposited in the custodial account in error; and

  24. to clear and terminate the custodial account upon the termination of the series 2003-C7 pooling and servicing agreement.

     The series 2003-C7 pooling and servicing agreement will prohibit the application of amounts received on the Westfield Shoppingtown Santa Anita Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to the Westfield Shoppingtown Santa Anita Non-Trust Loan.

MAINTENANCE OF INSURANCE

     The series 2003-C7 pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than the Berkeley & Brown Buildings Mortgaged Property) all insurance coverage as is required under the related underlying mortgage loan. However, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines (with the concurrence of the series 2003-C7 controlling class representative) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     Any holder of a certificate that belongs to the series 2003-C7 controlling class, the Class SU Directing Certificateholder (in the case of the Sheraton Universal Hotel Mortgaged Property), the Class BA Directing Certificateholder (in the case of The Bank of America Building Mortgaged Property) or the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder (in the case of the Westfield Shoppingtown Santa Anita Mortgaged Property) may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2003-C7 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to the Berkeley & Brown Buildings Loan Group) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2003-C7 pooling and servicing agreement, then, to the extent such policy--

   o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2003-C7 pooling and servicing agreement, and

   o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2003-C7 controlling class, the special servicer and any assignees thereof, will have the option to purchase any specially serviced mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan) as to which a material default exists or is reasonably foreseeable, at a price generally equal to the sum of--

   o the outstanding principal balance of that mortgage loan,

   o all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

   o all unreimbursed servicing advances with respect to that mortgage loan,

   o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

   o any other amounts payable under the pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan) as to which a material default exists or is reasonably foreseeable, as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan (other than, if applicable, the Berkeley & Brown Buildings Mortgage Loan) at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2003-C7 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to such specially serviced mortgage loan or (e) such specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2003-C7 pooling and servicing agreement and the Servicing Standard.

     In no event will the purchase option described in this "--Fair Value Purchase Option" section apply to the Berkeley & Brown Buildings Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than the Berkeley & Brown Buildings Mortgage Loan), has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" above, the special servicer may, on behalf of the trust and, if applicable, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, take any of the following actions:

   o institute foreclosure proceedings;

   o exercise any power of sale contained in the related mortgage instrument;

   o obtain a deed in lieu of foreclosure; or

   o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.


     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2003-C7 certificateholders and, if applicable, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

   o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

   o in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2003-C7 certificateholders and, if the subject mortgaged real property is the Westfield Shoppingtown Santa Anita Mortgaged Property, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder--Rights and Powers of the Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2003-C7 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, but subject to the discussion under "--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder--Rights and Powers of the Series 2003-C7 Controlling

Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder" above, release all or a portion of the mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2003-C7 certificateholders, for--

   o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

   o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

   o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2003-C7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

   o the IRS grants an extension of time to sell the property, or

   o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2003-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

   o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

   o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

   o a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

   o a tax on prohibited transactions under section 860F of the Internal Revenue Code.

  To the extent that income the trust receives from an REO Property is subject to--

   o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

   o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2003-C7 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2003-C7 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

   o any withdrawals made out of those amounts as described in the preceding sentence, and

   o any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the series 2003-C7 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to the Berkeley & Brown Buildings Loan Group.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. Beginning in 2004, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

   o at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

   o at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the Berkeley & Brown Buildings Mortgaged Property.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2003-C7 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2004, each of the master servicer and the special servicer must:

   o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, among others, to the effect that--

     1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

     2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

      except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

   o deliver to the trustee and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that,

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     to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2003-C7 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2003-C7 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2003-C7 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2003-C7 pooling and servicing agreement:

   o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

   o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, or the master servicer fails to make in a timely manner any payments required to be made to the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, and, in either case, that failure continues unremedied until 11:00 a.m., New York City time, on the next business day;

   o the master servicer fails to timely make any servicing advance required to be made by it under the series 2003-C7 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by any party to the series 2003-C7 pooling and servicing agreement; or the special servicer fails to request that the master servicer make a servicing advance with respect to a specially serviced mortgage loan or REO Property not less than three business days prior to the date when such servicing advance is required to be made under the series 2003-C7 pooling and servicing agreement, which failure to make such request continues for a period of three business days following the date on which such request was required to have been made by the special servicer (and with respect to which the special servicer, at its option, has not timely made such servicing advance);

   o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2003-C7 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2003-C7 pooling and servicing agreement, by series 2003-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2003-C7 certificates or by the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, if affected;

   o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2003-C7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-C7 certificateholders or the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2003-C7 pooling and servicing agreement, by series 2003-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2003-C7 certificates or by the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, if affected;

   o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

   o a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of the series 2003-C7 certificates, or (b) placed one or more classes of series 2003-C7 certificates on "watch status" (and such "watch

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     status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge) and, in the case of either clauses (a) or (b), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action; and

   o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2003-C7 certificates are qualified, downgraded or withdrawn in connection with that removal.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2003-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2003-C7 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2003-C7 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2003-C7 certificateholder. Upon any termination, the trustee must either:

   o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2003-C7 pooling and servicing agreement; or

   o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2003-C7 pooling and servicing agreement.

     The holders of series 2003-C7 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2003-C7 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2003-C7 certificates.

     In general, series 2003-C7 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2003-C7 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2003-C7 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2003-C7 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects the Westfield Shoppingtown Santa Anita Non-Trust Loan and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder; however, at the request of the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the Westfield Shoppingtown Santa Anita Loan Pair.

     Also notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the special servicer affects the Westfield Shoppingtown Santa Anita Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the Westfield Shoppingtown Santa Anita Loan Pair only, but no other mortgage loan, in accordance with the terms of the series 2003-C7 pooling and servicing agreement. If the special servicer for the Westfield Shoppingtown Santa Anita Loan Pair is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

     No series 2003-C7 certificateholder will have the right under the series 2003-C7 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--


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   o that holder previously has given to the trustee written notice of default,

   o except in the case of a default by the trustee, series 2003-C7 certificateholders entitled to not less than 25% of the voting rights for the 2003-C7 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2003-C7 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

   o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2003-C7 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2003-C7 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

            SERVICING OF THE BERKELEY & BROWN BUILDINGS LOAN GROUP

GENERAL

     The Berkeley & Brown Buildings Mortgage Loan, the Berkeley & Brown Buildings Non-Trust Loans and any related foreclosure property will initially be serviced under the series 2003-IQ5 pooling and servicing agreement. See, however, "--Termination of the Series 2003-IQ5 Special Servicer by the Series 2003-IQ5 Depositor" below. The series 2003-IQ5 pooling and servicing agreement will be the governing document for the commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5, which is expected to close prior to the initial issuance of the series 2003-C7 certificates. The master servicer, special servicer and trustee under the series 2003-C7 pooling and servicing agreement will have no obligation or authority to supervise the series 2003-IQ5 master servicer, special servicer or trustee or to make servicing advances with respect to the Berkeley & Brown Buildings Loan Group. Although the series 2003-IQ5 pooling and servicing agreement is currently being negotiated and is subject to change, it is expected that such pooling and servicing agreement will provide for servicing in a manner acceptable for rated transactions similar in nature to the series 2003-C7 securitization and that the servicing arrangements under that pooling and servicing agreement will be generally similar to the servicing arrangements under the series 2003-C7 pooling and servicing agreement. There will be, however, some differences, which are expected to include, but not be limited to, the following:

SERVICING ADVANCES UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT

     The series 2003-IQ5 master servicer (then the series 2003-IQ5 trustee (to the extent the series 2003-IQ5 trustee receives written notice that such advance has not been made) and then the series 2003-IQ5 fiscal agent (to the extent the series 2003-IQ5 fiscal agent has notice that such advance is required to be made)) is required to make servicing advances to the extent provided in the series 2003-IQ5 pooling and servicing agreement, except to the extent that it is determined, in accordance with the series 2003-IQ5 pooling and servicing agreement, that any such advance would be a nonrecoverable advance. If any such party determines that any such advance with respect to the Brown & Berkeley Buildings Loan Group would constitute a nonrecoverable advance, then such party is required to deliver notice of such determination to, among others, the series 2003-IQ5 special servicer and the series 2003-C7 master servicer. Upon receipt of such notice, the series 2003-IQ5 special servicer is required to determine whether the payment of such amount with respect to the Brown & Berkeley Buildings Loan Group is (a) necessary to preserve the related mortgaged real property and (b) would be in the best interest of, among others, the series 2003-IQ5 certificateholders and the holder of the Berkeley & Brown Buildings Mortgage Loan. If the series 2003-IQ5 special servicer determines that the payment of such amount is (a) necessary to preserve the related mortgaged real property and (b) would be in the best interest of, among others, the series 2003-IQ5 certificateholders and the holder of the Berkeley & Brown Buildings Mortgage Loan, then the series 2003-IQ5 special servicer will direct the series 2003-IQ5 master servicer, trustee or fiscal agent, as applicable, in writing to make such payment and such party is required to make such payment from amounts in the applicable account maintained under the series 2003-IQ5 pooling and servicing agreement and will give notice thereof to the series 2003-C7 master servicer. Such determination by the series 2003-IQ5 master servicer or the series 2003-IQ5 special servicer with respect to the Berkeley & Brown Buildings Loan Group is conclusive and binding on the holder of the Berkeley & Brown Buildings Mortgage Loan. The series 2003-IQ5 special

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servicer will not make servicing advances under the series 2003-IQ5 pooling and servicing agreement but is required to notify the series 2003-IQ5 master servicer that a servicing advance is required under the series 2003-IQ5 pooling and servicing agreement in connection with a specially serviced mortgage loan or foreclosure property, and the series 2003-IQ5 master servicer is required make such servicing advance within five business days of receipt of such notice.

MAINTENANCE OF INSURANCE UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING
AGREEMENT

     Subject to the limitations set forth below, the series 2003-IQ5 master servicer will use reasonable efforts consistent with the series 2003-IQ5 servicing standard to cause the related borrower to maintain for the Berkeley & Brown Buildings Mortgaged Property (other than if it is an REO Property) (a) a standard hazard insurance policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements or (ii) the outstanding principal balance of the Berkeley & Brown Buildings Loan Group (but, in any event, in an amount sufficient to avoid the application of any co-insurance clause), (b) any terrorism insurance coverage that the related borrower is required to maintain under the related mortgage, to the extent that such insurance is available at a commercially reasonable rate and (c) any other insurance coverage that the related borrower is required to maintain under the related mortgage; provided, that a determination by the series 2003-IQ5 master servicer that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the related series 2003-IQ5 operating adviser as set forth below. If the related borrower does not maintain the insurance set forth in clauses (a), (b) and (c) above, then the series 2003-IQ5 master servicer will cause to be maintained such insurance with a qualified insurer and the payment of the cost of such insurance will be a servicing advance; provided, that a determination by the series 2003-IQ5 master servicer that terrorism insurance should not be obtained on a force-placed basis will be subject to the approval of the related series 2003-IQ5 operating adviser as set forth below. The related series 2003-IQ5 operating adviser will have five days after such notice to disapprove such determination. The failure of the related series 2003-IQ5 operating adviser to provide notice of such disapproval in such time period will be deemed approval. If the related series 2003-IQ5 operating adviser provides such notice of disapproval within such time period, the series 2003-IQ5 master servicer will obtain such insurance coverage and the cost of such insurance coverage will be considered a servicing advance. The series 2003-IQ5 operating adviser is similar in nature to the series 2003-C7 controlling class representative. The series 2003-IQ5 special servicer is responsible for the maintenance of insurance in respect of foreclosure property under the series 2003-IQ5 pooling and servicing agreement.


NONRECOVERABLE ADVANCES UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING
AGREEMENT

     The determination by the series 2003-IQ5 master servicer that any P&I advance or servicing advance, previously made or proposed to be made, under the series 2003-IQ5 pooling and servicing agreement would not be recoverable will be made in the sole discretion of the series 2003-IQ5 master servicer, in accordance with the series 2003-IQ5 servicing standard. The series 2003-IQ5 master servicer's determination of nonrecoverability with respect to any P&I advances or servicing advances on a Berkeley & Brown Buildings Non-Trust Loan will result in the cessation of P&I advances on the Berkeley & Brown Buildings Mortgage Loan under the series 2003-C7 pooling and servicing agreement.


THE SERIES 2003-IQ5 SERVICING STANDARD

     The series 2003-IQ5 master servicer, the series 2003-IQ5 special servicer and each related primary servicers will service and administer the mortgage loans (including the Berkeley & Brown Buildings Mortgage Loan) that it is obligated to service and administer pursuant to the series 2003-IQ5 pooling and servicing agreement on behalf of and in the best interests of and for the benefit of the series 2003-IQ5 certificateholders (and, in the case of the Berkeley & Brown Buildings Mortgage Loan, the related holder of the Berkeley & Brown Buildings Mortgage Loan), as a collective whole (as determined by the series 2003-IQ5 master servicer, series 2003-IQ5 special servicer or any related primary servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the series 2003-IQ5 pooling and servicing agreement and the terms of the respective subject mortgage loans (and, in the case of the Berkeley & Brown Buildings Loan Group, the Berkeley & Brown Buildings Co-Lender Agreement) and, to the extent consistent with the foregoing, further as follows:

   o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and foreclosure property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and foreclosure properties that are comparable to those for which it is responsible under the series 2003-IQ5 pooling and servicing agreement; and

   o with a view to the timely collection of all scheduled payments of principal and interest under the subject mortgage loans or, if any of the subject mortgage loans comes into and continues in default and if, in the good faith and


                                     S-165
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     reasonable judgment of the series 2003-IQ5 special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the series 2003-IQ5 certificateholders and, in the case of the Berkeley & Brown Buildings Mortgage Loan, to the holder of the Berkeley & Brown Buildings Mortgage Loan (as a collective whole) on a present value basis; and

   o without regard to, among other things--

     (i) any relationship that the series 2003-IQ5 master servicer, the series 2003-IQ5 special servicer or any related primary servicer, as the case may be, or any affiliate thereof may have with the related borrower or any affiliate of the related borrower,

     (ii) the ownership of any series 2003-IQ5 certificate by the series 2003-IQ5 master servicer, the series 2003-IQ5 special servicer or any related primary servicer, as the case may be, or by any affiliate thereof,

     (iii) the series 2003-IQ5 master servicer's obligation to make advances,

     (iv) the series 2003-IQ5 special servicer's obligation to direct the series 2003-IQ5 master servicer to make servicing advances,

     (v) the right of the series 2003-IQ5 master servicer, the series 2003-IQ5 special servicer or any related primary servicer (or any affiliate of any such party) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, pursuant to the series 2003-IQ5 pooling and servicing agreement or with respect to any particular transaction,

     (vi)       any repurchase or indemnification obligation it may have, or

     (vii) any option to purchase any series 2003-IQ5 mortgage loan or the Berkeley & Brown Buildings Mortgage Loan it may have.

REALIZED LOSSES UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT

     "Realized Loss" under the series 2003-IQ5 pooling and servicing agreement means losses arising from the inability of the series 2003-IQ5 trustee, series 2003-IQ5 master servicer or the series 2003-IQ5 special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of such mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. In the case of the Berkeley and Brown Buildings Loan Group, "realized losses" will be allocated first to the Berkeley and Brown Buildings Non-Trust Subordinate Loan (up to their respective principal balances thereof), and then pro rata among the Berkeley and Brown Buildings Senior Loans, according to their respective principal balances.

SPECIALLY SERVICED MORTGAGE LOANS UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT

     Under the series 2003-IQ5 pooling and servicing agreement, the Berkeley & Brown Buildings Loan Group would be transferred to special servicing if and when:

   o the balloon payment is past due on any mortgage loan in the Berkeley & Brown Buildings Loan Group, and the series 2003-IQ5 master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the balloon payment was due (unless (a) the related borrower makes all monthly payments that would have become due if the Berkeley & Brown Buildings Loan Group had not matured, based on the related amortization term, (b) the related borrower has received a commitment for refinancing that is acceptable to the related series 2003-IQ5 operating adviser prior to the end of such 90 day period, and (c) such refinancing is obtained on or before the 150th day succeeding the date the balloon payment was due), or any other payment is more than 60 days past due on any mortgage loan in the Berkeley & Brown Buildings Loan Group or has not been made on or before the second due date following the date such payment was due;

   o to the series 2003-IQ5 master servicer's knowledge, the Berkeley & Brown Buildings Borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or such borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order will have remained undischarged, undismissed or unstayed for a period of 30 days;

   o the series 2003-IQ5 master servicer will have received notice of the foreclosure or proposed foreclosure of any other lien on the Berkeley & Brown Buildings Mortgaged Property;

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   o the series 2003-IQ5 master servicer has knowledge of a default on any mortgage loan in the Berkeley & Brown Buildings Loan Group (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the series 2003-IQ5 master servicer, materially and adversely affects the interests of the series 2003-IQ5 certificateholders or, among others, the holder of the Berkeley & Brown Buildings Mortgage Loan, and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (and, in the case of the Berkeley & Brown Buildings Loan Group, remains unremedied by the exercise of cure rights for the applicable grace period under the Berkeley & Brown Buildings Co-Lender Agreement) (or, if no grace period is specified, 60 days);

   o the Berkeley & Brown Buildings Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

   o in the judgment of the series 2003-IQ5 master servicer, with respect to the Berkeley & Brown Buildings Loan Group, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the series 2003-IQ5 master servicer is reasonably likely to materially and adversely affect the interests of the series 2003-IQ5 certificateholders or, among others, the holder of the Berkeley & Brown Buildings Mortgage Loan; or

   o there are certain failures on the part of the Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder to cure monetary defaults under the Berkeley & Brown Buildings Senior Loans in accordance with the Berkeley & Brown Buildings Co-Lender Agreement.

     The exercise of cure rights on the part of the Berkeley & Brown Buildings Subordinate Loan Noteholder could forestall special servicing of the Berkeley & Brown Buildings Loan Group.

APPRAISAL EVENT UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT

     Under the series 2003-IQ5 pooling and servicing agreement an appraisal would be required to be obtained with respect to the Berkeley & Brown Buildings Mortgaged Property, within a specified period after the earliest of the following:

   o the date 120 days after the occurrence of any delinquency in payment with respect to any mortgage loan in the Berkeley & Brown Buildings Loan Group if such delinquency remains uncured;

   o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged real property, provided that such petition or appointment remains in effect;

   o the effective date of any modification to a money term of a mortgage loan or the Berkeley & Brown Buildings Loan Group, other than an extension of the date that a balloon payment is due for a period of less than 6 months from the original due date of such balloon payment; and

   o the date 30 days following the date that the Berkeley & Brown Buildings Mortgaged Property becomes an REO Property.

MODIFICATIONS UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT

     The series 2003-IQ5 pooling and servicing agreement provides for modifications, extensions and/or waivers with respect to the mortgage loans serviced thereunder that are similar, but not identical, to those provided for under the series 2003-C7 pooling and servicing agreement. For example, the series 2003-IQ5 master servicer may, without the consent of the series 2003-IQ5 special servicer, extend the maturity date of any balloon mortgage loan that is not a specially serviced mortgage loan to a date that is not more than 90 days following the original maturity date, if in the series 2003-IQ5 master servicer's sole judgment exercised in good faith (and evidenced by an officer's certificate), a default in the payment of the balloon payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the series 2003-IQ5 certificateholders and, in the case of the Berkeley & Brown Buildings Loan Group, among others, to the holder of the Berkeley & Brown Buildings Mortgage Loan (as a collective whole) on a net present value basis than liquidation of such mortgage loan and the related borrower has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged real property.

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SALE OF DEFAULTED MORTGAGE LOAN (INCLUDING THE BERKELEY & BROWN BUILDINGS
MORTGAGE LOAN) TO CERTAIN PARTIES UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT

     The series 2003-IQ5 pooling and servicing agreement grants to each of (a) any 2003-IQ5 mortgage loan seller with respect to mortgage loans it sold, (b) the holder of series 2003-IQ5 certificates representing the greatest percentage interest in the series 2003-IQ5 controlling class, and (c) the series 2003-IQ5 special servicer, in that order, an assignable option to purchase from the trust any series 2003-IQ5 defaulted mortgage loan and, in the event of a default with respect to the Berkeley & Brown Buildings Loan Group, each of the Berkeley & Brown Buildings Senior Loans, that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment). The option purchase price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the series 2003-IQ5 special servicer. The series 2003-IQ5 special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the series 2003-IQ5 special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by either the series 2003-IQ5 special servicer or the holder of series 2003-IQ5 certificates representing the greatest percentage interest in the series 2003-IQ5 controlling class or any of their affiliates then, prior to the exercise of the option, the series 2003-IQ5 trustee will be required to verify that the option purchase price is a fair price in accordance with the series 2003-IQ5 pooling and servicing agreement. In the case of the Berkeley & Brown Buildings Loan Group, a holder of the foregoing option desiring to purchase the Berkeley & Brown Buildings Non-Trust Pari Passu Loan that is part of the series 2003-IQ5 trust will be required to purchase all of the Berkeley & Brown Buildings Senior Loans simultaneously, including the Berkeley & Brown Buildings Mortgage Loan, under the terms and conditions set forth in, and at the fair value price established pursuant to, the series 2003-IQ5 pooling and servicing agreement.

     The foregoing option is assignable to a third party by the holder thereof, and upon such assignment such third party will have all of the rights granted to the original holder of such option. The option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (a) become a rehabilitated mortgage loan, (b) been subject to a work-out arrangement, (c) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (d) been purchased by the related seller pursuant to the series 2003-IQ5 pooling and servicing agreement.

     The Berkeley & Brown Buildings Note A2 Lender and the holder of the Berkeley & Brown Buildings Mortgage Loan have authorized, pursuant to the Berkeley & Brown Buildings Co-Lender Agreement, the series 2003-IQ5 special servicer (or other applicable servicer) to sell their respective mortgage loans, together with the Berkeley & Brown Buildings Note A1 Loan, in accordance with the series 2003-IQ5 pooling and servicing agreement if the Berkeley & Brown Buildings Senior Loans are specially serviced mortgage loans under the series 2003-IQ5 pooling and servicing agreement.

CERTAIN POWERS OF THE BERKELEY & BROWN BUILDINGS DIRECTING LENDER UNDER THE BERKELEY & BROWN BUILDINGS CO-LENDER AGREEMENT

     For so long as the aggregate principal amount of the Brown & Berkeley Buildings Non-Trust Subordinate Loans (net of any existing appraisal reduction amount allocated thereto in accordance with the series 2003-IQ5 pooling and servicing agreement or other applicable servicing agreement) is equal to or greater than 25% of the aggregate original principal amount of the Brown & Berkeley Buildings Non-Trust Subordinate Loans, then the holder thereof will be the "Directing Lender" under the Brown & Berkeley Buildings Co-Lender Agreement. Following the reduction of such aggregate principal amount of the Brown & Berkeley Buildings Non-Trust Subordinate Loans (net of any existing appraisal reduction amount allocable thereto) to less than 25% of the aggregate original principal amount of the Brown & Berkeley Buildings Non-Trust Subordinate Loans, the Berkeley & Brown Buildings Note A1 Lender will be designated the "Directing Lender" under the Brown & Berkeley Buildings Co-Lender Agreement. Subject to the discussion in the second following paragraph, the Berkeley & Brown Buildings Directing Lender will be entitled to advise each of the series 2003-IQ5 master servicer and the series 2003-IQ5 special servicer with respect to the following actions of such servicer; and neither the series 2003-IQ5 master servicer nor the series 2003-IQ5 special servicer may take (or, if applicable in the case of the series 2003-IQ5 special servicer, consent to the series 2003-IQ5 master servicer's taking) any of the following actions to which the Berkeley & Brown Buildings Directing Lender has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (however, if such written objection has not been received by the series 2003-IQ5 master servicer or the series 2003-IQ5 special servicer, as applicable, within such 10-business day period, then the Berkeley & Brown Buildings Directing Lender's approval will be deemed to have been given):

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   o any foreclosure upon or comparable conversion (which may include acquisition as foreclosure property) of the ownership of the Berkeley & Brown Buildings Mortgaged Property and the other collateral securing the Berkeley & Brown Buildings Loan Group if it comes into and continues in default;

   o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any mortgage loan in the Berkeley & Brown Buildings Loan Group;

   o any proposed sale of the Berkeley & Brown Buildings Mortgaged Property after it becomes foreclosure property for less than the aggregate unpaid principal balance of the Berkeley & Brown Buildings Loan Group, plus interest thereon at the respective applicable interest rates, plus all unreimbursed servicing advances;

   o any acceptance of a discounted payoff of any mortgage loan in the Berkeley & Brown Buildings Loan Group;

   o any determination to bring the Berkeley & Brown Buildings Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

   o any material release of collateral for any mortgage loan in the Berkeley & Brown Buildings Loan Group (other than in accordance with the terms of, or upon satisfaction of, such mortgage loans);

   o any acceptance of substitute or additional collateral for the Berkeley & Brown Buildings Loan Group (other than in accordance with the terms of such mortgage loans);

   o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Berkeley & Brown Buildings Loan Group;

   o any acceptance of an assumption agreement, other than in accordance with the related loan documents, releasing the Berkeley & Brown Buildings Borrower from liability under the Berkeley & Brown Buildings Loan Group;

   o any renewal or replacement of the then existing insurance policies with respect to the Berkeley & Brown Buildings Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lenders' approval is required under the related loan documents;

   o the approval of a material capital expenditure, if lenders' approval is required under the related loan documents;

   o a replacement of the property manager, if lenders' approval thereof is required under the related loan documents;

   o the approval of additional indebtedness secured by the Berkeley & Brown Buildings Mortgaged Property, if lenders' approval is required under the related loan documents; and

   o any adoption or approval of a plan in bankruptcy of the Berkeley & Brown Buildings Borrower;

provided that, in the event that the series 2003-IQ5 master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the lenders (as a collective whole), such servicer may take (or, in the case of the series 2003-IQ5 special servicer, if and when appropriate under the applicable servicing agreement, may consent to the series 2003-IQ5 master servicer's taking) any such action without waiting for the Berkeley & Brown Buildings Directing Lender's response.

     In addition, subject to the following paragraph and the discussion under --General Servicing Matters Under the Berkeley & Brown Buildings Co-Lender Agreement" below in this prospectus supplement, the Berkeley & Brown Buildings Directing Lender may direct the series 2003-IQ5 special servicer to take, or to refrain from taking, such actions as the Berkeley & Brown Buildings Directing Lender may deem consistent with the series 2003-IQ5 pooling and servicing agreement the Berkeley & Brown Buildings Co-Lender Agreement.

     However, no advice, direction or objection from or by the Berkeley & Brown Buildings Directing Lender may (and the series 2003-IQ5 master servicer and special servicer will each be obligated to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit such servicer to violate any provision of the series 2003-IQ5 pooling and servicing agreement (including such servicer's obligation to act in accordance with the applicable servicing standard), the related loan documents, the Berkeley & Brown Buildings Co-Lender Agreement or applicable law or result in an adverse REMIC tax event or an adverse grantor trust event. Furthermore, the series 2003-IQ5 special servicer will not be obligated to seek approval from the Berkeley & Brown

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Buildings Directing Lender for any actions to be taken by such special servicer with respect to the workout or liquidation of the Berkeley & Brown Buildings Loan Group after they have become specially serviced mortgage loans if:

   o the series 2003-IQ5 special servicer has notified the Berkeley & Brown Buildings Directing Lender in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of the Berkeley & Brown Buildings Loan Group; and

   o for 60 days following the first such notice, the Berkeley & Brown Buildings Directing Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that such special servicer considers to be consistent with the Series 2003-IQ5 servicing standard.

     The Berkeley & Brown Buildings Directing Lender will have no liability to the other holders of the Berkeley & Brown Buildings Loan Group for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Berkeley & Brown Buildings Co-Lender Agreement or an applicable servicing agreement or for errors in judgment, except that the Berkeley & Brown Buildings Directing Lender will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

     The Berkeley & Brown Buildings Directing Lender may designate, in writing, a representative to exercise its rights and powers under the Berkeley & Brown Buildings Co-Lender Agreement and any applicable servicing agreement. Because the Berkeley & Brown Buildings Non-Trust Loans are all expected to be securitized (in, three (3) cases, as part of the series 2003-IQ5 commercial mortgage securitization), it is likely that a particular securityholder or a particular class or group of securityholders from one of those commercial mortgage securitizations or its or their representative will be designated to exercise the rights of the Berkeley & Brown Buildings Directing Lender.

     The series 2003-IQ5 master servicer and special servicer, prior to such servicer's taking, directing or consenting to any of the actions specified in the first paragraph of this "--Certain Powers of the Berkeley & Brown Buildings Directing Lender Under the Berkeley & Brown Buildings Co-Lender Agreement" section, to notify the respective holders of the Berkeley & Brown Buildings Senior Loans and such holders will, upon receipt of such notice, have 10 business days to advise and consult with the series 2003-IQ5 master servicer or special servicer, as applicable, with respect to such actions; provided that the series 2003-IQ5 master servicer and special servicer, as applicable, will not be obligated to take any advice from, or follow any direction given by, any such holder; and provided, further, that any such holder's request to communicate with the series 2003-IQ5 master servicer or special servicer, as applicable, must be made within eight business days of its receipt of notice in accordance with the preceding sentence; and provided, further, that, in the event that the series 2003-IQ5 master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the Berkeley & Brown Buildings Loan Group (as a collective whole), such servicer may take, direct or consent to the taking of the subject action without the consultation discussed under this paragraph.

     Any holder of a Berkeley & Brown Buildings Senior Loan may designate, in writing, a representative to exercise its rights under the prior paragraph (copies of such writing to be delivered to each of the other holders of the Berkeley & Brown Buildings Loan Group and to the applicable servicers). The series 2003-C7 controlling class representative will be designated to exercise the consultation rights on the part of the holder of the Berkeley & Brown Buildings Mortgage Loan.

GENERAL SERVICING MATTERS UNDER THE BERKELEY & BROWN BUILDINGS CO-LENDER
AGREEMENT

     Pursuant to the Berkeley & Brown Buildings Co-Lender Agreement, the Berkeley & Brown Buildings Note A1 Lender on behalf of the Berkeley & Brown Building Noteholders is authorized to engage one or more servicers, pursuant to one or more servicing agreements, for purposes of servicing and administering the Berkeley & Brown Buildings Loan Group and the Berkeley & Brown Buildings Mortgaged Property from time to time; provided that (i) the series 2003-IQ5 pooling and servicing agreement will be the initial applicable servicing agreement and (ii) the series 2003-IQ5 and the series 2003-IQ5 special servicer will be the initial servicers with respect to the Berkeley & Brown Buildings Loan Group. If the series 2003-IQ5 pooling and servicing agreement is terminated, then the series 2003-IQ5 and special servicer will continue to be the servicers and (unless the other Berkeley & Brown Building Noteholders otherwise consent in writing) any new servicing agreement(s) negotiated by the Berkeley & Brown Buildings Note A1 Lender will (i) not be materially inconsistent with the Berkeley & Brown Buildings Co-Lender Agreement, (ii) require the servicer(s) thereunder to service and administer the Berkeley & Brown Buildings Loan Group and the Berkeley & Brown Buildings Mortgaged Property in accordance with (A) any and all applicable laws, (B) the express terms of the Berkeley & Brown Buildings Co-Lender Agreement (and any other applicable intercreditor agreements), the applicable servicing agreement and the Berkeley & Brown Buildings Loan Group and (C) to the extent consistent with the foregoing, a servicing standard that is substantially the same as the series 2003-IQ5 servicing standard, (iii) provide for the establishment of accounts substantially the same as those provided for in the series 2003-IQ5 pooling and servicing agreement and for the making of deposits to and withdrawals from such accounts consistent with the provisions of the series 2003-IQ5 pooling and servicing agreement, (iv) provide for servicing and special servicing compensation substantially similar to that provided for in the series 2003-IQ5 pooling and servicing agreement, (v) provide for standard CMSA reporting, (vi) provide for "events of default" on the part of the subject servicer(s), and for rights on the part of the Berkeley & Brown Building Noteholders in respect thereof, substantially similar to those provided for in the series 2003-IQ5 pooling and servicing agreement, (vii) contain requirements regarding when and what type of appraisals are to be obtained, and the calculation of appraisal reductions, with respect to the Berkeley & Brown Buildings Mortgaged Property that are substantially similar to the corresponding requirements and provisions in the series 2003-IQ5 pooling and servicing agreement, (viii) provide for the making and reimbursement (with interest) of advances substantially similar to the making and reimbursement (with interest) of advances in the series 2003-IQ5 pooling and servicing agreement, (ix) provide for the Berkeley & Brown Buildings Loan Group to become specially serviced under circumstances substantially similar to those set forth in the series 2003-IQ5 pooling and servicing agreement, (x) if any of the mortgage loans or any foreclosure property is held by a REMIC, provide for the servicing and administration of the Berkeley & Brown Buildings Loan Group and the Berkeley & Brown Buildings Mortgaged Property in a manner as would avoid an adverse REMIC tax event, (xi) provide for the timing and respective amounts of remittances to the Berkeley & Brown Building Noteholders to be substantially the same as provided under the series 2003-IQ5 pooling and servicing agreement,
(xii) otherwise recognize the respective rights and obligations of the Berkeley & Brown Building Noteholders hereunder, and (xiii) designate the Berkeley & Brown Building Noteholders as third-party beneficiaries thereunder; and provided, further, that, prior to entering into any such servicing agreement(s) (other than the series 2003-IQ5 pooling and servicing agreement) the Berkeley & Brown Buildings Note A1 Lender is required to obtain rating agency confirmation. Further, in the event the Berkeley & Brown Building Note A1 Loan, the Berkeley & Brown Building Non-Trust Subordinate Loans or the Berkeley & Brown Buildings Mortgaged Property is no longer an asset of the commercial mortgage trust created under the series 2003-IQ5 pooling and servicing agreement, the series 2003-IQ5 series 2003-IQ5 master servicer will continue to act as series 2003-IQ5 master servicer for the Berkeley & Brown Buildings Loan Group under a new applicable servicing agreement.

     If at any time none of the Berkeley & Brown Building Note A1 Loan, the Berkeley & Brown Building Non-Trust Subordinate Loans or the Berkeley & Brown Buildings Mortgaged Property is an asset of the commercial mortgage trust created under the series 2003-IQ5 pooling and servicing agreement, and a separate servicing agreement has not been entered into in accordance with the preceding paragraph, then, until such time as a separate servicing agreement is entered into in accordance with the preceding paragraph, the series 2003-IQ5 master servicer and, if applicable, the series 2003-IQ5 special servicer will continue to service and administer the Berkeley & Brown Building Loan Group and/or the Berkeley & Brown Building Mortgaged Property, for the benefit of the Berkeley & Brown Building Noteholders, under the series 2003-IQ5 pooling and servicing agreement as if such mortgage loans or property were the sole assets subject thereto.

     No Berkeley & Brown Building Noteholder may directly service and administer the Berkeley & Brown Building Loan Group or the Berkeley & Brown Building Mortgaged Property, including the taking of any enforcement action or workout action or exercising rights in any insolvency proceeding, unless it is acting as the applicable servicer under the applicable servicing agreement then in effect, and, in the event of a bankruptcy or insolvency of the Berkeley & Brown Building Borrower, no Berkeley & Brown Building Noteholder may object to or oppose any efforts by the applicable servicer to obtain relief from the automatic stay provisions of the Bankruptcy Code or to seek to cause the Berkeley & Brown Building Borrower's bankruptcy estate to abandon the Berkeley & Brown Building Mortgaged Property (or any portion thereof).

     The Berkeley & Brown Building Co-Lender Agreement further provides that no Berkeley & Brown Buildings Noteholders will cause or permit, except as provided in the applicable servicing agreement, any servicer to modify or amend any of the related loan documents if the effect of such modification or amendment would increase the interest rate otherwise payable on amounts due pursuant to any mortgage loan, increase the original principal amount of any mortgage loan, or change the maturity of any mortgage loan, without a corresponding change in maturity of the other mortgage loans.

     In any insolvency proceeding with respect to the Berkeley & Brown Buildings Borrower, the applicable servicer will (i) file a proof of claim in respect of the Berkeley & Brown Building Noteholders' claims against such borrower, (ii) have the exclusive right to exercise any voting rights in respect of the claims of the Berkeley & Brown Building Noteholders against such borrower and (iii) otherwise represent the Berkeley & Brown Building Noteholders in such insolvency proceeding. The Berkeley & Brown Building Noteholders have jointly appointed the series 2003-IQ5 special servicer as their agent, and have granted to the series 2003-IQ5 special servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Berkeley & Brown Building Noteholders in connection with any case by or against the Berkeley & Brown Building Borrower under the Bankruptcy Code.

BERKELEY & BROWN BUILDINGS NOTE B LENDER PURCHASE OPTION

     In accordance with the Berkeley & Brown Buildings Co-Lender Agreement, if and for so long as the Berkeley & Brown Buildings Loan Group remain specially serviced mortgage loans and, further, any monthly payment thereon is at least 60 days delinquent, then the holder of the Berkeley & Brown Building Non-Trust Subordinate Loans or its designee may, at its option, purchase all of the Berkeley & Brown Buildings Senior Loans (in whole but not it part) at a purchase price generally equal to the unpaid principal balance thereof, any accrued and unpaid interest thereon and all outstanding advances, unpaid interest on advances and unpaid servicing compensation due and payable in accordance with the applicable servicing agreement. In connection with such purchase, the holders of the Berkeley & Brown Buildings Senior Loans will assign all of their right, title and interest (and delegate all of their obligations) in, to and under the Berkeley & Brown Buildings Co-Lender Agreement to the party effecting such purchase, and the Berkeley & Brown Buildings Loan Group will be serviced and administered in accordance with the servicing agreement then in effect. The party (or parties) purchasing such mortgage loans will become the "Berkeley & Brown Buildings Note A Lenders" under the Berkeley & Brown Buildings Co-Lender Agreement. The preceding purchase right of the Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder does not extend to foreclosure property and will terminate upon the foreclosure of the Berkeley & Brown Buildings Mortgaged Property or the acceptance of a deed in lieu of foreclosure with respect to the Berkeley & Brown Buildings Mortgaged Property. If any of the Berkeley & Brown Buildings Senior Loans is purchased out of any related commercial securitization trust, then any outstanding advances, unpaid interest on advances and unpaid servicing compensation due to the series 2003-IQ5 master servicer and/or the series 2003-IQ5 special servicer in respect of such mortgage loans that are, with the approval of such series 2003-IQ5 master servicer and/or series 2003-IQ5 special servicer, excluded from the related purchase price, will continue to be due and payable under the successor servicing agreement then in effect (and will cease to be due and payable under any prior servicing agreement or any securitization agreement for such related commercial mortgage securitization trust).

CURE RIGHTS; LIMITATIONS ON CURE

     Pursuant to the Berkeley & Brown Buildings Co-Lender Agreement, if (a) a monetary mortgage event of default exists with respect to the Berkeley & Brown Buildings Loan Group at the end of any applicable grace period, or (b) a mortgage event of default that is not a monetary mortgage event of default exists with respect to the Berkeley & Brown Buildings Loan Group that may be cured by the payment of money and is not cured within any applicable grace period, then the Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholders will have the right, but not the obligation, to cure such default within 10 days after the later of (a) receipt of notice of the subject mortgage event of default or (b) the expiration of any applicable grace period and at no other times. So long as a monetary mortgage event of default exists for which such a cure payment is made, or a non-monetary mortgage event of default exists which may be cured by the payment of money for which such a cure payment is made, such monetary mortgage event of default or non-monetary mortgage event of default will not be treated as a mortgage event of default under the related loan documents by the applicable servicer; provided that Default Interest or late payment charges may be collected from the related borrower. For purposes of the application of funds under the Berkeley & Brown Buildings Co-Lender Agreement, the foregoing cure payments will be deemed to be servicing expenses incurred by the applicable Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder.

     The Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholders' right to cure a monetary mortgage event of default will be limited as follows:
(A) there will not be more than four cure events over the life of the subject mortgage loans and (B) there will not be more than two cure events in any 12-month period. For purposes of the foregoing, an individual "cure event" will have a duration equal to, in the event of a delinquent monthly payment on the Berkeley & Brown Buildings Loan Group, the next due date and, in the case of any other monetary mortgage event of default or non-monetary mortgage event of default capable of being cured by the payment of money, the one-month period for which the electing Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder has exercised its cure rights.

     Any Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder may designate, in writing, a representative to exercise its rights under the preceding two paragraphs (copies of such writing to be delivered to each of the other lenders and to the applicable servicers). Such designation will remain in effect until it is revoked by the subject Berkeley & Brown Buildings Non-Trust Subordinate Loan Noteholder by a writing delivered to the other lenders and the applicable servicers. It is likely that any such representative will be a securityholder or other party involved in a securitization of the Berkeley & Brown Buildings Non-Trust Subordinate Loans.

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TERMINATION OF THE SERIES 2003-IQ5 SPECIAL SERVICER BY THE DEPOSITOR

     The Depositor will have the right to direct the series 2003-IQ5 trustee to terminate the series 2003-IQ5 special servicer with respect to the Berkeley and Brown Buildings Loan Group and the Berkeley & Brown Buildings Mortgaged Property and appoint a separate special servicer under a separate servicing agreement, provided, that the series 2003-IQ5 trustee will have received rating agency confirmation prior to the termination of the series 2003-IQ5 special servicer. The series 2003-IQ5 special servicer will not be terminated with respect to the Berkeley and Brown Buildings Loan Group until the Berkeley and Brown Buildings replacement special servicer has been appointed. NO ASSURANCE CAN BE GIVEN AS TO WHETHER OR NOT THAT SEPARATE SERVICING AGREEMENT WILL PROVIDE FOR SPECIAL SERVICING CONSISTENT WITH EITHER THE SERIES 2003-C7 POOLING AND SERVICING AGREEMENT OR THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT.

EVENTS OF DEFAULT AND TERMINATION OF SERVICERS UNDER THE SERIES 2003-IQ5 POOLING AND SERVICING AGREEMENT

     Events of default and provisions for terminating the series 2003-IQ5 master servicer or the series 2003-IQ5 special servicer pursuant to the series 2003-IQ5 pooling and servicing agreement in connection with such events of default are similar, but not identical, to the corresponding provisions of the series 2003-C7 pooling and servicing agreement. However, if an event of default on the part of the series 2003-IQ5 master servicer or series 2003-IQ5 special servicer affects the Berkeley & Brown Buildings Loan Group, the trustee and certificateholders under the series 2003-C7 pooling and servicing agreement may have no ability to terminate or cause the termination of the defaulting party. They will be dependent on the trustee and the depositor under the series 2003-IQ5 pooling and servicing agreement to effect any such termination.

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                    DESCRIPTION OF THE OFFERED CERTIFICATES
GENERAL

     The series 2003-C7 certificates will be issued, on or about October 9, 2003, under the series 2003-C7 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

   o the underlying mortgage loans delivered to the trustee;

   o any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

   o the loan documents for the underlying mortgage loans;

   o our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

   o any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

   o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2003-C7 certificates will include the following classes:

   o the A-1, A-2, A-3, A-4, B, C and D classes, which are the classes of series 2003-C7 certificates that are offered by this prospectus supplement, and

   o the A-1b, X, E, F, G, H, J, K, L, M, N, P, Q, S, T, BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7, X-SU, R-I, R-II, R-III and V classes, which are the classes of series 2003-C7 certificates that--

     1. will be retained or privately placed by us, and

     2. are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P,
Q, S, T, BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates are the series 2003-C7 certificates that will have principal balances and are sometimes referred to as the series 2003-C7 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X and X-SU certificates will not have principal balances and are sometimes referred to as the series 2003-C7 interest-only certificates. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately
$     , although it may be as much as 5% larger or smaller.

     The total notional amount of the class X-SU certificates will equal the total principal balance of the class SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates outstanding from time to time. The total initial notional
amount of the class X-SU certificates will be approximately $    .

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that

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certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

   o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

   o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex E hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2003-C7 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

   o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2. payments and other collections received after the end of the related collection period;

     3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2003-C7 certificateholders, including--

        (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

        (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2003-C7 pooling and servicing agreement, and

        (c)  amounts payable with respect to other expenses of the trust; and

     4. amounts deposited in the master servicer's custodial account in error.

   o Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that payment date.

   o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

   o to pay itself a monthly fee which is described under "--The Trustee" below;

   o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

   o to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2003-C7 pooling and servicing agreement and the administration of the trust;

   o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

   o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

   o with respect to each payment date during January of 2005 or any year thereafter that is not a leap year or during February of 2004 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

   o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2003-C7 certificates. For any payment date, those funds will consist of the following separate components--

   o the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans (exclusive of The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion) as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K and/or X certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

   o the portion of those funds that represent default prepayment consideration collected on The Bank of America Building Non-Pooled Portion during the related collection period, which will be paid to the holders of the class BA certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

   o the portion of those funds that represent default prepayment consideration collected on the Sheraton Universal Hotel Non-Pooled Portion during the related collection period, which will be paid to the holders of the Class SU Principal Balance Certificates and/or the class X-SU certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

   o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below,

   o the portion of those funds allocable to The Bank of America Building Non-Pooled Portion (see "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Bank of America Building Pooled and Non-Pooled Portions" in this prospectus supplement), referred to in this prospectus supplement as the Class BA Available P&I Funds, which will be paid to the holders of the class BA certificates, as described under "--Payments--Payments on the Class BA Certificates" below;


   o the portion of those funds allocable to the Sheraton Universal Hotel Non-Pooled Portion (see "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Sheraton Universal Hotel Pooled and Non-Pooled Portions" in this prospectus supplement), referred to in this prospectus supplement as the Class SU Available P&I Funds, which will be paid to the holders of the class SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7 and X-SU certificates, as described under "--Payments--Payments on the Class X-SU Certificates and Class SU Principal Balance Certificates" below; and

   o the remaining portion of those funds, which--

     1. we refer to as the Available P&I Funds, and

     2. will be paid to the holders of all the series 2003-C7 certificates, other than the class BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7, X-SU and V certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year subsequent to 2003, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest. However, the interest reserve amount for the Berkeley & Brown Buildings Mortgage Loan will be calculated at the related mortgage interest rate (net of 3.0 basis points), and the interest reserve amount for each of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan will be calculated based on the Allocated Principal Balance of the related Pooled Portion.

     During March of each calendar year, beginning in 2004, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on the respective classes of series 2003-C7 certificates, the pool of mortgage loans backing the series 2003-C7 certificates will be divided into:

  1. Loan group no. 1, which will consist of all of the underlying mortgage loans backing the series 2003-C7 certificates that are secured by property types other than multifamily, together with the Dadeland Vista Apartments Mortgage Loan. Loan group no. 1 will consist of 46 mortgage loans, with an Initial Loan Group No. 1 Balance of $1,166,597,664, representing approximately 80.2% of the Initial Mortgage Pool Balance.

  2. Loan group no. 2, which will consist of all of the mortgage loans backing the series 2003-C7 certificates that are secured by the multifamily properties (except for the Dadeland Vista Apartments Mortgage Loan). Loan group no. 2 will consist of 23 mortgage loans, with an Initial Loan Group No. 2 Balance of $287,546,674, representing approximately 19.8% of the Initial Mortgage Pool Balance.

     On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2003-C7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, to the holders of record as of the close of business on the date of initial issuance of the offered certificates). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2003-C7 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2003-C7 certificates will bear interest, except for the R-I, R-II, R-III and V classes.


     With respect to each interest-bearing class of the series 2003-C7 certificates, that interest will accrue during each interest accrual period based upon--

   o the pass-through rate applicable for that class for that interest accrual period,

   o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

   o the assumption that each year consists of twelve 30-day months (except in the case of the class BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7 and X-SU certificates).

     The class BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7 and X-SU certificates will accrue interest on an Actual/360 Basis.

     On each payment date, subject to the Available P&I Funds or the Class SU Available P& I Funds, as applicable, for that date and the priorities of payment described under "--Payments--Priority of Payments" or "--Payments--Payments on the Class X-SU and Class SU Principal Balance Certificates," as applicable, below, the holders of each interest-bearing class of the series 2003-C7 certificates will be entitled to receive--

   o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

   o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2003-C7 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, the Class BA Available P&I Funds or the Class SU Available P&I Funds, as applicable, for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments," "--Payments--Payments on the Class BA Certificates" or "--Payments--Payments on the Class X-SU Certificates and Class SU Principal Balance Certificates," as applicable, below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2003-C7 certificates in the following manner:

   o that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any payment date that is attributable to The Bank of America Building Non-Pooled Portion will be allocated to the class BA certificates;

   o that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any payment date that is attributable to the Sheraton Universal Hotel Non-Pooled Portion will be allocated on a pro rata basis to the respective classes of Class SU Principal Balance Certificates and the class X-SU certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2003-C7 certificates for the related interest accrual period; and

   o the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of series 2003-C7 certificates (exclusive of the class BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6, SU-7 and X-SU certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2003-C7 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class A-1, BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for the class A-2, A-3, A-4 and A-1b certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of series 2003-C7 certificates, then the pass-through rate that will be in effect for the subject class of series 2003-C7 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of these classes, with respect to any interest
accrual period, equal the lesser of (a)    % per annum and (b) the Weighted
Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2003-C7 principal balance certificates (exclusive of the class BA certificates and the Class SU Principal Balance Certificates). In general, the total principal balance of each class of series 2003-C7 principal balance certificates (exclusive of the class BA certificates and the Class SU Principal Balance Certificates) will constitute a separate component of the total notional amount of the class X certificates.

     For purposes of accruing interest during any interest accrual period on any particular component of the total notional amount of the class X certificates immediately prior to the related payment date, the applicable class X strip rate will equal the excess, if any, of--

   o the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

   o the pass-through rate in effect during that interest accrual period for the class of series 2003-C7 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate for the class X-SU certificates will be a variable rate that is, for any interest accrual period, equal to the excess, if any, of the Net Mortgage Pass-Through Rate with respect to the Non-Pooled Portion of the Sheraton Universal Hotel Mortgage Loan for the related payment date, over the weighted average of the respective pass-through rates of the various classes of the Class SU Principal Balance Certificates for the subject interest accrual period, weighted on the basis of the respective total principal balances of those various classes of the Class SU Principal Balance Certificates immediately prior to the related payment date.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds, the Class BA Available P&I Funds or the Class SU Available P&I Funds, as applicable, and the priority of payments described under "--Payments--Priority of Payments," "--Payments--Payments on the Class BA Certificates" or "--Payments--Payments on the Class X-SU Certificates and Class SU Principal Balance Certificates" as applicable, below, the total amount of principal payable with respect to each class of the series 2003-C7 principal balance certificates on each payment date will equal the portion of the Total Principal Payment Amount for that payment date allocable to that class.

     The portion of the Total Principal Payment Amount that is allocable to the class BA certificates for any payment date will equal the Class BA Principal Payment Amount for that date. The portion of the Total Principal Payment Amount that is allocable to the Class SU Principal Balance Certificates for any payment date will equal the Class SU Principal Payment Amount for that date. The Total Principal Payment Amount, exclusive of the Class BA Principal Payment Amount and the Class SU Principal Payment Amount, for any payment date is referred to in this prospectus supplement as the Net Total Principal Payment Amount for that payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the portion of the Net Total Principal Payment Amount to which the holders of the class A-1, A-2, A-3, A-4 and/or A-1b certificates will be entitled on each payment date will, in the case of each of those classes, generally equal:

   o in the case of the class A-1b certificates, an amount (not to exceed the total principal balance of the class A-1b certificates outstanding immediately prior to the subject payment date) equal to the portion of the Net Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

   o in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject payment date) equal to the Net Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b certificates are entitled on the subject payment date as described in the immediately preceding bullet);

   o in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject payment date) equal to the Net Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b and/or A-1 certificates are entitled on the subject payment date as described in the immediately preceding two bullets);

   o in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject payment date) equal to the Net Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b, A-1 and/or A-2 certificates are entitled on the subject payment date as described in the immediately preceding three bullets); and

   o in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject payment date) equal to the Net Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b, A-1, A-2 and/or A-3 certificates are entitled on the subject payment date as described in the immediately preceding four bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero before the total principal balance of the class A-1b certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below) the holders of the class A-1b certificates, to the extent necessary to reduce the total principal balance of the class A-1b certificates to zero, will be entitled to an additional payment of principal up to the portion of the Net Total Principal Payment Amount for each payment date attributable to loan group no. 1 (to the extent such portion of the Net Total Principal Payment Amount was not otherwise applied, on such payment date, to reduce the total principal balance of class A-1, A-2, A-3 and/or A-4 certificates to zero).

     Notwithstanding the foregoing, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the A-1, A-2, A-3, A-4 and A-1b classes are outstanding at that time, payments of principal on the A-1, A-2, A-3, A-4 and/or A-1b classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Net Total Principal Payment Amount for the subject payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each payment date will, in the case of each of those classes, equal the lesser of:

   o the total principal balance of the subject class of series 2003-C7 principal balance certificates outstanding immediately prior to the subject payment date; and

   o the excess, if any, of (a) the Net Total Principal Payment Amount for the subject payment date, over (b) the total principal balance of all other classes of series 2003-C7 principal balance certificates (exclusive of the class BA certificates and the Class SU Principal Balance Certificates) that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2003-C7 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1B, A-1, A-2, A-3 AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2003-C7 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1B, A-1, A-2, A-3 AND A-4 CERTIFICATES, THE CLASS BA CERTIFICATES AND THE CLASS SU PRINCIPAL BALANCE CERTIFICATES) BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2003-C7 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     The Class BA Principal Payment Amount for each payment date will be allocated to the class BA certificates until the principal balance of the Class BA certificates is reduced to zero.

     The Class SU Principal Payment Amount for each payment date will be allocated to the class SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class SU Principal Balance Certificates immediately prior to that payment date and (b) any remaining unallocated portion of that Class SU Principal Payment Amount.

     Notwithstanding the foregoing, on the final payment date in connection with a termination of the trust, subject to the Available P&I Funds, the Class BA Available P&I Funds or the Class SU Available P&I Funds, as applicable, for that final payment date and the priority of payments described under "--Payments--Priority of Payments," "--Payments--Payments on the Class BA Certificates" or "--Payments--Payments on the Class X-SU Certificates and Class SU Principal Balance Certificates", as applicable, below, the holders of each class of series 2003-C7 principal balance certificates will be entitled to payments of principal up to the total principal balance of that class of series 2003-C7 principal balance certificates outstanding immediately prior to that final payment date.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2003-C7 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2003-C7 principal balance certificates, then, subject to Available P&I Funds, Class BA Available P&I Funds or Class SU Available P&I Funds, as applicable, and the priority of payments described under "--Payments--Priority of Payments," "--Payments--Payments on the Class BA Certificates" or "--Payments--Payments on the Class X-SU Certificates and Class SU Principal Balance Certificates," as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments," "--Payments--Payments on the Class BA Certificates" or "--Payments--Payments on the Class X-SU Certificates and Class SU Principal Balance Certificates," as applicable, below mean, in the case of any class of series 2003-C7 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

  (1) concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to pay interest to the holders of the class A-1b certificates up to the total amount of interest payable with respect to such class on the subject payment date, (b) from the portion of the Available P&I Funds attributable to loan group no. 1, to pay interest to the holders of the class A-1, A-2, A-3 and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X certificates up to the total amount of interest payable with respect to such class on the subject payment date; provided, however, that if the portion of the Available P&I Funds attributable to either loan group is insufficient to pay in full the total amount of interest to be distributed with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

  (2) to pay principal to the holders of the class A-1b certificates, until the total principal balance of the class A-1b certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

  (3) to pay principal to the holders of the class A-1, A-2, A-3, A-4 and A-1b certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2003-C7 certificates has been reduced to zero, in an amount up to the Net Total Principal Payment Amount for the subject payment date, exclusive of any payments of principal made with respect to the class A-1b certificates on the subject payment date as described in the immediately preceding clause (2); and

  (4) to make payments to the holders of the class A-1, A-2, A-3, A-4 and A-1b certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject payment date;

provided that, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3, A-4 and A-1b classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3, A-4 and/or A-1b classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Payment Amount for the subject payment date or, in the case of the final payment date, up to the then remaining total principal balance of those classes.

     On each payment date, following the payments to be made with respect to the class A-1, A-2, A-3, A-4, A-1b and X certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

  (1)   payments to the holders of the class B certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4 and A-1b certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

  (2)   payments to the holders of the class C certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject payment date, second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b and B certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

  (3)   payments to the holders of the class D certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B and C certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

  (4)   payments to the holders of the class E certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C and D certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

  (5)   payments to the holders of the class F certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D and E certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

  (6)   payments to the holders of the class G certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E and F certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

  (7)   payments to the holders of the class H certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F and G certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

  (8)   payments to the holders of the class J certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

  (9)   payments to the holders of the class K certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

  (10)  payments to the holders of the class L certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

  (11)  payments to the holders of the class M certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

  (12)  payments to the holders of the class N certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

  (13)  payments to the holders of the class P certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

  (14)  payments to the holders of the class Q certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N and P
        certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

  (15)  payments to the holders of the class S certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
        certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

  (16)  payments to the holders of the class T certificates--

        first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject payment date,

        second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S
        certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

  (17) payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Available P&I Funds.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any default prepayment consideration collected with respect to the Non-Pooled Portions of either The Bank of America Building Mortgage Loan or the Sheraton Universal Hotel Mortgage Loan), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e. loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

   o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

   o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

   o a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2003-C7 certificates on that payment date from the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Payment Amount for that payment date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration to the holders of the class X certificates.

     If any default prepayment consideration is collected during any particular collection period with respect to The Bank of America Building Mortgage Loan, then on the payment date corresponding to that collection period, the trustee will allocate that prepayment consideration between The Bank of America Building Pooled Portion and The Bank of America Building Non-Pooled Portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to The Bank of America Building Non-Pooled Portion will be distributed to the holders of the class BA certificates.

     If any default prepayment consideration is collected during any particular collection period with respect to the Sheraton Universal Hotel Mortgage Loan, then on the payment date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Sheraton Universal Hotel Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the Sheraton Universal Hotel Non-Pooled Portion will be distributed 25% to the holders of the class X-SU certificates and 75% to the holders of the Class SU Principal Balance Certificates and, as among the respective classes of Class SU Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of series 2003-C7 certificates.

     For purposes of the foregoing, to the extent that payments of principal on any class of series 2003-C7 principal balance certificates could be made from principal amounts allocable to loan group no. 1 or principal amounts allocable to loan group no. 2, the trustee will assume that those payments of principal on that class of series 2003-C7 principal balance certificates are made from amounts allocable to each loan group, on a pro rata basis in accordance with the respective amounts allocable to each loan group that were available for payment on that class.

     See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

     Payments on the Class BA Certificates. On each payment date, the trustee will apply the Class BA Available P&I Funds for that date to pay to the holders of the class BA certificates, in the following order of priority: first, interest up to the total interest payable on that class, second, principal up to the total principal payable on that class and, third, reimbursement up to the loss reimbursement amount for that class.

     Payments on the Class X-SU Certificates and Class SU Principal Balance Certificates. On each payment date, the trustee will apply the Class SU Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class SU Available P&I Funds:

 ORDER OF    RECIPIENT CLASS OR
 PAYMENT           CLASSES                               TYPE AND AMOUNT OF PAYMENT
---------   --------------------   ---------------------------------------------------------------------
     1          SU-1 and X-SU      Interest up to the total interest payable on those classes, pro rata based on the respective amounts of that interest payable on each of those classes
--------------------------------------------------------------------------------------------------------
     2              SU-1           Principal up to the total principal payable on that class
     3              SU-1           Reimbursement up to the total loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------
     4              SU-2           Interest up to the total interest payable on that class
     5              SU-2           Principal up to the total principal payable on that class
     6              SU-2           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------
     7              SU-3           Interest up to the total interest payable on that class
     8              SU-3           Principal up to the total principal payable on that class
     9              SU-3           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------
    10              SU-4           Interest up to the total interest payable on that class
    11              SU-4           Principal up to the total principal payable on that class
    12              SU-4           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------
    13              SU-5           Interest up to the total interest payable on that class
    14              SU-5           Principal up to the total principal payable on that class
    15              SU-5           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------
    16              SU-6           Interest up to the total interest payable on that class
    17              SU-6           Principal up to the total principal payable on that class
    18              SU-6           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------
    19              SU-7           Interest up to the total interest payable on that class
    20              SU-7           Principal up to the total principal payable on that class
    21              SU-7           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

   o payments on the series 2003-C7 certificates,

   o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-C7 certificates, and

   o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2003-C7 pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

   o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

   o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2003-C7 principal balance certificates. If this occurs following the payments made to the series 2003-C7 certificateholders on any payment date, then: (a) the total principal balance of the class BA certificates is to be reduced until that total principal balance equals the Allocated Principal Balance of The Bank of America Building Non-Pooled Portion that will be outstanding immediately following that payment date; (b) the respective total principal balances of the class SU-7, SU-6, SU-5, SU-4, SU-3, SU-2 and SU-1 certificates are to be reduced, in that order, until the total principal balance of the Class SU Principal Balance Certificates equals the Allocated Principal Balance of the Sheraton Universal Hotel Non-Pooled Portion that will be outstanding immediately following that payment date; and (c) the respective total principal balances of the following classes of the series 2003-C7 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the respective Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage
Loan) that will be outstanding immediately following that payment date.

 ORDER OF ALLOCATION                 CLASS
---------------------   -------------------------------
          1st                          T
          2nd                          S
          3rd                          Q
          4th                          P
          5th                          N
          6th                          M
          7th                          L
          8th                          K
          9th                          J
          10th                         H
          11th                         G
          12th                         F
          13th                         E
          14th                         D
          15th                         C
          16th                         B
          17th            A-1, A-2, A-3, A-4 and A-1b
                            pro rata based on total
                         outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2003-C7 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2003-C7 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

   o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

   o the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional Interest) on, that mortgage loan).

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

   o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

   o any interest paid to the master servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

   o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related mortgage loan;

   o any unanticipated, non-mortgage loan specific expense of the trust, including--

     1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

     2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

     3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

   o rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

   o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on that mortgage loan.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

   o were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

   o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or, with respect to the Berkeley & Brown Buildings Mortgage Loan, if the master servicer has received notice from the series 2003-IQ5 master servicer of the existence of an Appraisal Reduction Amount with respect thereto, then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

   o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

   o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2003-C7 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2003-C7 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below. None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to the Berkeley & Brown Mortgage Loan, the master servicer, trustee and fiscal agent may, in certain circumstances, be required to rely on the determination of any servicer, trustee or fiscal agent for the securitization of a Berkeley & Brown Non-Trust Pari Passu Loan as to the determination that a particular P&I advance is, or would if made be, ultimately nonrecoverable from collections on the Berkeley & Brown Loan Group. The nonrecoverability determination set forth under the 2003-IQ5 pooling and servicing agreement, which is the governing document for the securitization of one of the Berkeley & Brown Non-Trust Pari Passu Loans, is described under "Servicing of the Berkeley & Brown Buildings Loan Group" in this prospectus supplement. The other Berkeley & Brown Non-Trust Pari Passu Loan has not been securitized. The securitization documents for that Berkeley & Brown Non-Trust Pari Passu Loan may provide for a nonrecoverability determination that differs (perhaps, in some respects, materially so) from the basis for determining nonrecoverability of P&I advances on the mortgage loans under the series 2003-C7 pooling and servicing agreement and/or the 2003-IQ5 pooling and servicing agreement. Because of the foregoing, P&I advances with respect to the Berkeley & Brown Mortgage Loan could terminate earlier (and, perhaps, materially earlier) than would otherwise have been the case if no reference was made to the securitization documents for the Berkeley & Brown Non-Trust Pari Passu Loans.

     Further notwithstanding the foregoing, upon a determination that a previously made P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time, with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2003-C7 certificateholders to the detriment of other classes of series 2003-C7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2003-C7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2003-C7 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2003-C7 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

   o first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

   o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

   o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

   o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

   o A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

   o A CMSA loan periodic update file, a CMSA financial file and a CMSA property file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

   o A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-6 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series 2003-C7 pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans and the corresponding mortgaged real properties:

   o a CMSA delinquent loan status report.

   o a CMSA historical loan modification and corrected mortgage loan report.

   o a CMSA historical liquidation report.

   o a CMSA REO status report.

   o a CMSA servicer watch list.

   o a loan payoff notification report.

   o a CMSA comparative financial status report.

   o a CMSA Loan Level Reserve/LOC report.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

   o with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

   o with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2003-C7 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the series 2003-IQ5 master servicer or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     The obligation of the master servicer and/or the trustee to remit the reports or information identified in this "--Certificateholder Reports" section with respect to the Berkeley & Brown Buildings Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing the Berkeley & Brown Buildings Loan Group.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2003-C7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2003-C7 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2003-C7 certificateholders and beneficial owners of series 2003-C7 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the series 2003-C7 pooling and servicing agreement. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2003-C7 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2003-C7 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2003-C7 certificateholders.

     Other Information. The series 2003-C7 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

   o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2003-C7 certificates, in the form most recently provided by us or on our behalf to the trustee;

   o the series 2003-C7 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

   o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-C7 certificateholders since the date of initial issuance of the offered certificates;

   o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

   o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

   o the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than the Berkeley & Brown Buildings Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

   o the mortgage files for the underlying loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time;

   o upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than the Berkeley & Brown Buildings Mortgage Loan) prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

   o upon request, except in the case of the Berkeley & Brown Buildings Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. Furthermore, copies of certain items referred to in the final bullet of the preceding paragraph may be available electronically from the master servicer upon request. However, the trustee and, if applicable, the master servicer, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

   o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

   o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2003-C7 certificates will be allocated among the respective classes of those certificates as follows:

   o 99% of the voting rights will be allocated among the holders of the various classes of series 2003-C7 certificates that have principal balances, pro rata in accordance with those principal balances;

   o 1% of the voting rights will be allocated among the holders of the class X and X-SU certificates, pro rata in accordance with their respective notional amounts; and

   o 0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

     Voting rights allocated to a class of series 2003-C7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2003-C7 pooling and servicing agreement will terminate following the earliest of--

  1. The final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

  2. The purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2003-C7 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the series 2003-C7 pooling and servicing agreement will be given to each series 2003-C7 certificateholder. The final payment with respect to each series 2003-C7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-C7 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

   o the sum of--

     1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

     2. the appraised value of all REO Properties then included in the trust,

     minus

   o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2003-C7 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series 2003-C7 certificates. However, our right, and the rights of Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2003-C7 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2003-C7 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-C7 certificateholders, will constitute part of the Available P&I Funds, the Class BA Available P&I Funds or the Class SU Available P&I Funds, as applicable, for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2003-C7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2003-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2003-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2003-C7 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2003-C7 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2003-C7.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

   o be authorized under those laws to exercise trust powers,

   o have a combined capital and surplus of at least $50,000,000, and

   o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-C7 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     Except as provided in the following paragraph, the trustee will be entitled to a monthly fee for its services, which fee will--

   o accrue at the annual rate stated in the series 2003-C7 pooling and servicing agreement,

   o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

   o be calculated on a 30/360 Basis.

     Notwithstanding the foregoing, in the case of The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion, the trustee fee will be calculated on the basis of the actual number of days elapsed in a year assumed to consist of 360 days.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2003-C7 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                       YIELD AND MATURITY CONSIDERATIONS
YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

   o the price at which the certificate is purchased by an investor, and

   o the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

   o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

   o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

   o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

   o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2003-C7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2003-C7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

   o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

   o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that reimbursement will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal otherwise distributable on the series 2003-C7 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

     The Effect of Loan Groups. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2003-C7 certificates, the holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

   o prevailing interest rates;

   o the terms of the mortgage loans, including--

     1. provisions that require the payment of prepayment premiums and yield maintenance charges,

     2. provisions that impose prepayment lock-out periods, and

     3. amortization terms that require balloon payments;

   o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

   o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

   o the quality of management of the mortgaged real properties;

   o the servicing of the mortgage loans;

   o possible changes in tax laws; and

   o other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

   o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

   o the relative importance of those factors;

   o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

   o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99.24 means 9924/32.

     We calculated the yields set forth in the tables on Annex C-1 by--

   o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

   o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

   o the underlying mortgage loans will prepay at any particular rate,

   o the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

   o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

   o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

   o the total purchase prices of the offered certificates will be as assumed.


     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

   o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

   o sum the results; and

   o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Net Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-1b certificates (allocated among those classes as described under "Description of the Offered Certificates--Payments--Payments of Principal" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Payment Amount is applied, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

   o the weighted average life of that class, and

   o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

   o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

   o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

   o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

   o purchase the mortgage loans that we will include in the trust, and

   o pay expenses incurred in connection with the issuance of the series 2003-C7 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2003-C7 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

   o the underlying mortgage loans,

   o any REO Properties acquired on behalf of the series 2003-C7 certificateholders,

   o the master servicer's custodial account,

   o the special servicer's REO account, and

   o the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For federal income tax purposes,

   o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

   o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

   o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

   o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

   o the class A-1, A-2, A-3, A-4, A-1b, X, X-SU, B, C, D, E, F, G, H, J, K,
     L, M, N, P, Q, S, T, BA, SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7
     certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

   o the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X and X-SU classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, the class      certificates
will, and the other classes of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2003-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

   o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

   o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

   o there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. However, potential thrift institution purchasers of class A-1, A-2, A-3 and A-4 certificates may wish to consult their tax advisors concerning the application of section 7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in loan group no. 1, which, generally, with the exception of the Dadeland Vista Apartments underlying mortgage loan, does not consist of assets described in that section of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

   o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

   o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

   o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

  (1) the borrower pledges substitute collateral that consist solely of Government Securities;

  (2)   the mortgage loan documents allow that substitution;

  (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

  (4)   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2003-C7 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are--

   o a fiduciary of a Plan, or

   o any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2003-C7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2003-C7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-C7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-C7 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited

Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

   o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

   o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

   o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

   o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

   o fourth, the following must be true--

     1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

     2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

     3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2003-C7 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

   o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

   o the trust assets must consist solely of assets of the type that have been included in other investment pools;

   o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

   o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

   o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

   o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

   o the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

   o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

   o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

   o the continued holding of offered certificates by a Plan

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

   o providing services to the Plan, or

   o having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

  The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

   o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

   o the investment is appropriate for Plans generally or for any particular
     Plan.


                               LEGAL INVESTMENT

     Upon initial issuance, all of the offered certificates will be mortgage related securities for purposes of SMMEA. However, neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

   o are legal investments for them, or

   o are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately
   % of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from September 11, 2003. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about October 9, 2003, against payment for them in immediately available funds.

UNDERWRITER                        CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4     CLASS B     CLASS C      CLASS D
-------------------------------   -----------   -----------   -----------   -----------   ---------   ---------   ----------
Lehman Brothers Inc. ..........     $             $             $             $            $           $           $
UBS Securities LLC ............     $             $             $             $            $           $           $
                                    ---------     ---------     ---------     ---------    ---------   ---------   ---------
Total .........................     $             $             $             $            $           $           $
                                    =========     =========     =========     =========    =========   =========   =========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

   o the receipt of various legal opinions; and

   o the satisfaction of various conditions, including that--

     1. no stop order suspending the effectiveness of our registration statement is in effect, and

     2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

   o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner, and

   o UBS Securities LLC is acting as co-lead manager.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                 LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

 CLASS   S&P   MOODY'S
------- ----- --------
   A-1   AAA     Aaa
   A-2   AAA     Aaa
   A-3   AAA     Aaa
   A-4   AAA     Aaa
    B    AA+     Aa1
    C     AA     Aa2
    D    AA-     Aa3

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

   o the tax attributes of the offered certificates or of the trust,

   o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

   o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

   o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

   o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

   o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

   o the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

   o arises out of a default on a mortgage loan or an otherwise unanticipated event,

   o is not required to be paid by any party to the series 2003-C7 pooling and servicing agreement,

   o is not included in the calculation of a Realized Loss,

   o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan, and

   o causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2003-C7 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the related master servicing fee rate (including, except in the case of the Berkeley & Brown Buildings Mortgage Loan, any related primary servicing fee rate) and the per annum rate at which the monthly fee of the trustee is calculated. The Administrative Cost Rate for the Berkeley & Brown Buildings Mortgage Loan will also include the per annum rate at which the applicable servicing fee for it is calculated under the series 2003-IQ5 pooling and servicing agreement.

     "ADR" means, with respect to a hospitality property, the average daily rate for a room.

     "AIR RIGHTS LEASES" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Parking Spaces" in this prospectus supplement.

     "ALLOCATED PRINCIPAL BALANCE" means:

   o in the case of The Bank of America Building Pooled Portion, a principal amount equal to the lesser of--

     1. the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of The Bank of America Building Mortgage Loan that is allocable to The Bank of America Building Pooled Portion (which initially is $206,700,000), over (b) all collections and/or advances of principal with respect to The Bank of America Building Mortgage Loan that have previously been allocated to The Bank of America Building Pooled Portion, and included in the Available P&I Funds as described under "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Bank of America Building Pooled and Non-Pooled Portions" in this prospectus supplement, and

     2. the then Stated Principal Balance of The Bank of America Building Mortgage Loan;

   o in the case of The Bank of America Building Non-Pooled Portion, a principal amount equal to the excess, if any, of (a) the then Stated Principal Balance of The Bank of America Building Mortgage Loan, over (b) the then Allocated Principal Balance of The Bank of America Building Pooled Portion;

   o in the case of the Sheraton Universal Hotel Pooled Portion, a principal amount equal to the lesser of--

     1. the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the Sheraton Universal Hotel Mortgage Loan that is allocable to the Sheraton Universal Hotel Pooled Portion (which initially is $20,000,000), over (b) all collections and/or advances of principal with respect to the Sheraton Universal Hotel

        Mortgage Loan that have previously been allocated to the Sheraton Universal Hotel Pooled Portion, and included in the Available P&I Funds as described under "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Sheraton Universal Hotel Pooled and Non-Pooled Portions" in this prospectus supplement, and

     2. the then Stated Principal Balance of the Sheraton Universal Hotel Mortgage Loan; and

   o in the case of the Sheraton Universal Hotel Non-Pooled Portion, the excess, if any, of (a) the then Stated Principal Balance of the Sheraton Universal Hotel Mortgage Loan, over (b) the then Allocated Principal Balance of the Sheraton Universal Hotel Pooled Portion.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

   o "x" is equal to the sum of:

     1. the Stated Principal Balance of the mortgage loan;

     2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

     3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

     4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2003-C7 pooling and servicing agreement;

     5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

     6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

   o "y" is equal to the sum of:

     1. the excess, if any, of--

        (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer (acting in accordance with the Servicing Standard) based on its review of the related appraisal and other relevant information), over

        (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

     2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

        (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

        (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

        (c) may be used to reduce the principal balance of the mortgage loan; and

     3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

If, however--

   o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

   o no appraisal or other valuation estimate, as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

   o either--

     1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

     2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan and no Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     The Westfield Shoppingtown Santa Anita Loan Pair will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans. Any Appraisal Reduction Amount will be allocated first to the Westfield Shoppingtown Santa Anita Non-Trust Loan, up to the outstanding principal balance thereof, and then to the Westfield Shoppingtown Santa Anita Trust Loan.

     Any Appraisal Reduction Amount with respect to the Berkeley & Brown Buildings Mortgage Loan will be calculated under the pooling and servicing agreement for the series 2003-IQ5 commercial mortgage securitization (or other successor servicing agreement) in a manner similar, but not identical, to that described above that takes into account the Berkeley & Brown Buildings Non-Trust Loans and allocates the result among all of the mortgage loans comprising the Berkeley & Brown Buildings Loan Group (but in any event, first to the Berkeley & Brown Buildings Non-Trust Subordinate Loans).

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan), any of the following events:

   o the mortgage loan has been modified by the special servicer in a manner that--

     1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

     2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

     3. In the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

   o the mortgage loan is 60 days or more delinquent in respect of a monthly debt service payment (other that a balloon payment);

   o solely in the case of a Balloon Loan, the mortgage loan is delinquent in respect of its balloon payment (1) for 30 days (subject to the consent of the series 2003-C7 controlling class representative for such 30-day grace period) or (2) if the related borrower delivers a refinancing commitment within 30 days of the maturity date of the related mortgage loan, and continues to make monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, for such period (not to exceed 120 days) beyond the maturity date, ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

   o a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

   o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

   o the mortgaged real property securing the mortgage loan becomes an REO Property; or

   o the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events or the equivalent with respect to the Berkeley & Brown Buildings Mortgage Loan will be as set forth in, and appraisals of the Berkeley & Brown Buildings Mortgaged Properties will be conducted under, the pooling and servicing agreement for the series 2003-IQ5 commercial mortgage securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but not identical, to those described above.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2003-C7 certificates on each payment date (exclusive of the Class BA Available P&I Funds and the SU Available P&I Funds). The Available P&I Funds are more particularly described under "Description of the Offered Certificates--Collection Account--Withdrawals" in this prospectus supplement.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2003-C7 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "BERKELEY & BROWN BUILDINGS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--General" in this prospectus supplement.

     "BERKELEY & BROWN BUILDINGS BORROWER" means 200 Berkeley & 197 Clarendon LLC, the borrower under the Berkeley & Brown Buildings Mortgage Loan.

     "BERKELEY & BROWN BUILDINGS DIRECTING LENDER" means the "Directing Lender" as defined under the Berkeley & Brown Buildings Co-Lender Agreement.

     "BERKELEY & BROWN BUILDINGS CO-LENDER AGREEMENT" means the agreement executed between the holder of the Berkeley & Brown Buildings Mortgage Loan and each of the Berkeley & Brown Buildings Non-Trust Loan Noteholders as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--The Berkeley & Brown Buildings Co-Lender Agreement" in this prospectus supplement.

     "BERKELEY & BROWN BUILDINGS LOAN GROUP" means, collectively, the five mortgage loans, including the Berkeley & Brown Buildings Mortgage Loan, that were all made to the Berkeley & Brown Buildings Borrower, that are all secured by a single mortgage instrument encumbering the Berkeley & Brown Buildings Mortgaged Property and that have an aggregate unpaid principal balance as of the cut-off date of $180,000,000.

     "BERKELEY & BROWN BUILDINGS MORTGAGE LOAN" means the underlying mortgage loan secured by the Berkeley & Brown Buildings Mortgaged Properties.

     "BERKELEY & BROWN BUILDINGS MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Berkeley & Brown Buildings.

     "BERKELEY & BROWN BUILDINGS NAMING RIGHTS AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Naming Rights Agreement" in this prospectus supplement.

     "BERKELEY & BROWN BUILDINGS NON-TRUST LOANS" means each of the mortgage loans (other than the Berkeley & Brown Buildings Mortgage Loan) that comprise the Berkeley & Brown Buildings Loan Group. None of the Berkeley & Brown Buildings Non-Trust Loans will back the series 2003-C7 certificates.

     "BERKELEY & BROWN BUILDINGS NON-TRUST LOAN NOTEHOLDER" means the holder of a Berkeley & Brown Buildings Non-Trust Loan.

     "BERKELEY & BROWN BUILDINGS NON-TRUST PARI PASSU LOAN" means each of the Berkeley & Brown Buildings Non-Trust Loans that are pari passu in right of payment with the Berkeley & Brown Buildings Mortgage Loan. The Berkeley & Brown Buildings Non-Trust Pari Passu Loans have, as of the cut-off date, unpaid principal balances of $25,000,000 and $50,000,000, respectively.

     "BERKELEY & BROWN BUILDINGS NON-TRUST PARI PASSU LOAN NOTEHOLDER" means the holder of a Berkeley & Brown Buildings Non-Trust Pari Passu Loan.

     "BERKELEY & BROWN BUILDINGS NON-TRUST SUBORDINATE LOAN" means each of the Berkeley & Brown Buildings Non-Trust Loans that are subordinate in right of payment to the Berkeley & Brown Buildings Mortgage Loan. The Berkeley & Brown Buildings Non-Trust Subordinate Loans have, as of the cut-off date, unpaid principal balances of $15,000,000 and $15,000,000, respectively.

     "BERKELEY & BROWN BUILDINGS NON-TRUST SUBORDINATE LOAN NOTEHOLDER" means the holder of the Berkeley & Brown Buildings Non-Trust Subordinate Loans.

     "BERKELEY & BROWN BUILDINGS NOTE A1" means the Berkeley & Brown Buildings Non-Trust Pari Passu Loan in the original principal amount of $25,000,000 and designated as the "Note A1" under the Berkeley & Brown Buildings Co-Lender Agreement.

     "BERKELEY & BROWN BUILDINGS NOTE A1 LOAN" means the mortgage loan held by the Berkeley & Brown Buildings Note A1 Lender and evidenced by the Berkeley & Brown Buildings Note A1.

     "BERKELEY & BROWN BUILDINGS NOTE A1 LENDER" means the holder of the Berkeley & Brown Buildings Non-Trust Pari Passu Loan designated as the "Note A1 Lender" under the Berkeley & Brown Buildings Co-Lender Agreement.

     "BERKELEY & BROWN BUILDINGS NOTE A2 LENDER" means the holder of the Berkeley & Brown Buildings Non-Trust Pari Passu Loan designated as the "Note A2 Lender" under the Berkeley & Brown Buildings Co-Lender Agreement.

     "BERKELEY & BROWN BUILDINGS NOTEHOLDERS" means, collectively, the holder of the Berkeley & Brown Buildings Mortgage Loan and each Berkeley & Brown Buildings Non-Trust Loan Noteholder.

     "BERKELEY & BROWN BUILDINGS SENIOR LOANS" means, collectively, the Berkeley & Brown Buildings Mortgage Loan and the Berkeley & Brown Buildings Non-Trust Pari Passu Loans.

     "BERKELEY & BROWN BUILDINGS TRIGGER EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Lockbox" in this prospectus supplement.

     "BERKELEY BUILDING" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--The Berkeley & Brown Buildings" in this prospectus supplement.

     "BEVERLY HILLS BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "BH MEZZANINE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "BROWN BUILDING" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--The Berkeley & Brown Buildings" in this prospectus supplement.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLEAR LAKE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

   o the class A-1, A-2, A-3, A-4 and A-1b certificates, or any two or more of those classes, remain outstanding, and

   o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLASS BA AVAILABLE P&I FUNDS" means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to The Bank of America Building Non-Pooled Portion in accordance with "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Bank of America Building Pooled and Non-Pooled Portions" in this prospectus supplement.

     "CLASS BA DIRECTING CERTIFICATEHOLDER" means a holder (or, in the case of a class of book-entry certificates, a beneficial owner) of the class BA certificates selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the class BA certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class BA Directing Certificateholder is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the class BA certificates that a Class BA Directing Certificateholder is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owners) of class BA certificates that beneficially owns the largest aggregate principal balance of the class BA certificates will be the Class BA Directing Certificateholder.

     "CLASS BA PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, the amount of principal allocable to The Bank of America Building Hotel Non-Pooled Portion, without regard to available funds, in accordance with clause fifth under "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Bank of America Building Hotel Pooled and Non-Pooled Portions" in this prospectus supplement.

     "CLASS SU AVAILABLE P&I FUNDS" means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Sheraton Universal Hotel Non-Pooled Portion in accordance with "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Sheraton Universal Hotel Pooled and Non-Pooled Portions" in this prospectus supplement.

     "CLASS SU DIRECTING CERTIFICATEHOLDER" means a holder (or, in the case of a class of book-entry certificates, a beneficial owner) of the Class SU Principal Balance Certificates selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class SU Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class SU Directing Certificateholder is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class SU Principal Balance Certificates that a Class SU Directing Certificateholder is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owners) of Class SU Principal Balance Certificates that beneficially owns the largest aggregate principal balance of the Class SU Principal Balance Certificates will be the Class SU Directing Certificateholder.

     "CLASS SU PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class SU-1, SU-2, SU-3, SU-4, SU-5, SU-6 and SU-7 certificates.

     "CLASS SU PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, the amount of principal allocable to the Sheraton Universal Hotel Non-Pooled Portion, without regard to available funds, in accordance with clause fifth under "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan--The Sheraton Universal Hotel Pooled and Non-Pooled Portions" in this prospectus supplement.

     "CLEAR LAKE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF DATE LTV" each means:

   o with respect to any mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan), the ratio, expressed as a percentage, of--


     1. the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

     2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

   o with respect to the Berkeley & Brown Buildings Mortgage Loan, the ratio, expressed as a percentage, of--

     1. the cut-off date principal balance of the Berkeley & Brown Buildings Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balances of the two Berkeley & Brown Buildings Non-Trust Pari Passu Loans, to

     2. the appraised value of the Berkeley & Brown Buildings Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     In addition, in the case of The Bank of America Building Mortgage Loan, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on The Bank of America Building Pooled Portion; and, in the case of the Sheraton Universal Hotel Mortgage Loan, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the Sheraton Universal Hotel Pooled Portion.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DADELAND VISTA APARTMENTS MORTGAGE LOAN" means that mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dadeland Vista Apartments.

     "DEFAULT INTEREST" means any interest that--

   o accrues on a defaulted mortgage loan solely by reason of the subject default, and

   o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DIRECTING CERTIFICATEHOLDERS" means the Class BA Directing
Certificateholder and the Class SU Directing Certificateholder.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield Maintenance Treasury Rate" when compounded semi-annually. The "Yield Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. In the event that Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

   o Lehman Brothers Inc.,

   o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

   o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FGSB GP MEZZANINE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "FGSB LP MEZZANINE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO" means, collectively, all of the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO BORROWERS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Intercreditor Agreement" in this prospectus supplement.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MEZZANINE BORROWERS" has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MEZZANINE LENDER" has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Fisher Brothers/Getty Trust Hotel Portfolio Mortgaged Properties.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MORTGAGE LOAN GP" has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "FISHER BROTHERS/GETTY TRUST HOTEL PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Fisher Brothers/Getty Trust-Getty Trust Hotel Portfolio.

     "FITCH" means Fitch, Inc.

     "FORT TOWER BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "FORT TOWER FEE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "FORT TOWER LEASEHOLD BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GARAGE FACILITIES ADJUSTMENT AND RESERVATION AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Parking Spaces" in this prospectus supplement.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "HANCOCK FINANCIAL SERVICES" means John Hancock Financial Services, Inc.

     "HANCOCK GARAGE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Parking Spaces" in this prospectus supplement.

     "HANCOCK LIFE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Parking Spaces" in this prospectus supplement.

     "HANCOCK TOWER OWNER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Parking Spaces" in this prospectus supplement.

     "HOUSTON BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "IMT II" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT INVESTORS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT POINTE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT POINTE MEMBER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT POINTE MANAGING MEMBER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT SOUTH FLORIDA PORTFOLIO" means, collectively, all of the IMT South Florida Portfolio Mortgaged Properties.

     "IMT SOUTH FLORIDA PORTFOLIO BORROWERS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT PRINCIPALS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT SOUTH FLORIDA BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT SOUTH FLORIDA MANAGING MEMBER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT SOUTH FLORIDA MEMBER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "IMT SOUTH FLORIDA PORTFOLIO MORTGAGE LOANS" means the underlying mortgage loans secured by the IMT South Florida Portfolio Mortgaged Properties.

     "IMT SOUTH FLORIDA PORTFOLIO MORTGAGED PROPERTIES" means, collectively, the mortgaged real properties identified on Annex A-1 to this prospectus supplement as IMT South Florida Portfolio--Copperfield, IMT South Florida Portfolio--Pembroke Bay, IMT South Florida Portfolio--Polo Chase, IMT South Florida Portfolio--The Pointe, IMT South Florida Portfolio--Mediterranean Village and IMT South Florida Portfolio--University Club, respectively.

     "INDIANAPOLIS AIRPORT BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "INDIANAPOLIS DOWNTOWN BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "INITIAL LOAN GROUP NO. 1 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of loan group no. 1 (i.e. that are secured by the multifamily properties (except for the Dadeland Vista Apartments Mortgage Loan)), excluding The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL LOAN GROUP NO. 2 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of loan group no. 2 (i.e. that are secured by property types other than multifamily, (together with the Dadeland Vista Apartments Mortgage Loan)) and, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust fund, excluding The Bank of America Building Non-Pooled Portion and the Sheraton Universal Hotel Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "JOHN HANCOCK FINANCIAL LEASE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Berkeley & Brown Buildings Mortgage Loan--Parking Spaces" in this prospectus supplement.

     "LB POINTE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "LB SOUTH FLORIDA" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IMT South Florida Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan in the trust that was transferred to us by the Lehman Mortgage Loan Seller.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

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   o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

   o the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

   o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

   o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2003-C7 controlling class or the master servicer, as described under "Description of the Offered
     Certificates--Termination" in this prospectus supplement;

   o the acquisition of all remaining mortgage loans and REO Properties in the trust in exchange for all the series 2003-C7 certificates, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

   o the purchase of the Sheraton Universal Hotel Mortgage Loan by the Class SU Directing Certificateholder, as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder--Additional Rights of the Class SU Directing Certificateholder; Right to Purchase and Right to Cure Defaults;" in this prospectus supplement;

   o the purchase of The Bank of America Building Mortgage Loan by the Class BA Directing Certificateholder, as described under "Servicing Under the Series 2003-C7 Pooling and Servicing Agreement--The Series 2003-C7 Controlling Class Representative, the Class BA and Class SU Directing Certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder--Additional Rights of the Class BA Directing Certificateholder; Right to Purchase and Right to Cure Defaults;" in this prospectus supplement;

   o the purchase of the Westfield Shoppingtown Santa Anita Mortgage Loan by the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan" in this prospectus supplement;

   o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

   o the sale of an REO Property.

     "LOAN PER SQ. FT." and "LOAN PER SF" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units or guest rooms, as applicable, at or on the related mortgaged real property.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MATURITY DATE LOAN-TO-VALUE RATIO" and "SCHEDULED MATURITY/ARD LTV" each means:

   o with respect to any mortgage loan in the trust (other than the Berkeley & Brown Buildings Mortgage Loan), the ratio, expressed as a percentage, of--


     1. the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

     2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

   o with respect to the Berkeley & Brown Buildings Mortgage Loan, the ratio, expressed as a percentage, of--

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     1. the expected total balance of the Berkeley & Brown Buildings Mortgage
        Loan and the two Berkeley & Brown Buildings Non-Trust Pari Passu Loans on their stated maturity date, assuming no prepayments of principal or defaults, to

     2. the appraised value of the Berkeley & Brown Buildings Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     In addition, in the case of the Berkeley & Brown Buildings Mortgage Loan, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on The Bank of America Building Pooled Portion; and, in the case of the Sheraton Universal Hotel Mortgage Loan, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the Sheraton Universal Hotel Pooled Portion.

     "MILFORD BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2003-C7 certificates and the mortgage loans in the trust:

   o the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $1,454,144,338, the Initial Loan Group No. 1 Balance is approximately $1,166,597,664 and the Initial Loan Group No. 2 Balance is approximately $287,546,674;

   o the initial total principal balance or notional amount, as the case may be, of each class of series 2003-C7 certificates is as described in this prospectus supplement;

   o the pass-through rate for each class of series 2003-C7 certificates is as described in this prospectus supplement;

   o there are no delinquencies or losses with respect to the mortgage loans;

   o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

   o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

   o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

   o each of the mortgage loans provides for monthly payments to be due on the 9th or 11th day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

   o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

   o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

   o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or declining premium period, in each case if any;

   o each ARD Loan is paid in full on its anticipated repayment date;

   o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

   o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

   o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

   o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

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   o there are no Additional Trust Fund Expenses;

   o the Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advance is equal to $80,000,000 as of January 11, 2006 and the Westfield Shoppingtown Santa Anita Differential Amount, determined in connection with the resizing of the Westfield Shoppingtown Santa Anita Loan Pair on January 11, 2006, is zero;

   o payments on the offered certificates are made on the 15th day of each month, commencing in October 2003; and

   o the offered certificates are settled on October 9, 2003.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

   o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

   o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

   o the revenue derived from the use and operation of that property; less

   o the total of the following items--

     (a)     allowances for vacancies and credit losses,

     (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

     (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

     (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

   o rolling 12-month operating statements;

   o applicable year-to-date financial statements, if available;

   o full year budgeted financial statements, if available; and

   o except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards.

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     In determining rental revenue for multifamily rental and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In general, except in the case of The Bank of America Building Mortgage Loan, the Valley Plaza Mortgage Loan, The Parklawn Building Mortgage Loan, The Fisher Brothers/Getty Trust Hotel Portfolio Mortgage Loan, the Westfield Shoppingtown Santa Anita Mortgage Loan, the Berkeley & Brown Buildings Mortgage Loan, the Sheraton Universal Hotel Mortgage Loan and the mortgage loans secured by the mortgaged real property identified on Annex A-1 of this prospectus supplement as Visalia Mall, respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     For the other mortgaged real properties other than hospitality properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

   o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;


   o property management fees were generally assumed to be 3% to 6% of effective gross revenue, except with respect to hospitality properties, where 4% of gross receipts was assumed;

   o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and expenses were generally, but not always, assumed to include annual replacement reserves equal to--

     (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

     (b) in the case of multifamily rental apartments, generally not less than $200 or more than $300 per residential unit per year, depending on the condition of the property; and

     (c) in the case of hospitality properties, in one case 4% and in another case 5%, of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator determined appropriate.

     In the case of The Bank of America Building Mortgage Loan and the mortgage loans identified on Annex A-1 to this prospectus supplement as Gotham Plaza and The Ridges and The Crescent, the Net Cash Flow includes the expected cash flow from tenants that have executed leases but have not yet taken occupancy and have not commenced paying rent.

     In the case of the Sheraton Universal Hotel Mortgage Loan, Net Cash Flow is based on the annual payments (equal to 50% of adjusted operating profit) due under a profit sharing operating lease that covers the Sheraton Universal Hotel Mortgaged Property.

     "NET MORTGAGE PASS-THROUGH RATE" means:

   o in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any payment date, an annual rate equal to--

     1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, minus

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     2. the related Administrative Cost Rate;

   o in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, other than The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, an annual rate generally equal to--

     1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the date of initial issuance of the offered certificates, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, minus

     2. the related Administrative Cost Rate;

   o in the case of the Non-Pooled Portion of the Sheraton Universal Hotel Mortgage Loan, for any payment date, an annual rate equal to--

     1. the mortgage interest rate in effect for the subject mortgage loan as of the date of initial issuance of the offered certificates, minus

     2. the Administrative Cost Rate for the subject mortgage loan;

   o in the case of the Pooled Portion of the Sheraton Universal Hotel Mortgage Loan, an annual rate generally equal to--

     1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that Pooled Portion on an Actual/360 Basis during that interest accrual period, based on its Allocated Principal Balance immediately preceding the subject payment date and the mortgage interest rate in effect for the subject mortgage loan as of the date of initial issuance of the offered certificates, and the denominator of which is the Allocated Principal Balance of that Pooled Portion immediately prior to the subject payment date, minus

     2. the Administrative Cost Rate for the subject mortgage loan;

   o in the case of the Non-Pooled Portion of The Bank of America Building
     Mortgage Loan,   %; and

   o in the case of the Pooled Portion of The Bank of America Building Mortgage Loan, an annual rate generally equal to--

     1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that Pooled Portion on an Actual/360 Basis during that interest accrual period, based on its Allocated Principal Balance immediately preceding the subject payment
        date and an interest rate of    % per annum, and the denominator of
        which is the Allocated Principal Balance of that Pooled Portion immediately prior to the subject payment date, minus

     2. the Administrative Cost Rate for the subject mortgage loan.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet, clause 1(b) of the fourth bullet and clause 1(b) of the sixth bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet, clause 1(b) of the fourth bullet and clause 1(b) of the sixth bullet of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET TOTAL PRINCIPAL PAYMENT AMOUNT" means the Total Principal Payment Amount, exclusive of the Class BA Principal Payment Amount and the Class SU Principal Payment Amount, for any payment date.

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     "NON-POOLED PORTION" means either The Bank of America Building Non-Pooled
Portion or the Sheraton Universal Hotel Non-Pooled Portion.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

   o in the case of multifamily rental properties, the percentage of rental units that are rented as of the date of determination;

   o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (and includes, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex-1 to this prospectus supplement as Gotham Plaza and The Ridges and The Crescent, respectively, certain space that is subject to an executed lease but the tenant has not taken occupancy and has not commenced paying rent);

   o in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

   o in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

   o liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

   o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

   o the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

   o condominium declarations of record and identified in the related lender's title insurance policy (or if not yet issued, identified in a pro forma title policy or title policy commitment), and

   o if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. Government Securities and other investment grade obligations specified in the series 2003-C7 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POOLED PORTION" means either The Bank of America Building Pooled Portion or the Sheraton Universal Hotel Pooled Portion.

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     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

  1. the trustee,

  2. the Exemption-Favored Parties,

  3. us,

  4. the master servicer,

  5. the special servicer,

  6. any sub-servicers,

  7. any party having servicing responsibilities with respect to the Berkeley & Brown Buildings Loan Group;

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  8. the mortgage loan sellers,

  9. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

  10. any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenue per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2003-C7 certificateholders (and, with respect to the Westfield Shoppingtown Santa Anita Loan Pair, for the benefit of the series 2003-C7 certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2003-C7 pooling and servicing agreement:

   o in accordance with the higher of the following standards of care--

     1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

     2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2003-C7 pooling and servicing agreement and the terms of the respective subject mortgage loans;

   o with a view to--

     1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

     2. in the case of (a) a specially serviced mortgage loan or (b) an underlying mortgage loan as to which the related mortgaged real property is an REO Property, the maximization of recovery on that mortgage loan to the series 2003-C7 certificateholders (as a collective whole) (or, if the Westfield Shoppingtown Santa Anita Loan Pair is involved, with a view to the maximization of recovery on the Westfield Shoppingtown Santa Anita Loan Pair to the series 2003-C7 certificateholders and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

   o without regard to--

     1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2003-C7 pooling and servicing agreement,

     2. the ownership of any series 2003-C7 certificate or any related mezzanine loan by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

     3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

     4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2003-C7 pooling and servicing agreement generally or with respect to any particular transaction, and

     5. the ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2003-C7 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     The Berkeley & Brown Buildings Mortgage Loan is not being serviced under the series 2003-C7 pooling and servicing agreement, and the servicing standard with respect thereto will be similar, but not identical, to the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2003-C7 pooling and servicing agreement, any of the following events:

     1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

        (a) except in the case of a delinquent balloon payment, the mortgage loan is delinquent in respect of the subject payment for 60 days beyond the date the subject payment was due, or

        (b) solely in the case of a Balloon Loan, the mortgage loan is delinquent in respect of its balloon payment (i) for 30 days (subject to the consent of the series 2003-C7 controlling class representative for such 30-day grace period) or (ii) if the related borrower delivers a refinancing commitment within 30 days of the related maturity date, and continues to make monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

     2. the master servicer determines, or the special servicer (with the consent of the series 2003-C7 controlling class representative) determines, in each case in accordance with the Servicing Standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition; provided that, with respect to certain specified underlying mortgage loans, a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause 2. upon the occurrence of a potential default in the making of the balloon payment, if, with respect to such event, the master servicer has determined that the master servicer's granting of a one-year extension of the maturity date of the subject underlying mortgage loan (subject to a limit of two such one-year extensions) is in accordance with the Servicing Standard, and at such time no other circumstance identified in clauses 1. through 5. of this definition has occurred that would cause a Servicing Transfer Event to exist with respect to the subject underlying mortgage loan;

     3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism in the event that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2003-C7 certificateholders or, in the case of the Westfield Shoppingtown Santa Anita Non-Trust Loan, the interests of the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

  A Servicing Transfer Event will cease to exist, if and when:

   o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

   o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

   o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

   o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in the Westfield Shoppingtown Santa Anita Loan Pair, it will also be considered to exist for the other mortgage loan in the Westfield Shoppingtown Santa Anita Loan Pair.

     The Berkeley & Brown Buildings Mortgage Loan is not being serviced under the series 2003-C7 pooling and servicing agreement, and the Servicing Transfer Events or the equivalent with respect thereto will be similar, but not identical, to the foregoing.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SHERATON UNIVERSAL HOTEL BORROWER" means WSC LA Hotel Investors III, LLC, the borrower under Sheraton Universal Hotel Mortgage Loan.

     "SHERATON UNIVERSAL HOTEL MORTGAGE LOAN" means the underlying mortgage loan (including the pooled and non-pooled portions thereof) secured by the Sheraton Universal Hotel Mortgaged Property.

     "SHERATON UNIVERSAL HOTEL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sheraton Universal Hotel.

     "SHERATON UNIVERSAL HOTEL NON-POOLED PORTION" means the junior portion of the Sheraton Universal Hotel Mortgage Loan that consists of $11,000,000 of the entire actual cut-off date principal balance of the Sheraton Universal Hotel Mortgage Loan.

     "SHERATON UNIVERSAL HOTEL POOLED PORTION" means the senior portion of the Sheraton Universal Hotel Mortgage Loan that consists of $20,000,000 of the entire actual cut-off date principal balance of the Sheraton Universal Hotel Mortgage Loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

   o will initially equal its cut-off date principal balance; and

   o will be permanently reduced on each payment date, to not less than zero, by--

     1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

     2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     In the case of each of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, the related Stated Principal Balance is intended to reflect both the related Pooled Portion and the related Non-Pooled Portion.

     "SUNCHASE PORTFOLIO" means, collectively, all the Sunchase Portfolio Mortgaged Properties.

     "SUNCHASE PORTFOLIO BORROWERS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "SUNCHASE PORTFOLIO INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans--Mezzanine Financing" in this prospectus supplement.

     "SUNCHASE PORTFOLIO MEZZANINE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans--The Borrowers and the Sponsor" in this prospectus supplement.

     "SUNCHASE PORTFOLIO MEZZANINE LENDER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans--Mezzanine Financing" in this prospectus supplement.

     "SUNCHASE PORTFOLIO MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Sunchase Portfolio Mortgage Loans--Mezzanine Financing" in this prospectus supplement.

     "SUNCHASE PORTFOLIO MORTGAGE LOANS" means, collectively, the underlying mortgage loans secured by the Sunchase Portfolio Mortgaged Properties.

     "SUNCHASE PORTFOLIO MORTGAGED PROPERTIES" means, collectively, the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sunchase Portfolio--Sunchase of Clearwater, Sunchase Portfolio--Boardwalk, Sunchase Portfolio--Sunchase East, Sunchase Portfolio--Sunchase North, Sunchase Portfolio--Eden Crossing, Sunchase Portfolio--Sunchase of Tampa and Sunchase Portfolio--Raintree, respectively.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "THE BANK OF AMERICA BUILDING BORROWER" means 335 Madison Avenue LLC, the borrower under The Bank of America Building Mortgage Loan.

     "THE BANK OF AMERICA BUILDING MORTGAGE LOAN" means the underlying mortgage loan (including the pooled and non-pooled portions thereof) secured by The Bank of America Building Mortgaged Property.

     "THE BANK OF AMERICA BUILDING MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Bank of America Building.

     "THE BANK OF AMERICA BUILDING NON-POOLED PORTION" means the junior portion of The Bank of America Building Mortgage Loan that consists of $5,800,000 of the entire actual cut-off date principal balance of The Bank of America Building Mortgage Loan.

     "THE BANK OF AMERICA BUILDING POOLED PORTION" means the senior portion of The Bank of America Building Mortgage Loan that consists of $206,700,000 of the entire actual cut-off date principal balance of The Bank of America Building Mortgage Loan.

     "THE BANK OF AMERICA BUILDING SPONSOR" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Bank of America Building Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "THE BANK OF AMERICA BUILDING SWEEP PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Bank of America Building Mortgage Loan--Lockbox" in this prospectus supplement.

     "THE BANK OF AMERICA BUILDING TERRORISM CAP" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Bank of America Building Mortgage Loan--Terrorism Insurance" in this prospectus supplement.

     "THE PARKLAWN BUILDING BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "THE PARKLAWN BUILDING GSA LEASE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Description of Fee and Leasehold Mortgage" in this prospectus supplement.

     "THE PARKLAWN BUILDING INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Intercreditor Agreement" in this prospectus supplement.

     "THE PARKLAWN BUILDING MEZZANINE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "THE PARKLAWN BUILDING MEZZANINE LENDER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "THE PARKLAWN BUILDING MEZZANINE LOAN COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "THE PARKLAWN BUILDING MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "THE PARKLAWN BUILDING MORTGAGE LOAN" means the underlying mortgage loan secured by The Parklawn Building Mortgaged Property.

     "THE PARKLAWN BUILDING MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Parklawn Building.

     "THE PARKLAWN BUILDING NORTH LOT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Description of Fee and Leasehold Mortgage" in this prospectus supplement.

     "THE PARKLAWN BUILDING SOUTH LOT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Description of Fee and Leasehold Mortgage" in this prospectus supplement.

     "THE PARKLAWN BUILDING SPONSOR" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "THE PARKLAWN OFFICE BUILDING" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parklawn Building Mortgage Loan--Description of Fee and Leasehold Mortgage" in this prospectus supplement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

   o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

   o all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

   o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO

     Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

   o all advances of principal made with respect to the underlying mortgage loans for that payment date.

     Notwithstanding the foregoing, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that reimbursement will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal otherwise distributable on the series 2003-C7 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Westfield Shoppingtown Santa Anita Non-Trust Loan or any of the Berkeley & Brown Buildings Non-Trust Loans.

     "UBS MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated or acquired by the UBS Mortgage Loan Seller.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc., formerly known as UBS Warburg Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

   o the Net Cash Flow for the related mortgaged real property or properties, to

   o twelve times the amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the subject mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

   o in the case of each of The Bank of America Building Mortgage Loan, The Parklawn Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, the amount described in the second bullet of the preceding paragraph is twelve times the average of the interest-only payments due with respect to the subject mortgage loan during the 12-month period following the cut-off date (exclusive, in the case of each of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, unless the context clearly indicates otherwise, of the portion of those interest-only payments attributable to the Non-Pooled Portion of the subject mortgage loan;

   o in the case of the Westfield Shoppingtown Santa Anita Mortgage Loan, the amount described in the second bullet of the preceding paragraph is twelve times the average of the monthly debt service payments due in respect of the Westfield Shoppingtown Santa Anita Mortgage Loan (and excluding the Westfield Shoppingtown Santa Anita Non-Trust Loan) up to and including the maturity date, assuming that the Westfield Shoppingtown Santa Anita Non-Trust Loan Additional Advance is equal to $80,000,000 as of January 11, 2006 and the Westfield Shoppingtown Santa Anita Differential Amount, determined in connection with the resizing of the Westfield Shoppingtown Santa Anita Loan Pair on January 11, 2006, is zero;

   o in the case of the Berkeley & Brown Buildings Mortgage Loan, the amount described in the second bullet of the preceding paragraph is twelve times the average of the interest-only payments due with respect to the Berkeley & Brown Buildings Mortgage Loan and the two Berkeley & Brown Buildings Non-Trust Pari Passu Loans during the 12-month period following the cut-off date; and

   o in the case of any other mortgage loan that provides for payments of interest only until its stated maturity date, the amount described in the second bullet of the preceding paragraph is twelve times the average of the interest-only payments due with respect to the subject mortgage loan during the 12-month period following the cut-off date;

     "UNITED STATES PERSON" means--

   o a citizen or resident of the United States,

   o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

   o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

   o a trust as to which--

     1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

     2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "VALLEY PLAZA BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Plaza Mortgage Loan--The Borrower and the Sponsor" in this prospectus supplement.

     "VALLEY PLAZA LOCKBOX EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "VALLEY PLAZA MORTGAGE LOAN" means the underlying mortgage loan secured by the Valley Plaza Mortgaged Property.

     "VALLEY PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Valley Plaza.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, for the respective Pooled Portions thereof) for the related payment date, weighted on the basis of those mortgage loans' respective Stated Principal Balances (or, in the case of each of The Bank of America Building Mortgage Loan and the Sheraton Universal Hotel Mortgage Loan, the Allocated Principal Balance of the related Pooled Portion) immediately prior to the related payment date.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA ADDITIONAL AMOUNT GUARANTY" has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Additional Amount Guaranty" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA BORROWER" means Santa Anita Shoppingtown LP, the borrower under the Westfield Shoppingtown Santa Anita Mortgage Loan.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA CO-LENDER AGREEMENT" means the agreement executed between the holder of the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--The Westfield Shoppingtown Santa Anita Co-Lender Agreement" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA DIFFERENTIAL AMOUNT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA GROUND LESSOR" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Ground Lease" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA INSURANCE GUARANTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Insurance Guaranty" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA LOAN PAIR" means, collectively, the Westfield Shoppingtown Santa Anita Mortgage Loan and the Westfield Shoppingtown Santa Anita Non-Trust Loan.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA LOCKBOX EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Lockbox" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA MORTGAGE LOAN" means the underlying mortgage loan secured by the Westfield Shoppingtown Santa Anita Mortgaged Property.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Santa Anita.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA NON-TRUST LOAN" means the mortgage loan (not included in the trust fund) that is secured by the Westfield Shoppingtown Santa Anita Mortgaged Property, that has, as of the cut-off date, an unpaid principal balance of $57,339,546, and that is held by the Westfield Shoppingtown Santa Anita Non-Trust Loan Noteholder.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA NON-TRUST LOAN ADDITIONAL ADVANCES" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA NON-TRUST LOAN INITIAL ADVANCE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA NON-TRUST LOAN NOTEHOLDER" means the holder of the note evidencing the Westfield Shoppingtown Santa Anita Non-Trust Loan, which is currently a third party insurance company.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA PERFORMANCE GUARANTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Performance Guaranty" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA RESIZED LOAN AMOUNT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA SPONSOR" means Westfield America, Inc.

     "WESTFIELD SHOPPINGTOWN SANTA ANITA TERRORISM GUARANTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield Shoppingtown Santa Anita Mortgage Loan--Terrorism Guaranty" in this prospectus supplement.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

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





                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                 (This Page Has Been Left Blank Intentionally)

LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C7

ITALICS Indicate Loans Secured by Multiple Properties

 CONTROL    LOAN
   NO.     GROUP                     PROPERTY NAME                                      ADDRESS                           CITY
------------------------------------------------------------------------------------------------------------------------------------
    1        1    The Bank of America Building (1)               335 Madison Avenue                              New York
    2        1    Valley Plaza Shopping Center                   2701 Ming Avenue                                Bakersfield
    3        1    The Parklawn Building                          5600 Fishers Lane                               Rockville
    4        1    Fisher Brothers/Getty Trust Hotel Portfolio    Various                                         Various
    4a       1    Radisson - Fort Worth                          815 Main Street                                 Fort Worth
    4b       1    Radisson - Indianapolis                        31 West Ohio Street                             Indianapolis
    4c       1    Crowne Plaza Beverly Hills                     1150 South Beverly Drive                        Los Angeles
    4d       1    Embassy Suites Houston                         2911 Sage Road                                  Houston
    4e       1    Hilton Nassau Bay                              3000 NASA Road One                              Houston
    4f       1    Radisson - Indianapolis Airport                2500 South High School Road                     Indianapolis
    4g       1    Radisson - Milford                             11 Beaver Street                                Milford
    5        1    Westfield Shoppingtown Santa Anita             400 South Baldwin Avenue                        Arcadia
    6        1    Berkeley & Brown Buildings                     Various                                         Boston
    6a       1    200 Berkeley Street                            200 Berkeley Street                             Boston
    6b       1    Stephen L. Brown Building                      195 Clarendon Street                            Boston
    7        1    Moorestown Mall                                400 NJ Route 38                                 Moorestown Township
    8        1    Visalia Mall                                   2031 South Mooney Boulevard                     Visalia
    9        1    Shops at Gainey Village                        8787-8989 North Scottsdale Road                 Scottsdale
    10       1    10 Milk Street                                 10 Milk Street                                  Boston
    11       2    Chimney Rock Apartments                        5401 Chimney Rock                               Houston
    12       1    Shepherd Office Center                         2401 Northwest 23rd Street                      Oklahoma City
    13       1    Gotham Plaza                                   149-163 East 125th Street                       New York
    14       1    The Ridges and The Crescent                    200 Orchard Ridge Drive,
                                                                   902 and 904 Wind River Lane                   Gaithersburg
    15       2    US Housing Portfolio                           Various                                         Various
   15a       2    Kenneth Park Apartments                        5945 Kenneth Avenue                             Carmichael
   15b       2    Sunrise Meadows Apartments                     11020 Coloma Road                               Rancho Cordova
   15c       2    Grove at Manzanita Apartments                  5701 Manzanita Avenue                           Carmichael
   15d       2    Granite Springs Apartments                     5322 Hemlock Street                             Sacramento
   15e       2    The Summit at Fair Oaks Apartments             4440 San Juan Avenue                            Fair Oaks
   15f       2    Ridgestone Apartments                          8180 Center Parkway                             Sacramento
    16       2    IMT South Florida Portfolio - Copperfield      8931 Wiles Road                                 Coral Springs
    17       2    IMT South Florida Portfolio - Pembroke Bay     10650 Washington Street                         Pembroke Pines
    18       1    Northwest Marketplace                          13744 Northwest Freeway                         Houston
    19       2    IMT South Florida Portfolio - Polo Chase       2037 Polo Gardens Drive                         Wellington
    20       1    Sheraton Universal Hotel (23)                  333 Universal Hollywood Drive                   Universal City
    21       1    Hillview Shopping Center                       2131-2139 Route 38                              Cherry Hill
    22       2    IMT South Florida Portfolio - The Pointe       17460 NW 67th Court                             Miami
    23       1    1000 Vermont Avenue                            1000 Vermont Avenue, Northwest                  Washington
    24       1    Meadow Park Tower                              10440 North Central Expressway                  Dallas
    25       2    Sunchase Portfolio - Sunchase of Clearwater    6550 150th Avenue North                         Clearwater
    26       2    IMT South Florida Portfolio -
                    Mediterranean Village                        6270 Miami Gardens Drive                        Miami
    27       2    Westward Square Apartments                     6233 Gulfton                                    Houston
    28       2    Sunchase Portfolio - Boardwalk                 8650 NW 61st Street                             Tamarac
    29       2    Sunchase Portfolio - Sunchase East             7595 Sun Tree Circle                            Orlando
    30       1    Compson Financial Center                       980 North Federal Highway                       Boca Raton
    31       2    Bryton Hill Apartments                         519 South Richey Street                         Pasadena
    32       1    Hudson Valley Plaza                            75 Vandenburgh Avenue                           Troy
    33       2    Sunchase Portfolio - Sunchase North            6750 Woodlake Drive                             Orlando
    34       2    IMT South Florida Portfolio -
                    University Club                              8171 North University Drive                     Tamarac
    35       1    Mallory Station                                361, 381, 370 Mallory Station Road,
                                                                   206 Gothic Court                              Franklin
    36       1    The Shops at Dynamite Creek                    28230-28260 North Tatum Boulevard               Phoenix
    37       1    The Shoppes at Great Southwest Crossing        2305-2530 Interstate 20                         Grand Prairie
    38       2    Sunchase Portfolio - Eden Crossing             1878 East Nine Mile Road                        Pensacola
    39       1    Jefferson Office Park                          790-800 Salem Turnpike                          North Andover
    40       2    Sunchase Portfolio - Sunchase of Tampa         7610 West Waters Avenue                         Tampa
    41       1    Skyline Entre Plaza                            5634 Leesburg Pike and
                                                                   5701-5715 Columbia Pike                       Falls Church
    42       2    Parc West Apartments                           950 South Main Street                           Milpitas
    43       1    Grand Pavilion                                 11130 State Bridge Road                         Atlanta
    44       2    Landmark Terrace Apartments                    408 North Fielder Road                          Arlington
    45       1    Rozzelle Crossing Shopping Center              2910-2924 Mount Holly-Huntersville Road         Charlotte
    46       1    Copper Point                                   4030, 4040, 4050 & 4080 West Ray Road           Chandler
    47       1    Fletcher Heights Marketplace                   NEC 83rd Avenue and Lake Pleasant Parkway       Peoria
    48       1    Young's Bay Shopping Center                    100-150 US Highway 101                          Warrenton
    49       1    Walgreens  - Birmingham, AL                    2101 Richard Arrington Jr. Boulevard South      Birmingham
    50       1    Smart & Final Shopping Center                  21600 South Vermont Avenue                      Los Angeles
    51       1    2296 Henderson Mill Road                       2296 Henderson Mill Road                        Atlanta
    52       2    Sunchase Portfolio - Raintree                  7601 North 9th Avenue                           Pensacola
    53       1    Walgreens - Miami                              4200 Southwest 8th Street                       Miami
    54       1    Heritage Drive Industrial                      124, 300 & 350 Heritage Avenue                  Portsmouth
    55       1    Dadeland Vista Apartments                      7000 Southwest 80th Street                      Miami
    56       1    1001 Dove Street                               1001 Dove Street                                Newport Beach
    57       1    Academy Square                                 922-1128 Lancaster Drive Northeast              Salem
    58       1    Schoolhouse Plaza                              10000-10050 Montgomery Road                     Montgomery
    59       1    Eckerds of Lebanon                             1500 West Main Street                           Lebanon
    60       1    Cabarrus Family Medicine
                    Medical Office Building                      4315 Physicians Boulevard                       Harrisburg
    61       2    Iberia Plaza Apartments                        525 Northwest 72nd Avenue                       Miami
    62       1    Eckerds of DuBois                              NWC Route 255 and Commons Drive                 DuBois
    63       1    Mount View Business Park                       20-90 Mount View Lane                           Colorado Springs
    64       2    Wilshire Apartments                            3304 Fountainview                               Houston
    65       2    Kingsley Crossing Apartments                   1900 West Kingsley Road                         Garland
    66       1    Cherry Hill Centre                             1201 Shelby Highway                             Cherryville
    67       1    Pecos Trail Office Compound                    1660 Old Pecos Trail                            Santa Fe
    68       1    Wal-Mart Outparcel                             8112 Talbert Avenue                             Huntington Beach
    69       2    Dutch Valley Apartments                        1900-1904 Dutch Valley Road                     Knoxville

                                          CROSS        ORIGINAL    CUT-OFF DATE   % OF AGGREGATE   CUMULATIVE %
 CONTROL    LOAN                     COLLATERALIZED    BALANCE       BALANCE       CUT-OFF DATE   OF INITIAL POOL  MORTGAGE
   NO.     GROUP    STATE     ZIP      GROUPS (28)       ($)           ($)           BALANCE          BALANCE      RATE (%)
-----------------------------------------------------------------------------------------------------------------------------
    1        1    NY           10017 No               206,700,000    206,700,000            14.2%           14.2%     5.5150
    2        1    CA           93304 No               107,000,000    106,708,825             7.3%           21.6%     3.9000
    3        1    MD           20852 No               100,000,000    100,000,000             6.9%           28.4%     5.3500
    4        1    Various   Various  Yes (D)           85,000,000     85,000,000             5.8%           34.3%     6.4500
    4a       1    TX           76102 Yes (D)
    4b       1    IN           46204 Yes (D)
    4c       1    CA           90035 Yes (D)
    4d       1    TX           77056 Yes (D)
    4e       1    TX           77058 Yes (D)
    4f       1    IN           46241 Yes (D)
    4g       1    MA           01757 Yes (D)
    5        1    CA           91007 No                76,000,000     75,831,205             5.2%           39.5%     4.7000
    6        1    MA           02117 No                75,000,000     75,000,000             5.2%           44.6%     5.1150
    6a       1    MA           02117 No
    6b       1    MA           02117 No
    7        1    NJ           08057 No                64,250,000     64,032,961             4.4%           49.1%     4.9500
    8        1    CA           93277 No                49,000,000     48,813,143             3.4%           52.4%     3.7770
    9        1    AZ           85253 No                41,150,000     41,150,000             2.8%           55.2%     5.1400
    10       1    MA           02108 No                38,000,000     37,869,970             2.6%           57.8%     4.8900
    11       2    TX           77081 No                35,000,000     35,000,000             2.4%           60.2%     4.7500
    12       1    OK           73107 No                34,950,000     34,950,000             2.4%           62.7%     6.1900
    13       1    NY           10035 No                24,000,000     24,000,000             1.7%           64.3%     5.9200
    14       1    MD           20878 No                24,000,000     23,979,153             1.6%           66.0%     5.8200
    15       2    CA        Various  Yes (C)           23,500,000     23,472,366             1.6%           67.6%     4.5600
   15a       2    CA           95608 Yes (C)
   15b       2    CA           95670 Yes (C)
   15c       2    CA           95608 Yes (C)
   15d       2    CA           95841 Yes (C)
   15e       2    CA           95628 Yes (C)
   15f       2    CA           95823 Yes (C)
    16       2    FL           33067 Yes (A)           21,680,000     21,680,000             1.5%           69.1%     4.5100
    17       2    FL           33025 Yes (A)           21,440,000     21,440,000             1.5%           70.5%     4.5100
    18       1    TX           77040 No                21,040,000     20,995,784             1.4%           72.0%     5.0570
    19       2    FL           33414 Yes (A)           20,400,000     20,400,000             1.4%           73.4%     4.5100
    20       1    CA           91608 No                20,000,000     20,000,000             1.4%           74.8%     5.1700
    21       1    NJ           08002 No                20,000,000     19,921,764             1.4%           76.1%     4.2500
    22       2    FL           33015 Yes (A)           18,400,000     18,400,000             1.3%           77.4%     4.5100
    23       1    DC           20005 No                17,000,000     16,966,292             1.2%           78.6%     5.3000
    24       1    TX           75230 No                17,000,000     16,907,006             1.2%           79.7%     5.8400
    25       2    FL           33760 Yes (B)           16,500,000     16,500,000             1.1%           80.9%     4.7680
    26       2    FL           33015 Yes (A)           15,800,000     15,800,000             1.1%           81.9%     4.5100
    27       2    TX           77081 No                14,100,000     14,030,760             1.0%           82.9%     4.5100
    28       2    FL           33321 Yes (B)           13,000,000     13,000,000             0.9%           83.8%     4.7680
    29       2    FL           32807 Yes (B)           12,900,000     12,900,000             0.9%           84.7%     4.7680
    30       1    FL           33432 No                11,650,000     11,628,113             0.8%           85.5%     5.5200
    31       2    TX           77506 No                10,750,000     10,710,059             0.7%           86.2%     4.5000
    32       1    NY           12180 No                10,300,000     10,258,393             0.7%           86.9%     5.4000
    33       2    FL           32810 Yes (B)           10,240,000     10,240,000             0.7%           87.6%     4.7680
    34       2    FL           33321 Yes (A)            9,760,000      9,760,000             0.7%           88.3%     4.5100
    35       1    TN           37067 No                 9,700,000      9,692,233             0.7%           89.0%     6.1300
    36       1    AZ           85331 No                 9,500,000      9,425,441             0.6%           89.6%     5.2500
    37       1    TX           75052 No                 9,350,000      9,342,850             0.6%           90.3%     6.3000
    38       2    FL           32514 Yes (B)            8,785,000      8,785,000             0.6%           90.9%     4.7680
    39       1    MA           01845 No                 8,500,000      8,483,752             0.6%           91.4%     5.4500
    40       2    FL           33634 Yes (B)            8,075,000      8,075,000             0.6%           92.0%     4.7680
    41       1    VA           22041 No                 7,750,000      7,743,560             0.5%           92.5%     5.9900
    42       2    CA           95035 No                 7,700,000      7,700,000             0.5%           93.1%     6.0800
    43       1    GA           30022 No                 7,200,000      7,186,169             0.5%           93.6%     5.4300
    44       2    TX           76012 No                 7,040,000      6,986,369             0.5%           94.0%     5.4000
    45       1    NC           28214 No                 6,900,000      6,879,824             0.5%           94.5%     5.6030
    46       1    AZ           85226 No                 5,900,000      5,888,583             0.4%           94.9%     5.4000
    47       1    AZ           85345 No                 5,680,000      5,667,902             0.4%           95.3%     5.0000
    48       1    OR           97146 No                 5,040,000      5,040,000             0.3%           95.7%     4.8500
    49       1    AL           35209 No                 4,500,000      4,486,725             0.3%           96.0%     5.2500
    50       1    CA           90502 No                 4,400,000      4,391,693             0.3%           96.3%     5.5000
    51       1    GA           30345 No                 4,200,000      4,185,582             0.3%           96.6%     4.8750
    52       2    FL           32514 Yes (B)            4,000,000      4,000,000             0.3%           96.8%     4.7680
    53       1    FL           33134 No                 4,000,000      3,988,028             0.3%           97.1%     5.5000
    54       1    NH           03801 No                 3,950,000      3,939,329             0.3%           97.4%     5.7200
    55       1    FL           33143 No                 3,750,000      3,746,062             0.3%           97.6%     5.0500
    56       1    CA           92660 No                 3,600,000      3,589,891             0.2%           97.9%     5.7800
    57       1    OR           97301 No                 3,500,000      3,495,671             0.2%           98.1%     6.1600
    58       1    OH           45242 No                 3,000,000      2,994,869             0.2%           98.3%     5.8900
    59       1    TN           37087 No                 2,900,000      2,894,759             0.2%           98.5%     5.6750
    60       1    NC           28075 No                 2,900,000      2,888,454             0.2%           98.7%     6.0500
    61       2    FL           33126 No                 2,750,000      2,747,365             0.2%           98.9%     5.4300
    62       1    PA           15801 No                 2,600,000      2,592,712             0.2%           99.1%     5.5250
    63       1    CO           80907 No                 2,500,000      2,500,000             0.2%           99.3%     6.8750
    64       2    TX           77057 No                 2,500,000      2,490,712             0.2%           99.4%     4.5000
    65       2    TX           75041 No                 2,400,000      2,389,743             0.2%           99.6%     5.1500
    66       1    NC           28021 No                 1,700,000      1,696,790             0.1%           99.7%     5.5000
    67       1    NM           87505 No                 1,600,000      1,595,409             0.1%           99.8%     5.4000
    68       1    CA           92646 No                 1,550,000      1,548,762             0.1%           99.9%     6.1400
    69       2    TN           37918 No                 1,040,000      1,039,300             0.1%          100.0%     6.7500




                   ADMINISTRATIVE  INTEREST                          ORIGINAL       REMAINING        ORIGINAL        REMAINING
 CONTROL    LOAN        COST       ACCRUAL      AMORTIZATION      INTEREST-ONLY   INTEREST-ONLY      TERM TO          TERM TO
   NO.     GROUP      RATE (%)      BASIS           TYPE          PERIOD (MOS.)   PERIOD (MOS.)  MATURITY (MOS.)  MATURITY (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
    1        1             0.03143 Act/360  Interest-Only                    120             119              120              119
    2        1             0.03143 Act/360  ARD                                0               0              108              106
    3        1             0.03143 Act/360  Interest-Only                     83              83               83               83
    4        1             0.03143 Act/360  Balloon                            0               0               60               60
    4a       1
    4b       1
    4c       1
    4d       1
    4e       1
    4f       1
    4g       1
    5        1             0.03143 Act/360  Balloon                            0               0              120              118
    6        1             0.04643 Act/360  Interest-Only                     60              55               60               55
    6a       1
    6b       1
    7        1             0.03143 Act/360  Balloon                            0               0              120              117
    8        1             0.03143 Act/360  ARD                                0               0               78               76
    9        1             0.03143 Act/360  Interest-Only, Balloon            18              15               96               93
    10       1             0.03143 Act/360  Balloon                            0               0               84               81
    11       2             0.11643 Act/360  Interest-Only, Balloon            24              21               60               57
    12       1             0.03143 Act/360  Balloon                            0               0               60               60
    13       1             0.03143 Act/360  Balloon                            0               0              120              120
    14       1             0.03143 Act/360  ARD                                0               0               84               83
    15       2             0.03143 Act/360  Balloon                            0               0               60               59
   15a       2
   15b       2
   15c       2
   15d       2
   15e       2
   15f       2
    16       2             0.03143 Act/360  Interest-Only                     60              57               60               57
    17       2             0.03143 Act/360  Interest-Only                     60              57               60               57
    18       1             0.03143 Act/360  Balloon                            0               0              120              118
    19       2             0.03143 Act/360  Interest-Only                     60              57               60               57
    20       1             0.03143 Act/360  Interest-Only, Balloon            23              21               84               82
    21       1             0.03143 Act/360  Balloon                            0               0               60               57
    22       2             0.03143 Act/360  Interest-Only                     60              57               60               57
    23       1             0.03143 Act/360  Balloon                            0               0              120              118
    24       1             0.11643 Act/360  Balloon                            0               0              120              116
    25       2             0.03143 Act/360  Interest-Only, Balloon            24              24               84               84
    26       2             0.03143 Act/360  Interest-Only                     60              57               60               57
    27       2             0.11643 Act/360  Balloon                            0               0               60               56
    28       2             0.03143 Act/360  Interest-Only, Balloon            24              24               84               84
    29       2             0.03143 Act/360  Interest-Only, Balloon            24              24               84               84
    30       1             0.03143 Act/360  Balloon                            0               0              120              118
    31       2             0.11643 Act/360  Balloon                            0               0               60               57
    32       1             0.03143 Act/360  Balloon                            0               0              120              116
    33       2             0.03143 Act/360  Interest-Only, Balloon            24              24               84               84
    34       2             0.03143 Act/360  Interest-Only                     60              57               60               57
    35       1             0.03643 Act/360  Balloon                            0               0              120              119
    36       1             0.08643 Act/360  Balloon                            0               0               60               53
    37       1             0.03643 Act/360  Balloon                            0               0              120              119
    38       2             0.03143 Act/360  Interest-Only, Balloon            24              24               84               84
    39       1             0.03143 Act/360  Balloon                            0               0               60               58
    40       2             0.03143 Act/360  Interest-Only, Balloon            24              24               84               84
    41       1             0.03143 Act/360  Balloon                            0               0              120              119
    42       2             0.03143 Act/360  Balloon                            0               0               84               84
    43       1             0.11643 Act/360  Balloon                            0               0              120              118
    44       2             0.03143 Act/360  Balloon                            0               0               60               53
    45       1             0.03143 Act/360  Balloon                            0               0              120              117
    46       1             0.03143 Act/360  Balloon                            0               0              120              118
    47       1             0.08643 Act/360  Balloon                            0               0              120              118
    48       1             0.03143 Act/360  Interest-Only                     60              57               60               57
    49       1             0.03143 Act/360  ARD                                0               0              120              118
    50       1             0.11643 Act/360  Balloon                            0               0              120              118
    51       1             0.03143 Act/360  Balloon                            0               0               60               57
    52       2             0.03143 Act/360  Interest-Only, Balloon            24              24               84               84
    53       1             0.03143 Act/360  Balloon                            0               0              120              117
    54       1             0.03143 Act/360  Balloon                            0               0              120              118
    55       1             0.03143 Act/360  Balloon                            0               0               84               83
    56       1             0.03143 Act/360  Balloon                            0               0              120              117
    57       1             0.03143 Act/360  Balloon                            0               0              120              119
    58       1             0.03143 Act/360  ARD                                0               0              180              178
    59       1             0.03143 Act/360  Balloon                            0               0              120              118
    60       1             0.03143 Act/360  Balloon                            0               0              180              177
    61       2             0.03143 Act/360  Balloon                            0               0              120              119
    62       1             0.03143 Act/360  Balloon                            0               0              120              118
    63       1             0.03143 Act/360  Balloon                            0               0              120              120
    64       2             0.11643 Act/360  Balloon                            0               0               60               57
    65       2             0.03143 Act/360  Balloon                            0               0               60               56
    66       1             0.03143 Act/360  Balloon                            0               0              120              118
    67       1             0.03143 Act/360  Balloon                            0               0              120              118
    68       1             0.03143 Act/360  Balloon                            0               0              120              119
    69       2             0.03143 Act/360  Balloon                            0               0              120              119

                     ORIGINAL      REMAINING                     MATURITY OR
 CONTROL    LOAN   AMORTIZATION   AMORTIZATION   ORIGINATION     ANTICIPATED         BALLOON                  PROPERTY
   NO.     GROUP   TERM (MOS.)    TERM (MOS.)       DATE       REPAYMENT DATE      BALANCE ($)                  TYPE
------------------------------------------------------------------------------------------------------------------------------
    1        1                 0              0     7/28/2003         8/11/2013       206,700,000      Office
    2        1               360            358     6/13/2003         7/11/2012        87,351,421      Retail
    3        1                 0              0     8/22/2003         8/11/2010       100,000,000      Office
    4        1               300            300      9/3/2003         9/11/2008        77,387,164      Hotel
    4a       1                                                                                         Hotel
    4b       1                                                                                         Hotel
    4c       1                                                                                         Hotel
    4d       1                                                                                         Hotel
    4e       1                                                                                         Hotel
    4f       1                                                                                         Hotel
    4g       1                                                                                         Hotel
    5        1            360 (9)        358 (9)     7/7/2003         7/11/2013     62,683,617 (9)     Retail
    6        1                 0              0     3/14/2003          4/9/2008        75,000,000      Office
    6a       1                                                                                         Office
    6b       1                                                                                         Office
    7        1               360            357      6/3/2003         6/11/2013        52,745,704      Retail
    8        1               300            298      7/1/2003         1/11/2010        40,507,873      Retail
    9        1               300            300      6/6/2003         6/11/2011        35,113,853      Retail
    10       1               360            357     6/10/2003         6/11/2010        33,560,866      Office
    11       2               360            360     5/30/2003         6/11/2008        33,377,282      Multifamily
    12       1               300            300     8/21/2003         9/11/2008        31,696,870      Office
    13       1               360            360     8/18/2003         9/11/2013        20,307,452      Office
    14       1               360            359      8/6/2003         8/11/2010        21,613,755      Office
    15       2               360            359     7/16/2003         8/11/2008        21,528,293      Multifamily
   15a       2                                                                                         Multifamily
   15b       2                                                                                         Multifamily
   15c       2                                                                                         Multifamily
   15d       2                                                                                         Multifamily
   15e       2                                                                                         Multifamily
   15f       2                                                                                         Multifamily
    16       2                 0              0     6/10/2003         6/11/2008        21,680,000      Multifamily
    17       2                 0              0     6/10/2003         6/11/2008        21,440,000      Multifamily
    18       1               360            358     6/19/2003         7/11/2013        17,334,343      Retail
    19       2                 0              0     6/10/2003         6/11/2008        20,400,000      Multifamily
    20       1               (24)           (24)     7/3/2003         7/11/2010    17,682,833 (24)     Hotel
    21       1               360            357      6/6/2003         6/11/2008        18,229,737      Retail
    22       2                 0              0     6/10/2003         6/11/2008        18,400,000      Multifamily
    23       1               360            358     6/27/2003         7/11/2013        14,115,732      Office
    24       1               300            296     4/30/2003         5/11/2013        13,097,890      Office
    25       2               360            360     8/22/2003         9/11/2010        15,162,507      Multifamily
    26       2                 0              0     6/10/2003         6/11/2008        15,800,000      Multifamily
    27       2               360            356      5/9/2003         5/11/2008        12,907,010      Multifamily
    28       2               360            360     8/22/2003         9/11/2010        11,946,218      Multifamily
    29       2               360            360     8/22/2003         9/11/2010        11,854,324      Multifamily
    30       1               360            358      7/1/2003         7/11/2013         9,740,470      Office
    31       2               360            357     6/10/2003         6/11/2008         9,838,616      Multifamily
    32       1               360            356      5/1/2003         5/11/2013         8,579,683      Retail
    33       2               360            360     8/22/2003         9/11/2010         9,409,944      Multifamily
    34       2                 0              0     6/10/2003         6/11/2008         9,760,000      Multifamily
    35       1               360            359      8/4/2003         8/11/2013         8,259,333      Office
    36       1               360            353     1/31/2003         2/11/2008         8,793,347      Retail
    37       1               360            359     7/31/2003         8/11/2013         8,000,446      Retail
    38       2               360            360     8/22/2003         9/11/2010         8,072,887      Multifamily
    39       1               360            358     6/30/2003         7/11/2008         7,892,830      Office
    40       2               360            360     8/22/2003         9/11/2010         7,420,439      Multifamily
    41       1               360            359      8/7/2003         8/11/2013         6,571,926      Retail
    42       2               360            360     8/13/2003         9/11/2010         6,969,306      Multifamily
    43       1               360            358      7/3/2003         7/11/2013         6,002,990      Retail
    44       2               360            353     1/28/2003         2/11/2008         6,530,522      Multifamily
    45       1               360            357     5/29/2003         6/11/2013         5,783,410      Retail
    46       1               360            358     6/30/2003         7/11/2013         4,914,488      Retail
    47       1               360            358     6/24/2003         7/11/2013         4,670,913      Retail
    48       1                 0              0     5/23/2003         6/11/2008         5,040,000      Retail
    49       1               300            298     6/13/2003         7/11/2013         3,396,066      Retail
    50       1               360            358     6/16/2003         7/11/2013         3,676,517      Retail
    51       1               360            357     5/28/2003         6/11/2008         3,866,691      Office
    52       2               360            360     8/22/2003         9/11/2010         3,675,760      Multifamily
    53       1               360            357      6/4/2003         6/11/2013         3,342,043      Retail
    54       1               300            298      7/1/2003         7/11/2013         3,030,722      Industrial/Warehouse
    55       1               360            359     7/14/2003         8/11/2010         3,323,536      Multifamily
    56       1               360            357     5/15/2003         6/11/2013         3,033,747      Office
    57       1               300            299     7/15/2003         8/11/2013         2,725,542      Retail
    58       1               360            358     6/30/2003         7/11/2018         2,178,156      Retail
    59       1               360            358     6/30/2003         7/11/2013         2,436,265      Retail
    60       1               300            297      6/6/2003         6/11/2018         1,741,391      Office
    61       2               360            359     7/14/2003         8/11/2013         2,292,602      Multifamily
    62       1               300            298     6/30/2003         7/11/2013         1,981,402      Retail
    63       1               300            300     8/13/2003         9/11/2013         1,992,186      Industrial/Warehouse
    64       2               360            357     6/10/2003         6/11/2008         2,288,050      Multifamily
    65       2               360            356     4/25/2003         5/11/2008         2,218,825      Multifamily
    66       1               360            358     6/12/2003         7/11/2013         1,420,473      Retail
    67       1               300            298      7/7/2003         7/11/2013         1,213,962      Office
    68       1               360            359     7/17/2003         8/11/2013         1,320,175      Retail
    69       2               360            359      8/1/2003         8/11/2013           901,141      Multifamily



                                                       ANNUAL       UW NET        UW NET       DSCR @
 CONTROL    LOAN             PREPAYMENT                 DEBT       OPERATING       CASH       NET CASH
   NO.     GROUP             PROVISIONS               SERVICE       INCOME         FLOW       FLOW (X)
--------------------------------------------------------------------------------------------------------
    1        1    L(26),D(88),O(6)                     11,557,831  30,616,909   28,602,337 (2)     2.47 (2)
    2        1    L(27),D(75),O(6)                      6,056,220  13,557,575      13,050,903      2.15
    3        1    L(25),D(46),O(12)                     5,424,306  13,850,802      13,617,670      2.51
    4        1    YM1%(54),O(6) see footnote (8)        6,855,279  13,830,453      11,549,692      1.68
    4a       1
    4b       1
    4c       1
    4d       1
    4e       1
    4f       1
    4g       1
    5        1    L(30),D(84),O(6)                  4,665,639 (10) 14,014,145      13,551,825  2.90 (10)
    6        1    L(30),D(28),O(2)                      3,889,531  24,035,850      23,150,881  2.98 (13)
    6a       1
    6b       1
    7        1    L(28),D(89),O(3)                      4,115,367   7,232,006       6,588,449      1.60
    8        1    L(27),D(48),O(3)                      3,031,740   6,462,848       6,226,720      2.05
    9        1    L(48),D(45),O(3)                      2,927,127   4,482,516       4,290,700      1.47
    10       1    L(28),D(53),O(3)                      2,417,343   4,174,630       3,738,094      1.55
    11       2    L(28),D(29),O(3)                      2,190,919   3,236,416       3,025,130      1.38
    12       1    L(48),D(9),O(3)                       2,751,119   4,613,231       4,114,958      1.50
    13       1    L(25),D(92),O(3)                      1,711,921   2,670,456   2,479,531 (20) 1.45 (20)
    14       1    L(48),D(35),O(1)                      1,693,519   2,304,181   2,063,977 (22) 1.22 (22)
    15       2    L(26),D(31),O(3)                      1,438,924   2,484,098       2,330,798      1.62
   15a       2
   15b       2
   15c       2
   15d       2
   15e       2
   15f       2
    16       2    L(28),D(29),O(3)                        991,348   1,837,480       1,767,080      1.78
    17       2    L(28),D(29),O(3)                        980,374   1,915,591       1,842,917      1.88
    18       1    L(27),D(90),O(3)                      1,364,176   2,084,390       1,978,172      1.45
    19       2    L(28),D(29),O(3)                        932,818   1,911,505       1,847,505      1.98
    20       1    L(27),D(52),O(5)                  1,048,361 (24)  6,116,688   3,017,298 (25) 2.88 (24)
    21       1    L(28),D(29),O(3)                      1,180,656   1,965,206       1,916,320      1.62
    22       2    L(28),D(29),O(3)                        841,366   1,648,246       1,583,286      1.88
    23       1    L(48),D(69),O(3)                      1,132,821   1,498,803       1,377,576      1.22
    24       1    L(29),D(88),O(3)                      1,294,495   2,117,402       1,760,388      1.36
    25       2    L(25),D(57),O(2)                      1,035,011   1,692,014       1,585,779      1.53
    26       2    L(28),D(29),O(3)                        722,477   1,455,510       1,405,110      1.94
    27       2    L(29),D(28),O(3)                        858,317   1,437,585       1,279,665      1.49
    28       2    L(25),D(57),O(2)                        815,463   1,331,189       1,260,549      1.55
    29       2    L(25),D(57),O(2)                        809,190   1,291,314       1,220,492      1.51
    30       1    L(27),D(90),O(3)                        795,524   1,250,712       1,153,094      1.45
    31       2    L(28),D(29),O(3)                        653,624   1,148,092         995,842      1.52
    32       1    L(48),D(69),O(3)                        694,052   1,068,112       1,014,061      1.46
    33       2    L(25),D(57),O(2)                        642,334   1,069,916         992,400      1.54
    34       2    L(28),D(29),O(3)                        446,290     949,419         916,619      2.05
    35       1    L(26),D(93),O(1)                        707,635   1,157,209       1,032,742      1.46
    36       1    L(48),D(12)                             629,512   1,153,012       1,090,480      1.73
    37       1    L(48),D(68),O(4)                        694,488     975,509         909,918      1.31
    38       2    L(25),D(57),O(2)                        551,065     934,134         894,892      1.62
    39       1    L(27),D(31),O(2)                        575,949     921,858         839,519      1.46
    40       2    L(25),D(57),O(2)                        506,528     876,903         824,037      1.63
    41       1    L(48),D(69),O(3)                        556,984     846,456         809,919      1.45
    42       2    L(48),D(33),O(3)                        558,746     705,436         691,836      1.24
    43       1    L(48),D(72)                             486,782     864,934         812,905      1.67
    44       2    L(48),D(12)                             474,381     716,433         646,433      1.36
    45       1    L(28),D(88),O(4)                        475,494     670,218         655,769      1.38
    46       1    L(48),D(72)                             397,564     681,231         640,533      1.61
    47       1    L(48),D(72)                             365,898     566,804         530,166      1.45
    48       1    L(36),D(22),O(2)                        247,835     578,281         506,691      2.04
    49       1    L(48),D(72)                             323,594     406,629         404,445      1.25
    50       1    L(27),D(93)                             299,793     430,324         408,183      1.36
    51       1    YM1%(60)                                266,721     479,107         379,178      1.42
    52       2    L(25),D(57),O(2)                        250,912     489,361         447,263      1.78
    53       1    L(48),D(72)                             272,539     376,360         372,982      1.37
    54       1    L(48),D(69),O(3)                        297,338     505,536         466,736      1.57
    55       1    L(48),D(35),O(1)                        242,947     359,401         347,401      1.43
    56       1    L(48),D(72)                             252,927     404,752         374,936      1.48
    57       1    L(26),D(91),O(3)                        274,729     589,299         543,849      1.98
    58       1    L(27),D(141),O(12)                      213,299     329,055         300,311      1.41
    59       1    L(48),D(72)                             201,428     323,663         320,898      1.59
    60       1    L(48),D(132)                            225,282     406,215         371,729      1.65
    61       2    L(48),D(71),O(1)                        185,924     272,364         260,364      1.40
    62       1    L(48),D(72)                             192,061     286,515         283,751      1.48
    63       1    L(48),D(69),O(3)                        209,648     364,905         317,249      1.51
    64       2    L(28),D(29),O(3)                        152,006     243,147         231,147      1.52
    65       2    L(36),D(24)                             157,256     279,978         247,770      1.58
    66       1    L(48),D(72)                             115,829     187,692         173,320      1.50
    67       1    L(48),D(72)                             116,761     179,481         165,957      1.42
    68       1    L(26),D(91),O(3)                        113,196     171,579         167,475      1.48
    69       2    L(26),D(91),O(3)                         80,945     139,973         127,973      1.58






                                             CUT-OFF    SCHEDULED     UW HOSPITALITY
 CONTROL    LOAN    APPRAISED    APPRAISAL    DATE      MATURITY/        AVERAGE                        YEAR
   NO.     GROUP    VALUE ($)      DATE      LTV (%)   ARD LTV (%)      DAILY RATE                      BUILT
--------------------------------------------------------------------------------------------------------------------------------
    1        1      390,000,000    6/1/2003      53.0           53.0                0                   1913
    2        1      165,000,000    6/3/2003      64.7           52.9                0                   1967
    3        1      194,000,000    6/3/2003      51.5           51.5                0                   1969
    4        1      132,600,000     Various      64.1           58.4          Various                  Various
    4a       1       31,500,000    7/1/2003                                     87.09                   1921
    4b       1       24,600,000    7/1/2003                                     81.61                   1968
    4c       1       21,000,000    7/1/2003                                     88.69                   1973
    4d       1       18,500,000   6/25/2003                                    133.94                   1998
    4e       1       18,500,000   6/23/2003                                     96.52                   1982
    4f       1        7,500,000    7/1/2003                                     74.86                   1963
    4g       1       11,000,000   6/24/2003                                     78.69                   1984
    5        1      179,000,000   5/15/2003      42.4        35.0 (9)               0                   1974
    6        1      280,000,000    4/1/2003  53.6 (13)      53.6 (13)               0                  Various
    6a       1      181,700,000    4/1/2003                                                             1947
    6b       1       98,300,000    4/1/2003                                                             1923
    7        1       88,600,000    5/5/2003      72.3           59.5                0                   1964
    8        1       78,000,000   6/24/2003      62.6           51.9                0                   1964
    9        1       58,000,000   4/21/2003      70.9           60.5                0                   2001
    10       1       55,000,000    4/3/2003      68.9           61.0                0                   1903
    11       2       43,750,000   4/22/2003      80.0           76.3                0                   1978
    12       1       53,200,000   6/24/2003      65.7           59.6                0                   1964
    13       1       34,000,000    7/1/2003      70.6           59.7                0                   2002
    14       1       30,000,000   6/16/2003      79.9           72.0                0                   1989
    15       2       31,110,000     Various      75.4           69.2                0                  Various
   15a       2        5,900,000    6/3/2003                                                             1974
   15b       2        5,860,000    6/2/2003                                                             1973
   15c       2        5,300,000    6/3/2003                                                             1972
   15d       2        4,980,000    6/3/2003                                                             1973
   15e       2        4,570,000    6/3/2003                                                             1973
   15f       2        4,500,000    6/2/2003                                                             1973
    16       2       27,100,000    5/7/2003      80.0           80.0                0                   1990
    17       2       26,800,000    5/5/2003      80.0           80.0                0                   1990
    18       1       26,500,000   5/15/2003      79.2           65.4                0                   2001
    19       2       25,500,000    5/8/2003      80.0           80.0                0                   1991
    20       1       50,000,000   6/13/2003      40.0       35.4 (24)          132.68                   1969
    21       1       25,000,000    5/1/2003      79.7           72.9                0                   1997
    22       2       23,000,000    5/8/2003      80.0           80.0                0                   1987
    23       1       21,250,000    7/1/2003      79.8           66.4                0                   1950
    24       1       25,200,000  12/23/2002      67.1           52.0                0                   1986
    25       2       20,900,000   7/11/2003      78.9           72.5                0                   1985
    26       2       19,750,000    5/8/2003      80.0           80.0                0                   1988
    27       2       17,625,000   4/16/2003      79.6           73.2                0                   1975
    28       2       19,500,000   7/11/2003      66.7           61.3                0                   1987
    29       2       16,500,000   6/27/2003      78.2           71.8                0                   1984
    30       1       14,700,000    7/1/2003      79.1           66.3                0                   1987
    31       2       13,650,000    5/7/2003      78.5           72.1                0                   1975
    32       1       12,900,000   3/11/2003      79.5           66.5                0                   1984
    33       2       12,800,000   6/27/2003      80.0           73.5                0                   1984
    34       2       12,200,000    5/7/2003      80.0           80.0                0                   1988
    35       1       13,300,000   7/15/2003      72.9           62.1                0          1998, 1999, 2000, 2001
    36       1       14,100,000   6/15/2003      66.8           62.4                0                 1999/2002
    37       1       12,500,000   4/15/2003      74.7           64.0                0                2002, 2003
    38       2       11,100,000   6/25/2003      79.1           72.7                0                   1986
    39       1       11,300,000   5/13/2003      75.1           69.8                0                   1985
    40       2       10,175,000   7/11/2003      79.4           72.9                0                   1985
    41       1       11,200,000   4/22/2003      69.1           58.7                0          1986, 1990, 1998, 1999
    42       2        9,800,000   6/10/2003      78.6           71.1                0                   2002
    43       1        9,700,000   4/16/2003      74.1           61.9                0                   1999
    44       2        8,800,000   12/1/2002      79.4           74.2                0                   1972
    45       1        8,650,000   4/27/2003      79.5           66.9                0                   2002
    46       1        7,830,000   2/28/2003      75.2           62.8                0                   2002
    47       1        7,100,000   4/22/2003      79.8           65.8                0                   2002
    48       1        6,300,000    5/5/2003      80.0           80.0                0                   1976
    49       1        5,740,000   5/28/2003      78.2           59.2                0                   2003
    50       1        5,800,000   4/17/2003      75.7           63.4                0                   1996
    51       1        6,000,000    4/8/2003      69.8           64.4                0                   1980
    52       2        5,580,000   6/25/2003      71.7           65.9                0                   1973
    53       1        5,200,000   3/18/2003      76.7           64.3                0                   2001
    54       1        5,700,000   4/30/2003      69.1           53.2                0                 1978/1995
    55       1        4,900,000    6/1/2003      76.5           67.8                0                   1999
    56       1        5,180,000   3/28/2003      69.3           58.6                0                   1976
    57       1        6,870,000   5/21/2003      50.9           39.7                0                   1980
    58       1        3,810,000   5/28/2003      78.6           57.2                0                   1991
    59       1        4,200,000   4/24/2003      68.9           58.0                0                 2002/2003
    60       1        4,300,000    5/1/2003      67.2           40.5                0                   2002
    61       2        3,800,000    6/1/2003      72.3           60.3                0                   1979
    62       1        3,700,000   4/10/2003      70.1           53.6                0                   2003
    63       1        4,300,000   5/23/2003      58.1           46.3                0             1976, 1977, 1985
    64       2        3,250,000    5/8/2003      76.6           70.4                0                   1971
    65       2        3,500,000  11/21/2002      68.3           63.4                0                   1966
    66       1        2,230,000    5/9/2003      76.1           63.7                0                   1987
    67       1        2,250,000   4/14/2003      70.9           54.0                0                   1986
    68       1        2,350,000   5/13/2003      65.9           56.2                0                   2002
    69       2        1,300,000   6/18/2003      79.9           69.3                0                1968, 1970




                                              SQ.FT.                 LOAN                       RENT
 CONTROL    LOAN            YEAR              BED/PAD                PER      OCCUPANCY         ROLL     OWNERSHIP
   NO.      GROUP         RENOVATED           OR ROOM      UNIT      UNIT    PERCENTAGE         DATE      INTEREST
--------------------------------------------------------------------------------------------------------------------------
    1         1             1983               1,111,219 Sq Feet         186        93.6(2)  6/30/2003 Fee Simple
    2         1       1998, 1999, 2002      1,154,768 (4)Sq Feet          92        95.7(5)   5/1/2003 Fee Simple
    3         1             2001               1,375,229 Sq Feet          73       100.0      8/1/2003 Fee Simple/Leasehold
    4         1            Various                 1,975 Rooms        43,038        63.2     7/31/2003 Various
    4a        1             1991                     517 Rooms                      60.8     7/31/2003 Fee Simple/Leasehold
    4b        1             2002                     375 Rooms                      65.6     7/31/2003 Fee Simple
    4c        1             2001                     258 Rooms                      67.5     7/31/2003 Fee Simple
    4d        1             2003                     150 Rooms                      74.7     7/31/2003 Fee Simple
    4e        1             2001                     243 Rooms                      66.8     7/31/2003 Fee Simple
    4f        1             2002                     259 Rooms                      56.6     7/31/2003 Leasehold
    4g        1             2002                     173 Rooms                      53.5     7/31/2003 Fee Simple
    5         1    1975, 1988, 1994, 2003  1,092,274 (11)Sq Feet          69        98.0(5)  5/31/2003 Fee Simple
    6         1            Various             1,137,331 Sq Feet          66        96.5     4/30/2003 Fee Simple
    6a        1             1994             709,018 (14)Sq Feet                    97.8     4/30/2003 Fee Simple
    6b        1             1984                 428,313 Sq Feet                    94.1     4/30/2003 Fee Simple
    7         1           1999-2000        1,067,931 (16)Sq Feet          60        95.5(5)  4/21/2003 Fee Simple
    8         1             1995             439,833 (17)Sq Feet         111        97.9(5)  6/26/2003 Fee Simple
    9         1                                  138,342 Sq Feet         297        99.3     5/21/2003 Fee Simple
    10        1          1989, 2000              223,471 Sq Feet         169        80.1     5/29/2003 Fee Simple
    11        2                                      970 Units        36,082        90.3     4/30/2003 Fee Simple
    12        1             1994                 637,463 Sq Feet          55        83.3     8/19/2003 Fee Simple
    13        1                                   92,969 Sq Feet         258        97.6(20) 7/25/2003 Fee Simple
    14        1                                  152,976 Sq Feet         157       100.0(22)  7/1/2003 Fee Simple
    15        2            Various                   511 Units        45,934        97.3     5/31/2003 Fee Simple
   15a        2             2000                      97 Units                      95.9     5/31/2003 Fee Simple
   15b        2                                       95 Units                      97.9     5/31/2003 Fee Simple
   15c        2             2002                      89 Units                      97.8     5/31/2003 Fee Simple
   15d        2             2001                      76 Units                      94.7     5/31/2003 Fee Simple
   15e        2             2002                      70 Units                      98.6     5/31/2003 Fee Simple
   15f        2             2001                      84 Units                      98.8     5/31/2003 Fee Simple
    16        2                                      352 Units        61,591        94.9     5/31/2003 Fee Simple
    17        2                                      358 Units        59,888        97.2     5/31/2003 Fee Simple
    18        1                                  183,024 Sq Feet         115        91.3      6/3/2003 Fee Simple
    19        2                                      320 Units        63,750        91.9     5/31/2003 Fee Simple
    20        1            Ongoing                   436 Rooms        45,872        69.5     6/30/2003 Fee Simple
    21        1                                  209,185 Sq Feet          95       100.0      6/3/2003 Fee Simple
    22        2                                      320 Units        57,500        98.4     5/31/2003 Fee Simple
    23        1             1997                  78,237 Sq Feet         217       100.0     6/27/2003 Fee Simple
    24        1                                  249,878 Sq Feet          68        86.9     4/24/2003 Fee Simple
    25        2                                      461 Units        35,792        92.8     5/18/2003 Fee Simple
    26        2                                      252 Units        62,698        99.2     5/31/2003 Fee Simple
    27        2                                      672 Units        20,879        96.9     4/30/2003 Fee Simple
    28        2                                      291 Units        44,674        94.2     5/18/2003 Fee Simple
    29        2                                      296 Units        43,581        94.6     5/18/2003 Fee Simple
    30        1                                   93,604 Sq Feet         124        85.4     6/28/2003 Fee Simple
    31        2                                      609 Units        17,586        97.4     5/31/2003 Fee Simple
    32        1           2001/2002              129,689 Sq Feet          79       100.0     4/25/2003 Fee Simple
    33        2                                      324 Units        31,605        94.8     5/18/2003 Fee Simple
    34        2                                      164 Units        59,512        96.3     5/31/2003 Fee Simple
    35        1                                  103,634 Sq Feet          94        97.0     7/17/2003 Fee Simple
    36        1                                   67,140 Sq Feet         140        91.9     7/22/2003 Fee Simple
    37        1                                   75,605 Sq Feet         124        90.8     7/29/2003 Fee Simple
    38        2            Ongoing                   200 Units        43,925        97.0     5/18/2003 Fee Simple
    39        1                                   88,939 Sq Feet          95        82.3     7/30/2003 Fee Simple
    40        2                                      216 Units        37,384        93.5     5/18/2003 Fee Simple
    41        1                                   65,759 Sq Feet         118        90.7      6/1/2003 Fee Simple
    42        2                                       68 Units       113,235        98.5     6/23/2003 Fee Simple
    43        1                                   62,523 Sq Feet         115       100.0     6/30/2003 Fee Simple
    44        2           2000-2001                  280 Units        24,951        97.1     7/31/2003 Fee Simple
    45        1                                   63,650 Sq Feet         108        91.9     5/14/2003 Fee Simple
    46        1                                   37,482 Sq Feet         157       100.0     8/11/2003 Fee Simple
    47        1                                   26,720 Sq Feet         212       100.0     6/16/2003 Fee Simple
    48        1                                   93,776 Sq Feet          54        98.3     5/31/2003 Fee Simple
    49        1                                   14,560 Sq Feet         308       100.0      6/3/2003 Fee Simple
    50        1                                   31,933 Sq Feet         138       100.0     5/31/2003 Fee Simple
    51        1                                   73,647 Sq Feet          57        86.6      5/1/2003 Fee Simple
    52        2            Ongoing                   168 Units        23,810        92.3     5/18/2003 Fee Simple
    53        1                                   16,890 Sq Feet         236       100.0     12/1/1999 Fee Simple
    54        1                                  113,600 Sq Feet          35       100.0     6/13/2003 Fee Simple
    55        1                                       48 Units        78,043        95.8      7/8/2003 Leasehold
    56        1             2001                  27,786 Sq Feet         129        94.5     6/30/2003 Fee Simple
    57        1             1998                  52,802 Sq Feet          66    90.9 (27)    7/14/2003 Fee Simple
    58        1            Ongoing                26,500 Sq Feet         113       100.0     7/10/2003 Fee Simple
    59        1                                   13,824 Sq Feet         209       100.0      5/1/2003 Fee Simple
    60        1                                   23,555 Sq Feet         123       100.0     5/19/2003 Fee Simple
    61        2                                       52 Units        52,834        98.1      7/1/2003 Fee Simple
    62        1                                   13,824 Sq Feet         188       100.0      5/1/2003 Fee Simple
    63        1             2001                  93,698 Sq Feet          27        86.8     7/29/2003 Fee Simple
    64        2             2001                      60 Units        41,512        93.3     5/31/2003 Fee Simple
    65        2                                      122 Units        19,588        99.2     7/31/2003 Fee Simple
    66        1             1998                  45,030 Sq Feet          38        97.3     4/22/2003 Fee Simple
    67        1                                   15,076 Sq Feet         106       100.0     7/31/2003 Fee Simple
    68        1                                    6,304 Sq Feet         246       100.0      6/2/2003 Leasehold
    69        2             1999                      48 Units        21,652       100.0     7/31/2003 Fee Simple








                                          Largest                             Largest         Largest
 Control    Loan                           Tenant                           Tenant Area    Tenant Lease
   No.      Group                           Name                          Leased (Sq. Ft.)   Exp. Date
----------------------------------------------------------------------------------------------------------
    1         1    Bank of America                                                165,016   12/31/2013 (3)
    2         1    Sears                                                          217,000          NAP (6)
    3         1    U.S. Federal Government- G.S.A.                              1,348,184       7/31/2010
    4         1
    4a        1
    4b        1
    4c        1
    4d        1
    4e        1
    4f        1
    4g        1
    5         1    JCPenney                                                       215,000  10/19/2007 (12)
    6         1
    6a        1    John Hancock Financial Serivces, Inc.                          307,056   3/31/2013 (15)
    6b        1    John Hancock Financial Serivces, Inc.                          396,204       3/31/2018
    7         1    Sears                                                          205,591    10/5/2022 (7)
    8         1    Gottschalk's                                                   150,000       7/31/2015
    9         1    Garduno's                                                       13,021      12/31/2010
    10        1    Color Kinetics                                                  43,909       8/31/2007
    11        2
    12        1    Farmers Insurance Exchange                                     150,289   5/31/2008 (18)
    13        1    New York State Department of Motor Vehicles                     33,462      10/31/2012
    14        1    URS Corporation                                                 81,512      12/31/2013
    15        2
   15a        2
   15b        2
   15c        2
   15d        2
   15e        2
   15f        2
    16        2
    17        2
    18        1    Ross Stores                                                     30,187       1/31/2013
    19        2
    20        1
    21        1    Kohl's                                                          86,770       1/27/2018
    22        2
    23        1    Americans for the Arts                                          12,214       9/30/2007
    24        1    Hotel Reservations Network                                      73,340       2/28/2010
    25        2
    26        2
    27        2
    28        2
    29        2
    30        1    Wachovia Bank, N.A., Wachovia Securities                        18,559      12/31/2007
    31        2
    32        1    Price Chopper                                                   56,208      10/31/2027
    33        2
    34        2
    35        1    GAB Robins North America, Inc.                                  22,350       6/30/2005
    36        1    ACE Hardware                                                    15,041        7/1/2012
    37        1    Office Depot                                                    20,515       9/30/2017
    38        2
    39        1    Kenrick Investment Group                                        25,726   3/31/2009 (26)
    40        2
    41        1    Babies R Us                                                     38,500       1/31/2013
    42        2
    43        1    Meehan's 101 at State Bridge                                     8,300      12/31/2014
    44        2
    45        1    Bi-Lo                                                           46,900       2/28/2022
    46        1    AAA of Arizona                                                   4,156      10/31/2007
    47        1    The Fitness Institute                                            2,720      12/31/2007
    48        1    Rite Aid                                                        33,440      12/31/2013
    49        1    Walgreens                                                       14,560       7/13/2078
    50        1    Smart & Final                                                   16,423      11/30/2016
    51        1    Galaxy Scientific                                                9,249       9/30/2008
    52        2
    53        1    Walgreens                                                       16,890       12/1/2049
    54        1    Disetronic Sterile Products                                     26,600       3/31/2008
    55        1
    56        1    Monarch Construction                                             2,781      12/31/2005
    57        1    Color Tile                                                       4,800       7/31/2004
    58        1    Huff Realty                                                      5,092       9/30/2004
    59        1    Eckerd Drugs                                                    13,824       2/28/2023
    60        1    Cabarrus Family Medicine, P.A.                                  12,128       6/30/2017
    61        2
    62        1    Eckerd Drugs                                                    13,824        1/1/2023
    63        1    Pikes Peak Moving and Storage Co., Inc.                         15,104       7/31/2004
    64        2
    65        2
    66        1    Food Lion                                                       32,960       8/27/2018
    67        1    The Simons Firm                                                  5,230       2/28/2015
    68        1    ProfesioNAIL                                                     1,604      10/31/2012
    69        2



                                2ND LARGEST                2ND LARGEST     2ND LARGEST
 CONTROL    LOAN                  TENANT                   TENANT AREA     TENANT LEASE
   NO.      GROUP                  NAME                  LEASED (SQ. FT.)   EXP. DATE
-----------------------------------------------------------------------------------------
    1         1    Towers, Perrin, Forster & Crosby, Inc.         136,405      3/31/2008
    2         1    JCPenney                                       148,405  11/30/2016 (7)
    3         1    I.L. Creation                                   23,563      7/31/2010
    4         1
    4a        1
    4b        1
    4c        1
    4d        1
    4e        1
    4f        1
    4g        1
    5         1    Macy's                                         188,200   1/1/2009 (12)
    6         1
    6a        1    First Union                                    192,038      9/30/2006
    6b        1    Charles River                                    1,674      4/30/2008
    7         1    Boscov's                                       202,765     10/31/2005
    8         1    JCPenney                                       107,000   2/29/2008 (7)
    9         1    Village Tavern                                   9,331     12/31/2015
    10        1    Reed Elsevier, Inc.                             32,555     11/30/2009
    11        2
    12        1    State of Oklahoma                              130,655  9/30/2004 (19)
    13        1    Lifespire, Inc.                                 33,260 10/31/2022 (21)
    14        1    MedImmune, Inc.                                 15,825      2/11/2006
    15        2
   15a        2
   15b        2
   15c        2
   15d        2
   15e        2
   15f        2
    16        2
    17        2
    18        1    Office Depot                                    21,532      6/30/2012
    19        2
    20        1
    21        1    Worldwide Wholesale Floor Covering              40,000      5/31/2018
    22        2
    23        1    The Food and Drug Law Institute, Inc.            9,457      9/30/2006
    24        1    Ensemble Studios/Microsoft                      34,843     12/31/2007
    25        2
    26        2
    27        2
    28        2
    29        2
    30        1    Summit Brokerage Services, Inc.                  7,170      1/31/2005
    31        2
    32        1    AJ Wright                                       33,980      4/30/2013
    33        2
    34        2
    35        1    Journal Communications, Inc.                    13,265      6/30/2004
    36        1    Cocomo Joe's                                     6,269     11/23/2009
    37        1    Petsmart                                        18,875      1/31/2018
    38        2
    39        1    Response Networks, Inc.                          7,492      9/30/2004
    40        2
    41        1    Malibu Grill of Skyline, Inc.                    6,750      5/31/2007
    42        2
    43        1    Federated Home Mortgage                          6,133      2/28/2007
    44        2
    45        1    China Town                                       2,246      7/31/2012
    46        1    Washington Mutual                                3,747      8/31/2007
    47        1    Tre Fratelli Ristorante                          2,500      2/28/2008
    48        1    Ross Dress for Less                             25,684      1/31/2006
    49        1    N/A
    50        1    DaVita Inc.                                      9,510     11/30/2006
    51        1    Atlanta Allergy & Asthma                         6,414      4/14/2008
    52        2
    53        1    N/A
    54        1    Advanced Design and Manufacturing               21,000      6/30/2006
    55        1
    56        1    Fell Capital Management                          2,296      7/14/2008
    57        1    Steve Stephens dba Bridal Exclusives             4,400     10/31/2004
    58        1    House of France                                  4,950      5/31/2006
    59        1    N/A
    60        1    Copperfiled OB/GYN, PLLC                         6,972     10/31/2017
    61        2
    62        1    N/A
    63        1    G & K Services, Inc.                             9,000      2/28/2005
    64        2
    65        2
    66        1    Family Dollar                                    8,470     12/31/2007
    67        1    PTES                                             4,046      2/28/2017
    68        1    Quizno's Subs                                    1,592     11/30/2012
    69        2




                                    3RD LARGEST                    3RD LARGEST     3RD LARGEST
 CONTROL    LOAN                      TENANT                       TENANT AREA     TENANT LEASE   CONTROL
   NO.      GROUP                      NAME                      LEASED (SQ. FT.)   EXP. DATE       NO.
-----------------------------------------------------------------------------------------------------------
    1         1    Enhance Financial Services Group, Inc. (Radian)        121,093      8/31/2015     1
    2         1    Macy's                                                 143,771   1/31/2021 (7)    2
    3         1    Secrets of Beauty                                        1,641     12/31/2005     3
    4         1                                                                                      4
    4a        1                                                                                     4a
    4b        1                                                                                     4b
    4c        1                                                                                     4c
    4d        1                                                                                     4d
    4e        1                                                                                     4e
    4f        1                                                                                     4f
    4g        1                                                                                     4g
    5         1    Robinsons-May                                          164,997 10/19/2007 (12)    5
    6         1                                                                                      6
    6a        1    Deloitte & Touche                                      160,333     10/31/2009    6a
    6b        1    Marsh & McLennan                                         1,647      4/30/2008    6b
    7         1    Strawbridge's                                          200,000         NAP (6)    7
    8         1    Old Navy                                                14,714      1/31/2009     8
    9         1    Bo Concepts                                              7,888     12/31/2007     9
    10        1    Organic, Inc.                                           20,271      1/31/2011    10
    11        2                                                                                     11
    12        1    America Online, Inc.                                    80,000       5/4/2006    12
    13        1    The Children's Place Retail Stores, Inc.                 4,579      3/31/2018    13
    14        1    Computer Specialists, Inc.                              12,566     11/30/2007    14
    15        2                                                                                     15
   15a        2                                                                                     15a
   15b        2                                                                                     15b
   15c        2                                                                                     15c
   15d        2                                                                                     15d
   15e        2                                                                                     15e
   15f        2                                                                                     15f
    16        2                                                                                     16
    17        2                                                                                     17
    18        1    Old Navy                                                20,012      6/30/2007    18
    19        2                                                                                     19
    20        1                                                                                     20
    21        1    Babies 'R' Us                                           37,491      1/31/2013    21
    22        2                                                                                     22
    23        1    Bennet & Bennet, PLLC                                    8,405      8/31/2006    23
    24        1    Brian Loncar                                            17,860     12/31/2005    24
    25        2                                                                                     25
    26        2                                                                                     26
    27        2                                                                                     27
    28        2                                                                                     28
    29        2                                                                                     29
    30        1    Dickenson and Murdoch Chartered                          4,589      7/31/2006    30
    31        2                                                                                     31
    32        1    Eckerd Drugs                                            13,205      3/31/2004    32
    33        2                                                                                     33
    34        2                                                                                     34
    35        1    Tennessee Commerce Bank                                 13,141      3/31/2008    35
    36        1    Shogun                                                   4,381      3/28/2004    36
    37        1    Dollar Tree Stores, Inc.                                 6,850      9/30/2007    37
    38        2                                                                                     38
    39        1    Memsic, Inc.                                             7,100      8/31/2007    39
    40        2                                                                                     40
    41        1    Kentucky Fried Chicken of California, Inc.               3,400      7/31/2019    41
    42        2                                                                                     42
    43        1    Carter Barnes Hair Artisians                             6,000      5/31/2009    43
    44        2                                                                                     44
    45        1    SummerLand Tan                                           1,731      9/30/2007    45
    46        1    Smoothie King/Port of Subs                               2,075     10/31/2007    46
    47        1    Fletcher Heights Dental Care                             2,100     12/31/2007    47
    48        1    Denny's                                                  5,700      2/28/2004    48
    49        1    N/A                                                                              49
    50        1    Pennings, Inc.                                           3,600      6/30/2004    50
    51        1    Georgia HAP Administrators, Inc.                         5,751     11/30/2005    51
    52        2                                                                                     52
    53        1    N/A                                                                              53
    54        1    ACG Technology Services                                 18,000      9/30/2005    54
    55        1                                                                                     55
    56        1    TREO                                                     2,293      9/14/2005    56
    57        1    United Retail Incorporated dba Sizes Unlimited           3,200      1/31/2008    57
    58        1    Sports Investments                                       3,970      7/31/2007    58
    59        1    N/A                                                                              59
    60        1    Carolina Digestive Health Associates, P.A.               4,455     12/31/2013    60
    61        2                                                                                     61
    62        1    N/A                                                                              62
    63        1    Jeff Bonner                                              3,600      4/30/2005    63
    64        2                                                                                     64
    65        2                                                                                     65
    66        1    Subway                                                   1,200      8/31/2005    66
    67        1    DOE/NNMCAB                                               1,375      5/31/2004    67
    68        1    HB Pie Company                                           1,575     10/31/2012    68
    69        2                                                                                     69

FOOTNOTES TO ANNEX A-1:

     (1) Statistical information is based on only the pooled component of The Bank of America Building mortgage loan.

     (2) The subject is 99.0% leased and 93.6% occupied, and includes the Bank of America retail space (5,276 square feet), which is expected to be in place within six months, and a portion of the ABN Amro space, which is available for sublet.

     (3) Bank of America leases 165,016 square feet of office space and 5,276 square feet of ground floor retail space for a total of 170,292 square feet, with the majority of the space (145,615 square feet) expiring in December 2013, the retail space (5,276 square feet) expiring in December 2018, and the balance of the office space (19,401 square feet) expiring in December 2006.

     (4) Reflects total gross leasable area of the property, including anchor stores. The Valley Plaza Shopping Center Mortgaged Property totals 522,181 square feet and is comprised of one anchor pad with 94,102 square feet of improvements, 335,845 square feet of in-line mall space and 92,234 square feet of an improved outparcel pad and freestanding movie theater. Additionally, collateral includes three anchor leased pads, but not the anchor owned improvements.

     (5)  Reflects overall mall occupancy.

     (6)  NAP means not applicable as the anchor owns its store and pad.

     (7)  Anchor tenant owns its store and leases its pad from the borrower.

     (8) In addition, one or more individual properties (except the Radisson-Fort Worth, Crowne Plaza Beverly Hills and Hilton Nassau Bay) may be released at any time with the payment of (i) a release price set forth in the loan documents and (ii) a Yield Maintenance penalty. Additionally, the loan may be partially or fully defeased after the second anniversary of the securitization.

     (9) Prior to January 11, 2006, the $100,000,000 initial funding will amortize based on a 30-year schedule. The A Note will receive a pro-rata share of the amortization on the $100,000,000 initial funding. Commencing on January 11, 2006, the resized loan will amortize, as adjusted for the resized loan amount, if necessary, on the remaining term of the original 30-year schedule and the A Note will receive a pro-rata share of the amortization on the resized loan. The maximum whole loan is $180,000,000.

    (10)  Based on an average constant of 6.139%.

    (11) Reflects total gross leasable area of the property, including anchor stores. The Westfield Shoppingtown Santa Anita Mortgaged Property totals 387,693 square feet comprised of in-line mall space. Additionally, collateral includes one anchor leased pad, but not the anchor owned improvements.

    (12) Anchor tenant owns its store and leases its pad from the ground lessor, an affiliate of the borrower.

    (13) Calculated based on the total A-1 Note, A-2 Note and A-3 Note loan balance of $150,000,000.

    (14) Excludes approximately 45,309 square feet of auditorium and conference center space.

    (15) 37,656 square feet of John Hancock Financial Services, Inc.'s space expires on March 31, 2008.

    (16) Reflects total gross leasable area of the property, including anchor stores. The Moorestown Mall Mortgaged Property totals 541,140 square feet and is comprised of one anchor store with 202,765 square feet, and 338,375 square feet of in-line mall space. Additionally, collateral includes one anchor leased pad, but not the anchor owned improvements.

    (17) Reflects total gross leasable area of the property, including anchor stores. The Visalia Mall Mortgaged Property totals 332,833 square feet and is comprised of one anchor store with 150,000 square feet and 182,833 square feet of in-line mall space. Additionally, collateral includes one anchor leased pad, but not the anchor owned improvements.

    (18) Farmers Insurance occupies two spaces with lease expirations as follows: 100,000 sf (5/2008) and 50,289 sf (6/2013). There is an
          early termination option of 5/2008 for the 50,289 sf space.

    (19) The State of Oklahoma occupies 20 spaces with lease expirations as follows: 40,524 sf, or 31.0% of the tenant's total space, expires by 12/31/2003; 84,959 sf, or 65.0% of the tenant's total space, expires by 9/30/2004 and 5,172 sf, or 4.0% of the tenant's total space, expires 2/28/2010.

    (20) Includes 5,000 SF of executed leases to AT&T and Radio Shack. $2,500,000 of proceeds were held back at closing until AT&T and either Radio Shack or Mothers Work are in occupancy and paying unabated rent.

    (21) Lifespire Inc. may terminate their lease on the last day of the tenth lease year (10/31/2012) if New York State Department of Motor Vehicles does not renew their lease for an additional ten years.

    (22) URS Corporation currently occupies 53,299 sf of their total 81,512 sf. The remaining 28,213 sf has a rent commencement date of January 1, 2004 at $26.50/sf. This space is currently occupied by Aspen Publishers, Inc. at $21.93/sf. Approximately $342,000 is being held by the title company in reserves to cover any underwritten rent differential due until January 1, 2004.

    (23) Statistical information is based on only the pooled component of the Sheraton Universal Hotel mortgage loan.

    (24) The Sheraton Universal Hotel Mortgage Loan is interest only for the first 23 months, has a monthly principal payment of $25,000 for the next 12 months and has monthly principal payments of $41,166.67 for the remainder of the loan term. The Annual Debt Service and DSCR are calculated on the interest only period of the loan at a 5.17% interest rate.

    (25) Represents Sheraton Universal Hotel Borrower's 50% share of adjusted gross operating profits of property per the terms of the operating lease.

    (26) Kenrick Investment Group occupies seven spaces with lease expirations as follows: 2,139 sf (5/2004); 1,835 sf (6/2005); 1,610 sf (12/2005); 18,050 sf (3/2009); and 2,092 sf (5/2007).

    (27) Per the July 14, 2003 rent roll, the subject property is 90.9% occupied. On April 14, 2003, Leap Wireless Inc. and its subsidiaries (including Cricket Communications Inc.) announced that they filed Chapter 11 Bankruptcy protection. The underwritten occupancy is 86.8% as this space was underwritten as vacant even though the tenant is in place, open for business and paying contractual rent.

    (28) With regard to cross-collateralized mortgage loans, each such mortgage loan with a particular letter designation in the "Cross-Collateralized Groups" column is cross-collateralized with those mortgage loans with the same letter designation.

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-2-1


                               AMORTIZATION TYPES
                                (MORTGAGE POOL)




                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                             NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES             LOANS          BALANCE          BALANCE        BALANCE
--------------------------- ----------- ------------------ -------------- --------------
Amortizing Balloon ........      54      $   772,941,622        53.15%     $ 14,313,734
Interest Only .............      10          494,220,000        33.99        49,422,000
ARD .......................       5          186,982,716        12.86        37,396,543
                                 --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ........      69      $ 1,454,144,338       100.00%     $ 21,074,556



                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE           LTV          DSCR      RATE(1)      RATE
--------------------------- ---------------- -------------- ----------- ----------- ----------
Amortizing Balloon ........  $  85,000,000         68.8%        1.69x       93.97%     5.286%
Interest Only .............    206,700,000         58.9         2.43        95.95      5.196
ARD .......................    106,708,825         66.6         1.97        96.98      4.178
                             -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ........  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)




                                                 TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS          BALANCE          BALANCE        BALANCE
----------------------------- ----------- ------------------ -------------- --------------
35.01 - 40.00 ...............       1      $    20,000,000         1.38%     $ 20,000,000
40.01 - 45.00 ...............       1           75,831,205         5.21        75,831,205
50.01 - 55.00 ...............       4          385,195,671        26.49        96,298,918
55.01 - 60.00 ...............       1            2,500,000         0.17         2,500,000
60.01 - 65.00 ...............       3          240,521,969        16.54        80,173,990
65.01 - 70.00 ...............      13          141,332,499         9.72        10,871,731
70.01 - 75.00 ...............      10          166,339,699        11.44        16,633,970
75.01 - 80.00 ...............      36          422,423,295        29.05        11,733,980
                                   --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      69      $ 1,454,144,338       100.00%     $ 21,074,556




                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(1)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------
35.01 - 40.00 ...............  $  20,000,000         40.0%        2.88x      -- %        5.170%
40.01 - 45.00 ...............     75,831,205         42.4         2.90     98.00         4.700
50.01 - 55.00 ...............    206,700,000         52.7         2.58     95.82         5.400
55.01 - 60.00 ...............      2,500,000         58.1         1.51     86.77         6.875
60.01 - 65.00 ...............    106,708,825         64.0         1.96     96.37         4.776
65.01 - 70.00 ...............     37,869,970         67.5         1.52     86.84         5.501
70.01 - 75.00 ...............     64,032,961         71.9         1.52     96.84         5.319
75.01 - 80.00 ...............     35,000,000         79.1         1.57     95.63         4.892
                               -------------         ----         ----    ------         -----
TOTAL/AVG/WTD AVG: ..........  $ 206,700,000         65.2%        1.98X    95.12%        5.113%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans:  65.2%
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3


                          ORIGINAL TERM TO MATURITY(1)
                                (MORTGAGE POOL)




                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)            LOANS          BALANCE          BALANCE        BALANCE
---------------------------- ----------- ------------------ -------------- --------------
49 - 60 ....................      21      $   444,566,549        30.57%     $ 21,169,836
73 - 84 ....................      14          315,608,329        21.70        22,543,452
85 - 96 ....................       1           41,150,000         2.83        41,150,000
97 - 108 ...................       1          106,708,825         7.34       106,708,825
109 - 120 ..................      30          540,227,312        37.15        18,007,577
169 - 180 ..................       2            5,883,323         0.40         2,941,662
                                  --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: .........      69      $ 1,454,144,338       100.00%     $ 21,074,556



                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(2)      RATE
---------------------------- ---------------- -------------- ----------- ----------- ----------
49 - 60 ....................  $  85,000,000         70.5%        1.89x       94.25%     5.183%
73 - 84 ....................    100,000,000         63.5         1.99        95.57      4.955
85 - 96 ....................     41,150,000         71.0         1.47        99.28      5.140
97 - 108 ...................    106,708,825         64.7         2.15        95.67      3.900
109 - 120 ..................    206,700,000         61.3         2.06        94.97      5.375
169 - 180 ..................      2,994,869         73.0         1.53       100.00      5.969
                              -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

Weighted Average Original Term to Maturity:  92 months.
--------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4


                         REMAINING TERM TO MATURITY(1)
                                (MORTGAGE POOL)




                                                 TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             LOANS          BALANCE          BALANCE        BALANCE
----------------------------- ----------- ------------------ -------------- --------------
49 - 60 .....................      21      $   444,566,549        30.57%     $ 21,169,836
73 - 84 .....................      14          315,608,329        21.70        22,543,452
85 - 96 .....................       1           41,150,000         2.83        41,150,000
97 - 108 ....................       1          106,708,825         7.34       106,708,825
109 - 120 ...................      30          540,227,312        37.15        18,007,577
169 - 180 ...................       2            5,883,323         0.40         2,941,662
                                   --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      69      $ 1,454,144,338       100.00%     $ 21,074,556




                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)               BALANCE           LTV          DSCR      RATE(2)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------
49 - 60 .....................  $  85,000,000         70.5%        1.89x       94.25%     5.183%
73 - 84 .....................    100,000,000         63.5         1.99        95.57      4.955
85 - 96 .....................     41,150,000         71.0         1.47        99.28      5.140
97 - 108 ....................    106,708,825         64.7         2.15        95.67      3.900
109 - 120 ...................    206,700,000         61.3         2.06        94.97      5.375
169 - 180 ...................      2,994,869         73.0         1.53       100.00      5.969
                               -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

Weighted Average Remaining Term to Maturity:  90 months.
--------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5

                     MORTGAGED PROPERTIES BY PROPERTY TYPE
                                (MORTGAGE POOL)




                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                              NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                PROPERTIES        BALANCE          BALANCE        BALANCE
--------------------------- ------------ ------------------ -------------- --------------
Office ....................      17       $   578,435,857        39.78%     $ 34,025,639
Retail ....................      25           472,976,415        32.53        18,919,057
Multifamily ...............      29           291,292,736        20.03        10,044,577
Hotel .....................       8           105,000,000         7.22        13,125,000
Industrial/Warehouse ......       2             6,439,329         0.44         3,219,665
                                 --       ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ........      81       $ 1,454,144,338       100.00%     $ 17,952,399




                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE           LTV          DSCR      RATE(1)      RATE
--------------------------- ---------------- -------------- ----------- ----------- ----------
Office ....................  $ 206,700,000         59.2%        2.19x       93.74%     5.476%
Retail ....................    106,708,825         65.6         1.95        96.72      4.666
Multifamily ...............     35,000,000         78.4         1.65        95.24      4.699
Hotel .....................     20,000,000         59.5         1.91           --      6.206
Industrial/Warehouse ......      3,939,329         64.9         1.55        94.86      6.168
                             -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ........  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)




                                                         TOTAL         % BY TOTAL       AVERAGE
                                                     CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                       NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)              LOANS          BALANCE          BALANCE        BALANCE
------------------------------------- ----------- ------------------ -------------- --------------
          1 -   2,000,000 ...........       4      $     5,880,261         0.40%     $  1,470,065
  2,000,001 -   4,000,000 ...........      14           44,257,596         3.04         3,161,257
  4,000,001 -   6,000,000 ...........       6           29,660,485         2.04         4,943,414
  6,000,001 -   8,000,000 ...........       5           36,495,922         2.51         7,299,184
  8,000,001 -  10,000,000 ...........       7           63,564,276         4.37         9,080,611
 10,000,001 -  15,000,000 ...........       7           82,767,326         5.69        11,823,904
 15,000,001 -  20,000,000 ...........       7          124,495,062         8.56        17,785,009
 20,000,001 -  25,000,000 ...........       7          155,967,304        10.73        22,281,043
 25,000,001 -  50,000,000 ...........       5          197,783,113        13.60        39,556,623
 50,000,001 -  75,000,000 ...........       2          139,032,961         9.56        69,516,480
 75,000,001 - 100,000,000 ...........       3          260,831,205        17.94        86,943,735
100,000,001 - 125,000,000 ...........       1          106,708,825         7.34       106,708,825
150,000,001  (greater than) =.. .....       1          206,700,000        14.21       206,700,000
                                           --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..................      69      $ 1,454,144,338       100.00%     $ 21,074,556





                                           MAXIMUM
                                        CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)                BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------------------- ---------------- -------------- ----------- ----------- ----------
          1 -   2,000,000 ...........  $   1,696,790         72.7%        1.49x       99.23%     5.862%
  2,000,001 -   4,000,000 ...........      4,000,000         69.7         1.56        96.50      5.564
  4,000,001 -   6,000,000 ...........      5,888,583         76.7         1.53        97.82      5.148
  6,000,001 -   8,000,000 ...........      7,743,560         76.0         1.42        95.65      5.713
  8,000,001 -  10,000,000 ...........      9,760,000         75.3         1.61        92.81      5.324
 10,000,001 -  15,000,000 ...........     14,030,760         77.2         1.50        94.67      4.874
 15,000,001 -  20,000,000 ...........     20,000,000         71.6         1.80        96.36      4.897
 20,000,001 -  25,000,000 ...........     24,000,000         77.8         1.61        95.90      5.010
 25,000,001 -  50,000,000 ...........     48,813,143         69.2         1.62        90.86      4.872
 50,000,001 -  75,000,000 ...........     75,000,000         62.2         2.34        96.02      5.039
 75,000,001 - 100,000,000 ...........    100,000,000         53.0         2.35        99.14      5.519
100,000,001 - 125,000,000 ...........    106,708,825         64.7         2.15        95.67      3.900
150,000,001  (greater than) =.. .....    206,700,000         53.0         2.47        93.65      5.515
                                       -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..................  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

Average Cut-off Date Principal Balance:  $21,074,556
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-7

                                  U/W NCF DSCR
                                (MORTGAGE POOL)


                                                  TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF                NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                          LOANS          BALANCE          BALANCE        BALANCE
------------------------------ ----------- ------------------ -------------- --------------
1.20 - 1.29 ..................       4      $    53,132,171         3.65%     $ 13,283,043
1.30 - 1.39 ..................       7           83,495,770         5.74        11,927,967
1.40 - 1.49 ..................      18          176,651,151        12.15         9,813,953
1.50 - 1.59 ..................      14          153,120,663        10.53        10,937,190
1.60 - 1.69 ..................       9          225,250,298        15.49        25,027,811
1.70 - 1.79 ..................       3           35,105,441         2.41        11,701,814
1.80 - 1.89 ..................       2           39,840,000         2.74        19,920,000
1.90 - 1.99 ..................       3           39,695,671         2.73        13,231,890
2.00  (greater than) = . .....       9          647,853,174        44.55        71,983,686
                                    --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ...........      69      $ 1,454,144,338       100.00%     $ 21,074,556




                                    MAXIMUM
                                 CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                            BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------------ ---------------- -------------- ----------- ----------- ----------
1.20 - 1.29 ..................  $  23,979,153         79.6%        1.23x       99.79%     5.643%
1.30 - 1.39 ..................     35,000,000         76.3         1.36        91.36      5.344
1.40 - 1.49 ..................     41,150,000         74.3         1.46        95.29      5.367
1.50 - 1.59 ..................     37,869,970         71.3         1.53        88.65      5.203
1.60 - 1.69 ..................     85,000,000         70.8         1.64        96.93      5.441
1.70 - 1.79 ..................     21,680,000         75.5         1.77        93.78      4.738
1.80 - 1.89 ..................     21,440,000         80.0         1.88        97.78      4.510
1.90 - 1.99 ..................     20,400,000         77.4         1.96        94.71      4.655
2.00  (greater than) = . .....    206,700,000         54.5         2.50        96.28      4.920
                                -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ...........  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

Weighted Average U/W NCF DSCR:  1.98x.
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-8


                               OCCUPANCY RATES(1)
               (MORTGAGED POOL/EXCLUDING HOSPITALITY PROPERTIES)



                                                 TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY              NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                      PROPERTIES       BALANCE          BALANCE        BALANCE
----------------------------- ------------ ----------------- -------------- --------------
80.01 - 85.00 ...............       3       $   81,303,722         6.03%     $27,101,241
85.01 - 90.00 ...............       4           35,220,702         2.61        8,805,175
90.01 - 95.00 ...............      20          442,546,479        32.80       22,127,324
95.01  (greater than) = .....      46          790,073,434        58.56       17,175,509
                                   --       --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........      73       $1,349,144,338       100.00%     $18,481,429



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
80.01 - 85.00 ...............  $ 37,869,970        68.1%        1.52x       81.71%     5.507%
85.01 - 90.00 ...............    16,907,006        70.7         1.41        86.37      5.693
90.01 - 95.00 ...............   206,700,000        64.2         2.08        93.12      5.218
95.01  (greater than) = .....   106,708,825        65.9         2.01        98.00      4.842
                               ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $206,700,000        65.6%        1.98X       95.12%     5.028%

--------
(1)   Weighted average occupancy rate for all mortgaged properties other than
      hospitality properties:   95.12%

                                                                    ANNEX A-2-9


                          REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)


                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)         LOANS          BALANCE          BALANCE        BALANCE
-------------------------------- ----------- ------------------ -------------- --------------
IO(1) ..........................      11      $   514,220,000        35.36%     $ 46,747,273
289 - 300 ......................      12          248,318,452        17.08        20,693,204
349 - 360 ......................      46          691,605,886        47.56        15,034,911
                                      --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: .............      69      $ 1,454,144,338       100.00%     $ 21,074,556




                                      MAXIMUM
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)           BALANCE           LTV          DSCR      RATE(2)      RATE
-------------------------------- ---------------- -------------- ----------- ----------- ----------
IO(1) ..........................  $ 206,700,000         58.2%        2.45x       95.95%     5.195%
289 - 300 ......................     85,000,000         65.6         1.66        93.87      5.575
349 - 360 ......................    106,708,825         70.2         1.75        94.81      4.886
                                  -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .............  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

Weighted Average Remaining Amortization Term:  343 months.(3)
--------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans secured by hospitality properties.

(3) Excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-2-10



                                 MORTGAGE RATES
                                (MORTGAGE POOL)


                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE            NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                      LOANS          BALANCE          BALANCE        BALANCE
--------------------------- ----------- ------------------ -------------- --------------
3.751 - 4.000 .............       2      $   155,521,969        10.70%     $ 77,760,984
4.001 - 4.250 .............       1           19,921,764         1.37        19,921,764
4.251 - 4.500 .............       2           13,200,771         0.91         6,600,385
4.501 - 4.750 .............      10          255,814,332        17.59        25,581,433
4.751 - 5.000 .............      12          190,296,415        13.09        15,858,035
5.001 - 5.250 .............       8          177,193,756        12.19        22,149,219
5.251 - 5.500 .............      12          170,188,844        11.70        14,182,404
5.501 - 5.750 .............       6          234,634,738        16.14        39,105,790
5.751 - 6.000 .............       6           79,214,480         5.45        13,202,413
6.001 - 6.250 .............       6           60,275,121         4.15        10,045,853
6.251 - 6.500 .............       2           94,342,850         6.49        47,171,425
6.501 - 6.750 .............       1            1,039,300         0.07         1,039,300
6.751 - 7.000 .............       1            2,500,000         0.17         2,500,000
                                 --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ........      69      $ 1,454,144,338       100.00%     $ 21,074,556




                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE               PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE           LTV          DSCR      RATE(1)      RATE
--------------------------- ---------------- -------------- ----------- ----------- ----------
3.751 - 4.000 .............  $ 106,708,825         64.0%        2.12x       96.37%     3.861%
4.001 - 4.250 .............     19,921,764         79.7         1.62       100.00      4.250
4.251 - 4.500 .............     10,710,059         78.1         1.52        96.61      4.500
4.501 - 4.750 .............     75,831,205         68.4         2.08        96.04      4.604
4.751 - 5.000 .............     64,032,961         73.6         1.58        91.94      4.865
5.001 - 5.250 .............     75,000,000         61.1         2.27        96.36      5.130
5.251 - 5.500 .............    100,000,000         62.1         2.06        98.94      5.371
5.501 - 5.750 .............    206,700,000         55.7         2.35        93.45      5.523
5.751 - 6.000 .............     24,000,000         72.8         1.36        95.34      5.872
6.001 - 6.250 .............     34,950,000         67.7         1.49        89.13      6.157
6.251 - 6.500 .............     85,000,000         65.2         1.64        90.78      6.435
6.501 - 6.750 .............      1,039,300         80.0         1.58       100.00      6.750
6.751 - 7.000 .............      2,500,000         58.1         1.51        86.77      6.875
                             -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ........  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

Weighted Average Mortgage Rate:  5.113%
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11


                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                (MORTGAGE POOL)


                                                 TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE         NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS          BALANCE          BALANCE        BALANCE
----------------------------- ----------- ------------------ -------------- --------------
35.01 - 40.00 ...............       3      $    99,326,876         6.83%     $ 33,108,959
40.01 - 45.00 ...............       1            2,888,454         0.20         2,888,454
45.01 - 50.00 ...............       1            2,500,000         0.17         2,500,000
50.01 - 55.00 ...............       9          562,256,426        38.67        62,472,936
55.01 - 60.00 ...............      10          231,241,527        15.90        23,124,153
60.01 - 65.00 ...............      14          152,954,447        10.52        10,925,318
65.01 - 70.00 ...............      11          113,137,789         7.78        10,285,254
70.01 - 75.00 ...............      12          142,318,818         9.79        11,859,901
75.01 - 80.00 ...............       8          147,520,000        10.14        18,440,000
                                   --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      69      $ 1,454,144,338       100.00%     $ 21,074,556




                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE            PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(2)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------
35.01 - 40.00 ...............  $  75,831,205         42.2%        2.86x       97.69%     4.846%
40.01 - 45.00 ...............      2,888,454         67.2         1.65       100.00      6.050
45.01 - 50.00 ...............      2,500,000         58.1         1.51        86.77      6.875
50.01 - 55.00 ...............    206,700,000         56.5         2.40        95.80      4.986
55.01 - 60.00 ...............     85,000,000         68.1         1.58        93.03      5.872
60.01 - 65.00 ...............     41,150,000         70.8         1.51        92.68      5.232
65.01 - 70.00 ...............     23,472,366         77.9         1.46        94.08      5.134
70.01 - 75.00 ...............     23,979,153         79.2         1.47        96.91      4.924
75.01 - 80.00 ...............     35,000,000         80.0         1.78        94.84      4.579
                               -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $ 206,700,000         65.2%        1.98X       95.12%     5.113%

Weighted Average Maturity Date LTV Ratio:  59.2%
--------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-12



                              PROPERTIES BY STATE
                                (MORTGAGE POOL)



                                              TOTAL         % BY TOTAL
                                          CUT-OFF DATE     CUT-OFF DATE
                            NUMBER          PRINCIPAL       PRINCIPAL
STATE                   OF PROPERTIES        BALANCE         BALANCE
---------------------- --------------- ------------------ -------------
  CA .................        15        $   306,355,886        21.07%
  NY .................         3            240,958,393        16.57
  FL .................        17            203,089,568        13.97
  TX .................        12            163,553,284        11.25
  MA .................         5            125,803,722         8.65
  MD .................         2            123,979,153         8.53
  NJ .................         2             83,954,725         5.77
  AZ .................         4             62,131,926         4.27
  OK .................         1             34,950,000         2.40
  IN .................         2             21,550,000         1.48
  DC .................         1             16,966,292         1.17
  TN .................         3             13,626,292         0.94
  NC .................         3             11,465,069         0.79
  GA .................         2             11,371,751         0.78
  OR .................         2              8,535,671         0.59
  VA .................         1              7,743,560         0.53
  AL .................         1              4,486,725         0.31
  NH .................         1              3,939,329         0.27
  OH .................         1              2,994,869         0.21
  PA .................         1              2,592,712         0.18
  CO .................         1              2,500,000         0.17
  NM .................         1              1,595,409         0.11
                              --        ---------------       ------
  TOTAL: .............        81        $ 1,454,144,338       100.00%

                                   ANNEX A-3
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                 (This Page Has Been Left Blank Intentionally)

                                                                    ANNEX A-3-1


                               AMORTIZATION TYPES
                              (LOAN GROUP NO. 1)


                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                             NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES             LOANS          BALANCE          BALANCE        BALANCE
--------------------------- ----------- ------------------ -------------- --------------
Amortizing Balloon ........      37      $   592,874,947        50.82%     $ 16,023,647
Interest Only .............       4          386,740,000        33.15        96,685,000
ARD .......................       5          186,982,716        16.03        37,396,543
                                 --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ........      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE           LTV          DSCR      RATE(1)      RATE
--------------------------- ---------------- -------------- ----------- ----------- ----------
Amortizing Balloon ........  $  85,000,000         66.2%        1.75x       93.71%     5.432%
Interest Only .............    206,700,000         53.1         2.57        95.90      5.386
ARD .......................    106,708,825         66.6         1.97        96.98      4.178
                             -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ........  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-2


                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 1)




                                                 TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS          BALANCE          BALANCE        BALANCE
----------------------------- ----------- ------------------ -------------- --------------
35.01 - 40.00 ...............       1      $    20,000,000         1.71%     $ 20,000,000
40.01 - 45.00 ...............       1           75,831,205         6.50        75,831,205
50.01 - 55.00 ...............       4          385,195,671        33.02        96,298,918
55.01 - 60.00 ...............       1            2,500,000         0.21         2,500,000
60.01 - 65.00 ...............       3          240,521,969        20.62        80,173,990
65.01 - 70.00 ...............      11          125,942,755        10.80        11,449,341
70.01 - 75.00 ...............       8          159,592,334        13.68        19,949,042
75.01 - 80.00 ...............      17          157,013,729        13.46         9,236,102
                                   --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(1)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------
35.01 - 40.00 ...............  $  20,000,000         40.0%        2.88x         --%      5.170%
40.01 - 45.00 ...............     75,831,205         42.4         2.90       98.00       4.700
50.01 - 55.00 ...............    206,700,000         52.7         2.58       95.82       5.400
55.01 - 60.00 ...............      2,500,000         58.1         1.51       86.77       6.875
60.01 - 65.00 ...............    106,708,825         64.0         1.96       96.37       4.776
65.01 - 70.00 ...............     37,869,970         67.6         1.51       85.85       5.584
70.01 - 75.00 ...............     64,032,961         71.9         1.52       96.93       5.331
75.01 - 80.00 ...............     23,979,153         78.9         1.42       96.26       5.253
                               -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 206,700,000         61.9%        2.06X      95.08%      5.216%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans:   61.9%
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-3


                          ORIGINAL TERM TO MATURITY(1)
                              (LOAN GROUP NO. 1)




                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)            LOANS          BALANCE          BALANCE        BALANCE
---------------------------- ----------- ------------------ -------------- --------------
49 - 60 ....................       8      $   242,006,540        20.74%     $ 30,250,817
73 - 84 ....................       6          234,408,329        20.09        39,068,055
85 - 96 ....................       1           41,150,000         3.53        41,150,000
97 - 108 ...................       1          106,708,825         9.15       106,708,825
109 - 120 ..................      28          536,440,647        45.98        19,158,595
169 - 180 ..................       2            5,883,323         0.50         2,941,662
                                  --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: .........      46      $ 1,166,597,664       100.00%     $ 25,360,819





                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(2)      RATE
---------------------------- ---------------- -------------- ----------- ----------- ----------
49 - 60 ....................  $  85,000,000         63.3%        2.05x       92.74%     5.675%
73 - 84 ....................    100,000,000         59.0         2.14        95.93      4.976
85 - 96 ....................     41,150,000         71.0         1.47        99.28      5.140
97 - 108 ...................    106,708,825         64.7         2.15        95.67      3.900
109 - 120 ..................    206,700,000         61.2         2.06        94.94      5.373
169 - 180 ..................      2,994,869         73.0         1.53       100.00      5.969
                              -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

Weighted Average Original Term to Maturity:  98 months.
--------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-4


                         REMAINING TERM TO MATURITY(1)
                              (LOAN GROUP NO. 1)



                                                 TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             LOANS          BALANCE          BALANCE        BALANCE
----------------------------- ----------- ------------------ -------------- --------------
49 - 60 .....................       8      $   242,006,540        20.74%     $ 30,250,817
73 - 84 .....................       6          234,408,329        20.09        39,068,055
85 - 96 .....................       1           41,150,000         3.53        41,150,000
97 - 108 ....................       1          106,708,825         9.15       106,708,825
109 - 120 ...................      28          536,440,647        45.98        19,158,595
169 - 180 ...................       2            5,883,323         0.50         2,941,662
                                   --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)               BALANCE           LTV          DSCR      RATE(2)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------
49 - 60 .....................  $  85,000,000         63.3%        2.05x       92.74%     5.675%
73 - 84 .....................    100,000,000         59.0         2.14        95.93      4.976
85 - 96 .....................     41,150,000         71.0         1.47        99.28      5.140
97 - 108 ....................    106,708,825         64.7         2.15        95.67      3.900
109 - 120 ...................    206,700,000         61.2         2.06        94.94      5.373
169 - 180 ...................      2,994,869         73.0         1.53       100.00      5.969
                               -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

Weighted Average Remaining Term to Maturity:  97 months.
--------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-5


                     MORTGAGED PROPERTIES BY PROPERTY TYPE
                              (LOAN GROUP NO. 1)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                              NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                PROPERTIES        BALANCE          BALANCE        BALANCE
--------------------------- ------------ ------------------ -------------- --------------
Office ....................      17       $   578,435,857        49.58%     $ 34,025,639
Retail ....................      25           472,976,415        40.54        18,919,057
Hotel .....................       8           105,000,000         9.00        13,125,000
Industrial/Warehouse ......       2             6,439,329         0.55         3,219,665
Multifamily ...............       1             3,746,062         0.32         3,746,062
                                 --       ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ........      53       $ 1,166,597,664       100.00%     $ 22,011,277




                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE           LTV          DSCR      RATE(1)      RATE
--------------------------- ---------------- -------------- ----------- ----------- ----------
Office ....................  $ 206,700,000         59.2%        2.19x       93.74%     5.476%
Retail ....................    106,708,825         65.6         1.95        96.72      4.666
Hotel .....................     20,000,000         59.5         1.91           --      6.206
Industrial/Warehouse ......      3,939,329         64.9         1.55        94.86      6.168
Multifamily ...............      3,746,062         76.5         1.43        95.83      5.050
                             -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ........  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-6


                        CUT-OFF DATE PRINCIPAL BALANCES
                              (LOAN GROUP NO. 1)



                                                       TOTAL         % BY TOTAL       AVERAGE
                                                   CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)            LOANS          BALANCE          BALANCE        BALANCE
----------------------------------- ----------- ------------------ -------------- --------------
          1 -   2,000,000 .........       3      $     4,840,962         0.41%     $  1,613,654
  2,000,001 -   4,000,000 .........      10           32,629,777         2.80         3,262,978
  4,000,001 -   6,000,000 .........       6           29,660,485         2.54         4,943,414
  6,000,001 -   8,000,000 .........       3           21,809,553         1.87         7,269,851
  8,000,001 -  10,000,000 .........       4           36,944,276         3.17         9,236,069
 10,000,001 -  15,000,000 .........       2           21,886,507         1.88        10,943,253
 15,000,001 -  20,000,000 .........       4           73,795,062         6.33        18,448,766
 20,000,001 -  25,000,000 .........       3           68,974,938         5.91        22,991,646
 25,000,001 -  50,000,000 .........       4          162,783,113        13.95        40,695,778
 50,000,001 -  75,000,000 .........       2          139,032,961        11.92        69,516,480
 75,000,001 - 100,000,000 .........       3          260,831,205        22.36        86,943,735
100,000,001 - 125,000,000 .........       1          106,708,825         9.15       106,708,825
150,000,001  (greater than) = .....       1          206,700,000        17.72       206,700,000
                                         --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ................      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                         MAXIMUM
                                      CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                        PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)              BALANCE           LTV          DSCR      RATE(1)      RATE
----------------------------------- ---------------- -------------- ----------- ----------- ----------
          1 -   2,000,000 .........  $   1,696,790         71.1%        1.47x       99.07%     5.672%
  2,000,001 -   4,000,000 .........      3,988,028         68.9         1.55        96.93      5.784
  4,000,001 -   6,000,000 .........      5,888,583         76.7         1.53        97.82      5.148
  6,000,001 -   8,000,000 .........      7,743,560         74.0         1.50        94.16      5.683
  8,000,001 -  10,000,000 .........      9,692,233         72.3         1.49        90.73      5.792
 10,000,001 -  15,000,000 .........     11,628,113         79.3         1.45        92.23      5.464
 15,000,001 -  20,000,000 .........     20,000,000         66.1         1.81        95.89      5.105
 20,000,001 -  25,000,000 .........     24,000,000         76.5         1.37        96.53      5.623
 25,000,001 -  50,000,000 .........     48,813,143         66.8         1.67        90.98      4.899
 50,000,001 -  75,000,000 .........     75,000,000         62.2         2.34        96.02      5.039
 75,000,001 - 100,000,000 .........    100,000,000         53.0         2.35        99.14      5.519
100,000,001 - 125,000,000 .........    106,708,825         64.7         2.15        95.67      3.900
150,000,001  (greater than) = .....    206,700,000         53.0         2.47        93.65      5.515
                                     -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ................  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

Average Cut-off Date Principal Balance:  $ 25,360,819
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-7


                                  U/W NCF DSCR
                              (LOAN GROUP NO. 1)




                                                  TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF                NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                          LOANS          BALANCE          BALANCE        BALANCE
------------------------------ ----------- ------------------ -------------- --------------
1.20 - 1.29 ..................       3      $    45,432,171         3.89%     $ 15,144,057
1.30 - 1.39 ..................       5           41,509,401         3.56         8,301,880
1.40 - 1.49 ..................      16          159,873,025        13.70         9,992,064
1.50 - 1.59 ..................       6           83,850,849         7.19        13,975,141
1.60 - 1.69 ..................       6          184,917,931        15.85        30,819,655
1.70 - 1.79 ..................       1            9,425,441         0.81         9,425,441
1.90 - 1.99 ..................       1            3,495,671         0.30         3,495,671
2.00  (greater than) = . .....       8          638,093,174        54.70        79,761,647
                                    --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ...........      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                    MAXIMUM
                                 CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                            BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------------ ---------------- -------------- ----------- ----------- ----------
1.20 - 1.29 ..................  $  23,979,153         79.7%        1.22x      100.00%     5.570%
1.30 - 1.39 ..................     16,907,006         72.7         1.35        91.27      5.836
1.40 - 1.49 ..................     41,150,000         73.8         1.46        95.11      5.441
1.50 - 1.59 ..................     37,869,970         67.4         1.53        83.61      5.569
1.60 - 1.69 ..................     85,000,000         69.4         1.64        97.12      5.614
1.70 - 1.79 ..................      9,425,441         66.9         1.73        91.87      5.250
1.90 - 1.99 ..................      3,495,671         50.9         1.98        90.91      6.160
2.00  (greater than) = . .....    206,700,000         54.1         2.51        96.27      4.926
                                -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ...........  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

Weighted Average U/W NCF DSCR:  2.06x.
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-8


                               OCCUPANCY RATES(1)
                              (LOAN GROUP NO. 1)



                                                  TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY              NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                      PROPERTIES        BALANCE          BALANCE        BALANCE
----------------------------- ------------ ------------------ -------------- --------------
80.01 - 85.00 ...............       3       $    81,303,722         7.66%     $ 27,101,241
85.01 - 90.00 ...............       4            35,220,702         3.32         8,805,175
90.01 - 95.00 ...............       9           294,503,379        27.74        32,722,598
95.01  (greater than) = .....      29           650,569,861        61.28        22,433,443
                                   --       ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      45       $ 1,061,597,664       100.00%     $ 23,591,059




                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY                PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                          BALANCE           LTV          DSCR        RATE       RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------
80.01 - 85.00 ...............  $  37,869,970         68.1%        1.52x       81.71%     5.507%
85.01 - 90.00 ...............     16,907,006         70.7         1.41        86.37      5.693
90.01 - 95.00 ...............    206,700,000         57.3         2.31        93.23      5.488
95.01  (greater than) = .....    106,708,825         63.2         2.07        98.07      4.870
                               -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $ 206,700,000         62.2%        2.07X       95.08%     5.118%

--------
(1) Weighted average occupancy rate for all mortgaged properties other than hospitality properties: 95.08%

                                                                    ANNEX A-3-9


                          REMAINING AMORTIZATION TERMS
                              (LOAN GROUP NO. 1)




                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)         LOANS          BALANCE          BALANCE        BALANCE
-------------------------------- ----------- ------------------ -------------- --------------
IO(1) ..........................       5      $   406,740,000        34.87%     $ 81,348,000
289 - 300 ......................      12          248,318,452        21.29        20,693,204
349 - 360 ......................      29          511,539,212        43.85        17,639,283
                                      --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: .............      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                      MAXIMUM
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)           BALANCE           LTV          DSCR      RATE(2)      RATE
-------------------------------- ---------------- -------------- ----------- ----------- ----------
IO(1) ..........................  $ 206,700,000         52.4%        2.59x       95.90%     5.375%
289 - 300 ......................     85,000,000         65.6         1.66        93.87      5.575
349 - 360 ......................    106,708,825         67.7         1.83        94.86      4.914
                                  -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .............  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

Weighted Average Remaining Amortization Term:  339 months. (3)
--------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans secured by hospitality properties.

(3) Excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-3-10


                                 MORTGAGE RATES
                              (LOAN GROUP NO. 1)


                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE            NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                      LOANS          BALANCE          BALANCE        BALANCE
--------------------------- ----------- ------------------ -------------- --------------
3.751 - 4.000 .............       2      $   155,521,969        13.33%     $ 77,760,984
4.001 - 4.250 .............       1           19,921,764         1.71        19,921,764
4.501 - 4.750 .............       1           75,831,205         6.50        75,831,205
4.751 - 5.000 .............       5          116,796,415        10.01        23,359,283
5.001 - 5.250 .............       7          174,804,013        14.98        24,972,002
5.251 - 5.500 .............      10          160,455,110        13.75        16,045,511
5.501 - 5.750 .............       6          234,634,738        20.11        39,105,790
5.751 - 6.000 .............       6           79,214,480         6.79        13,202,413
6.001 - 6.250 .............       5           52,575,121         4.51        10,515,024
6.251 - 6.500 .............       2           94,342,850         8.09        47,171,425
6.751 - 7.000 .............       1            2,500,000         0.21         2,500,000
                                 --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ........      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE               PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE           LTV          DSCR      RATE(1)      RATE
--------------------------- ---------------- -------------- ----------- ----------- ----------
3.751 - 4.000 .............  $ 106,708,825         64.0%        2.12x       96.37%     3.861%
4.001 - 4.250 .............     19,921,764         79.7         1.62       100.00      4.250
4.501 - 4.750 .............     75,831,205         42.4         2.90        98.00      4.700
4.751 - 5.000 .............     64,032,961         71.8         1.59        90.52      4.926
5.001 - 5.250 .............     75,000,000         61.0         2.28        96.32      5.130
5.251 - 5.500 .............    100,000,000         61.2         2.10        99.03      5.369
5.501 - 5.750 .............    206,700,000         55.7         2.35        93.45      5.523
5.751 - 6.000 .............     24,000,000         72.8         1.36        95.34      5.872
6.001 - 6.250 .............     34,950,000         66.1         1.53        87.76      6.168
6.251 - 6.500 .............     85,000,000         65.2         1.64        90.78      6.435
6.751 - 7.000 .............      2,500,000         58.1         1.51        86.77      6.875
                             -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ........  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

Weighted Average Mortgage Rate:  5.216%
--------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-11


                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                              (LOAN GROUP NO. 1)


                                                 TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE         NUMBER OF       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS          BALANCE          BALANCE        BALANCE
----------------------------- ----------- ------------------ -------------- --------------
35.01 - 40.00 ...............       3      $    99,326,876         8.51%     $ 33,108,959
40.01 - 45.00 ...............       1            2,888,454         0.25         2,888,454
45.01 - 50.00 ...............       1            2,500,000         0.21         2,500,000
50.01 - 55.00 ...............       9          562,256,426        48.20        62,472,936
55.01 - 60.00 ...............      10          231,241,527        19.82        23,124,153
60.01 - 65.00 ...............      11          134,817,339        11.56        12,256,122
65.01 - 70.00 ...............       8           84,626,123         7.25        10,578,265
70.01 - 75.00 ...............       2           43,900,917         3.76        21,950,459
75.01 - 80.00 ...............       1            5,040,000         0.43         5,040,000
                                   --      ---------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      46      $ 1,166,597,664       100.00%     $ 25,360,819




                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE            PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(2)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------
35.01 - 40.00 ...............  $  75,831,205         42.2%        2.86x       97.69%     4.846%
40.01 - 45.00 ...............      2,888,454         67.2         1.65       100.00      6.050
45.01 - 50.00 ...............      2,500,000         58.1         1.51        86.77      6.875
50.01 - 55.00 ...............    206,700,000         56.5         2.40        95.80      4.986
55.01 - 60.00 ...............     85,000,000         68.1         1.58        93.03      5.872
60.01 - 65.00 ...............     41,150,000         71.2         1.51        92.31      5.275
65.01 - 70.00 ...............     20,995,784         78.9         1.40        93.21      5.291
70.01 - 75.00 ...............     23,979,153         79.8         1.40       100.00      5.108
75.01 - 80.00 ...............      5,040,000         80.0         2.04        98.31      4.850
                               -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $ 206,700,000         61.9%        2.06X       95.08%     5.216%

Weighted Average Maturity Date LTV Ratio:  55.3%
--------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-12


                              PROPERTIES BY STATE
                               (LOAN GROUP NO. 1)



                                              TOTAL         % BY TOTAL
                                          CUT-OFF DATE     CUT-OFF DATE
                            NUMBER          PRINCIPAL       PRINCIPAL
STATE                   OF PROPERTIES        BALANCE         BALANCE
---------------------- --------------- ------------------ -------------
  CA .................         8        $   275,183,520        23.59%
  NY .................         3            240,958,393        20.65
  MA .................         5            125,803,722        10.78
  MD .................         2            123,979,153        10.63
  TX .................         6             91,945,641         7.88
  NJ .................         2             83,954,725         7.20
  AZ .................         4             62,131,926         5.33
  OK .................         1             34,950,000         3.00
  IN .................         2             21,550,000         1.85
  FL .................         3             19,362,203         1.66
  DC .................         1             16,966,292         1.45
  TN .................         2             12,586,992         1.08
  NC .................         3             11,465,069         0.98
  GA .................         2             11,371,751         0.97
  OR .................         2              8,535,671         0.73
  VA .................         1              7,743,560         0.66
  AL .................         1              4,486,725         0.38
  NH .................         1              3,939,329         0.34
  OH .................         1              2,994,869         0.26
  PA .................         1              2,592,712         0.22
  CO .................         1              2,500,000         0.21
  NM .................         1              1,595,409         0.14
                              --        ---------------       ------
  TOTAL: .............        53        $ 1,166,597,664       100.00%

                                   ANNEX A-4
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                 (This Page Has Been Left Blank Intentionally)

                                                                    ANNEX A-4-1

                               AMORTIZATION TYPES
                               (LOAN GROUP NO. 2)




                                           TOTAL        % BY TOTAL       AVERAGE
                                       CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                          NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES          LOANS         BALANCE         BALANCE        BALANCE
------------------------ ----------- ---------------- -------------- --------------
Amortizing Balloon .....      17      $ 180,066,674        62.62%     $ 10,592,157
Interest Only ..........       6        107,480,000        37.38        17,913,333
                              --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: .....      23      $ 287,546,674       100.00%     $ 12,502,029



                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES           BALANCE          LTV          DSCR        RATE       RATE
------------------------ -------------- -------------- ----------- ----------- ----------
Amortizing Balloon .....  $ 35,000,000        77.4%        1.50x       94.68%     4.805%
Interest Only ..........    21,680,000        80.0         1.90        96.16      4.510
                          ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .....  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

                                                                    ANNEX A-4-2


                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)



                                                TOTAL        % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS         BALANCE         BALANCE        BALANCE
----------------------------- ----------- ---------------- -------------- --------------
65.01 - 70.00 ...............       2      $  15,389,743         5.35%     $  7,694,872
70.01 - 75.00 ...............       2          6,747,365         2.35         3,373,682
75.01 - 80.00 ...............      19        265,409,566        92.30        13,968,925
                                   --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      23      $ 287,546,674       100.00%     $ 12,502,029



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
65.01 - 70.00 ...............  $ 13,000,000        66.9%        1.55x       94.94%     4.827%
70.01 - 75.00 ...............     4,000,000        71.9         1.63        94.63      5.038
75.01 - 80.00 ...............    35,000,000        79.2         1.66        95.26      4.678
                               ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans:  78.4%

                                                                    ANNEX A-4-3


                           ORIGINAL TERM TO MATURITY
                              (LOAN GROUP NO. 2)



                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)            LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------
49 - 60 ....................      13      $ 202,560,010        70.44%     $ 15,581,539
73 - 84 ....................       8         81,200,000        28.24        10,150,000
109 - 120 ..................       2          3,786,664         1.32         1,893,332
                                  --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: .........      23      $ 287,546,674       100.00%     $ 12,502,029



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
49 - 60 ....................  $ 35,000,000        79.2%        1.70x       95.42%     4.595%
73 - 84 ....................    16,500,000        76.7         1.54        94.60      4.892
109 - 120 ..................     2,747,365        74.4         1.45        98.61      5.792
                              ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .........  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Weighted Average Original Term to Maturity:  68 months.

                                                                    ANNEX A-4-4


                           REMAINING TERM TO MATURITY
                              (LOAN GROUP NO. 2)



                                                TOTAL        % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             LOANS         BALANCE         BALANCE        BALANCE
----------------------------- ----------- ---------------- -------------- --------------
49 - 60 .....................      13      $ 202,560,010        70.44%     $ 15,581,539
73 - 84 .....................       8         81,200,000        28.24        10,150,000
109 - 120 ...................       2          3,786,664         1.32         1,893,332
                                   --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      23      $ 287,546,674       100.00%     $ 12,502,029



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
49 - 60 .....................  $ 35,000,000        79.2%        1.70x       95.42%     4.595%
73 - 84 .....................    16,500,000        76.7         1.54        94.60      4.892
109 - 120 ...................     2,747,365        74.4         1.45        98.61      5.792
                               ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Weighted Average Remaining Term to Maturity:  65 months.

                                                                    ANNEX A-4-5


                     MORTGAGED PROPERTIES BY PROPERTY TYPE
                              (LOAN GROUP NO. 2)



                                            TOTAL        % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                           NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
PROPERTY TYPE             PROPERTIES       BALANCE         BALANCE        BALANCE
------------------------ ------------ ---------------- -------------- --------------
Multifamily ............      28       $ 287,546,674        100.00%    $ 10,269,524
                              --       -------------        ------     ------------
TOTAL/AVG/WTD AVG: .....      28       $ 287,546,674        100.00%    $ 10,269,524



                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                BALANCE          LTV          DSCR        RATE       RATE
------------------------ -------------- -------------- ----------- ----------- ----------
Multifamily ............  $ 35,000,000        78.4%        1.65x       95.23%     4.695%
                          ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .....  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

                                                                    ANNEX A-4-6


                        CUT-OFF DATE PRINCIPAL BALANCES
                              (LOAN GROUP NO. 2)




                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                  NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)         LOANS         BALANCE         BALANCE        BALANCE
-------------------------------- ----------- ---------------- -------------- --------------
         1 -  2,000,000 ........       1      $   1,039,300         0.36%     $  1,039,300
 2,000,001 -  4,000,000 ........       4         11,627,820         4.04         2,906,955
 6,000,001 -  8,000,000 ........       2         14,686,369         5.11         7,343,185
 8,000,001 - 10,000,000 ........       3         26,620,000         9.26         8,873,333
10,000,001 - 15,000,000 ........       5         60,880,820        21.17        12,176,164
15,000,001 - 20,000,000 ........       3         50,700,000        17.63        16,900,000
20,000,001 - 25,000,000 ........       4         86,992,366        30.25        21,748,092
25,000,001 - 50,000,000 ........       1         35,000,000        12.17        35,000,000
                                       -      -------------       ------      ------------
TOTAL/AVG/WTD AVG: .............      23      $ 287,546,674       100.00%     $ 12,502,029



                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                    PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)          BALANCE          LTV          DSCR        RATE       RATE
-------------------------------- -------------- -------------- ----------- ----------- ----------
         1 -  2,000,000 ........  $  1,039,300        80.0%        1.58x      100.00%     6.750%
 2,000,001 -  4,000,000 ........     4,000,000        72.2         1.59        95.29      4.946
 6,000,001 -  8,000,000 ........     7,700,000        79.0         1.30        97.87      5.757
 8,000,001 - 10,000,000 ........     9,760,000        79.5         1.78        95.70      4.673
10,000,001 - 15,000,000 ........    14,030,760        76.4         1.52        95.54      4.661
15,000,001 - 20,000,000 ........    18,400,000        79.7         1.78        96.86      4.594
20,000,001 - 25,000,000 ........    23,472,366        78.8         1.81        95.40      4.523
25,000,001 - 50,000,000 ........    35,000,000        80.0         1.38        90.31      4.750
                                  ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .............  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Average Cut-off Date Principal Balance:   $ 12,502,029

                                                                    ANNEX A-4-7


                                  U/W NCF DSCR
                              (LOAN GROUP NO. 2)


                                                 TOTAL        % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF                NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
DSCR (X)                          LOANS         BALANCE         BALANCE        BALANCE
------------------------------ ----------- ---------------- -------------- --------------
1.20 - 1.29 ..................       1      $   7,700,000         2.68%     $  7,700,000
1.30 - 1.39 ..................       2         41,986,369        14.60        20,993,185
1.40 - 1.49 ..................       2         16,778,125         5.83         8,389,063
1.50 - 1.59 ..................       8         69,269,814        24.09         8,658,727
1.60 - 1.69 ..................       3         40,332,366        14.03        13,444,122
1.70 - 1.79 ..................       2         25,680,000         8.93        12,840,000
1.80 - 1.89 ..................       2         39,840,000        13.86        19,920,000
1.90 - 1.99 ..................       2         36,200,000        12.59        18,100,000
2.00  (greater than) = . .....       1          9,760,000         3.39         9,760,000
                                    --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: ...........      23      $ 287,546,674       100.00%     $ 12,502,029



                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                           BALANCE          LTV          DSCR        RATE       RATE
------------------------------ -------------- -------------- ----------- ----------- ----------
1.20 - 1.29 ..................  $  7,700,000        78.6%        1.24x       98.53%     6.080%
1.30 - 1.39 ..................    35,000,000        79.9         1.38        91.45      4.858
1.40 - 1.49 ..................    14,030,760        78.4         1.48        97.08      4.661
1.50 - 1.59 ..................    16,500,000        76.1         1.53        94.74      4.760
1.60 - 1.69 ..................    23,472,366        77.0         1.62        96.45      4.647
1.70 - 1.79 ..................    21,680,000        78.7         1.78        94.48      4.550
1.80 - 1.89 ..................    21,440,000        80.0         1.88        97.78      4.510
1.90 - 1.99 ..................    20,400,000        80.0         1.96        95.08      4.510
2.00  (greater than) = . .....     9,760,000        80.0         2.05        96.34      4.510
                                ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ...........  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Weighted Average U/W NCF DSCR:  1.65x.

                                                                     ANNEX A-4-8


                                OCCUPANCY RATES
                              (LOAN GROUP NO. 2)


                                                 TOTAL        % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY              NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                      PROPERTIES       BALANCE         BALANCE        BALANCE
----------------------------- ------------ ---------------- -------------- --------------
90.01 - 95.00 ...............      11       $ 148,043,101        51.48%     $ 13,458,464
95.01  (greater than) = .....      17         139,503,573        48.52         8,206,093
                                   --       -------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      28       $ 287,546,674       100.00%     $ 10,269,524



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
90.01 - 95.00 ...............  $ 35,000,000        78.1%        1.61x       92.89%     4.681%
95.01  (greater than) = .....    21,440,000        78.7         1.70        97.71      4.710
                               ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $ 35,000,000        78.4%        1.65X        95.23%     4.695%

Weighted average occupancy rate:  95.23%

                                                                     ANNEX A-4-9


                          REMAINING AMORTIZATION TERMS
                              (LOAN GROUP NO. 2)




                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)         LOANS         BALANCE         BALANCE        BALANCE
-------------------------------- ----------- ---------------- -------------- --------------
IO(1) ..........................       6      $ 107,480,000        37.38%     $ 17,913,333
349 - 360 ......................      17        180,066,674        62.62        10,592,157
                                      --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: .............      23      $ 287,546,674       100.00%     $ 12,502,029



                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)          BALANCE          LTV          DSCR        RATE       RATE
-------------------------------- -------------- -------------- ----------- ----------- ----------
IO(1) ..........................  $ 21,680,000        80.0%        1.90x       96.16%     4.510%
349 - 360 ......................    35,000,000        77.4         1.50        94.68      4.805
                                  ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .............  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Weighted Average Remaining Amortization Term:  359 months.(2)
--------
(1)   Interest-only up to maturity date.

(2) Excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-4-10


                                 MORTGAGE RATES
                              (LOAN GROUP NO. 2)




                                           TOTAL        % BY TOTAL       AVERAGE
                                       CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE         NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                   LOANS         BALANCE         BALANCE        BALANCE
------------------------ ----------- ---------------- -------------- --------------
4.251 - 4.500 ..........       2      $  13,200,771         4.59%     $  6,600,385
4.501 - 4.750 ..........       9        179,983,127        62.59        19,998,125
4.751 - 5.000 ..........       7         73,500,000        25.56        10,500,000
5.001 - 5.250 ..........       1          2,389,743         0.83         2,389,743
5.251 - 5.500 ..........       2          9,733,734         3.39         4,866,867
6.001 - 6.250 ..........       1          7,700,000         2.68         7,700,000
6.501 - 6.750 ..........       1          1,039,300         0.36         1,039,300
                              --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: .....      23      $ 287,546,674       100.00%     $ 12,502,029



                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
------------------------ -------------- -------------- ----------- ----------- ----------
4.251 - 4.500 ..........  $ 10,710,059        78.1%        1.52x       96.61%     4.500%
4.501 - 4.750 ..........    35,000,000        79.4         1.73        95.22      4.563
4.751 - 5.000 ..........    16,500,000        76.5         1.57        94.19      4.768
5.001 - 5.250 ..........     2,389,743        68.3         1.58        99.18      5.150
5.251 - 5.500 ..........     6,986,369        77.4         1.37        97.41      5.408
6.001 - 6.250 ..........     7,700,000        78.6         1.24        98.53      6.080
6.501 - 6.750 ..........     1,039,300        80.0         1.58       100.00      6.750
                          ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .....  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Weighted Average Mortgage Rate:  4.695%

                                                                    ANNEX A-4-11


                       MATURITY DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)




                                                TOTAL        % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE         NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS         BALANCE         BALANCE        BALANCE
----------------------------- ----------- ---------------- -------------- --------------
60.01 - 65.00 ...............       3      $  18,137,108         6.31%     $  6,045,703
65.01 - 70.00 ...............       3         28,511,666         9.92         9,503,889
70.01 - 75.00 ...............      10         98,417,900        34.23         9,841,790
75.01 - 80.00 ...............       7        142,480,000        49.55        20,354,286
                                   --      -------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      23      $ 287,546,674       100.00%     $ 12,502,029



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
60.01 - 65.00 ...............  $ 13,000,000        67.7%        1.53x       95.42%     4.919%
65.01 - 70.00 ...............    23,472,366        75.1         1.64        96.66      4.669
70.01 - 75.00 ...............    16,500,000        79.0         1.50        95.53      4.843
75.01 - 80.00 ...............    35,000,000        80.0         1.77        94.72      4.569
                               ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $ 35,000,000        78.4%        1.65X       95.23%     4.695%

Weighted Average Maturity Date LTV Ratio:  74.7%

                                                                    ANNEX A-4-12


                              PROPERTIES BY STATE
                               (LOAN GROUP NO. 2)



                                             TOTAL        % BY TOTAL
                                         CUT-OFF DATE    CUT-OFF DATE
                            NUMBER         PRINCIPAL      PRINCIPAL
STATE                   OF PROPERTIES       BALANCE        BALANCE
---------------------- --------------- ---------------- -------------
  FL .................        14        $ 183,727,365        63.89%
  TX .................         6           71,607,643        24.90
  CA .................         7           31,172,366        10.84
  TN .................         1            1,039,300         0.36
                              --        -------------       ------
  TOTAL: .............        28        $ 287,546,674       100.00%

                                   ANNEX A-5
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-5-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C7

                                                                  ORIGINAL      REMAINING
 CONTROL                                                       INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION
   NO.                       PROPERTY NAME                     PERIOD (MOS.)  PERIOD (MOS.)           TYPE             ARD
---------------------------------------------------------------------------------------------------------------------------------
    1      The Bank of America Building                              120          119       Interest-Only
    2      Valley Plaza Shopping Center                                0            0       ARD                       7/11/2012
    3      The Parklawn Building                                      83           83       Interest-Only
    4      Fisher Brothers/Getty Trust Hotel Portfolio                 0            0       Balloon
    5      Westfield Shoppingtown Santa Anita                          0            0       Balloon
    6      Berkeley & Brown Buildings                                 60           55       Interest-Only
    7      Moorestown Mall                                             0            0       Balloon
    8      Visalia Mall                                                0            0       ARD                       1/11/2010
    9      Shops at Gainey Village                                    18           15       Interest-Only, Balloon
    10     10 Milk Street                                              0            0       Balloon
    11     Chimney Rock Apartments                                    24           21       Interest-Only, Balloon
    12     Shepherd Office Center                                      0            0       Balloon
    13     Gotham Plaza                                                0            0       Balloon
    14     The Ridges and The Crescent                                 0            0       ARD                       8/11/2010
    15     US Housing Portfolio                                        0            0       Balloon
    16     IMT South Florida Portfolio - Copperfield                  60           57       Interest-Only
    17     IMT South Florida Portfolio - Pembroke Bay                 60           57       Interest-Only
    18     Northwest Marketplace                                       0            0       Balloon
    19     IMT South Florida Portfolio - Polo Chase                   60           57       Interest-Only
    20     Sheraton Universal Hotel                                   23           21       Interest-Only, Balloon
    21     Hillview Shopping Center                                    0            0       Balloon
    22     IMT South Florida Portfolio - The Pointe                   60           57       Interest-Only
    23     1000 Vermont Avenue                                         0            0       Balloon
    24     Meadow Park Tower                                           0            0       Balloon
    25     Sunchase Portfolio - Sunchase of Clearwater                24           24       Interest-Only, Balloon
    26     IMT South Florida Portfolio - Mediterranean Village        60           57       Interest-Only
    27     Westward Square Apartments                                  0            0       Balloon
    28     Sunchase Portfolio - Boardwalk                             24           24       Interest-Only, Balloon
    29     Sunchase Portfolio - Sunchase East                         24           24       Interest-Only, Balloon
    30     Compson Financial Center                                    0            0       Balloon
    31     Bryton Hill Apartments                                      0            0       Balloon
    32     Hudson Valley Plaza                                         0            0       Balloon
    33     Sunchase Portfolio - Sunchase North                        24           24       Interest-Only, Balloon
    34     IMT South Florida Portfolio - University Club              60           57       Interest-Only
    35     Mallory Station                                             0            0       Balloon
    36     The Shops at Dynamite Creek                                 0            0       Balloon
    37     The Shoppes at Great Southwest Crossing                     0            0       Balloon
    38     Sunchase Portfolio - Eden Crossing                         24           24       Interest-Only, Balloon
    39     Jefferson Office Park                                       0            0       Balloon
    40     Sunchase Portfolio - Sunchase of Tampa                     24           24       Interest-Only, Balloon
    41     Skyline Entre Plaza                                         0            0       Balloon
    42     Parc West Apartments                                        0            0       Balloon
    43     Grand Pavilion                                              0            0       Balloon
    44     Landmark Terrace Apartments                                 0            0       Balloon
    45     Rozzelle Crossing Shopping Center                           0            0       Balloon
    46     Copper Point                                                0            0       Balloon
    47     Fletcher Heights Marketplace                                0            0       Balloon
    48     Young's Bay Shopping Center                                60           57       Interest-Only
    49     Walgreens  - Birmingham, AL                                 0            0       ARD                       7/11/2013

                                  ORIGINAL                    REMAINING          REMAINING        DSCR @      CUT-OFF    SCHEDULED
CONTROL              MORTGAGE   AMORTIZATION    SEASONING      TERM TO      LOCKOUT/DEFEASANCE    NET CASH     DATE      MATURITY/
  NO.     MATURITY   RATE(%)    TERM (MOS.)      (MOS.)    MATURITY (MOS.)     PERIOD (MOS.)      FLOW (X)    LTV (%)   ARD LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
   1     8/11/2013     5.5150            0         1              119                113          2.47 (1)      53.0          53.0
   2     7/11/2033     3.9000          360         2              106                100             2.15       64.7          52.9
   3     8/11/2010     5.3500            0         0               83                 71             2.51       51.5          51.5
   4     9/11/2008     6.4500          300         0               60               0 (2)            1.68       64.1          58.4
   5     7/11/2013     4.7000       360 (3)        2              118                112          2.90 (4)      42.4       35.0 (3)
   6      4/9/2008     5.1150            0         5               55                 53          2.98 (5)   53.6 (5)      53.6 (5)
   7     6/11/2013     4.9500          360         3              117                114             1.60       72.3          59.5
   8     7/11/2028     3.7770          300         2               76                 73             2.05       62.6          51.9
   9     6/11/2011     5.1400          300         3               93                 90             1.47       70.9          60.5
   10    6/11/2010     4.8900          360         3               81                 78             1.55       68.9          61.0
   11    6/11/2008     4.7500          360         3               57                 54             1.38       80.0          76.3
   12    9/11/2008     6.1900          300         0               60                 57             1.50       65.7          59.6
   13    9/11/2013     5.9200          360         0              120                117          1.45 (6)      70.6          59.7
   14    8/11/2033     5.8200          360         1               83                 82             1.22       79.9          72.0
   15    8/11/2008     4.5600          360         1               59                 56             1.62       75.4          69.2
   16    6/11/2008     4.5100            0         3               57                 54             1.78       80.0          80.0
   17    6/11/2008     4.5100            0         3               57                 54             1.88       80.0          80.0
   18    7/11/2013     5.0570          360         2              118                115             1.45       79.2          65.4
   19    6/11/2008     4.5100            0         3               57                 54             1.98       80.0          80.0
   20    7/11/2010     5.1700           (7)        2               82                 77          2.88 (7)      40.0          35.4
   21    6/11/2008     4.2500          360         3               57                 54             1.62       79.7          72.9
   22    6/11/2008     4.5100            0         3               57                 54             1.88       80.0          80.0
   23    7/11/2013     5.3000          360         2              118                115             1.22       79.8          66.4
   24    5/11/2013     5.8400          300         4              116                113             1.36       67.1          52.0
   25    9/11/2010     4.7680          360         0               84                 82             1.53       78.9          72.5
   26    6/11/2008     4.5100            0         3               57                 54             1.94       80.0          80.0
   27    5/11/2008     4.5100          360         4               56                 53             1.49       79.6          73.2
   28    9/11/2010     4.7680          360         0               84                 82             1.55       66.7          61.3
   29    9/11/2010     4.7680          360         0               84                 82             1.51       78.2          71.8
   30    7/11/2013     5.5200          360         2              118                115             1.45       79.1          66.3
   31    6/11/2008     4.5000          360         3               57                 54             1.52       78.5          72.1
   32    5/11/2013     5.4000          360         4              116                113             1.46       79.5          66.5
   33    9/11/2010     4.7680          360         0               84                 82             1.54       80.0          73.5
   34    6/11/2008     4.5100            0         3               57                 54             2.05       80.0          80.0
   35    8/11/2013     6.1300          360         1              119                118             1.46       72.9          62.1
   36    2/11/2008     5.2500          360         7               53                 53             1.73       66.8          62.4
   37    8/11/2013     6.3000          360         1              119                115             1.31       74.7          64.0
   38    9/11/2010     4.7680          360         0               84                 82             1.62       79.1          72.7
   39    7/11/2008     5.4500          360         2               58                 56             1.46       75.1          69.8
   40    9/11/2010     4.7680          360         0               84                 82             1.63       79.4          72.9
   41    8/11/2013     5.9900          360         1              119                116             1.45       69.1          58.7
   42    9/11/2010     6.0800          360         0               84                 81             1.24       78.6          71.1
   43    7/11/2013     5.4300          360         2              118                118             1.67       74.1          61.9
   44    2/11/2008     5.4000          360         7               53                 53             1.36       79.4          74.2
   45    6/11/2013     5.6030          360         3              117                113             1.38       79.5          66.9
   46    7/11/2013     5.4000          360         2              118                118             1.61       75.2          62.8
   47    7/11/2013     5.0000          360         2              118                118             1.45       79.8          65.8
   48    6/11/2008     4.8500            0         3               57                 55             2.04       80.0          80.0
   49    8/11/2033     5.2500          300         2              118                118             1.25       78.2          59.2

                                                                     ANNEX A-5-2

                                                                  ORIGINAL      REMAINING
 CONTROL                                                       INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION
   NO.                       PROPERTY NAME                     PERIOD (MOS.)  PERIOD (MOS.)           TYPE             ARD
---------------------------------------------------------------------------------------------------------------------------------
    50     Smart & Final Shopping Center                               0            0       Balloon
    51     2296 Henderson Mill Road                                    0            0       Balloon
    52     Sunchase Portfolio - Raintree                              24           24       Interest-Only, Balloon
    53     Walgreens - Miami                                           0            0       Balloon
    54     Heritage Drive Industrial                                   0            0       Balloon
    55     Dadeland Vista Apartments                                   0            0       Balloon
    56     1001 Dove Street                                            0            0       Balloon
    57     Academy Square                                              0            0       Balloon
    58     Schoolhouse Plaza                                           0            0       ARD                       7/11/2018
    59     Eckerds of Lebanon                                          0            0       Balloon
    60     Cabarrus Family Medicine Medical Office Building            0            0       Balloon
    61     Iberia Plaza Apartments                                     0            0       Balloon
    62     Eckerds of DuBois                                           0            0       Balloon
    63     Mount View Business Park                                    0            0       Balloon
    64     Wilshire Apartments                                         0            0       Balloon
    65     Kingsley Crossing Apartments                                0            0       Balloon
    66     Cherry Hill Centre                                          0            0       Balloon
    67     Pecos Trail Office Compound                                 0            0       Balloon
    68     Wal-Mart Outparcel                                          0            0       Balloon
    69     Dutch Valley Apartments                                     0            0       Balloon

                                  ORIGINAL                    REMAINING          REMAINING        DSCR @      CUT-OFF    SCHEDULED
CONTROL              MORTGAGE   AMORTIZATION    SEASONING      TERM TO      LOCKOUT/DEFEASANCE    NET CASH     DATE      MATURITY/
  NO.     MATURITY   RATE(%)    TERM (MOS.)      (MOS.)    MATURITY (MOS.)     PERIOD (MOS.)      FLOW (X)    LTV (%)   ARD LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
   50    7/11/2013     5.5000          360         2              118                118             1.36       75.7          63.4
   51    6/11/2008     4.8750          360         3               57                  0             1.42       69.8          64.4
   52    9/11/2010     4.7680          360         0               84                 82             1.78       71.7          65.9
   53    6/11/2013     5.5000          360         3              117                117             1.37       76.7          64.3
   54    7/11/2013     5.7200          300         2              118                115             1.57       69.1          53.2
   55    8/11/2010     5.0500          360         1               83                 82             1.43       76.5          67.8
   56    6/11/2013     5.7800          360         3              117                117             1.48       69.3          58.6
   57    8/11/2013     6.1600          300         1              119                116             1.98       50.9          39.7
   58    7/11/2033     5.8900          360         2              178                166             1.41       78.6          57.2
   59    7/11/2013     5.6750          360         2              118                118             1.59       68.9          58.0
   60    6/11/2018     6.0500          300         3              177                177             1.65       67.2          40.5
   61    8/11/2013     5.4300          360         1              119                118             1.40       72.3          60.3
   62    7/11/2013     5.5250          300         2              118                118             1.48       70.1          53.6
   63    9/11/2013     6.8750          300         0              120                117             1.51       58.1          46.3
   64    6/11/2008     4.5000          360         3               57                 54             1.52       76.6          70.4
   65    5/11/2008     5.1500          360         4               56                 56             1.58       68.3          63.4
   66    7/11/2013     5.5000          360         2              118                118             1.50       76.1          63.7
   67    7/11/2013     5.4000          300         2              118                118             1.42       70.9          54.0
   68    8/11/2013     6.1400          360         1              119                116             1.48       65.9          56.2
   69    8/11/2013     6.7500          360         1              119                116             1.58       79.9          69.3

FOOTNOTES:

(1) The subject is 99% leased and 93.6% occupied, and includes the Bank of America retail space (5,276 square feet), which is expected to be in place within six months, and a portion of the ABN Amro space, which is available for sublet.

(2) In addition, one or more individual properties (except the Radisson-Fort Worth, Crowne Plaza Beverly Hills and Hilton Nassau Bay) may be released at any time with the payment of (i) a release price set forth in the loan documents and (ii) a Yield Maintenance penalty.

(3) Prior to January 11, 2006, the $100,000,000 initial funding will amortize based on a 30-year schedule. The A Note will receive a pro-rata share of the amortization on the $100,000,000 initial funding. Commencing on January 11, 2006, the resized loan will amortize, as adjusted for the resized loan amount, if necessary, on the remaining term of the original 30-year schedule and the A Note will receive a pro-rata share of the amortization on the resized loan. The maximum whole loan is $180,000,000 (post-expansion).

(4)  Based on an average constant of 6.139%.

(5) Calculated based on the total A-1 Note, A-2 Note and A-3 Note loan balance of $150,000,000.

(6) Includes 5,000 SF of executed leases to AT&T and Radio Shack. $2,500,000 of proceeds will be held back at closing until AT&T and either Radio Shack or Mothers Work are in occupancy and paying unabated rent.

(7) The Sheraton Universal Hotel Mortgage Loan is interest only for the first 23 months, has a monthly principal payment of $25,000 for the next 12 months and has monthly principal payments of $41,166.67 for the remainder of the loan term. The Annual Debt Service and DSCR are calculated on the interest only period of the loan at a 5.17% interest rate.

                                   ANNEX A-6
                     CERTAIN INFORMATION REGARDING RESERVES

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-6-1

           LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C7

                                                                                                            INITIAL DEPOSIT
                                                                                                            TO THE DEFERRED
CONTROL                                                             PROPERTY                                  MAINTENANCE
  NO.                        PROPERTY NAME                            TYPE               SPECIFIC             ACCOUNT ($)
--------------------------------------------------------------------------------------------------------------------------------
   1        The Bank of America Building                          Office                                                   -
   2        Valley Plaza Shopping Center                          Retail                 Regional Mall                     -
   3        The Parklawn Building                                 Office                                                   -
   4        Fisher Brothers/Getty Trust Hotel Portfolio           Hotel                  Full Service                      -
   5        Westfield Shoppingtown Santa Anita                    Retail                 Regional Mall                     -
   6        Berkeley & Brown Buildings                            Office                                                   -
   7        Moorestown Mall                                       Retail                 Regional Mall            435,500.00
   8        Visalia Mall                                          Retail                 Regional Mall                     -
   9        Shops at Gainey Village                               Retail                 Unanchored                24,433.00
  10        10 Milk Street                                        Office                                          336,250.00
  11        Chimney Rock Apartments                               Multifamily                                      85,000.00
  12        Shepherd Office Center                                Office                 Office/Retail                     -
  13        Gotham Plaza                                          Office                                                   -
  14        The Ridges and The Crescent                           Office                                                   -
  15        US Housing Portfolio                                  Multifamily                                              -
  16        IMT South Florida Portfolio - Copperfield             Multifamily                                              -
  17        IMT South Florida Portfolio - Pembroke Bay            Multifamily                                              -
  18        Northwest Marketplace                                 Retail                 Anchored                          -
  19        IMT South Florida Portfolio - Polo Chase              Multifamily                                              -
  20        Sheraton Universal Hotel                              Hotel                  Full Service                      -
  21        Hillview Shopping Center                              Retail                 Anchored                  32,375.00
  22        IMT South Florida Portfolio - The Pointe              Multifamily                                              -
  23        1000 Vermont Avenue                                   Office                                                   -
  24        Meadow Park Tower                                     Office                                           42,688.75
  25        Sunchase Portfolio - Sunchase of Clearwater           Multifamily                                     112,500.00
  26        IMT South Florida Portfolio - Mediterranean Village   Multifamily                                              -
  27        Westward Square Apartments                            Multifamily                                      50,000.00
  28        Sunchase Portfolio - Boardwalk                        Multifamily                                     193,950.00
  29        Sunchase Portfolio - Sunchase East                    Multifamily                                     193,425.00
  30        Compson Financial Center                              Office                                                   -
  31        Bryton Hill Apartments                                Multifamily                                     132,500.00
  32        Hudson Valley Plaza                                   Retail                 Anchored                   1,250.00
  33        Sunchase Portfolio - Sunchase North                   Multifamily                                     244,531.25
  34        IMT South Florida Portfolio - University Club         Multifamily                                              -
  35        Mallory Station                                       Office                                                   -
  36        The Shops at Dynamite Creek                           Retail                 Unanchored                        -
  37        The Shoppes at Great Southwest Crossing               Retail                 Shadow Anchored                   -
  38        Sunchase Portfolio - Eden Crossing                    Multifamily                                     168,593.75
  39        Jefferson Office Park                                 Office                                                   -
  40        Sunchase Portfolio - Sunchase of Tampa                Multifamily                                     260,587.50
  41        Skyline Entre Plaza                                   Retail                 Anchored                          -
  42        Parc West Apartments                                  Multifamily                                              -
  43        Grand Pavilion                                        Retail                 Unanchored                        -
  44        Landmark Terrace Apartments                           Multifamily                                              -
  45        Rozzelle Crossing Shopping Center                     Retail                 Anchored                     250.00
  46        Copper Point                                          Retail                 Anchored                          -
  47        Fletcher Heights Marketplace                          Retail                 Anchored                          -
  48        Young's Bay Shopping Center                           Retail                 Anchored                  12,656.25
  49        Walgreens  - Birmingham, AL                           Retail                 Anchored                          -
  50        Smart & Final Shopping Center                         Retail                 Anchored                     625.00
  51        2296 Henderson Mill Road                              Office                                            7,500.00
  52        Sunchase Portfolio - Raintree                         Multifamily                                     117,312.50
  53        Walgreens - Miami                                     Retail                 Single Tenant                     -
  54        Heritage Drive Industrial                             Industrial/Warehouse                              1,125.00
  55        Dadeland Vista Apartments                             Multifamily                                              -

                 ANNUAL DEPOSIT              ANNUAL                 CURRENT                  AS OF
               TO THE REPLACEMENT        DEPOSIT TO THE         BALANCE OF THE              DATE OF
CONTROL              RESERVE                TI & LC                 TI & LC                 TI & LC
  NO.              ACCOUNT ($)            ACCOUNT ($)             ACCOUNT ($)               ACCOUNT
--------------------------------------------------------------------------------------------------------
   1                  277,804.80              0.00 (1)                      -             September-03
   2                     0.00 (2)                   -                       -             September-03
   3                  137,523.00            50,000.00                       -             September-03
   4                2,185,838.00                    -                       -             September-03
   5                     0.00 (3)             0.00 (3)                      -             September-03
   6                     0.00 (4)             0.00 (4)                      -             September-03
   7                  124,464.00           270,576.00               78,015.85             September-03
   8                     0.00 (2)                   -                       -             September-03
   9                   36,212.04           139,869.96               34,967.49             September-03
  10                   81,678.00           292,680.00               97,560.00             September-03
  11                  211,284.00                    -                       -             September-03
  12                  127,492.56              0.00 (5)                      -             September-03
  13                   18,593.80           150,000.00                       -             September-03
  14                   30,595.20            50,000.04         1,420,789.31 (7)            September-03
  15                  149,984.16                    -                       -             September-03
  16                   70,400.04                    -                       -             September-03
  17                   72,674.04                    -                       -             September-03
  18                   27,456.00            87,852.00               14,641.88             September-03
  19                   63,999.96                    -                       -             September-03
  20                           -                    -                       -             September-03
  21                   31,377.72                    -                       -             September-03
  22                   64,959.96                    -                       -             September-03
  23                   15,647.40           107,000.04           199,490.71 (8)            September-03
  24                   37,481.76            80,000.04               33,354.37             September-03
  25               106,232.88 (6)                   -                       -             September-03
  26                   50,400.00                    -                       -             September-03
  27                  157,920.00                    -                       -             September-03
  28                70,640.28 (6)                   -                       -             September-03
  29                70,823.88 (6)                   -                       -             September-03
  30                   18,720.84             9,999.96               51,698.47             September-03
  31                  152,250.00                    -                       -             September-03
  32                   23,532.60            30,503.04                3,020.26             September-03
  33                77,517.00 (6)                   -                       -             September-03
  34                   32,799.96                    -                       -             September-03
  35                   20,726.76           103,634.04              208,636.17             September-03
  36                   10,057.92            41,298.00               10,324.50             September-03
  37                   11,340.72            50,655.36           144,221.28 (9)            September-03
  38                39,242.04 (6)                   -                       -             September-03
  39                   13,340.88            50,000.04              408,333.34             September-03
  40                52,886.00 (6)                   -                       -             September-03
  41                    9,863.88            23,859.00                1,988.25             September-03
  42                   17,000.04                    -                       -             September-03
  43                    6,252.00            30,000.00                2,500.00             September-03
  44                   69,996.00                    -                       -             September-03
  45                           -                    -               41,043.39             September-03
  46                    5,622.00            27,000.00               11,010.00             September-03
  47                    2,672.04            12,000.00                1,000.00             September-03
  48                   23,105.04            75,000.00              150,000.00             September-03
  49                           -                    -                       -             September-03
  50                    4,892.04            12,015.96                2,002.66             September-03
  51                   11,044.92            50,000.04               62,500.01             September-03
  52                42,099.12 (6)                   -                       -             September-03
  53                           -                    -                       -             September-03
  54                   17,040.00            17,040.00                2,840.00             September-03
  55                   12,000.00                    -                       -             September-03

                                                                     ANNEX A-6-2
           LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C7

                                                                                                            INITIAL DEPOSIT
                                                                                                            TO THE DEFERRED
CONTROL                                                             PROPERTY                                  MAINTENANCE
  NO.                        PROPERTY NAME                            TYPE               SPECIFIC             ACCOUNT ($)
--------------------------------------------------------------------------------------------------------------------------------
  56        1001 Dove Street                                      Office                                           13,375.00
  57        Academy Square                                        Retail                 Unanchored                        -
  58        Schoolhouse Plaza                                     Retail                 Unanchored                10,281.25
  59        Eckerds of Lebanon                                    Retail                 Single Tenant                     -
  60        Cabarrus Family Medicine Medical Office Building      Office                                                   -
  61        Iberia Plaza Apartments                               Multifamily                                              -
  62        Eckerds of DuBois                                     Retail                 Single Tenant                     -
  63        Mount View Business Park                              Industrial/Warehouse   Office/Industrial                 -
  64        Wilshire Apartments                                   Multifamily                                       6,250.00
  65        Kingsley Crossing Apartments                          Multifamily                                      18,412.50
  66        Cherry Hill Centre                                    Retail                 Anchored                   2,375.00
  67        Pecos Trail Office Compound                           Office                                                   -
  68        Wal-Mart Outparcel                                    Retail                 Shadow Anchored                   -
  69        Dutch Valley Apartments                               Multifamily                                              -

                 ANNUAL DEPOSIT              ANNUAL                 CURRENT                  AS OF
               TO THE REPLACEMENT        DEPOSIT TO THE         BALANCE OF THE              DATE OF
CONTROL              RESERVE                TI & LC                 TI & LC                 TI & LC
  NO.              ACCOUNT ($)            ACCOUNT ($)             ACCOUNT ($)               ACCOUNT
--------------------------------------------------------------------------------------------------------
  56                    6,804.48            28,382.04                7,095.51             September-03
  57                   10,560.36            34,638.96                2,886.58             September-03
  58                    6,716.88            12,000.00                3,000.00             September-03
  59                    1,380.00             1,380.00                  230.00             September-03
  60                    2,591.04            29,914.80                9,971.60             September-03
  61                   12,000.00                    -                       -             September-03
  62                    1,380.00             1,380.00                  230.00             September-03
  63                   18,739.56            27,762.00                       -             September-03
  64                   12,000.00                    -                       -             September-03
  65                   32,208.00                    -                       -             September-03
  66                    9,234.84             6,754.56                1,125.76             September-03
  67                    2,256.00            15,024.00                2,504.00             September-03
  68                      945.60             3,159.00                  263.25             September-03
  69                   12,000.00                    -                       -             September-03

Footnotes:
----------
(1) On or before 12/31/2005, Borrower shall either deposit $5,000,000 in cash or as a letter of credit for rollover funds. In addition, if at any time during the term of the Loan the anticipated aggregate rollover space exceeds 125,000 square feet, Borrower shall deposit an amount equal to $40 psf for any such excess space, or increase its letter of credit by such amount or have guarantors guaranty the obligation. Borrower may also elect, upon notice to Lender, in lieu of the foregoing, to make monthly deposits into the rollover escrow account of $131,250 per month, with an initial deposit calculated to equal the rollover amount that would have been on deposit if Borrower had made monthly deposits since the inception of the Loan.

(2) Insurance escrows will not be required while insurance coverage is under GGP's blanket policy. Springing replacement reserve.

(3) Westfield America Inc. will guaranty the payment of annual insurance premiums and a TI/LC, replacement reserve ($1.20/sf/yr for in-line space).

(4) Following (i) an Event of Default or (ii) DSCR (based on trailing 12-month NOI and actual debt service) falling below 1.25x, escrows will be funded monthly for taxes, insurance, replacement reserves and TI/LC reserves.

(5) Borrower posted a $1,500,000 Letter of Credit for TI/LC reserves. Borrower is not required to make monthly deposits for TI/LC reserves unless the Letter of Credit is drawn on and the amounts on deposit in the TI/LC reserve, together with the remaining amount available under the Letter of Credit, falls below $1,500,000. Then, the Borrower shall make monthly deposits of $30,000 until the amount on deposit in the TI/LC Reserve, together with the available balance of the Letter of Credit equals or exceeds $1,500,000. In addition, the borrower posted a Letter of Credit for $1,000,000 to be released upon the leasing of certain vacant space.

(6) No monthly replacement account deposit shall be required until the September 11, 2004 monthly payment date.

(7) The amount of $1,266,591 was escrowed at closing (URS TI/LC escrow), which shall be released to cover TI/LC improvements solely in connection with the URS Corporation leases.

(8) The amount of $81,555.08 was escrowed at closing (Tenant Allowance Reserve) in connection with the payment of certain tenant improvement allowances which certain tenants are entitled to under their respective leases, but have not claimed or requested. Lender shall disburse the funds upon certain conditions as defined in the mortgage.

(9)  The amount of $140,000 was escrowed at closing (Unoccupied Space Escrow
     Fund) for tenant improvements and leasing commissions in connection with the leasing of the 6,970 square feet of vacant space at the subject property.

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                  (This Page Has Been Left Blank Intentionally)

                                                                       ANNEX B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C7

 CONTROL                         PROPERTY                                           CUT-OFF DATE          UTILITIES PAID
   NO.                             NAME                               COUNTY         BALANCE ($)            BY TENANT
----------------------------------------------------------------------------------------------------------------------------
   11       Chimney Rock Apartments                                Harris            35,000,000.00         Yes
   15       US Housing Portfolio                                   Sacramento        23,472,366.37         Various
   15a        Kenneth Park Apartments                              Sacramento                              No
   15b        Sunrise Meadows Apartments                           Sacramento                              Yes
   15c        Grove at Manzanita Apartments                        Sacramento                              Yes
   15d        Granite Springs Apartments                           Sacramento                              Yes
   15e        The Summit at Fair Oaks Apartments                   Sacramento                              No
   15f        Ridgestone Apartments                                Sacramento                              Yes
   16       IMT South Florida Portfolio - Copperfield              Broward           21,680,000.00         Yes
   17       IMT South Florida Portfolio - Pembroke Bay             Broward           21,440,000.00         No
   19       IMT South Florida Portfolio - Polo Chase               Palm Beach        20,400,000.00         Yes
   22       IMT South Florida Portfolio - The Pointe               Miami-Dade        18,400,000.00         No
   25       Sunchase Portfolio - Sunchase of Clearwater            Pinellas          16,500,000.00         Yes
   26       IMT South Florida Portfolio - Mediterranean Village    Miami-Dade        15,800,000.00         No
   27       Westward Square Apartments                             Harris            14,030,760.18         Yes
   28       Sunchase Portfolio - Boardwalk                         Broward           13,000,000.00         Yes
   29       Sunchase Portfolio - Sunchase East                     Orange            12,900,000.00         Yes
   31       Bryton Hill Apartments                                 Harris            10,710,059.42         Yes
   33       Sunchase Portfolio - Sunchase North                    Orange            10,240,000.00         Yes
   34       IMT South Florida Portfolio - University Club          Broward            9,760,000.00         Yes
   38       Sunchase Portfolio - Eden Crossing                     Escambia           8,785,000.00         Yes
   40       Sunchase Portfolio - Sunchase of Tampa                 Hillsborough       8,075,000.00         Yes
   42       Parc West Apartments                                   Santa Clara        7,700,000.00         Yes
   44       Landmark Terrace Apartments                            Tarrant            6,986,369.15         No
   52       Sunchase Portfolio - Raintree                          Escambia           4,000,000.00         Yes
   55       Dadeland Vista Apartments                              Miami-Dade         3,746,061.73         Yes
   61       Iberia Plaza Apartments                                Miami-Dade         2,747,364.91         Yes
   64       Wilshire Apartments                                    Harris             2,490,711.50         Yes
   65       Kingsley Crossing Apartments                           Dallas             2,389,743.10         No
   69       Dutch Valley Apartments                                Knox               1,039,299.58         Yes

 CONTROL        UTILITIES PAID            # OF    AVG. RENT      # OF      AVG. RENT      # OF 1         AVG. RENT        # OF 2
   NO.           BY TENANT                PADS       PADS      STUDIOS      STUDIOS      BEDROOMS       BEDROOMS ($)     BEDROOMS
---------------------------------------------------------------------------------------------------------------------------------
   11       Electric                       0          0            0            0            885              568             85
   15       Various                        0          0            0            0            271              664            221
   15a      None                           0          0            0            0             68              719             29
   15b      Electric, Gas                  0          0            0            0             45              656             50
   15c      Electric, Gas                  0          0            0            0             64              641             25
   15d      Electric, Gas                  0          0            0            0             23              642             44
   15e      None                           0          0            0            0             31              698             30
   15f      Electric, Gas                  0          0            0            0             40              600             43
   16       Electric, Water                0          0            0            0             40              811            204
   17       None                           0          0            0            0            232              788            126
   19       Water                          0          0            0            0            112              821            168
   22       None                           0          0            0            0            260              794             60
   25       Water, Sewer, Electric         0          0           21          479            228              550            212
   26       None                           0          0            0            0             54              800            198
   27       Electric                       0          0            0            0            528              427            144
   28       Water, Sewer, Electric         0          0            0            0            291              765              0
   29       Water, Sewer, Electric         0          0            0            0            184              607            112
   31       Electric                       0          0            0            0            282              396            265
   33       Water, Sewer, Electric         0          0            0            0            164              502            160
   34       Water                          0          0            0            0             56              787            108
   38       Water, Sewer, Electric         0          0            0            0             72              571            112
   40       Water, Sewer, Electric         0          0            0            0            128              574             88
   42       Electric                       0          0            0            0             52            1,162             16
   44       None                           0          0            0            0            129              455            107
   52       Water, Sewer, Electric         0          0            0            0             56              508            112
   55       Electric                       0          0            0            0             37              932             11
   61       Electric                       0          0            1 Non-revenue              33              651             18
   64       Electric                       0          0            0            0             40              551             13
   65       None                           0          0            0            0             84              504             36
   69       Electric, Gas, Water, Sewer    0          0            0            0              0                0             46

 CONTROL           AVG. RENT          # OF 3         AVG. RENT         # OF 4          AVG. RENT                  TOTAL
   NO.            BEDROOMS ($)       BEDROOMS       BEDROOMS ($)      BEDROOMS       BEDROOMS ($)    ELEVATOR     UNITS
--------------------------------------------------------------------------------------------------------------------------
   11                   797                0                0               0               0           No          970
   15                   765               19              917               0               0           No          511
   15a                  838                0                0               0               0           No           97
   15b                  754                0                0               0               0           No           95
   15c                  753                0                0               0               0           No           89
   15d                  748                9              850               0               0           No           76
   15e                  839                9              996               0               0           No           70
   15f                  705                1              750               0               0           No           84
   16                   936              108            1,174               0               0           No          352
   17                   986                0                0               0               0           No          358
   19                   918               40            1,070               0               0           No          320
   22                 1,018                0                0               0               0           No          320
   25                   672                0                0               0               0           No          461
   26                   898                0                0               0               0           No          252
   27                   562                0                0               0               0           No          672
   28                     0                0                0               0               0           No          291
   29                   748                0                0               0               0           No          296
   31                   496               62              619               0               0           No          609
   33                   662                0                0               0               0           No          324
   34                   953                0                0               0               0           No          164
   38                   669               16              812               0               0           No          200
   40                   728                0                0               0               0           No          216
   42                 1,562                0                0               0               0           Yes          68
   44                   611               44              798               0               0           No          280
   52                   567                0                0               0               0           No          168
   55                 1,299                0                0               0               0           Yes          48
   61                   780                0                0               0               0           Yes          52
   64                   678                7              966               0               0           No           60
   65                   638                2              650               0               0           No          122
   69                   400                2              500               0               0           No           48

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX C-1
                               PRICE/YIELD TABLES

                 (This Page Has Been Left Blank Intentionally)

                              ANNEX C-2
                          Decrement Tables

         (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX C-2-1

                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES


                                                          0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                   OTHERWISE AT INDICATED CPR
                                         ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                           0% CPR           25% CPR            50% CPR            75% CPR            100% CPR
-----------------                        -------------     -------------      -------------      -------------      -------------
Initial Percentage ...................        100               100                100                100                100 %
September 2004........................         93                93                 93                 93                 93
September 2005........................         86                86                 86                 86                 86
September 2006........................         78                78                 78                 78                 78
September 2007........................         70                70                 70                 70                 70
September 2008 and thereafter.........          0                 0                  0                  0                  0

Weighted Average Life (in years)......       3.78              3.77               3.76               3.74               3.67



                                                                     ANNEX C-2-2

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES


                                                         0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                   OTHERWISE AT INDICATED CPR
                                         ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                           0% CPR           25% CPR            50% CPR            75% CPR            100% CPR
-----------------                        -------------     -------------      -------------      -------------      -------------
Initial Percentage ...................       100 %             100 %               100 %              100 %             100 %
September 2004........................       100               100                 100                100               100
September 2005........................       100               100                 100                100               100
September 2006........................       100               100                 100                100               100
September 2007........................       100               100                 100                100               100
September 2008........................        57                57                  57                 57                57
September 2009........................        52                51                  48                 45                17
September 2010 and thereafter.........         0                 0                   0                  0                 0

Weighted Average Life (in years)......      5.83              5.76                5.69               5.61              5.30


                                                                     ANNEX C-2-3

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES


                                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                   OTHERWISE AT INDICATED CPR
                                         ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                           0% CPR           25% CPR            50% CPR            75% CPR            100% CPR
-----------------                        -------------     -------------      -------------      -------------      -------------
Initial Percentage....................        100 %            100 %              100 %               100 %              100 %
September 2004........................        100              100                100                 100                100
September 2005........................        100              100                100                 100                100
September 2006........................        100              100                100                 100                100
September 2007........................        100              100                100                 100                100
September 2008........................        100              100                100                 100                100
September 2009........................        100              100                100                 100                100
September 2010........................         44               44                 44                  44                 44
September 2011........................         11               11                 11                  11                 11
September 2012 and thereafter.........          0                0                  0                   0                  0

Weighted Average Life (in years)......       7.30             7.28               7.26                7.22               7.03



                                                                     ANNEX C-2-4


                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES


                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                   OTHERWISE AT INDICATED CPR
                                         ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                           0% CPR           25% CPR            50% CPR            75% CPR            100% CPR
-----------------                        -------------     -------------      -------------      -------------      -------------
Initial Percentage.....................       100 %              100 %              100 %             100 %               100 %
September 2004.........................       100                100                100               100                 100
September 2005.........................       100                100                100               100                 100
September 2006.........................       100                100                100               100                 100
September 2007.........................       100                100                100               100                 100
September 2008.........................       100                100                100               100                 100
September 2009.........................       100                100                100               100                 100
September 2010.........................       100                100                100               100                 100
September 2011.........................       100                100                100               100                 100
September 2012.........................        77                 77                 77                77                  77
September 2013 and thereafter..........         0                  0                  0                 0                   0

Weighted Average Life (in years).......      9.52               9.48               9.43              9.36                9.09


                                                                     ANNEX C-2-5


                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES


                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                      OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                           0% CPR           25% CPR            50% CPR            75% CPR            100% CPR
-----------------                        -------------     -------------      -------------      -------------      -------------
Initial Percentage......................      100 %             100 %              100 %             100 %              100 %
September 2004..........................      100               100                100               100                100
September 2005..........................      100               100                100               100                100
September 2006..........................      100               100                100               100                100
September 2007..........................      100               100                100               100                100
September 2008..........................      100               100                100               100                100
September 2009..........................      100               100                100               100                100
September 2010..........................      100               100                100               100                100
September 2011..........................      100               100                100               100                100
September 2012..........................      100               100                100               100                100
September 2013 and thereafter...........        0                 0                  0                 0                  0

Weighted Average Life (in years)........     9.85              9.85               9.77              9.77               9.35


                                                                     ANNEX C-2-6

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES


                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                         ----------------------------------------------------------------------------------------
DISTRIBUTION DATE                           0% CPR           25% CPR            50% CPR            75% CPR            100% CPR
-----------------                        -------------     -------------      -------------      -------------      -------------
Initial Percentage......................      100 %              100 %              100 %             100 %             100 %
September 2004..........................      100                100                100               100               100
September 2005..........................      100                100                100               100               100
September 2006..........................      100                100                100               100               100
September 2007..........................      100                100                100               100               100
September 2008..........................      100                100                100               100               100
September 2009..........................      100                100                100               100               100
September 2010..........................      100                100                100               100               100
September 2011..........................      100                100                100               100               100
September 2012..........................      100                100                100               100               100
September 2013 and thereafter...........        0                  0                  0                 0                 0

Weighted Average Life (in years)........     9.85               9.85               9.84              9.77              9.41


                                                                     ANNEX C-2-7

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES


                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                         ----------------------------------------------------------------------------------------
DISTRIBUTION DATE                           0% CPR           25% CPR            50% CPR            75% CPR            100% CPR
-----------------                        -------------     -------------      -------------      -------------      -------------
Initial Percentage......................     100 %             100 %              100 %              100 %              100 %
September 2004..........................     100               100                100                100                100
September 2005..........................     100               100                100                100                100
September 2006..........................     100               100                100                100                100
September 2007..........................     100               100                100                100                100
September 2008..........................     100               100                100                100                100
September 2009..........................     100               100                100                100                100
September 2010..........................     100               100                100                100                100
September 2011..........................     100               100                100                100                100
September 2012..........................     100               100                100                100                100
September 2013 and thereafter...........       0                 0                  0                  0                  0

Weighted Average Life (in years)........    9.85              9.85               9.85               9.77               9.43



         (This Page Has Been Left Blank Intentionally)

                                  ANNEX D
                      FORM OF PAYMENT DATE STATEMENT

         (This Page Has Been Left Blank Intentionally)



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
135 S. LaSalle Street Suite 1625                             SERIES 2003-C7                       Prior Payment:               N/A
Chicago, IL   60603                                                                               Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                       ABN AMRO Acct: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================
                                                                                 Page(s)   Closing Date:                 10/09/2003
Issue Id:              LUBS03C7   REMIC Certificate Report                                 First Payment Date:           10/17/2003
Monthly Data File Name:           Bond Interest Reconciliation                             Assumed Final Payment Date:   10/17/2033
          LUBS03C7_YYYYMM_3.zip   Cash Reconciliation Summary
                                  15 Month Historical Loan Status Summary
                                  15 Month Historical Payoff/Loss Summary
                                  Historical Collateral Level Prepayment Report
                                  Delinquent Loan Detail
                                  Mortgage Loan Characteristics
                                  Loan Level  Detail
                                  Specially Serviced Report
                                  Modified Loan Detail
                                  Realized Loss Detail
                                  Appraisal Reduction Detail

                                       PARTIES TO THE TRANSACTION
                          DEPOSITOR: Structured Asset Securities Corporation II
                        UNDERWRITER: Lehman Brothers Inc. and UBS Securities LLC
                          MASTER SERVICER: Wachovia Bank, National Association
                                SPECIAL SERVICER: Clarion Partners, LLC.
             RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services


                        INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                      LaSalle Web Site                                    www.etrustee.net
                      Servicer Website
                      LaSalle Factor Line                                   (800) 246-5761



09/10/2003 - 07:37 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO
LaSalle Bank N.A.
                                                     LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
WA Life Term:                                                SERIES 2003-C7                       Prior Payment:               N/A
WA Amort Term:                                                                                    Next Payment:         11/17/2003
Current Index:                                                                                    Record Date:          09/30/2003
Next Index:                                            ABN AMRO Acct: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT


===================================================================================================================================
          ORIGINAL      OPENING     PRINCIPAL    PRINCIPAL        NEGATIVE      CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)   BALANCE      PAYMENT    ADJ. OR LOSS    AMORTIZATION    BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP     Per 1,000    Per 1,000    Per 1,000    Per 1,000        Per 1,000    Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------







------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================




Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
        (3) Estimated

09/10/2003 - 07:37 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION


================================================================


              Accrual                                Accrued
           -------------        Pass Thru          Certificate
  Class     Method  Days           Rate              Interest
-----------------------------------------------------------------




























                                                    ----------
                                                        0.00
=================================================================


=======================================================================================================
                Deductions                                         Additions
-------------------------------------------------------------------------------------------------------
               Deferred &                      Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest      Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp       falls Due      Shortfall (3)     Penalties    Proceeds (1)
-------------------------------------------------------------------------------------------------------





























-----------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
===========================================================================================================



================================================================================
                                           Remaining
Distributable  Interest  Current Period   Outstanding     Credit Support
 Certificate    Payment  (Shortfall)/      Interest    -------------------------
Interest (2)    Amount     Recovery       Shortfalls    Original   Current (4)
--------------------------------------------------------------------------------




























-----------------------------------------------
         0.00      0.00                   0.00
===============================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

09/10/2003 - 07:37 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY

========================================================

-----------------------------------------------------
         INTEREST SUMMARY
-----------------------------------------------------
Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
-----------------------------------------------------
Total
-----------------------------------------------------
UNSCHEDULED INTEREST:
-----------------------------------------------------
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
-----------------------------------------------------
Total
-----------------------------------------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
-----------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-----------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances
Misc. Fees & Expenses
-----------------------------------------------------
Plus Trustee Fees Paid by Servicer
-----------------------------------------------------
Total Unscheduled Fees & Expenses
-----------------------------------------------------
Total Interest Due Trust
-----------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-----------------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------



========================================================

--------------------------------------------------------
               PRINCIPAL SUMMARY
--------------------------------------------------------
SCHEDULED PRINCIPAL:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------
Scheduled Principal
--------------------------------------------------------
UNSCHEDULED PRINCIPAL:
----------------------
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------
Total Unscheduled Principal
--------------------------------------------------------
Remittance Principal
--------------------------------------------------------
Remittance P&I Due Trust
--------------------------------------------------------
Remittance P&I Due Certs
--------------------------------------------------------




--------------------------------------------------------
                   POOL BALANCE SUMMARY
--------------------------------------------------------
                              Balance           Count
--------------------------------------------------------
Beginning Pool
Scheduled Principal
Unscheduled Principal
Deferred Interest
Liquidations
Repurchases
--------------------------------------------------------
Ending Pool
--------------------------------------------------------




========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------







-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------




-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------



09/10/2003 - 07:37 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY



=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure          REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance      #      Balance       #      Balance      #      Balance      #       Balance
================    =======================================================================================================

   10/17/03
----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================


===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY





====================================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
            ------------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================
    10/17/03

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT




=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

































================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================


===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================
































============================================================================


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL





============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================






























=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================



======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================






























======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More  7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment       9. P&I Advance (REO)
======================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS




                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================




















================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance



              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans    Balance     Balance    Term    Coupon    DSCR
===============================================================================





===============================================================================
                          0              0    0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term





                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================















================================================================================
                             0             0   0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%



                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
  0        to      60
 61        to      120
 121       to      180
 181       to      240
 241       to      360



================================================================================
                               0            0   0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:
                                                          SERIES 2003-C7                          Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS




                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================












================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000



                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================












================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00



                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================































================================================================================
                                     0                 0.00%
================================================================================


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:
                                                          SERIES 2003-C7                          Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS





                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================












================================================================================
                            0              0    0.00%
================================================================================



                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================












================================================================================

================================================================================



                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                     # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================












================================================================================
                           0             0   0.00%
================================================================================



                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0            0     0.00%
================================================================================



09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL





======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI          Date       Date      Balance
======================================================================================================






























======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================



================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================





























================================================================================
                   0                                   0           0
================================================================================



================================================================================
    * NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5. Prepaid in Full
                 6. Specially  Serviced
                 7. Foreclosure
                 8. Bankruptcy
                 9. REO
                 10. DPO
                 11. Modification
 ===============================================================================


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                             SPECIALLY SERVICED (PART I) ~ LOAN DETAIL




=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================
































=========================== =========== ==================================


========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================
































========================================= ================================== ====================================


(1) Legend:    A. P&I Adv - in Grace Period
               B. P&I Adv - (less than) 1 month delinq.
               1. P&I Adv - delinquent 1 month
               2. P&I Adv - delinquent 2 months
               3. P&I Adv - delinquent 3+ months
               4. Mat. Balloon/Assumed P&I
               7. Foreclosure
               9. REO


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS




=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================


































=========================================================================================================


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL






========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------


































========================================================================================================================


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL







=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------






























-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================


================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------






























--------------------------------------------------------------------------------
                             0.00            0.00                           0.00
                             0.00            0.00                           0.00
================================================================================


 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.



ABN AMRO                                             LB-UBS COMMERCIAL MORTGAGE TRUST             Statement Date:       10/17/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         10/17/2003
                                                          SERIES 2003-C7                          Prior Payment:               N/A
                                                                                                  Next Payment:         11/17/2003
                                                                                                  Record Date:          09/30/2003
                                                   ABN AMRO Acct: XX-XXXX-XX-X

                                                    APPRAISAL REDUCTION DETAIL





=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================



































=========================== ==================================================


========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================



































========================================== ============================= ======== ============================


09/10/2003 - 07:37 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.

         (This Page Has Been Left Blank Intentionally)

                                    ANNEX E

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2003-C7, Commercial Mortgage Pass-Through Certificates, Series 2003-C7, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 11, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 11, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

    o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

    o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

   1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

   2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

   3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

   4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

        (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

        (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                (ii) certifying that the nonqualified intermediary is not acting for its own account,

                (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

   5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

    o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

    o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

    o can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS


                  STRUCTURED ASSET SECURITIES CORPORATION II,

                                 THE DEPOSITOR


                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

                               ----------------

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."



                     THE OFFERED CERTIFICATES:                                THE TRUST ASSETS:
 The offered certificates will be issuable in series.       The assets of each of our trusts will include--
 Each series of offered certificates will--

  o  have its own series designation,                       o  mortgage loans secured by first and junior liens
                                                               on, or security interests in, various interests in
  o  consist of one or more classes with various               commercial and multifamily real properties,
     payment characteristics,
                                                            o  mortgage-backed securities that directly or
  o  evidence beneficial ownership interests in a              indirectly evidence interests in, or are directly
     trust established by us, and                              or indirectly secured by, those types of
                                                               mortgage loans, or
  o  be payable solely out of the related trust assets.
                                                            o  some combination of those types of mortgage
 No governmental agency or instrumentality will                loans and mortgage-backed securities.
 insure or guarantee payment on the offered
 certificates. Neither we nor any of our affiliates         Trust assets may also include letters of credit,
 are responsible for making payments on the                 surety bonds, insurance policies, guarantees,
 offered certificates if collections on the related         credit derivatives, reserve funds, guaranteed
 trust assets are insufficient.                             investment contracts, interest rate exchange
                                                            agreements, interest rate cap or floor agreements,
                                                            currency exchange agreements, or other similar
                                                            instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

-------------------------------------------------------------------------------
 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 15, 2003.

                               TABLE OF CONTENTS



                                                                               PAGE
                                                                              -----
Important Notice About the Information Presented in this Prospectus .......      3
Available Information; Incorporation by Reference .........................      3
Summary of Prospectus .....................................................      4
Risk Factors ..............................................................     13
Capitalized Terms Used in this Prospectus .................................     29
Description of the Trust Assets ...........................................     30
Yield and Maturity Considerations .........................................     52
Structured Asset Securities Corporation II ................................     57
Description of the Certificates ...........................................     57
Description of the Governing Documents ....................................     66
Description of Credit Support .............................................     74
Legal Aspects of Mortgage Loans ...........................................     76
Federal Income Tax Consequences ...........................................     88
State and Other Tax Consequences ..........................................    124
ERISA Considerations ......................................................    125
Legal Investment ..........................................................    128
Use of Proceeds ...........................................................    130
Method of Distribution ....................................................    130
Legal Matters .............................................................    131
Financial Information .....................................................    131
Rating ....................................................................    131
Glossary ..................................................................    133

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE


     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials electronically through the Securities and Exchange Commission's website (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the Securities and Exchange Commission with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 745 Seventh Avenue, New York, New York 10019.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.


THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 o the issuance of each series of offered
                                   certificates,

                                 o the creation of and transfer of assets to the
                                   related trust, and

                                 o the servicing and administration of those
                                   assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 o a master servicer that will generally be
                                   responsible for performing customary
                                   servicing duties with respect to those
                                   mortgage loans that are not defaulted,
                                   nonperforming or otherwise problematic in any material respect, and

                                 o a special servicer that will generally be
                                   responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."
CHARACTERISTICS OF THE
MORTGAGE ASSETS................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 o rental or cooperatively-owned buildings with
                                   multiple dwelling units;

                                 o retail properties related to the sale of
                                   consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 o office buildings;

                                 o hospitality properties;

                                 o casino properties;

                                 o health care-related facilities;

                                 o industrial facilities;

                                 o warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                                 o restaurants, taverns and other establishments
                                   involved in the food and beverage industry;

                                 o manufactured housing communities, mobile home
                                   parks and recreational vehicle parks;

                                 o recreational and resort properties;

                                 o arenas and stadiums;

                                 o churches and other religious facilities;

                                 o parking lots and garages;

                                 o mixed use properties;

                                 o other income-producing properties; and/or

                                 o unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 o may provide for the accrual of interest at a
                                   mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 o may provide for the accrual of interest at a
                                   mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 o may provide for no accrual of interest;

                                 o may provide for level payments to stated
                                   maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 o may be fully amortizing or, alternatively,
                                   may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 o may permit the negative amortization or
                                   deferral of accrued interest;

                                 o may prohibit some or all voluntary
                                   prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                 o may permit defeasance and the release of real
                                   property collateral in connection with that defeasance;

                                 o may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 o may have two or more component parts, each
                                   having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                 o the security has been registered under the
                                   Securities Act of 1933, as amended, or

                                 o we would be free to publicly resell the
                                   security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 o cash that would be applied to pay down the
                                   principal balances of certificates of that series; and/or

                                 o other mortgage loans or mortgage-backed
                                   securities that--

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.


CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o a stated principal amount;

                                 o interest on a principal balance or notional
                                   amount, at a fixed, variable or adjustable pass-through rate;

                                 o specified, fixed or variable portions of the
                                   interest, principal or other amounts received on the related mortgage assets;

                                 o payments of principal, with disproportionate,
                                   nominal or no payments of interest;

                                 o payments of interest, with disproportionate,
                                   nominal or no payments of principal;

                                 o payments of interest or principal that
                                   commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 o payments of principal to be made, from time
                                   to time or for designated periods, at a rate that is--

                                   1. faster and, in some cases, substantially
                                      faster, or

                                   2. slower and, in some cases, substantially
                                      slower,

                                   than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 o payments of principal to be made, subject to
                                   available funds, based on a specified
                                   principal payment schedule or other
                                   methodology; or

                                 o payments of all or part of the prepayment or
                                   repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."


CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 o guaranteed investment contracts in accordance
                                   with which moneys held in the funds and
                                   accounts established with respect to those offered certificates will be invested at a specified rate;

                                 o interest rate exchange agreements, interest
                                   rate cap or floor agreements, or other
                                   agreements and arrangements designed to
                                   reduce the effects of interest rate
                                   fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 o currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."


ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS........   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                 o delinquent scheduled payments of principal
                                   and/or interest, other than balloon payments,

                                 o property protection expenses,

                                 o other servicing expenses, or

                                 o any other items specified in the related
                                   prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 o all the mortgage assets in any particular
                                   trust, thereby resulting in a termination of the trust, or

                                 o that portion of the mortgage assets in any
                                   particular trust as is necessary or
                                   sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."
FEDERAL INCOME
TAX CONSEQUENCES...............  Any class of offered certificates will constitute or evidence ownership of:

                                 o regular interests or residual interests in a
                                   real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 o regular interests in a financial asset
                                   securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 o interests in a grantor trust under Subpart E
                                   of Part I of Subchapter J of the Internal
                                   Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                 RISK FACTORS
     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.


     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o the fair market value and condition of the underlying real property;

     o the level of interest rates;

     o the borrower's equity in the underlying real property;

     o the borrower's financial condition;

     o the operating history of the underlying real property;

     o changes in zoning and tax laws;

     o changes in competition in the relevant area;

     o changes in rental rates in the relevant area;

     o changes in governmental regulation and fiscal policy;

     o prevailing general and regional economic conditions;

     o the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o the characteristics of the neighborhood where the property is located;

     o the proximity and attractiveness of competing properties;

     o the existence and construction of competing properties;

     o the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o demographic factors;

     o customer tastes and preferences;

     o retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.


     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o an increase in vacancy rates;

     o a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.


     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o the rental rates at which leases are renewed or replaced;

     o the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues;
       and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.


Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property;
       and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o the business operated by the tenants;

     o the creditworthiness of the tenants; and

     o the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o changes in interest rates;

     o the availability of refinancing sources;

     o changes in governmental regulations, licensing or fiscal policy;

     o changes in zoning or tax laws; and

     o potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o operating the property and providing building services;

     o managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o maintain or improve occupancy rates, business and cash flow,

     o reduce operating and repair costs, and

     o preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o rental rates;

     o location;

     o type of business or services and amenities offered; and

     o nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o offers lower rents;

     o has lower operating costs;

     o offers a more favorable location; or

     o offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o reduce monthly payments due under a mortgage loan;

     o change the rate of interest due on a mortgage loan; or

     o otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978--

     o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o the bankrupt party--

       1. was insolvent at the time of granting the lien,

       2. was rendered insolvent by the granting of the lien,

       3. was left with inadequate capital, or

       4. was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o the related real property, or

     o a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o the default is deemed to be immaterial,

     o the exercise of those remedies would be inequitable or unjust, or

     o the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o war,

     o revolution,

     o governmental actions,

     o floods and other water-related causes,

     o earth movement, including earthquakes, landslides and mudflows,

     o wet or dry rot,

     o vermin, and

     o domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, subject to the discussion in the next paragraph, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     Further, a ground lease may provide that insurance proceeds and condemnation proceeds that are derived from the subject property and are not otherwise required to be applied to restoration of the improvements may be allocable between the ground lessor and the ground lessee. Accordingly, those proceeds would not be fully available for application towards a mortgage loan secured by the leasehold interest in the subject property.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o breach of contract involving a tenant, a supplier or other party;

     o negligence resulting in a personal injury, or

     o responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o individuals,

     o estates,

     o trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-U.S. Persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o arenas and stadiums;

     o churches and other religious facilities;

     o parking lots and garages;

     o mixed use properties;

     o other income-producing properties; and

     o unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o shares in a cooperative corporation which owns the property, or

     o any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o the period of the delinquency,

     o any forbearance arrangement then in effect,

     o the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o the types of services offered at the property;

     o the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;


     o the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o require written leases;

     o require good cause for eviction;

     o require disclosure of fees;

     o prohibit unreasonable rules;

     o prohibit retaliatory evictions;

     o prohibit restrictions on a resident's choice of unit vendors;

     o limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o fixed percentages,

     o percentages of increases in the consumer price index,

     o increases set or approved by a governmental agency, or

     o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o mortgage loan payments,

     o real property taxes,

     o maintenance expenses, and

     o other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o shopping centers,

     o factory outlet centers,

     o malls,

     o automotive sales and service centers,

     o consumer oriented businesses,

     o department stores,

     o grocery stores,

     o convenience stores,

     o specialty shops,

     o gas stations,

     o movie theaters,

     o fitness centers,

     o bowling alleys,

     o salons, and

     o dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o lower rents,

     o grant a potential tenant a free rent or reduced rent period,

     o improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o perceptions regarding the safety of the surrounding area;

     o demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o traffic patterns and access to major thoroughfares;

     o the visibility of the property;

     o availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o customer tastes, preferences and spending patterns; and

     o the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.

Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o an anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o factory outlet centers;

     o discount shopping centers and clubs;

     o catalogue retailers;

     o television shopping networks and programs;

     o internet web sites; and

     o telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o the quality and philosophy of building management;

     o access to mass transportation; and

     o changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o the cost and quality of labor;

     o tax incentives; and

     o quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o full service hotels;

     o resort hotels with many amenities;

     o limited service hotels;

     o hotels and motels associated with national or regional franchise chains;


     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o the seasonal nature of business at the property;

     o the level of room rates relative to those charged by competitors;

     o quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o the existence or construction of competing hospitality properties;

     o nature and quality of the services and facilities;

     o financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o the continued existence and financial strength of the franchisor;

     o the public perception of the franchise service mark; and

     o the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o the existence or construction of competing casinos;

     o dependence on tourism; and

     o local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o hospitals;

     o skilled nursing facilities;

     o nursing homes;

     o congregate care facilities; and

     o in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o statutory and regulatory changes;

     o retroactive rate adjustments;

     o administrative rulings;

     o policy interpretations;

     o delays by fiscal intermediaries; and

     o government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o federal and state licensing requirements;

     o facility inspections;

     o rate setting;

     o reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

       1. availability of labor services,

       2. proximity to supply sources and customers, and

       3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

       1. ceiling heights,

       2. column spacing,

       3. number and depth of loading bays,

       4. divisibility,

       5. floor loading capacities,

       6. truck turning radius,

       7. overall functionality, and

       8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o building design,

     o location and visibility,

     o tenant privacy,

     o efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o services provided at the property, such as security,

     o age and appearance of the improvements, and

     o quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o changes in demographics, consumer habits and traffic patterns;

     o the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o segment,

     o product,

     o price,

     o value,

     o quality,

     o service,

     o convenience,

     o location, and

     o the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o lower operating costs,

     o more favorable locations,

     o more effective marketing,

     o more efficient operations, or

     o better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

       1. adversely affect the nature of the business, or

       2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o the number of comparable competing properties in the local market;

     o the age, appearance and reputation of the property;

     o the quality of management; and

     o the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o multifamily rental properties,

     o cooperatively-owned apartment buildings,

     o condominium complexes, and

     o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o fixed percentages,

     o percentages of increases in the consumer price index,

     o increases set or approved by a governmental agency, or

     o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o the location and appearance of the property;

     o the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o sensitivity to weather and climate changes; and

     o local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o sporting events;

     o musical events;

     o theatrical events;

     o animal shows; and/or

     o circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o the appeal of the particular event;

     o the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o the amount of alternative parking spaces in the area;

     o the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o its location,

     o its size,

     o the surrounding neighborhood, and

     o local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o the successful operation of the property, and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o make the loan payments on the related mortgage loan,

     o cover operating expenses, and

     o fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o some health care-related facilities,

     o hotels and motels,

     o recreational vehicle parks, and

     o mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o warehouses,

     o retail stores,

     o office buildings, and

     o industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o increases in energy costs and labor costs;

     o increases in interest rates and real estate tax rates; and

     o changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

    o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o an original term to maturity of not more than approximately 40 years; and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:


     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.


     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.


     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.


     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;


     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o a description of the related credit support, if any;

     o the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o other mortgage loans or mortgage-backed securities that--

       1. conform to the description of mortgage assets in this prospectus, and

       2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     1. conform to the description of mortgage assets in this prospectus, and

     2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o a letter of credit;

     o a surety bond;

     o an insurance policy;

     o a guarantee;

     o a credit derivative; and/or

     o a reserve fund.


     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o interest rate exchange agreements;

     o interest rate cap agreements;

     o interest rate floor agreements;

     o currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o the price you paid for your offered certificates,

     o the pass-through rate on your offered certificates,

     o the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o the quality of management of the related real properties;

     o the servicing of the mortgage loans;

     o possible changes in tax laws; and

     o other opportunities for investment.

     In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o realize its equity in the property,

     o meet cash flow needs or

     o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o scheduled amortization, or

     o prepayments, including--

       1. voluntary prepayments by borrowers, and

       2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o to refinance the loan, or

     o to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o have the same series designation;

     o were issued under the same Governing Document; and

     o represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o have the same class designation; and

     o have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

       1. faster and, in some cases, substantially faster, or

       2. slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

   The total outstanding principal balance of any class of offered certificates will be reduced by--

     o payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o any other amounts described in the related prospectus supplement.


     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--


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     o delinquent payments of principal and/or interest, other than balloon payments,

     o property protection expenses,

     o other servicing expenses, or

     o any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


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

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o a limited-purpose trust company organized under the New York Banking Law,


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     o a "banking corporation" within the meaning of the New York Banking Law,

     o a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.


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

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


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                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o in the case of a mortgage loan--

       1. the address of the related real property,

       2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

       3. the remaining term to maturity,


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       4. if the mortgage loan is a balloon loan, the remaining amortization term, and

       5. the outstanding principal balance; and

     o in the case of a mortgage-backed security--

       1. the outstanding principal balance, and

       2. the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o in the case of a mortgage loan--

       1. the enforceability of the related mortgage note and mortgage,

       2. the existence of title insurance insuring the lien priority of the related mortgage, and

       3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:


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     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o ensuring that the related properties are properly insured;

     o attempting to collect delinquent payments;

     o supervising foreclosures;

     o negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o mortgage loans as to which there is a material non-monetary default;

     o mortgage loans as to which the related borrower has--

       1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

       2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--


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     o make the initial determination of appropriate action,

     o evaluate the success of corrective action,

     o develop additional initiatives,

     o institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o performing property inspections and collecting, and

     o evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o continuing to receive payments on the mortgage loan,

     o making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--


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

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and


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

     o either--

       1. that party is specifically required to bear the expense of the action, or

       2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1. to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;


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

     6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

     8. to otherwise modify or delete existing provisions of the Governing Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

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

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal


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of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o the establishment of one or more reserve funds; or

     o any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o the nature and amount of coverage under that credit support;

     o any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in


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one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the


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

extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

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

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o the trustor, who is the equivalent of a mortgagor,

     o the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o the express provisions of the related instrument,

     o the law of the state in which the real property is located,

     o various federal laws, and

     o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption


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

right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.


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     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

       1. a failure to adequately maintain the mortgaged property, or

       2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of


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mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.


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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage


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loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that


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a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o past due rent,

     o accelerated rent,

     o damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."


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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.


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     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and


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     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.


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Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o banks,

     o insurance companies, and

     o foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."


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

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o those offered certificates will represent--

       1. regular interests in the REMIC, or

       2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) for a FASIT.


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     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.


     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.


     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the


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

REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o a single fixed rate,

     o a "qualified floating rate,"

     o an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according


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

to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o a fraction--

       1. the numerator of which is the amount of the payment, and

       2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o the total amount of the de minimis original issue discount, and

     o a fraction--

       1. the numerator of which is the amount of the principal payment, and

       2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original


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

issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o the sum of:

       1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

       2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the


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amount of original issue discount accrued for that accrual period will be zero.
You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular


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certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."


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

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o excess inclusions,

     o residual interests without significant value, and

     o noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

       1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

       2. amortization of any premium on the mortgage loans held by the REMIC,

       3. bad debt losses with respect to the mortgage loans held by the REMIC, and

       4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates


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

not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o the amount paid for that REMIC residual certificate,


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     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o through distributions,

     o through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.


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     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o regulated investment companies,

     o common trusts, and

     o some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.


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

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a


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noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable Federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the New REMIC Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     o then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and


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     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o entitle the holder to a specified principal amount,


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     o pay interest at a fixed or variable rate, and

     o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o reacquires that same REMIC residual certificate,

     o acquires any other residual interest in a REMIC, or


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     o acquires any similar interest in a taxable mortgage pool, as defined in
       Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.


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     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o events that have occurred up to the time of the transfer,

     o the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of


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a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o income,

     o deductions,

     o gains,

     o losses, and

     o classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o corporations,

     o trusts,

     o securities dealers, and

     o various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o income,


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     o excess inclusions,

     o investment expenses, and

     o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o owns 10% or more of one or more underlying mortgagors, or


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     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o the making of an appropriate election, and

     o compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify


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

as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o hedges and contracts to acquire hedges,

     o foreclosure property, and

     o regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o REMIC regular interests,

     o regular interests of other FASITs,

     o inflation indexed debt instruments,


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     o credit card receivables, and

     o some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o fluctuations in market interest rates;

     o fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o a single class of ownership interest, or

     o one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic


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corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3. has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o the absence of defaults or delinquencies on permitted assets,

     o lower than reasonably expected returns on permitted assets,

     o unanticipated expenses incurred by the FASIT, or

     o prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.


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     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o issues a debt or equity interest that is--

       1. supported by that FASIT regular interest, and

       2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:


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     o the receipt of income from other than permitted assets;

     o the receipt of compensation for services;

     o the receipt of any income derived from a loan originated by the FASIT; or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

       1. foreclosure, default, or imminent default of a qualified mortgage,

       2. bankruptcy or insolvency of the FASIT,

       3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

       4. the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

     o if the FASIT acquires the loan more than one year after the loan was issued,

     o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or


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     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs-- Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

       1. interest paid on the mortgage loans constituting the related grantor trust, minus

       2. the sum of:

          o normal administration fees, and

          o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;


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     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.


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     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o a master servicer,

     o a special servicer,

     o any sub-servicer, or

     o their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o the treatment of some stripped bonds as market discount bonds, and

     o de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.


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     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:


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     o there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o 0.25% of the stated redemption price, and

     o the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

    o the stated redemption price of the mortgage loans, and

    o their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate


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adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."


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     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus


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

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or


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

received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.


     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o entitle the holder to a specified principal amount,

     o pay interest at a fixed or variable rate, and

     o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise


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

accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o a custodian of a person's account,

     o a nominee, and

     o a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


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                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o ERISA Plans, and

     o persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o investment prudence and diversification, and

     o compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o sales, exchanges or leases of property;

     o loans or other extensions of credit; and

     o the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal


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

Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o deemed to be a fiduciary with respect to the investing Plan, and

     o subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;


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

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate


                                      127
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accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o consider your general fiduciary obligations under ERISA, and

     o consult with your legal counsel as to--

       1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

       2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

    o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

    o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."


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

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in your State.


                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements by us with institutional investors through dealers; and

     3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--


     o Sidley Austin Brown & Wood LLP;

     o Cadwalader, Wickersham & Taft LLP;

     o Skadden, Arps, Slate, Meagher & Flom LLP; or

     o Thacher Proffitt & Wood LLP.


                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o the United States,

     o any State or political subdivision of the United States,

     o any foreign government,

     o any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "New REMIC Regulations" means the final Treasury regulations issued on July 18, 2002.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o regulated investment company,

     o real estate investment trust,

     o trust,

     o partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o a trust as to which--

       1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

       2. one or more United States persons have the authority to control all substantial decisions of the trust.


     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                 (This Page Has Been Left Blank Intentionally)

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS03C7.XLS." The spreadsheet file "LBUBS03C7.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B, to this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in
  this Prospectus Supplement, the Accompanying
  Prospectus and the Related Registration Statement ......      S-3
Notice to Residents of the United Kingdom ................      S-4
Summary of Prospectus Supplement .........................      S-5
Risk Factors .............................................     S-53
Capitalized Terms Used in this Prospectus Supplement .....     S-70
Forward-Looking Statements ...............................     S-70
Description of the Mortgage Pool .........................     S-71
Servicing Under the Series 2003-C7 Pooling and
  Servicing Agreement ....................................    S-137
Servicing of the Berkeley & Brown Buildings Loan
  Group ..................................................    S-164
Description of the Offered Certificates ..................    S-174
Yield and Maturity Considerations ........................    S-197
Use of Proceeds ..........................................    S-201
Federal Income Tax Consequences ..........................    S-201
ERISA Considerations .....................................    S-204
Legal Investment .........................................    S-207
Method of Distribution ...................................    S-207
Legal Matters ............................................    S-208
Ratings ..................................................    S-208
Glossary .................................................    S-210
ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ..............................    A-1-1
ANNEX A-2--Certain Characteristics of the Mortgage
  Pool ...................................................    A-2-1
ANNEX A-3--Certain Characteristics of Loan Group
  No. 1 ..................................................    A-3-1
ANNEX A-4--Certain Characteristics of Loan Group
  No. 2 ..................................................    A-4-1
ANNEX A-5--Certain Monetary Terms of the
  Underlying Mortgage Loans ..............................    A-5-1
ANNEX A-6--Certain Information Regarding Reserves.........    A-6-1
ANNEX B--Certain Information Regarding Multifamily
  Properties .............................................      B-1
ANNEX C-1--Price/Yield Tables ............................    C-1-1
ANNEX C-2--Decrement Tables ..............................    C-2-1
ANNEX D--Form of Payment Date Statement ..................      D-1
ANNEX E--Global Clearance and Tax Documentation
  Procedures .............................................      E-1

                            PROSPECTUS

Important Notice About the Information Presented in
  this Prospectus ........................................        3
Available Information; Incorporation by Reference ........        3
Summary of Prospectus ....................................        4
Risk Factors .............................................       13
Capitalized Terms Used in this Prospectus ................       29
Description of the Trust Assets ..........................       30
Yield and Maturity Considerations ........................       52
Structured Asset Securities Corporation II ...............       57
Description of the Certificates ..........................       57
Description of the Governing Documents ...................       66
Description of Credit Support ............................       74
Legal Aspects of Mortgage Loans ..........................       76
Federal Income Tax Consequences ..........................       88
State and Other Tax Consequences .........................      124
ERISA Considerations .....................................      125
Legal Investment .........................................      128
Use of Proceeds ..........................................      130
Method of Distribution ...................................      130
Legal Matters ............................................      131
Financial Information ....................................      131
Rating ...................................................      131
Glossary .................................................      133

       Until      , 2003, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                 $1,006,642,000
                                 (APPROXIMATE)



                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2003-C7


                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-C7


                       CLASS A-1, CLASS A-2, CLASS A-3,
                    CLASS A-4, CLASS B, CLASS C AND CLASS D



    -----------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

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                              UBS INVESTMENT BANK

                                LEHMAN BROTHERS



                                       , 2003

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